UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
CHECK THE APPROPRIATE BOX:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Under §240.14a-12

Esperion Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
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No fee required

☒
Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108
June 8, 2026
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
To our stockholders:
You are cordially invited to attend a special meeting of stockholders (such meeting, including any adjournment or postponement thereof, the “special meeting”) of Esperion Therapeutics, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), to be held virtually on July 8, 2026, at 8:00 a.m. Eastern Time (unless the special meeting is adjourned or postponed). Holders (“Company stockholders”) of common stock, par value $0.001 per share, of the Company (“Company common stock”) will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/ESPR2026SM and using the 16-digit control number included in their proxy materials. Company stockholders will not be able to attend the special meeting in person.
As previously announced, on May 1, 2026, the Company entered into an Agreement and Plan of Merger (the “merger agreement”) with Essence Parent Inc., a Delaware corporation (“Parent”), and an affiliate of ArchiMed SAS, and Essence MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“MergerCo”), providing for, subject to the satisfaction or waiver (to the extent permitted by applicable law) of specified conditions, the acquisition of the Company by Parent pursuant to the merger of MergerCo with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent (the “surviving corporation”). If the merger is completed, you will be entitled to receive in exchange for each share of Company common stock that you own as of immediately prior to the effective time of the merger (a) an amount in cash equal to $3.16 per share, without interest, and (b) one contractual contingent value right per share, representing the right to participate in contingent payments in cash, without interest, upon the achievement of certain milestones, subject to any applicable withholding taxes (unless you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the Delaware General Corporation Law).
The Board of Directors of the Company (the “Board”) reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger (the “transactions”). The Board unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions, including the merger, but excluding the debt financing and any Parent co-investment (the “merger transactions”); (b) adopted and approved the merger agreement and the consummation by the Company of the merger transactions, including the merger; (c) recommended that Company stockholders vote to approve the adoption of the merger agreement; and (d) directed that the merger agreement and the merger transactions be submitted to Company stockholders entitled to vote thereon for adoption.
At the special meeting, you will be asked to consider and vote on (a) a proposal to adopt the merger agreement and approve the consummation of the merger transactions (the “merger agreement proposal”), (b) a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger (the “advisory compensation proposal”) and (c) a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement proposal at the time of the special meeting (the “adjournment proposal”).
The Board unanimously recommends that you vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement and the transactions. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the merger agreement and the merger. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto, as they contain important information about, among other things, the merger and how it affects you.
Your vote is important regardless of the number of shares of Company common stock that you own. We cannot complete the merger unless the merger agreement proposal is approved by the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. Whether or not you plan to attend the special meeting, we want to make sure your shares are represented at the meeting.
After reading the accompanying proxy statement, please authorize a proxy to vote your shares of Company common stock by completing, dating, signing and returning your proxy card, grant your proxy electronically over the Internet or telephonically as described in the accompanying proxy statement, or vote your shares by attending and voting at the special meeting. Instructions regarding the methods of authorizing your proxy are detailed in the section of the accompanying proxy statement entitled “The Special Meeting — Voting Procedures”. If you attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold Company common stock through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your Company common stock. Your bank, broker or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you have any questions or need assistance voting, please contact our proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, New York 10001
Stockholders may call toll-free: (800) 322-2885
Banks and brokers may call: (212) 929-5500
Proxy@mackenziepartners.com
On behalf of the Board, thank you for your continued support.
Sincerely,
SHELDON L. KOENIG
President, Chief Executive Officer and Director
June 8, 2026
The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated June 8, 2026 and, together with the enclosed form of proxy card, is first being mailed to Company stockholders on or about June 8, 2026.

3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 8, 2026
Notice is hereby given that a special meeting of stockholders (such meeting, including any adjournment or postponement thereof, the “special meeting”) of Esperion Therapeutics, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), will be held virtually on July 8, 2026, at 8:00 a.m. Eastern Time (unless the special meeting is adjourned or postponed). Holders (“Company stockholders”) of common stock, par value $0.001 per share, of the Company (“Company common stock”) will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/ESPR2026SM and using the 16-digit control number included in their proxy materials. Company stockholders will not be able to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, date, sign, and return the enclosed proxy card, or grant your proxy electronically over the Internet or telephonically as described in the accompanying proxy statement, as promptly as possible in order to ensure your representation at the special meeting. Even if you have voted by proxy, you may still vote if you attend the special meeting. For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” mean virtually present or represented by proxy at the special meeting.
The special meeting will be held for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 1, 2026 (the “merger agreement”), by and among the Company, Essence Parent Inc., a Delaware corporation (“Parent”), and an affiliate of ArchiMed SAS, and Essence MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“MergerCo”), pursuant to which and subject to the terms and conditions thereof, MergerCo will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent (the “surviving corporation”), and to approve the transactions contemplated by the merger agreement (the “transactions”), including the merger, but excluding the debt financing and any Parent co-investment (the “merger transactions”). We refer to this proposal as the “merger agreement proposal”.

2.
To consider and vote on a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, which proposal we refer to as the “advisory compensation proposal”.

3.
To consider and vote on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement proposal at the time of the special meeting, which proposal we refer to as the “adjournment proposal”.

Only Company stockholders of record at the close of business on May 28, 2026, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof.
For more information concerning the special meeting, the merger agreement and the transactions, including the merger, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the accompanying proxy statement.
The Board of Directors of the Company (the “Board”) reviewed and considered the terms and conditions of the merger agreement, the merger and the merger transactions. The Board unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the transactions, including the merger, but excluding the debt financing and any Parent co-investment (the “merger transactions”); (b) adopted and approved the merger agreement and the consummation by the Company of the merger transactions, including the merger; (c) recommended that Company stockholders vote to approve the adoption of the merger agreement; and (d) directed that the merger agreement and the merger transactions be submitted to Company stockholders entitled to vote thereon for adoption.
Accordingly, the Board unanimously recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Under Delaware law, Company stockholders who do not vote in favor of the merger agreement proposal will have the right to seek appraisal of the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement proposal and comply with the other procedures for exercising statutory appraisal rights.
Your vote is very important, regardless of the number of shares of Company common stock that you own. Whether or not you plan to attend the special meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the special meeting, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the merger agreement proposal.
By Order of the Board of Directors,
BENJAMIN O. LOOKER
Corporate Secretary
Dated: June 8, 2026

i

ii

ESPERION THERAPEUTICS, INC.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 8, 2026

PROXY STATEMENT
This proxy statement contains information relating to a special meeting of stockholders (such meeting, including any adjournment or postponement thereof, the “special meeting”) of Esperion Therapeutics, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”). All references to “Parent” refer to Essence Parent Inc., a Delaware corporation and an affiliate of ArchiMed SAS; all references to “MergerCo” refer to Essence MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent; and all references to “ARCHIMED” refer to ArchiMed SAS. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of May 1, 2026, by and among Parent, MergerCo and the Company as the “merger agreement”, and the merger of MergerCo with and into the Company pursuant to the merger agreement, with the Company as the surviving corporation, as the “merger”; all references to the “transactions” refer to the transactions contemplated by the merger agreement; and all references to the “merger transactions” refer to the transactions, including the merger, but excluding the debt financing and any Parent co-investment.
The special meeting will be held virtually on July 8, 2026, at 8:00 a.m. Eastern Time (unless the special meeting is adjourned or postponed). Holders (“Company stockholders”) of common stock, par value $0.001 per share, of the Company (“Company common stock”) will be able to attend the special meeting by visiting www.virtualshareholdermeeting.com/ESPR2026SM and using the 16-digit control number included in their proxy materials. Company stockholders will not be able to attend the special meeting in person. We are furnishing this proxy statement to Company stockholders as part of the solicitation of proxies by the Board of Directors of the Company (the “Board”), for exercise at the special meeting.
This proxy statement is dated June 8, 2026 and is first being mailed to Company stockholders on or about June 8, 2026.

SUMMARY
This summary highlights selected information in this proxy statement and may not contain all of the information about the special meeting, the merger agreement or the transactions that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting, including, without limitation, the merger agreement attached as Annex A to this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information”.
The Parties
(page 25)
Esperion Therapeutics, Inc.
The Company is a commercial stage biopharmaceutical company currently focused on bringing new medicines to patients that address unmet medical needs. The Company has developed and is commercializing U.S. Food and Drug Administration (“FDA”) approved oral, once-daily, non-statin medicines for patients who are at risk for cardiovascular disease (“CVD”) and are struggling with elevated low-density lipoprotein cholesterol (“LDL-C”). Through commercial execution, product acquisitions, international partnerships and collaborations, and advancement of its pre-clinical pipeline, the Company continues to evolve into a leading global biopharmaceutical company.
The Company was incorporated in the State of Delaware on January 22, 2008 under its former name, HDL Therapeutics, Inc. and commenced its operations in April 2008. The Company’s principal executive offices are located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, and its telephone number is (734) 887-3903. The Company’s website address is www.esperion.com. The information contained in, or that can be accessed through, the Company’s website, does not constitute a part of this proxy statement, and is not incorporated by reference in this proxy statement or in any other filings the Company makes with the U.S. Securities and Exchange Commission (the “SEC”). The Company has included its website in this proxy statement solely as an inactive textual reference.
Shares of Company common stock are listed on the Nasdaq Global Market (“Nasdaq”) under the trading symbol “ESPR”. Additional information about the Company is contained in certain of its public filings with the SEC that are incorporated by reference into this proxy statement. See the section of this proxy statement entitled “Where You Can Find Additional Information”.
Parent
Parent was formed by funds managed by ARCHIMED on April 21, 2026 for the purpose of engaging in the transactions, and has not engaged in any business activities other than in connection with the transactions and arranging the equity financing and debt financing in connection with the merger.
MergerCo
MergerCo is a wholly owned direct subsidiary of Parent and was formed by funds managed by ARCHIMED on April 21, 2026 for the purpose of engaging in the transactions, and has not engaged in any business activities other than in connection with the transactions and arranging the equity financing and debt financing in connection with the merger.
Parent and MergerCo are affiliated with an investor group comprised of funds managed by ARCHIMED, a leading investment firm focused exclusively on healthcare industries. Upon consummation of the merger, the Company, as the surviving corporation, will be a wholly owned subsidiary of Parent, which is affiliated with an investor group comprised of funds managed by ARCHIMED.

The Special Meeting
(page 26)
This proxy statement is being furnished to Company stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held virtually on July 8, 2026, at 8:00 a.m. Eastern Time. Company stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/ESPR2026SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the special meeting, all references in this proxy statement to “present” mean virtually present at the special meeting.
Company common stock held directly in your name as a stockholder of record may be voted at the special meeting via the special meeting website using the 16-digit control number included in your proxy materials. If your shares of Company common stock are held in a stock brokerage account by a bank, broker or other agent as nominee, you should follow the instructions that you receive from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
At the special meeting, Company stockholders of record at the close of business on May 28, 2026, the record date for the special meeting (the “record date”) will be asked to vote on the merger agreement proposal, the advisory compensation proposal and the adjournment proposal, each as further described below.
Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Company common stock.
Record Date and Stockholders Entitled to Vote; Vote Required to Approve Each Proposal
(page 27)
Only Company stockholders of record as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were 257,693,347 shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.
The approval of the proposal of Company stockholders to adopt the merger agreement and approve the consummation of the merger transactions (the “merger agreement proposal”) requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon (the “Company stockholder approval”). Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. The approval of the proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger (the “advisory compensation proposal”) requires the affirmative vote of a majority of the votes properly cast for and against such proposal at the special meeting. The approval of the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement proposal at the time of the special meeting (the “adjournment proposal”) requires the affirmative vote of a majority of the votes properly cast for and against such proposal at the special meeting.
Approval of the advisory compensation proposal and the adjournment proposal is not a condition to the consummation of the merger. The vote on each of the advisory compensation proposal and the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or the adjournment proposal and vice versa.
Voting by Company Directors and Executive Officers
(page 30)
As of May 8, 2026, the directors and executive officers of the Company beneficially owned in the aggregate 4,830,232 shares of Company common stock, or approximately 1.8% of the outstanding shares of

Company common stock. Although none of the directors or executive officers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.
The Merger; Certain Effects of the Merger; Consideration To Be Received in the Merger
(page 36, page 70 and page 91)
On May 1, 2026, the Company entered into the merger agreement with Parent and MergerCo, providing for, subject to the satisfaction or waiver (to the extent permitted by applicable law) of specified conditions, the acquisition of the Company by Parent pursuant to the merger of MergerCo with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “surviving corporation”). If the merger is completed, Company stockholders will be entitled to receive in exchange for each share of Company common stock that they own as of immediately prior to the time the merger is consummated (the “effective time”) (a) an amount in cash equal to $3.16 per share, without interest (the “per share cash consideration”), and (b) one contractual contingent value right per share (each, a “CVR” and, together with the per share cash consideration, the “merger consideration”), representing the right to participate in contingent payments in cash, without interest, upon the achievement of certain milestones, subject to any applicable withholding taxes. A copy of the merger agreement is attached as Annex A to this proxy statement and the form of Contingent Value Rights Agreement with respect to the CVRs (the “CVR agreement”) is attached as Exhibit C to the merger agreement.
Upon completion of the merger, each share of Company common stock that is issued and outstanding as of immediately prior to the effective time, other than shares of Company common stock that are (i) owned by the Company as treasury shares immediately prior to the effective time or held by Parent or MergerCo, which will be canceled and will cease to exist and no consideration will be delivered in exchange therefor (such shares, the “excluded shares”), or (ii) owned by Company stockholders who have validly exercised and not withdrawn their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law (the “DGCL”) (such shares, the “appraisal shares”), will be converted automatically into, and will thereafter represent only, the right to receive the merger consideration.
If the merger is consummated, Parent and the Company will cooperate and use their respective reasonable best efforts to cause the Company common stock to be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable following the effective time, and, accordingly, the Company common stock will no longer be publicly traded.
Background of the Merger
(page 36)
A description of the process we undertook that led to the proposed merger, including our discussions with representatives of ARCHIMED, is included in the section of this proxy statement entitled “The Merger — Background of the Merger”.
Recommendation of the Board
(page 52)
The Board has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions. The Board unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the merger transactions, including the merger; (b) adopted and approved the merger agreement and the consummation by the Company of the merger transactions, including the merger; (c) recommended that Company stockholders vote to approve the adoption of the merger agreement; and (d) directed that the merger agreement and the merger transactions be submitted to Company stockholders entitled to vote thereon for adoption. Accordingly, the Board unanimously recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger”.
Opinion of the Company’s Financial Advisor
(page 63)
The Company retained Centerview Partners LLC (“Centerview”) as financial advisor to the Company in connection with the transactions. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of the outstanding shares of Company common stock (other than (a) excluded shares, (b) appraisal shares, and (c) shares of Company common stock held by any affiliate of the Company or Parent (the shares referred to in clauses (a) through (c), the “non-participating shares”)) of the merger consideration proposed to be paid to such holders pursuant to the merger agreement and CVR agreement. On May 1, 2026, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 1, 2026, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to the holders of shares of Company common stock (other than non-participating shares) pursuant to the merger agreement and the CVR agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated May 1, 2026, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transactions and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company common stock (other than non-participating shares) of the merger consideration to be paid to such holders pursuant to the merger agreement and CVR agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement, CVR agreement or the transactions and does not constitute a recommendation to any stockholder of the Company as to how such stockholder or other person should vote with respect to the transactions or otherwise act with respect to the transactions or any other matter.
You should carefully read the full text of Centerview’s written opinion in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Effects on the Company if the Merger Is Not Consummated
(page 71)
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any merger consideration. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to their ownership of the Company common stock.
Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Parent a termination fee of $34,154,539 (the “Company termination fee”). Under certain other specified circumstances, if the merger agreement is terminated, Parent will be required to pay the Company a termination fee of $68,309,078 (the “Parent termination fee”). For more information, please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees”.

Financing of the Merger
(page 71)
The consummation of the merger transactions is not conditioned on Parent’s receipt of any financing. Parent plans to fund the merger consideration with committed equity financing and debt financing, as described below. It is anticipated that the total amount of funds necessary to complete the merger transactions, and to pay the fees and expenses required to be paid at the closing of the merger by Parent and MergerCo under the merger agreement, will be approximately $1.08 billion in cash.
Med Platform II S.L.P., MED Access SLP, MED III B SLP and MED Platform II-B FPCI, funds affiliated with and managed by ARCHIMED (collectively, the “equity commitment parties”), have committed to contribute, directly or indirectly, to Parent, as equity financing in cash up to a maximum aggregate amount equal to $706,100,000 (the “equity commitment”), subject to the terms and conditions set forth in the equity commitment letter provided by the equity commitment parties to Parent, dated as of May 1, 2026 (the “equity commitment letter”), which will be used by Parent, together with the third party debt actually funded at the closing of the merger (described below), solely for the purpose of funding, and to the extent necessary to fund, the obligations of Parent pursuant to the merger agreement to pay (a) the aggregate cash payments required thereunder at the closing of the merger, including the aggregate per share cash consideration, and (b) all fees and expenses required to be paid by Parent or MergerCo as set forth in the merger agreement.
Additionally, pursuant to the debt commitment letter, dated as of May 1, 2026, provided to MergerCo (the “debt commitment letter” and, together with the equity commitment letter, the “commitment letters”), BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP (the “debt financing sources”) have committed to provide debt financing in an aggregate amount of $550,000,000, consisting of a senior secured first lien term loan facility (the “term facility”), of which $400,000,000 (the “tranche A funding amount”) will be funded on the closing date and the remainder of which MergerCo may elect to draw (the “tranche B funding amount”) subject to the satisfaction of certain conditions precedent. The tranche A funding amount may be used to finance the transactions, including payment of the aggregate per share cash consideration, the repayment of certain existing indebtedness of the Company, the payment of related fees, costs and expenses, and for general corporate purposes; and the tranche B funding amount may be used for financing business development and/or acquisitions of certain commercial-stage pharmaceutical products, and for general corporate purposes.
For more information, please see the section of this proxy statement entitled “The Merger — Financing of the Merger”.
Limited Guarantee
(page 73)
Subject to the terms and conditions set forth in the limited guarantee provided by Med Platform II S.L.P., MED Access SLP, MED III B SLP and MED Platform II-B FPCI (in such capacity, the “guarantors”), the guarantors have guaranteed certain payment and reimbursement and indemnification obligations of Parent under the merger agreement, subject to an aggregate maximum cap equal to the sum of (a) the Parent termination fee, (b) any collection costs incurred by the Company pursuant to the merger agreement and (c) any reimbursement and indemnification obligations payable by Parent pursuant to the merger agreement (the sum of (a), (b) and (c), the “cap”). The limited guarantee may be enforced by the Company for the payment of money only.
Interests of the Company’s Directors and Executive Officers in the Merger
(page 78)
The Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of Company stockholders generally. The Board was aware of and considered these interests in reaching the determination to adopt and approve the merger agreement and the consummation by the Company of the merger transactions, including the merger, and to recommend that Company stockholders vote to approve the adoption of the merger agreement. These interests include:
•
the treatment of equity-based awards provided for under the merger agreement (as described in the section of this proxy statement entitled “The Merger Agreement — Treatment of Equity-Based Awards”);

•
severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of existing individual employment agreements;

•
the grant of transaction bonuses to certain executive officers under a program established by the Company for the benefit of certain Company employees; and

•
continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries, and indemnification agreements the Company or any of its subsidiaries has entered into with each of its directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.
Treatment of Equity-Based Awards
(page 92)
At the effective time, without any action on the part of Parent, MergerCo, the Company or any holder thereof, each equity-based award of the Company that is outstanding as of immediately prior to the effective time will be treated as follows:
•
each restricted stock unit award with respect to Company common stock (each, a “Company RSU”) will vest in full as of immediately prior to the effective time and be canceled and converted into the right to receive, with respect to each share of Company common stock subject to such Company RSU immediately prior to the effective time, (a) a cash payment, without interest and subject to applicable tax withholding and deductions, equal to the per share cash consideration (the “RSU cash consideration”), plus (b) one CVR, subject to certain exceptions;

•
each option to purchase shares of Company common stock (other than any option to purchase shares of Company common stock under the ESPP (as defined below)) (each, a “Company stock option”) will vest in full as of immediately prior to the effective time;

•
each Company stock option having a per share exercise price that is less than the per share cash consideration (each, an “in-the-money option”) will be canceled and converted into the right to receive, for each share of Company common stock issuable upon the exercise of such in-the-money option immediately prior to the effective time, (a) a cash payment, without interest and subject to applicable tax withholding and deductions, equal to the excess of the per share cash consideration over the per share exercise price of such in-the-money option (the “stock option cash consideration”), plus (b) one CVR;

•
each Company stock option having a per share exercise price that is equal to or greater than the per share cash consideration but less than the merger consideration (assuming the maximum CVR payout) (each, a “closing date underwater option”) will be canceled and converted into the right to receive, for each share of Company common stock underlying such closing date underwater option, one CVR (with any cash payment upon achievement of a milestone to be made net of the applicable per share exercise price as provided in the CVR agreement); and

•
each Company stock option having a per share exercise price that is equal to or greater than the merger consideration (assuming the maximum CVR payout) (each, an “underwater option”) will be canceled for no consideration.

For more information, please see the section of this proxy statement entitled “The Merger Agreement — Treatment of Equity-Based Awards”.

Material U.S. Federal Income Tax Consequences of the Merger
(page 83)
The receipt of cash and a CVR pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder (as defined in the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) recognizes, and the timing and character of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVR, with respect to which there is a significant amount of uncertainty. We urge you to consult your tax advisor as to the particular tax consequences to you of the receipt of the merger consideration pursuant to the merger.
You should read the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the material U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.
Regulatory Approvals in Connection with the Merger
(page 88)
The consummation of the merger is subject to the requirements of and review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the “HSR Act”) and the rules promulgated by the Federal Trade Commission (“FTC”). As described in the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger”, the obligations of the parties to effect the merger are subject to, among other things, the waiting period (and any extension thereof) applicable to the merger under the HSR Act having been terminated or expired and the receipt of approval from the German Federal Cartel Office under German merger control law. Both the Company and Parent filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on May 15, 2026. The merger control filing required in Germany was also submitted on May 15, 2026.
The merger agreement includes covenants obligating each of the parties to use reasonable best efforts to cause the closing conditions to be satisfied as promptly as reasonably practicable and to take certain actions to resolve objections under any applicable laws.
CVR Agreement
(page 117)
At or prior to the effective time, the Company, Parent, and the rights agent mutually acceptable to Parent and the Company (the “rights agent”) will enter into the CVR agreement in substantially the form attached to the merger agreement. The holders of the CVRs will include (a) holders of shares of Company common stock that are canceled and converted into the right to receive the merger consideration pursuant to the merger agreement, (b) holders of Company RSUs and Company stock options that are canceled and converted into the right to receive the consideration specified above upon consummation of the merger, (c) holders of outstanding warrants of the Company (the “Company warrants”) that elect to receive the merger consideration upon exercise following the closing pursuant to the terms of the applicable warrant, and (d) holders of the Company’s outstanding convertible notes that convert such convertible notes following the closing pursuant to the terms of the related indenture. Each CVR will represent the contractual right of its holder to participate in up to two cash payments, without interest and less any applicable tax withholding, contingent upon the achievement of certain milestones during the applicable milestone periods as described below:
•
Holders of CVRs will be entitled to participate in an aggregate contingent cash payment of up to $40,000,000, if annual net sales (as defined in the CVR agreement) of certain products containing bempedoic acid (including NEXLETOL and NEXLIZET) in the United States during the period from January 1, 2027 through December 31, 2027 exceed $300,000,000 (the “bempedoic acid milestone”). The aggregate milestone payment amount will be: (i) $40,000,000, if annual net sales of such products are equal to or greater than $350,000,000; (ii) an amount between $0 and $40,000,000, determined by linear interpolation, if annual net sales of such products exceed $300,000,000 but are less than $350,000,000; and (iii) $0, if annual net sales of such products are equal to or less than $300,000,000. Any such aggregate milestone payment amount, to the extent achieved, will be divided among the CVRs outstanding at the close of business on the date of the milestone achievement notice to determine the applicable milestone payment per CVR, in each case subject to the terms and conditions set forth in the CVR agreement, including the adjustments applicable to CVRs issued in respect of closing date underwater options.
•
Holders of CVRs also will be entitled to participate in an aggregate contingent cash payment of $60,000,000, if annual net sales (as defined in the CVR agreement) of certain products containing bumetanide (including ENBUMYST) in the United States equal or exceed $160,000,000 in any single calendar year during the period commencing on the effective time and ending on December 31, 2030 (the “enbumyst milestone”). Any such aggregate milestone payment amount, if achieved, will be divided among the CVRs outstanding at the close of business on the date of the milestone achievement notice to determine the applicable milestone payment per CVR, in each case subject to the terms and conditions set forth in the CVR agreement, including the adjustments applicable to CVRs issued in respect of closing date underwater options.

The CVRs will be subject to the terms and conditions set forth in the CVR agreement. Each CVR represents a contractual right only. The CVRs will not be transferable, except in the limited circumstances specified in the CVR agreement, will not be evidenced by certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent or the Company.
Parent and the Company will be required to use diligent efforts (as defined in the section of this proxy statement entitled “The Contingent Value Rights Agreement”) to achieve each milestone, and the applicable milestone payment for each of the two milestones will only be paid once per milestone, if at all, subject to achievement of the applicable milestone in accordance with the CVR agreement. There can be no assurance that the milestones set forth in the CVR agreement will be achieved prior to their expiration or termination of the CVR agreement, or that payment will be required of Parent with respect to the milestones under the CVR agreement.
A copy of the form of the CVR agreement is attached as Exhibit C to the merger agreement and is incorporated into this proxy statement by reference. See the section of this proxy statement entitled “The Contingent Value Rights Agreement” for further information regarding the CVR agreement.
Appraisal Rights
(page 74)
If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery (the “Delaware Court”), together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.
Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will instead receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 of the DGCL could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or a beneficial owner of shares of Company common stock who (a) continuously holds such shares through the effective time, (b) has not consented to or otherwise voted in favor of the merger or otherwise withdrawn, lost or waived appraisal rights, (c) strictly complies with the procedures under Section 262 of the DGCL, (d) does not thereafter withdraw his, her or its demand for appraisal of such shares and (e) in the case of a beneficial owner, a person who (i) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (ii) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger — Appraisal Rights”), will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value.
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger — Appraisal Rights”.
No Solicitation; Change in Board Recommendation
(page 100)
From May 1, 2026 until the effective time, or if earlier, the termination of the merger agreement in accordance with its terms, the merger agreement generally restricts the Company’s ability to directly or indirectly solicit takeover proposals from third parties (including by furnishing non-public information), participate in discussions or negotiations with third parties regarding any takeover proposal, or potential takeover proposal, approve, endorse or recommend any takeover proposal, or enter into agreements providing for or relating to any takeover proposal or waive the applicability of, or approve any transaction under, certain anti-takeover laws. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, if the Company receives a bona fide, written takeover proposal that did not result from a breach of the Company’s no-solicitation obligations, the Company may contact the person making such proposal in writing solely to clarify the terms and conditions thereof or to notify such person of the Company’s obligations under the merger agreement. In addition, if the Board (or an authorized Board committee) determines in good faith, after consultation with its financial advisor and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to result in a superior proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) and determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, then, prior to obtaining the Company stockholder approval and so long as such takeover proposal remains a qualifying takeover proposal, the Company may enter into an acceptable confidentiality agreement, furnish non-public information and engage in discussions or negotiations with the person making such qualifying takeover proposal and its representatives and financing sources.
In addition, prior to obtaining the Company stockholder approval, in response to an intervening event (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”) or a superior proposal that did not result from a breach of the Company’s no-solicitation obligations, the Board may change its recommendation to the Company stockholders to vote in favor of the merger agreement proposal and, in the case of such a superior proposal, cause the Company to enter into a Company acquisition agreement with respect to such superior proposal and terminate the merger agreement, if and only if the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties to the Company stockholders under applicable law, subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the merger agreement and the commitment letters during a match right period.
Conditions to the Merger
(page 110)
Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law) at or prior to the closing of the merger of the following conditions:
•
no judgment enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction or any applicable law (collectively, “restraints”) will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•
the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, and the receipt of a certain non-U.S. antitrust approval; and

•
the receipt of the Company stockholder approval.

The obligations of Parent and MergerCo to consummate the merger are subject to the satisfaction (or written waiver by Parent, if permissible under applicable law) at or prior to the closing of the merger of the following additional conditions:
•
the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement, subject to certain materiality qualifications;

•
the Company having complied with or performed in all material respects the obligations required to be complied with or performed by it at or prior to the effective time; and

•
the absence of a material adverse effect (as defined in the section of this proxy statement entitled “The Merger Agreement — Representations and Warranties”) that has occurred and is continuing with respect to the Company and its subsidiaries since May 1, 2026.

The obligations of the Company to consummate the merger are subject to the satisfaction (or written waiver by the Company, if permissible under applicable law) at or prior to the closing of the merger of the following additional conditions:
•
the truthfulness and correctness of representations and warranties of Parent and MergerCo to the extent specified in the merger agreement, subject to certain materiality qualifications; and

•
Parent and MergerCo having complied with or performed in all material respects the obligations required to be complied with or performed by them at or prior to the effective time under the merger agreement.

The consummation of the merger and the transactions is not conditioned on Parent’s receipt of any financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by applicable law.
Termination of the Merger Agreement
(page 111)
The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time, whether before or after receipt of the Company stockholder approval, by the mutual written consent of the Company and Parent.

Termination by Either the Company or Parent
In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement and abandon the transactions at any time prior to the effective time, whether before or after receipt of the Company stockholder approval (except as otherwise expressly noted), if:
•
the effective time has not occurred on or prior to November 1, 2026 (the “outside date”); however, if the conditions set forth in Article VI of the merger agreement are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time) on or prior to the outside date, but the closing would occur on a date that is within three business days after the outside date (the “specified date”), then the outside date will be automatically extended to the specified date and the specified date will become the outside date for purposes of the merger agreement (this right to terminate the merger agreement will not be available to any party if the breach by such party of its representations and warranties set forth in the merger agreement or the failure of such party to perform any of its obligations under the merger agreement has been a principal cause of or resulted in the failure of the effective time to occur on or before the outside date);

•
any restraint in the U.S. or any applicable jurisdiction having the effect set forth in the first bullet described above in the section entitled “— Conditions to the Merger” of this proxy statement is in effect and has become final and non-appealable (this right to terminate the merger agreement will not be available to any party whose breach of or failure to perform its obligations under the merger agreement has been the principal cause of or resulted in such restraint); or

•
the special meeting has concluded and the Company stockholder approval is not obtained.

Termination by Parent
Parent may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time, whether before or after receipt of the Company stockholder approval (except as otherwise expressly noted), if:
•
the Company’s representations or warranties have failed to be true and correct or the Company has failed to perform any of its covenants or agreements in the merger agreement, which untruth or inaccuracy or failure to perform (a) would give rise to the failure of any of the conditions set forth under the fourth and fifth bullets described above in the section entitled “— Conditions to the Merger” and (b) is incapable of being cured or, if capable of being cured by the outside date (with any breach or failure to perform the financing cooperation obligations described in the section of this proxy statement entitled “The Merger — Financing of the Merger” being deemed capable of being cured by the outside date, the Company has not cured such breach or failure to perform by the earlier of (i) the outside date and (ii) the date that is 30 calendar days following receipt by the Company of written notice from Parent identifying such untruth or inaccuracy or failure to perform (and in no event will such period exceed 30 calendar days); however, Parent will not have the right to terminate the merger agreement pursuant to this right to terminate if Parent’s or MergerCo’s representations and warranties are untrue or incorrect or Parent or MergerCo is then in breach of any of its covenants or agreements under the merger agreement, in each case, such as would give rise to the failure of the conditions set forth under the seventh and eighth bullets described above in the section entitled “— Conditions to the Merger”; or

•
prior to the receipt of the Company stockholder approval, the Board or any duly authorized committee thereof will have made an adverse recommendation change.

Termination by the Company
The Company may also terminate the merger agreement and abandon the transactions by written notice to Parent at any time prior to the effective time, whether before or after receipt of the Company stockholder approval (except as otherwise expressly noted), if:
•
either Parent’s or MergerCo’s representations or warranties have failed to be true and correct or either Parent or MergerCo has failed to perform any of its covenants or agreements in the merger agreement, which untruth or inaccuracy or failure to perform (a) would give rise to a Parent material adverse effect or the failure of any of the conditions set forth under the seventh and eighth bullets described above in the section entitled “— Conditions to the Merger” and (b) is incapable of being cured or, if capable of being cured by the outside date, either Parent or MergerCo, as applicable, has not cured such breach or failure to perform by the earlier of (i) the outside date and (ii) the date that is 30 calendar days following receipt by Parent of written notice from the Company identifying such untruth or inaccuracy or failure to perform; however, the Company will not have the right to terminate the merger agreement pursuant to this right to terminate if the Company’s representations and warranties are untrue or incorrect or the Company is then in breach of any of its covenants or agreements under the merger agreement, in each case, such as would give rise to the failure of the conditions set forth under the fourth and fifth bullets described above in the section entitled “— Conditions to the Merger”;
•
prior to receipt of the Company stockholder approval, in connection with entering into a Company acquisition agreement that provides for a superior proposal in accordance with the merger agreement (after complying with the applicable procedures described above in merger agreement); provided that prior to or substantially concurrently with such termination the Company pays or causes to be paid the Company termination fee to the extent due and payable under the merger agreement; or

•
at any time prior to the effective time and whether prior to or after the receipt of the Company stockholder approval if (a) the merger has not been consummated on the date upon which Parent is required to consummate the closing pursuant to the merger agreement, (b) all of the conditions set forth in the first, second, third, fourth, fifth and sixth bullets described above in the section entitled “— Conditions to the Merger” have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger) or waived, (c) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the closing of the merger, and as of such time, based on the information then available to the Company, all conditions set forth in the seventh and eighth bullets described above in the section entitled “— Conditions to the Merger” have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger) or that it is willing to waive any unsatisfied conditions set forth in the seventh and eighth bullets described above in the section entitled “— Conditions to the Merger”, (d) the Company has given Parent written notice at least three business days prior to such termination stating the Company’s intention to terminate the merger agreement pursuant to this right if Parent and MergerCo fail to consummate the merger and (e) Parent and MergerCo fail to consummate the merger by the expiration of such three business day period.

Termination Fees
(page 113)
The Company will be required to pay to Parent the Company termination fee of $34,154,539 if:
•
the Company or Parent terminates the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” or the first bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent” if (a) a bona fide takeover proposal will have been made to the Board (or any duly authorized committee thereof) (or, in the case of a termination pursuant to the third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent,” publicly made) by a third party after the date of the merger agreement and not withdrawn (or, in the case of a termination pursuant to the third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent,” publicly withdrawn) prior to the earlier of the completion of the special meeting (including any adjournment or postponement thereof) and the termination of the merger agreement and (b) within twelve months of the date the merger agreement is terminated, the Company or any of its subsidiaries enters into a binding definitive agreement with any person with respect to a takeover proposal; provided that, for purposes of clauses (a) and (b), the references to “20%” or “80%” in the definition of “takeover proposal” will be deemed to be references to “50%”; or
•
(a) Parent terminates the merger agreement pursuant to the provisions described in the second bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent” or (b) the Company terminates the merger agreement pursuant to the provisions described in the second bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company”.

The Company termination fee will be payable by the Company, if at all, only once.
Parent will be required to pay to the Company the Parent termination fee of $68,309,078 if:
•
the Company terminates the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company”; or

•
either the Company or Parent terminates the merger agreement pursuant to the provisions described in the first bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” if at such time the Company could have terminated the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company”.

The Parent termination fee will be payable by Parent, if at all, only once.
Current Price of Common Stock
On June 5, 2026, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on Nasdaq was $3.13. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your Company common stock.
Additional Information
(page 127)
You can find more information about the Company in the periodic reports and other information we file with the SEC. Our SEC filings are available over the Internet through the SEC’s website at www.sec.gov.
If you need assistance voting your shares or have questions regarding the special meeting, please contact our proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, New York 10001
Stockholders may call toll-free: (800) 322-2885
Banks and brokers may call: (212) 929-5500
Proxy@mackenziepartners.com

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting, the merger and the merger agreement. These questions and answers may not address all questions that may be important to you. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:
Why am I receiving this proxy statement?

A:
On May 1, 2026, the Company entered into the merger agreement with Parent and MergerCo. Pursuant to the terms of the merger agreement, MergerCo will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the merger agreement proposal and the other matters to be voted on at the special meeting described below under “— What proposals will be considered at the special meeting?”
Q:
As a holder of Company common stock, what will I receive in the merger?

A:
If the merger is consummated, you will be entitled to receive (a) the per share cash consideration of $3.16, plus (b) one CVR, in each case, without interest and subject to any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the effective time.

The receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder (as defined in the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) recognizes, and the timing and character of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVR, with respect to which there is a significant amount of uncertainty. Please see the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed description of the U.S. federal income tax consequences of the merger. We urge you to consult your tax advisor as to the particular tax consequences to you of the receipt of the merger consideration in exchange for shares of Company common stock pursuant to the merger.
Q:
When and where is the special meeting of our stockholders?

A:
The special meeting will take place virtually on July 8, 2026, at 8:00 a.m. Eastern Time. There will not be a physical meeting location. Company stockholders will be able to virtually attend and vote at the special meeting by visiting www.virtualshareholdermeeting.com/ESPR2026SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the special meeting, all references in this proxy statement to “present” mean virtually present at the special meeting.

Q:
Who is entitled to attend and vote at the special meeting?

A:
Only Company stockholders of record as of the close of business on the record date will be entitled to notice of, and to vote at, the virtual special meeting by visiting
www.virtualshareholdermeeting.com/ESPR2026SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the special meeting in person. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

•
Stockholders of record:   If as of the close of business on May 28, 2026, you were a “record” holder of Company common stock (in other words, if you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), then you are a stockholder of record on the record date, and you may vote by proxy over the telephone, vote by proxy via the Internet, or vote by proxy card by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. Whether or not you plan to attend the special meeting, we recommend that you provide voting instructions promptly by proxy to ensure your vote is counted. You may still attend the special meeting even if you have already voted by proxy.

•
Stockholders holding shares in “street” name:   If as of the close of business on May 28, 2026, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your bank, broker or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker.

Instructions on how to attend and participate in the special meeting via the webcast are posted at www.virtualshareholdermeeting.com/ESPR2026SM. You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the special meeting. We will offer live technical support for all Company stockholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/ESPR2026SM. If your shares are held in “street name” through a brokerage firm, bank or other nominee and you do not have a 16-digit control number, in order to participate in the special meeting, you must first obtain a legal proxy from your broker, bank or other nominee.
Even if you plan to attend the special meeting, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your Company common stock will be represented at the special meeting. If you hold your Company common stock in “street name,” because you are not the stockholder of record, we encourage you to provide voting instructions to your bank, broker or other nominee.
For additional information on how to vote at the special meeting, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures”.
For 10 days prior to the special meeting, the names, addresses, and number of shares registered in the name of each Company stockholder entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, at the Company’s principal executive offices located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, by contacting the Corporate Secretary of the Company.
Q:
What proposals will be considered at the special meeting?

A:
At the special meeting, Company stockholders will be asked to consider and vote on the following proposals:

•
the merger agreement proposal;

•
the advisory compensation proposal; and

•
the adjournment proposal.

Q:
How does the Board recommend that I vote?

A:
The Board unanimously recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger”.
In addition, in considering the recommendation of the Board with respect to the merger agreement proposal, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of Company stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.
Q:
What constitutes a quorum for purposes of the special meeting?

A:
A majority of the shares of Company common stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. Shares held in street-name will not be counted as shares present for purposes of determining the presence of a quorum unless your bank, broker or other nominee has been instructed to vote on at least one of the proposals presented in this proxy statement.
If a quorum is not present for the transaction of business at the special meeting of Company stockholders, the presiding officer of the meeting may, subject to the terms of the Merger Agreement, adjourn the special meeting, without notice, if the hour, date and place of the adjourned meeting, if any, and the means of remote communications by which stockholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting are announced at the special meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to approve the merger agreement proposal at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.
Q:
What vote of our stockholders is required to approve each of the proposals?

A:
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or the adjournment proposal and vice versa. Abstentions, failures to vote (including a failure to authorize a proxy to vote your shares of Company common stock or vote at the special meeting) and broker non-votes, if any, will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or to vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the advisory compensation proposal. Abstentions and broker non-votes, if any, also will have no effect on the outcome of the advisory compensation proposal.
The approval of the adjournment proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or to vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the adjournment proposal. Abstentions and broker non-votes, if any, also will have no effect on the outcome of the adjournment proposal. The Company does not intend to call a vote on the adjournment proposal if the merger agreement proposal is approved at the special meeting.
A broker “non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. The Company does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide banks, brokers and other nominees with discretionary authority to vote on proposals that are considered “routine”, whereas each of the proposals to be presented at the special meeting is considered “non-routine”. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions from you regarding how to vote your shares.
Q:
How do the Company’s directors and executive officers intend to vote?

A:
As of May 8, 2026, the directors and executive officers of the Company beneficially owned in the aggregate 4,830,232 shares of Company common stock, or approximately 1.8% of the outstanding shares of Company common stock. Although none of the directors or executive officers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.
Q:
Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a Company stockholder?

A:
In considering the proposals to be voted on at the special meeting of Company stockholders, you should be aware that the Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, your interests as a Company stockholder. The members of the Board were aware of and considered these interests in reaching the determination to adopt and approve the merger agreement and the consummation by the Company of the merger transactions, including the merger, and to recommend that Company stockholders vote to approve the adoption of the merger agreement. These interests include, among others, the treatment of Company equity-based awards provided for under the merger agreement, existing severance arrangements, other compensation and benefit arrangements (including transaction bonuses payable to certain executive officers) and continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company or any of its subsidiaries has entered into with each of its directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.
Q:
What will happen to the Company’s Employee Stock Purchase Plan?

A:
The Company’s 2020 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”), has an ongoing offering period that will terminate on the earlier of (a) the final day of such offering period under the terms of the ESPP (i.e., August 31, 2026) and (b) five business days prior to the effective time (such earlier date, the “ESPP final purchase date”). Participant contributions made during the ongoing offering period under the ESPP will be used to purchase shares of Company common stock on the ESPP final purchase date in accordance with the terms of the ESPP. All such shares of Company common stock purchased on the ESPP final purchase date will be treated like other shares of Company common stock in the merger. Between May 1, 2026 and the effective time, (a) no offering period under the ESPP will commence or be extended, (b) no new participants may commence participation in the ESPP and (c) no participant in the ESPP may increase the amount of such participant’s payroll deductions under the ESPP. The ESPP will terminate as of the effective time.

Q:
What will happen to outstanding Company equity-based awards in the merger?

A:
At the effective time, each equity-based award outstanding as of immediately prior to the effective time will be treated as follows:

•
each Company RSU will vest in full as of immediately prior to the effective time and be canceled and converted into the right to receive, with respect to each share of Company common stock subject to such Company RSU immediately prior to the effective time, (a) the RSU cash consideration, plus (b) one CVR, subject to certain exceptions;

•
each in-the-money option will vest in full as of immediately prior to the effective time and be canceled and converted into the right to receive, for each share of Company common stock issuable upon the exercise of such in-the-money option immediately prior to the effective time, (a) the stock option cash consideration, plus (b) one CVR;

•
each closing date underwater option will vest in full as of immediately prior to the effective time and be canceled and converted into the right to receive, for each share of Company common stock underlying such closing date underwater option, one CVR (with any cash payment upon achievement of a milestone to be made net of the applicable per share exercise price as provided in the CVR agreement); and

•
each underwater option will be canceled for no consideration.

For more information, see the section of this proxy statement entitled “The Merger Agreement — Treatment of Equity-Based Awards”.
Q:
What is a CVR and how does it work?

A:
Each CVR will represent the contractual right to participate in contingent cash payments upon the achievement of certain milestones, as described in the CVR agreement. There are two milestones under the CVR agreement: (a) the bempedoic acid milestone, which requires annual net sales of the bempedoic acid products in the United States to exceed $300,000,000 during the calendar year 2027, and (b) the enbumyst milestone, which requires annual net sales of the enbumyst product in the United States to exceed $160,000,000 during any single calendar year from the effective time through December 31, 2030. If the bempedoic acid milestone is achieved, the total milestone payment will be up to $40,000,000 in the aggregate (with the amount determined by linear interpolation if net sales are between $300,000,000 and $350,000,000). If the enbumyst milestone is achieved, the total milestone payment will be $60,000,000 in the aggregate. There is no guaranty that any milestone will be achieved or that any payment will be made under the CVRs.

The CVRs will not represent an equity or ownership interest in Parent, the Company or any of their affiliates. The CVRs will not be evidenced by a certificate or other instrument. The CVRs will not be listed on any quotation system or traded on any securities exchange. The CVRs will not be transferable except in very limited circumstances as described below under “— Can I transfer my CVR?” The rights agent will keep a register for the purpose of recording the CVRs and permitted transfers thereof.
Subject to the terms and conditions of the CVR agreement, if a milestone is achieved, each holder of CVRs (other than holders of CVRs issued in respect of closing date underwater options) will be entitled to receive a milestone payment amount equal to the product of (a) the applicable milestone payment per CVR multiplied by (b) the number of CVRs held by such holder, as reflected in the CVR register as of the close of business on the date of the applicable milestone achievement notice. The milestone payment per CVR will be determined by dividing (i) the applicable total milestone payment (plus the aggregate excess exercise price, if any, with respect to closing date underwater options) by (ii) the total number of CVRs registered in the CVR register as of such time, other than any underwater option CVRs with respect to such milestone. Milestone payments to holders of CVRs issued in respect of closing date underwater options will be subject to additional reduction mechanics in accordance with the CVR agreement, and no payment will be made in respect of any underwater option CVR for any milestone. Payments in respect of CVRs issued in respect of Company equity awards will be treated as compensation and subject to applicable tax withholdings.
With respect to the bempedoic acid milestone, the milestone payment date will be no later than March 15, 2028. With respect to the enbumyst milestone, the milestone payment date will be no later than March 15th of the calendar year immediately following the end of the calendar year in which the enbumyst milestone is achieved. If milestone payment amounts become payable with respect to both milestones, the applicable milestone payment dates will be different dates. For more information regarding the CVRs, see the section of this proxy statement entitled “The Contingent Value Rights Agreement”.
Q:
Is it possible that I will not receive any payment under the CVRs?

A:
Yes. There is no guaranty that you will receive any payment in respect of your CVRs. Any payment to you as a holder of CVRs will be contingent upon the achievement of the applicable milestone prior to the expiration of the applicable milestone period, in accordance with the terms of the CVR agreement. You will not receive any payment in respect of the bempedoic acid milestone if annual net sales of the bempedoic acid products in the United States during the calendar year 2027 do not exceed $300,000,000. You will not receive any payment in respect of the enbumyst milestone if annual net sales of the enbumyst product in the United States do not exceed $160,000,000 in any single calendar year during the enbumyst milestone period. Each milestone payment amount will only be paid once, if at all, and no milestone payment amount will become payable unless and until the applicable milestone has been achieved.

For more information regarding payments (if any) in respect of CVRs, see the section entitled “The Contingent Value Rights Agreement”.
Q:
Can I transfer my CVR?

A:
You may not sell, assign, transfer, pledge, encumber or in any other manner transfer or dispose of, in whole or in part, your CVR, except through a permitted transfer as specified in the CVR agreement, including (a) a transfer upon death by will or intestacy, (b) a transfer by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) a transfer pursuant to a court order, (d) a transfer by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (e) in the case of CVRs payable to a nominee, a transfer from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by The Depository Trust Company (“DTC”), or (f) an abandonment of CVRs to Parent or any of its affiliates without consideration. In addition, a holder may renounce the holder’s rights under the CVR agreement by irrevocable written notice to the rights agent and Parent, and Parent or any of its affiliates may offer to acquire CVRs for consideration from any holder, in private transactions or otherwise, in Parent’s sole discretion.

Q:
What happens if I transfer my Company common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting. If you own Company common stock on the record date and transfer your shares after the record date but prior to the special meeting, you will retain your right to vote such shares of Company common stock at the special meeting. However, the right to receive the merger consideration upon completion of the merger will pass to the person to whom you transferred your shares of Company common stock.

Q:
How do I vote if I am a Company stockholder of record or hold my shares in “street name”?

A:
If you are a Company stockholder of record, you may vote by proxy over the telephone, vote by proxy via the Internet, or vote by proxy card by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. You may still attend the special meeting even if you have already voted by proxy.

If your shares of Company common stock are held in a stock brokerage account by a bank, broker or other agent as a nominee, you are considered the beneficial owner of shares held in “street name”, and you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker. Without following the voting instructions provided by your broker, your common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal and, assuming a quorum is present, will not have any effect on the outcomes of the advisory compensation proposal or the adjournment proposal.
For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures”. Whether or not you plan to attend the special meeting, we urge you to vote now to ensure your vote is counted. You may still attend the special meeting and vote if you have already voted by proxy.
Q:
What will happen if I abstain from voting or fail to vote on any of the proposals?

A:
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. If you fail to authorize a proxy to vote your shares or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.
The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes properly cast for and against such proposal at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or to vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal. Abstentions also will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal.
Q:
What if I return a proxy card or otherwise vote but do not make specific choices?

A:
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares of Company common stock will be voted in accordance with the recommendation of the Board: “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. For Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•
you may submit a new proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting Procedures”;

•
you may submit a written notice of revocation to the Company’s Corporate Secretary at Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108; or

•
you may attend the special meeting and vote. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.
If you hold your shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. For more information, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures”.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Company common stock. Please submit each proxy and voting instruction card that you receive in accordance with the instructions provided in this proxy statement to ensure that all of your shares of Company common stock are voted.

Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my Company common stock?

A:
Yes. Company stockholders are entitled to appraisal rights under Section 262 of the DGCL so long as they take certain actions and meet certain conditions, including that they do not vote (in person or by proxy) in favor of the merger agreement proposal. For more information regarding appraisal rights, please see the section of this proxy statement entitled “The Merger — Appraisal Rights”. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to exercise, appraisal rights.

Q:
When is the merger expected to be consummated?

A:
We currently expect to consummate the merger in the third quarter of 2026, subject to receipt of the

Company stockholder approval and the required regulatory approvals and the satisfaction or waiver of the other conditions to the merger described in the merger agreement.
Q:
What effect will the merger have on the Company?

A:
If the merger is consummated, MergerCo will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. If the merger is consummated, Parent and the Company will cooperate and use their respective reasonable best efforts to cause the Company common stock to be delisted from Nasdaq and deregistered under the Exchange Act as promptly as practicable following the effective time, and, accordingly, the Company common stock will no longer be publicly traded.

Q:
Is the closing of the merger subject to any conditions?

A:
Yes. The obligations of each of the Company and Parent to effect the merger are subject to the satisfaction or waiver, at or prior to the closing of the merger, of certain conditions, including each of the following:

•
no restraints will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

•
the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, and the receipt of a certain non-U.S. antitrust approval; and

•
the receipt of the Company stockholder approval.

In addition, each party’s obligation to effect the merger is subject to, among other things, the truthfulness and correctness of certain representations and warranties of the other party, subject to certain materiality qualifications, and the compliance or performance by such other party in all material respects with its obligations required to be complied with or performed at or prior to the effective time.
For more information, please see the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger”.
Q:
What happens if the merger is not consummated?

A:
In the event that the Company stockholder approval is not obtained, or if the merger is not consummated for any other reason, Company stockholders will not receive any merger consideration. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to their ownership of the Company common stock.

Under certain circumstances, the Company will be required to pay Parent a termination fee equal to $34,154,539 and, under certain other circumstances, Parent will be required to pay the Company a termination fee equal to $68,309,078. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees”.
Q:
What is householding and how does it affect me?

A:
“Householding” is a procedure under which we are delivering a single copy of this proxy statement to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing and mailing costs. Upon request, we will deliver promptly a separate copy of this proxy statement to any stockholder at a shared address to which we delivered a single copy of this proxy statement. To receive a separate copy of this proxy statement, or to notify us that you wish to receive a single copy if you are currently receiving multiple copies, please contact our Corporate Secretary at Esperion Therapeutics, Inc., 3891 Ranchero

Drive, Suite 150, Ann Arbor, MI 48108 or by telephone at (734) 887-3903. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Q:
What should I do now?

A:
You should read this proxy statement carefully and in its entirety, including the annexes hereto, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope, or submit your voting instructions by telephone or over the Internet, as soon as possible so that your shares will be voted in accordance with your instructions.

Q:
Who can help answer my questions?

A:
If you need assistance voting your shares or have questions regarding the special meeting, please contact our proxy solicitor:

MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, New York 10001
Stockholders may call toll-free: (800) 322-2885
Banks and brokers may call: (212) 929-5500
Proxy@mackenziepartners.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act that do not directly or exclusively relate to historical facts. For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to,” the negative of these words and other similar expressions to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the proposed merger and related matters; the expected timetable for completing the proposed merger; the Company’s prospective financial or operating performance, opportunities and challenges; general business and industry outlook and market trends; filings and approvals relating to the transactions; the ability to complete the transactions considering the various closing conditions; expectations and timing regarding the achievement of the milestones under the CVR agreement; and any assumptions underlying any of the foregoing.
Such forward-looking statements speak only as of the date of this proxy statement, and are based on the beliefs and assumptions of the Company’s management based on information currently available to management. Such forward-looking statements are and will be, as the case may be, subject to risks, uncertainties and other important factors that may cause the actual results of the Company or its subsidiaries and the timing of certain events to differ materially from any future results expressed or implied by such forward-looking statements.
These risks, uncertainties and changes in circumstances include, but are not limited to:
•
the risk that the proposed merger may not be completed in a timely manner or at all;

•
the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger by Company stockholders;

•
the possibility that any or all of the various conditions to the consummation of the proposed merger may not be satisfied or waived;

•
the risk that the parties may be unable to obtain the regulatory approvals required to complete the merger, or that the required regulatory approvals may delay the consummation of the merger or result in the imposition of conditions that could cause the parties to abandon the merger;

•
risks regarding Parent’s and/or MergerCo’s ability to obtain the equity financing and the debt financing;

•
the possibility that competing offers or acquisition proposals for the Company will be made;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee to Parent;

•
the effect of the pendency of the proposed merger on the Company’s ability to attract, motivate or retain key executives and employees;

•
the effect of the announcement, pendency or consummation of the proposed merger on the Company’s ability to maintain relationships with its customers, employees, other business partners or governmental or regulatory entities;

•
the effect of the announcement, pendency or consummation of the proposed merger on the Company’s operating results and business generally and potential to achieve the milestones related to contingent payments under the CVR agreement;

•
the risk that the proposed merger will divert management’s attention from the Company’s ongoing business operations;

•
the risk that the Company’s stock price may decline significantly, including below our stock price prior to the public announcement of the execution of the merger agreement, if the proposed merger is not consummated;

•
the response of the Company’s competitors to the proposed merger;

•
the amount of costs, fees, expenses and charges incurred by the Company related to the merger agreement or the proposed merger;

•
the effect of the restrictions placed on the Company’s business activities pursuant to the merger agreement and the limitations on its ability to pursue certain business opportunities and alternatives to the merger during the pendency of the merger;

•
the fact that receipt of the per share cash consideration and the CVRs, and any payments under the CVRs, if any, generally will be taxable to Company stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

•
the risk of stockholder litigation in connection with the proposed merger, including resulting expense or delay;

•
risks related to the commercialization, market acceptance, pricing, reimbursement, supply, manufacturing, regulatory compliance, competition and net sales performance of the products tied to the milestones under the CVR agreement, including the bempedoic acid products and the enbumyst product; the risk that post-closing commercialization, development, manufacturing, pricing, reimbursement and strategic decisions, subject to the terms of the CVR agreement, may affect whether any milestones under the CVR agreement are achieved;

•
the risk that the milestones under the CVR agreement may not be achieved within the applicable milestone periods or at all, that any payments under the CVRs may be less than anticipated or may not be made, and that the CVRs may expire without value; and

•
(i) any other risks discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Quarterly Report”) filed by the Company with the SEC and, in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report and the Quarterly Report and (ii) other risk factors identified in this proxy statement or from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at www.sec.gov. For more information, please see the section of this proxy statement entitled “Where You Can Find Additional Information”. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those anticipated in such forward-looking statements.
The Company assumes no obligation to update, alter or otherwise revise such statements, whether written or oral, to reflect actual results, changes in assumptions or changes in other factors affecting such statements, and expressly disclaims any obligation to revise or update publicly any forward-looking statements, except as required by applicable law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.
The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent, MergerCo and their affiliates contained in this proxy statement.

THE PARTIES
Esperion Therapeutics, Inc.
The Company is a commercial stage biopharmaceutical company currently focused on bringing new medicines to patients that address unmet medical needs. The Company has developed and is commercializing FDA approved oral, once-daily, non-statin medicines for patients who are at risk for CVD and are struggling with elevated LDL-C. Through commercial execution, product acquisitions, international partnerships and collaborations, and advancement of its pre-clinical pipeline, the Company continues to evolve into a leading global biopharmaceutical company.
The Company was incorporated in the State of Delaware on January 22, 2008 under its former name, HDL Therapeutics, Inc. and commenced its operations in April 2008. The Company’s principal executive offices are located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, and its telephone number is (734) 887-3903. The Company’s website address is www.esperion.com. The information contained in, or that can be accessed through, the Company’s website, does not constitute a part of this proxy statement, and is not incorporated by reference in this proxy statement or in any other filings the Company makes with the SEC. The Company has included its website in this proxy statement solely as an inactive textual reference.
Shares of Company common stock are listed on Nasdaq under the trading symbol “ESPR”. Additional information about the Company is contained in certain of its public filings that are incorporated by reference into this proxy statement. See the section of this proxy statement entitled “Where You Can Find Additional Information”.
Parent
Parent was formed by funds managed by ARCHIMED on April 21, 2026 for the purpose of engaging in the transactions, and has not engaged in any business activities other than in connection with the transactions and arranging the equity financing and the debt financing in connection with the merger.
MergerCo
MergerCo is a wholly owned subsidiary of Parent and was formed by funds managed by ARCHIMED on April 21, 2026 for the purpose of engaging in the transactions, and has not engaged in any business activities other than in connection with the transactions and arranging the equity financing and the debt financing in connection with the merger.
Parent and MergerCo are affiliated with an investor group comprised of funds managed by ARCHIMED, a leading investment firm focused exclusively on healthcare industries. Upon consummation of the merger, the Company, as the surviving corporation, will be a wholly owned subsidiary of Parent, which is affiliated with an investor group comprised of funds managed by ARCHIMED.

THE SPECIAL MEETING
We are furnishing this proxy statement to Company stockholders as part of the solicitation of proxies by the Board for exercise at the special meeting and at any adjournments or postponements thereof.
Date, Time and Place of the Special Meeting
The special meeting of Company stockholders will be held virtually via live webcast on July 8, 2026 at 8:00 a.m. Eastern Time (unless the special meeting is adjourned or postponed). There will not be a physical meeting location. All Company stockholders are entitled to attend the special meeting virtually by visiting www.virtualshareholdermeeting.com/ESPR2026SM. Company stockholders will only be entitled to vote at the special meeting if they were a stockholder of record at the close of business on May 28, 2026, the record date for the special meeting, or if you were a beneficial owner of Company common stock as of the record date.
Company common stock held directly in your name as a stockholder of record may be voted at the special meeting via the special meeting website using the 16-digit control number included in your proxy materials. If your shares of Company common stock are held in a stock brokerage account by a bank, broker or other agent as nominee, you should follow the instructions that you receive from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
Purpose of the Special Meeting
The special meeting is being held to consider and vote on:
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the merger agreement proposal;

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the advisory compensation proposal; and

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the adjournment proposal.

A copy of the merger agreement is attached as Annex A to this proxy statement, which we incorporate by reference into this proxy statement.
Recommendation of the Board
The Board has reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions. The Board unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the merger transactions, including the merger; (b) adopted and approved the merger agreement and the consummation by the Company of the merger transactions, including the merger; (c) recommended that Company stockholders vote to approve the adoption of the merger agreement; and (d) directed that the merger agreement and the merger transactions be submitted to Company stockholders entitled to vote thereon for adoption. Accordingly, the Board unanimously recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger”.
In addition, in considering the recommendation of the Board with respect to the merger agreement proposal, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of Company stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.
Registering for the Special Meeting
Stockholders of Record
If you are a record holder of Company common stock (in other words, you hold Company common stock in your own name in the stock register maintained by our transfer agent, Computershare), then you do not need to register to attend and participate in the special meeting.

Beneficial (“Street Name”) Stockholders
If you hold your shares in “street name” (in other words, your Company common stock is held in the name of your bank, broker or other nominee), this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to such Company common stock, the stockholder of record. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the bank, broker or other nominee that holds your shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Company common stock by following their instructions for voting. You are also invited to attend the special meeting. If your shares are held in “street name” through a brokerage firm, bank or other nominee and you do not have a 16-digit control number, however, in order to participate in the special meeting, you must first obtain a legal proxy from your broker, bank or other nominee.
Record Date and Stockholders Entitled to Vote
Only Company stockholders of record as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were 257,693,347 shares of Company common stock outstanding and entitled to vote. Each Company stockholder of record as of the record date is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.
At the special meeting and for at least 10 days prior to the special meeting, the names, addresses, and number of shares registered in the name of each Company stockholder entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, at the Company’s principal executive offices located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, by contacting the Corporate Secretary of the Company.
Quorum
A majority of the shares of Company common stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. Shares present virtually during the special meeting will be considered shares of Company common stock present in person at the special meeting. The inspector of election will treat abstentions as present for purposes of determining the presence of a quorum. Shares held in street-name will not be counted as shares present for purposes of determining the presence of a quorum unless your bank, broker or other nominee has been instructed to vote on at least one of the proposals presented in this proxy statement.
If a quorum is not present for the transaction of business at the special meeting of Company stockholders, the presiding officer of the meeting may, subject to the terms of the Merger Agreement, adjourn the special meeting, without notice, if the hour, date and place of the adjourned meeting, if any, and the means of remote communications by which stockholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting are announced at the special meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to approve the merger agreement proposal at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.
Vote Required
Approval of the Merger Agreement Proposal
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or the adjournment proposal and vice versa.
Abstentions, failures to vote (including a failure to authorize a proxy to vote your shares of Company common stock or vote at the special meeting) and broker non-votes, if any, will have the same effect as a vote “AGAINST” the merger agreement proposal.
Approval of the Advisory Compensation Proposal
The approval of the advisory compensation proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or to vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the advisory compensation proposal. Abstentions also will have no effect on the outcome of the advisory compensation proposal.
Approval of the advisory compensation proposal is not a condition to the consummation of the merger. The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal and vice versa. In addition, because the vote on the advisory compensation proposal is advisory only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Therefore, because the Company is contractually obligated to pay the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, if the merger is approved by our stockholders, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the advisory compensation proposal.
Approval of the Adjournment Proposal
The approval of the adjournment proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal at the special meeting. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or to vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the adjournment proposal. Abstentions also will have no effect on the outcome of the adjournment proposal. The Company does not intend to call a vote on the adjournment proposal if the merger agreement proposal is approved at the special meeting.
Approval of the adjournment proposal is not a condition to the consummation of the merger. The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.
Broker Non-Votes
A broker “non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. The Company does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide banks, brokers and other nominees with discretionary authority to vote on proposals that are considered “routine”, whereas each of the proposals to be presented at the special meeting is considered “non-routine”. As a result, no bank, broker or other nominee will be permitted to vote your shares of Company common stock at the special meeting without receiving instructions.
Voting Procedures
Whether or not you plan to attend the special meeting and regardless of the number of shares of Company common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.

If on May 28, 2026 you were a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Computershare) and to ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting, using one of the following three methods.
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Voting by Mail:   To vote by mail using a proxy card, please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided. If you return your signed proxy card to us before the date of the special meeting in the postage-paid envelope provided, we will vote your shares as you direct. For your mailed proxy card to be counted, we must receive it before the date of the special meeting.

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Voting by Telephone:   To vote by telephone, dial the toll-free number on the enclosed proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card or voting instruction form. Your telephone vote must be received by 11:59 p.m. Eastern Time on July 7, 2026 to be counted.

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Voting via the Internet:   To vote via the Internet, go to the website listed on the enclosed proxy card or voting instruction form and follow the on-screen instructions. Your Internet vote must be received by 11:59 p.m. Eastern Time on July 7, 2026 to be counted.

If you are a stockholder of record as of the record date, you may also vote directly at the special meeting by visiting www.virtualshareholdermeeting.com/ESPR2026SM and using your unique control number that was included in the voting instruction form you received in the mail. Submitting a proxy prior to the special meeting will not prevent stockholders from attending the special meeting, revoking their earlier-submitted proxy, and voting directly at the special meeting. Voting directly at the special meeting will revoke and replace any previous proxies or voting instructions submitted.
If on May 28, 2026, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your bank, broker or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the bank, broker or other nominee that holds your shares. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker. Without following the voting instructions provided by your broker, your common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal and will not have any effect on the advisory compensation proposal or the adjournment proposal.
For additional questions about the merger, assistance in submitting proxies or voting, or to request additional copies of this proxy statement or the enclosed proxy card, please contact MacKenzie Partners, Inc., which is acting as the Company’s proxy solicitation agent in connection with the merger, toll-free at (800) 322-2885.
How Proxies Are Voted
If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a holder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies therein will vote in favor of the merger agreement proposal, the advisory compensation proposal and the adjournment proposal.
Revocation of Proxies
For Company stockholders of record as of the record date, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:
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you may submit a new proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section above entitled “— Voting Procedures”;

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you may submit a written notice of revocation to the Company’s Corporate Secretary at Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108; or

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you may attend the special meeting and vote. Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.
If you hold your shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. If your broker, bank or other nominee allows you to submit a proxy via the Internet or by telephone, you may be able to change your vote by submitting a new proxy via the Internet or by telephone (or by mail). In order to attend the special meeting and vote, which will have the same effect as revoking any previously submitted voting instructions, follow the instructions provided by your broker, bank or other nominee for purposes of attending and participating in the special meeting.
Solicitation of Proxies
The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request brokers to solicit their customers and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and SEC and Nasdaq regulations. We may also use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained MacKenzie Partners, Inc., 7 Penn Plaza, New York, NY 10001, to solicit proxies at a total cost to the Company of approximately $18,500, plus reimbursement of customary out-of-pocket expenses. The Company will also indemnify MacKenzie Partners, Inc. against certain losses arising out of its provision of these services on its behalf.
Adjournments
If a quorum is not present for the transaction of business at the special meeting of Company stockholders, the presiding officer of the meeting may, subject to the terms of the Merger Agreement, adjourn the special meeting, without notice, if the hour, date and place of the adjourned meeting, if any, and the means of remote communications by which stockholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting are announced at the special meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to approve the merger agreement proposal at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies. At any subsequent reconvening of the special meeting at which a quorum is present, any business may be transacted that might have been transacted at the special meeting.
Voting by Company Directors, and Executive Officers
As of May 8, 2026, the directors and executive officers of the Company beneficially owned in the aggregate 4,830,232 shares of Company common stock, or approximately 1.8% of the outstanding shares of Company common stock. Although none of the directors or executive officers is obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares “FOR” each of the proposals to be presented at the special meeting.
The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Company stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”.

Appraisal Rights
If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.
Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will instead receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 of the DGCL could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or a beneficial owner of shares of Company common stock who (a) continuously holds such shares through the effective time, (b) has not consented to or otherwise voted in favor of the merger or otherwise withdrawn, lost or waived appraisal rights, (c) strictly complies with the procedures under Section 262 of the DGCL, (d) does not thereafter withdraw his, her or its demand for appraisal of such shares and (e) in the case of a beneficial owner, a person who (i) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (ii) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger — Appraisal Rights”), will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262 of the DGCL. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger — Appraisal Rights”.

Other Matters
Pursuant to the DGCL and the Company’s second amended and restated by-laws (the “Bylaws”), only the matters set forth in the notice of special meeting may be brought before the special meeting.
Assistance
If you have any questions or need assistance in completing your proxy card or have questions regarding the special meeting, please contact MacKenzie Partners, Inc., which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (800) 322-2885. Banks and brokers may call at (212) 929-5500.

PROPOSAL 1: MERGER AGREEMENT PROPOSAL
We are asking Company stockholders to consider and vote on a proposal to adopt the merger agreement and approve the consummation of the merger transactions. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger, the merger agreement and the merger transactions, including the information set forth under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement”. A copy of the merger agreement is attached as Annex A to this proxy statement. Approval of this proposal is a condition to the consummation of the merger. In the event this proposal is not approved, the merger cannot be consummated.
Under applicable law, we cannot complete the merger without the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote thereon. If you abstain from voting or fail to cast your vote, in person or by proxy, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The Board unanimously recommends a vote “FOR” the approval of the merger agreement proposal.

PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking Company stockholders to consider and vote on a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger. For more information regarding such compensation, please see the table entitled “Potential Payments to Named Executive Officers” under the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits”. As required by those rules, we ask Company stockholders to consider and vote on the approval of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger, as disclosed in the table entitled “Potential Payments to Named Executive Officers” under the section of the proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits,” including the associated narrative discussion, and the agreements, arrangements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED”.
The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Therefore, because the Company is contractually obligated to pay the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, if the merger is approved by Company stockholders, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the advisory compensation proposal.
The Board unanimously recommends a vote “FOR” the approval of the advisory compensation proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
We are asking Company stockholders to consider and vote on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement proposal at the time of the special meeting. The Company currently does not intend to propose adjournment of the special meeting if there are sufficient votes in favor of the merger agreement proposal.
The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.
The Board unanimously recommends a vote “FOR” the approval of the adjournment proposal.

THE MERGER
Overview
The Company is seeking the adoption by Company stockholders of the merger agreement. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, MergerCo will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. The Board has unanimously adopted and approved the merger agreement and the consummation by the Company of the merger transactions, including the merger, and recommends that Company stockholders vote to approve the adoption of the merger agreement.
Background of the Merger
The following chronology summarizes key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s management, the Company’s financial advisor, legal advisor or other representatives, ARCHIMED or its financial advisor, legal advisor, affiliates or other representatives, or any other person.
Esperion Therapeutics is a commercial stage biopharmaceutical company focused on bringing new medicines to patients that address unmet medical needs. The Company leverages deep domain expertise in ATP Citrate Lyase (ACLY) biology to develop and commercialize transformative medicines for patients worldwide. The Company’s lead products, NEXLETOL® (bempedoic acid) tablets and NEXLIZET® (bempedoic acid and ezetimibe) tablets, are oral, once-daily, non-statin medicines indicated to reduce the risk of myocardial infarction and coronary revascularization in adults who are unable or unwilling to take recommended statin therapy (including those not taking a statin) with established cardiovascular disease (CVD), or at high risk for a CVD event but without established CVD, and to reduce low-density lipoprotein cholesterol (LDL-C) in adults with primary hyperlipidemia. The Company currently sells its products directly in the United States and through its partners in other territories. Through its acquisition of Corstasis Therapeutics Inc. (“Corstasis”) in early April 2026, the Company expanded its cardiovascular portfolio with ENBUMYST™ (bumetanide nasal spray), the first and only FDA-approved nasal spray loop diuretic. The Company also is advancing its internal preclinical pipeline candidates, including next-generation ACLY inhibitors.
The Company’s senior management and the Board regularly review the Company’s performance and prospects in light of its business and developments in the biopharmaceutical industry and potential strategic opportunities to enhance stockholder value. As part of this process, from time to time, the Company’s senior management has engaged in business development and/or strategic partnering discussions with participants in the biopharmaceutical industry and has reported regularly to the Board on potential opportunities. The Company also consulted with Centerview from time to time on such opportunities.
On July 16, 2024, a representative of ARCHIMED contacted Sheldon Koenig, President and Chief Executive Officer of the Company, to request a meeting.
On August 27, 2024, the Company entered into a mutual non-disclosure agreement with ARCHIMED to facilitate discussions regarding a potential business relationship between the parties. This mutual non-disclosure agreement with ARCHIMED did not include a standstill provision.
On September 26, 2024, members of senior management of the Company had an introductory meeting with representatives of ARCHIMED at ARCHIMED’s offices in New York City. Thereafter, representatives of the Company and ARCHIMED had a number of discussions regarding the Company and its products, and the Company provided ARCHIMED with access to preliminary due diligence materials in a virtual data room.
On November 2, 2024, ARCHIMED sent a letter to Mr. Koenig and Benjamin Halladay, Chief Financial Officer of the Company, addressed to the Board containing a non-binding proposal to acquire all of the outstanding shares of Company common stock on a fully diluted basis for $2.73 per share in cash, subject to the completion of due diligence and the negotiation of mutually acceptable definitive documents (the “November 2024 proposal”). In the November 2024 proposal, ARCHIMED stated its belief that the Company and its executive management team had established a platform that, in partnership with

ARCHIMED, could serve as a strong foundation in executing a buy-and-build strategy across the cardiovascular and primary care space. Additionally, the November 2024 proposal provided that ARCHIMED had identified promising growth prospects through strategic acquisitions that would enable the Company to scale and diversify its product portfolio, and ARCHIMED was prepared to dedicate organizational resources and additional funding to support the Company’s next phase of growth. The November 2024 proposal noted that ARCHIMED’s financing for the acquisition would be provided through a combination of equity from ARCHIMED affiliated funds (and potentially certain of their limited partners) and external debt financing, with such financing to be structured in a manner that would allow for subsequent funding to facilitate additional add-on acquisitions following the closing. The November 2024 proposal further indicated that, upon signing a definitive agreement, ARCHIMED’s offer would not be subject to a financing condition. In the November 2024 proposal, ARCHIMED requested a 45-day period of exclusive negotiations, which could be extended on a monthly basis under certain circumstances.
On November 6, 2024, the Board held a regularly-scheduled meeting at which members of senior management were present. Representatives of each of Centerview and Goodwin Procter LLP, outside counsel to the Company (“Goodwin”), were present for a portion of the meeting. At this meeting, Mr. Koenig reported to the Board on the receipt of the November 2024 proposal. The representatives of Goodwin reviewed the fiduciary duties of the directors in the context of an offer to acquire the Company, including the importance of monitoring and disclosing to the Board any potential conflicts of interest that could arise in connection with a strategic process, and the potential that members of the Board or senior management could have actual or perceived conflicts of interest with respect to a possible transaction. The Board instructed management not to discuss with ARCHIMED any involvement, compensation or equity participation of Company management in the business from and after the consummation of any potential transaction, and throughout the process leading up to the execution of the merger agreement, no such discussion was held between any members of Company management and ARCHIMED. Representatives of Centerview reviewed a summary of the November 2024 proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock, and also discussed the dynamics of recent public biopharmaceutical transactions. It was noted that the November 2024 proposal implied an aggregate equity value for the Company of approximately $582 million. The meeting participants discussed potential responses to ARCHIMED regarding the November 2024 proposal and related process considerations. Following this discussion, the Board directed the representatives of Centerview to inform ARCHIMED that the November 2024 proposal was inadequate, but that the Company would provide ARCHIMED with priority due diligence information if it would assist ARCHIMED in reconsidering its position on value. The representatives of Centerview also presented a list of biopharmaceutical companies and financial sponsors in the biopharmaceutical industry that the Board might consider contacting to gauge their interest in a potential acquisition of the Company. The Board discussed with Centerview the parties that would most likely have an interest in an acquisition of the Company and would have the ability to consummate a transaction of this size and nature, as well as the ability to move quickly and efficiently in a process, and identified eight global biopharmaceutical companies (referred to as “Party A”, “Party B”, “Party C”, “Party D”, “Party E”, “Party F”, “Party G” and “Party H”), one specialty biopharmaceutical company (“Party I”), and one financial sponsor in the biopharmaceutical industry (“Party J”) to consider for potential outreach. The Board discussed the potential benefits of outreach to other possible counterparties against the potential risks, including the risk of leaks inherent in such a process and the potential impact of a leak on the business of the Company and its relationships with its business partners and employees. At the conclusion of this discussion, the Board authorized Centerview to conduct outreach to the ten parties discussed at the meeting regarding their potential interest in an acquisition of the Company.
Following the November 6th meeting, and at the direction of the Board, a representative of Centerview contacted ARCHIMED to relay that the Board had determined that the November 2024 proposal was inadequate, but that the Company would provide ARCHIMED with priority due diligence information if it would assist ARCHIMED in reconsidering its position on value. The representatives of ARCHIMED indicated that they would discuss internally and provide a list of due diligence questions and requests, which was forwarded to Centerview on November 21, 2024.
Also at the direction of the Board, the representatives of Centerview contacted the ten parties discussed by the Board at the November 6th meeting to gauge their interest in a potential acquisition of the Company. Each of Parties A through J subsequently declined to engage with the Company regarding a potential acquisition.

On November 19 and 22, 2024, the Board held meetings to receive updates from senior management and/or its advisors on the status of discussions with ARCHIMED and the results of the outreach to other potential counterparties. At these meetings, the Board also discussed the need for the Company to restructure its existing debt given the upcoming maturity of its 4.00% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”) and the risk of potentially receiving a “going-concern” opinion in connection with the audit of the Company’s financial statements for calendar year 2025 if the 2025 Notes were not addressed in the near-term. Given these timing considerations, the Board determined to request a response from ARCHIMED by early December, which was communicated to ARCHIMED by a representative of Centerview at the direction of the Board.
On December 4, 2024, a representative of ARCHIMED contacted a representative of Centerview to inform the Company that, given continued market volatility with respect to the Company common stock, ARCHIMED would not be submitting a revised proposal. On the prior day, the closing price of the Company common stock was $3.25, representing an increase of approximately 60% from the closing price of $2.03 on November 1, 2024 (the last trading day prior to submission of the November 2024 proposal).
On December 5, 2024, the Board held a meeting at which members of senior management and representatives of Goodwin were present. At this meeting, the Board terminated third party discussions given ARCHIMED’s failure to submit a revised proposal and the lack of interest in the acquisition of the Company by the other ten parties contacted as part of the process. The Board also directed management to proceed with the consideration of alternatives for restructuring the Company’s debt. Following the meeting, at the direction of the Board, a representative of Centerview informed ARCHIMED of the Board’s decision to terminate discussions, and ARCHIMED’s data room access also was terminated.
On December 13, 2024, the Company entered into a credit agreement with certain lenders providing for a $150 million term loan to be used to repay a portion of the Company’s outstanding obligations under the 2025 Notes.
On December 17, 2024, the Company issued $100 million aggregate principal amount of 5.75% Convertible Senior Subordinated Notes due 2030 (the “2030 Notes”). The Company issued approximately $58 million aggregate principal amount of the 2030 Notes along with approximately $153 million in cash, in exchange for approximately $210 million aggregate principal amount of the 2025 Notes, to certain holders of the 2025 Notes. The Company also issued and sold approximately $43 million aggregate principal amount of 2030 Notes for cash.
On January 13, 2025, while in attendance at an industry conference, members of senior management of the Company held a number of meetings with biopharmaceutical companies and other industry participants, including representatives of ARCHIMED, to provide an update on the Company’s business and products. At the meeting with ARCHIMED, the representatives of ARCHIMED noted their continued interest in the Company; however, there were no discussions of any specific potential transaction between the parties or terms of a potential transaction.
On March 5, 2025, members of senior management of the Company had an initial meeting with representatives of a specialty biopharmaceutical company (referred to as “Party K”) who had been introduced to the Company by an investment banking contact.
From time to time from March 2025 through June 2025, members of senior management of the Company had meetings with representatives of ARCHIMED to provide updates on the Company’s business and products. During these meetings with ARCHIMED, the representatives of ARCHIMED noted their continued interest in the Company; however, there were no discussions of any specific potential transaction between the parties or terms of a potential transaction.
On July 16, 2025, a representative of ARCHIMED contacted Mr. Koenig to convey ARCHIMED’s continued interest in a potential acquisition of the Company and an intent to send a proposal letter to this effect. During this conversation, the representative of ARCHIMED indicated that the consideration being offered would include a contingent milestone payment tied to regulatory and pricing approval for the Company’s products in Japan.

On July 17, 2025, ARCHIMED sent a letter addressed to the Board containing a non-binding proposal to acquire all of the outstanding shares of Company common stock on a fully diluted basis for an upfront payment of $1.80 per share in cash, plus participation in a contingent milestone payment of up to $75 million upon regulatory approval of, and securing pricing for, NEXLETOL/NEXLIZET in Japan and receipt by the Company of the related milestone payment from its partner in that country (the “July 17th proposal”). The July 17th proposal remained subject to the completion of ARCHIMED’s due diligence and the negotiation of mutually acceptable definitive documentation for the transaction. In the July 17th proposal, it was noted that ARCHIMED anticipated financing the acquisition through a combination of equity from ARCHIMED affiliated funds (and potentially certain of their limited partners) and external debt financing. The July 17th proposal further indicated that, upon signing a definitive agreement, ARCHIMED’s offer would not be subject to a financing condition. The July 17th proposal also stated that ARCHIMED would require a 60-day period of exclusive negotiations, which could be extended on a monthly basis under certain circumstances.
On July 21, 2025, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. At this meeting, Mr. Koenig reported to the Board on his recent conversation with the representative of ARCHIMED and receipt of the July 17th proposal. Mr. Koenig also reminded the Board of the history of discussions with ARCHIMED over approximately the past year. A representative of Goodwin reviewed the fiduciary duties of the directors in the context of an offer to acquire the Company. Representatives of Centerview reviewed a summary of the July 17th proposal as compared to the November 2024 proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock, and also discussed the dynamics of recent public biopharmaceutical transactions. It was noted that the July 17th proposal implied an aggregate equity value for the Company (assuming maximum payout of the proposed contingent milestone payment) of approximately $470 million, with an aggregate upfront equity value of approximately $395 million, and an implied aggregate transaction value on the same basis of approximately $726 million. It also was noted that, at the time of the November 2024 proposal, the Company had more cash and less debt and, as a result, while the aggregate transaction value being offered of approximately $726 million was slightly higher on an enterprise value basis than the aggregate transaction value of the November 2024 proposal of approximately $702 million, the per share amount was lower. The meeting participants discussed potential responses to ARCHIMED regarding the July 17th proposal and related process considerations, including the likelihood of achieving the proposed milestone payment. Following this discussion, the Board directed the representatives of Centerview to inform ARCHIMED that the July 17th proposal was inadequate, but that the Company would provide ARCHIMED with priority due diligence information if it would assist ARCHIMED in reconsidering its position on value. The representatives of Centerview also presented an updated list of biopharmaceutical companies that the Board might consider contacting to gauge their interest in a potential acquisition of the Company. The Board discussed with the representatives of Centerview the parties that would most likely have an interest in an acquisition of the Company at this time and would have the ability to consummate a transaction of this size and nature, as well as the ability to move quickly and efficiently in a process. As part of this discussion, the Board considered the results of the prior outreach by Centerview on behalf of the Board and the intervening discussions between senior management and certain of the listed parties as part of the Company’s ordinary course business development activities, and also considered whether any financial sponsors in the biopharmaceutical industry might have interest, noting that it was unlikely that the Company would meet their investment profiles based on the criteria typically utilized by such financial sponsors. The Board also discussed the potential benefits of outreach to other possible counterparties against the potential risks, including the risk of leaks inherent in such a process and the potential impact of a leak on the business of the Company and its relationships with its business partners and employees. At the conclusion of this discussion, the Board directed Centerview to contact six global biopharmaceutical companies (which included Party A, Party B, Party C and Party H and two new parties referred to as “Party L” and “Party M”) and two specialty biopharmaceutical companies (which included Party I and Party K) to gauge their interest in the potential acquisition of the Company. The meeting participants also discussed ARCHIMED’s request for exclusivity and related timing considerations. Finally, the Board, together with Goodwin, discussed the importance of identifying any potential conflicts or the appearance of potential conflicts of interest with respect to the directors or members of senior management of the Company. No such conflicts were identified. The Board again instructed Company management not to discuss with ARCHIMED any involvement, compensation or equity participation of Company management in the business from and after the consummation of any potential transaction, and throughout the process leading up to the execution of the merger agreement, no such discussion was held between any members of Company management and ARCHIMED.
Later on July 21, 2025, at the direction of the Board, a representative of Centerview contacted ARCHIMED to relay that the Board had determined that the July 17th proposal was inadequate, but that the Company would provide ARCHIMED with priority due diligence information if it would assist ARCHIMED in reconsidering its position on value. ARCHIMED agreed to proceed on this basis. Thereafter, the Company provided representatives of ARCHIMED with access to due diligence materials in a virtual data room. ARCHIMED sent requests for additional due diligence items to the Company, and representatives of senior management of the Company and ARCHIMED engaged in further discussions regarding the Company and its business and products.
Commencing on July 22, 2025, at the direction of the Board, representatives of Centerview contacted the eight parties discussed at the July 21st meeting of the Board to gauge their interest in a potential acquisition of the Company. Party A, Party B, Party C, Party H and Party M subsequently declined to engage with the Company regarding a potential acquisition. The representative of Party I contacted by Centerview indicated that Party I was not interested in a potential acquisition of the Company, but noted that Party I might have potential interest in a collaboration or partnering relationship. Each of Party K and Party L conveyed preliminary interest in exploring a potential acquisition of the Company.
On July 24, 2025, Mr. Halladay had a call with representatives of ARCHIMED during which he provided an update on the Company’s second quarter financial results.
On July 25, 2025, the Company entered into a mutual non-disclosure agreement with Party L to facilitate discussions regarding a potential transaction between the parties. This mutual non-disclosure agreement with Party L did not include a standstill provision.
On July 28, 2025, members of senior management provided a presentation to representatives of Party L regarding the Company’s business and products. After a few follow-up discussions and related questions, representatives of Party L indicated that they would need to further consider the opportunity internally before proceeding.
On July 31, 2025, members of senior management provided an introductory presentation to representatives of Party K regarding the Company’s business and products.
On August 6, 2025, the Board held a regularly scheduled meeting at which members of senior management and representatives of Centerview and Goodwin were present for a portion of the meeting. At this meeting, Mr. Koenig provided an update on the discussions with ARCHIMED, Party K and Party L. Representatives of Centerview reviewed a summary of the July 17th proposal, provided an update on the outreach to other parties and related feedback, and reviewed the recent share price performance of the Company common stock. The meeting participants also discussed senior management’s preliminary long-range plan for the Company on a standalone basis, including the related methodology, the underlying assumptions and related risks, and the preliminary financial forecasts for fiscal years 2025 through 2035 prepared by management in connection with a potential transaction based on such long-range plan (referred to as the “August 2025 Forecasts” in the section of this proxy statement entitled “— Certain Financial Forecasts”). The meeting participants discussed the Company’s standalone prospects and the execution challenges that the Company faced, including the macroeconomic, regulatory, payor, industry and market conditions impacting biopharmaceutical companies, the further potential for NEXLETOL/NEXLIZET, geographic expansion, competition, and potential loss of exclusivity. The meeting participants also discussed the Company’s capital structure and cash position. Thereafter, the representatives of Centerview presented a preliminary financial analysis of the Company based on the August 2025 Forecasts. The representatives of Centerview then left the meeting, and during executive session, the Board also discussed with Goodwin the formal approval of the engagement of Centerview as the Company’s financial advisor. A representative of Goodwin reviewed with the Board the terms of the proposed engagement letter with Centerview and customary relationship disclosures provided by Centerview confirming that there were no relationships with the Company, ARCHIMED, Party K or Party L impacting the ability of Centerview to act independently on behalf of the Company. The Board authorized senior management to enter into an engagement letter on behalf of the Company with Centerview on the terms discussed at the meeting. Later on August 6, 2025, the Company, as authorized by the Board, entered into the engagement letter with Centerview.

On August 8, 2025, the Board held a meeting at which members of senior management and representatives of Goodwin were present. At this meeting, senior management provided an update on the due diligence process with ARCHIMED. The Board continued its discussion regarding the August 2025 Forecasts and authorized senior management to provide near-term forecasts, consisting of the forecasts for calendar years 2025 through 2027, to ARCHIMED and any other party that expressed interest in pursuing a potential transaction.
On August 12, 2025, a representative of Party L contacted a representative of Centerview and indicated that Party L had decided not to move forward with exploring a potential acquisition of the Company.
On August 13, 2025, the Company entered into a mutual non-disclosure agreement with Party K to facilitate further discussions regarding a potential transaction between the parties. This mutual non-disclosure agreement with Party K did not include a standstill provision. Thereafter, the Company provided representatives of Party K with access to due diligence materials in a virtual data room. Party K sent requests for additional due diligence items to the Company, and representatives of senior management of the Company and Party K engaged in further discussions regarding the Company and its business and products.
On August 20, 2025, a representative of ARCHIMED contacted a representative of Centerview to convey ARCHIMED’s continued interest in a potential acquisition of the Company and an intent to send a revised proposal letter based on the prior feedback from the Board. During this conversation, the representative of ARCHIMED indicated that the proposal would be ARCHIMED’s best and final offer.
On August 21, 2025, ARCHIMED sent a letter addressed to the Board containing a revised non-binding proposal to acquire all of the outstanding shares of Company common stock on a fully diluted basis for an upfront payment of $2.25 per share in cash, plus participation in a contingent milestone payment of up to $120 million upon regulatory approval of, and securing pricing for, NEXLETOL/NEXLIZET in Japan and receipt by the Company of the related milestone payment from its partner in that country and resolution of any associated conditions (the “August 21st proposal”). In the August 21st proposal, ARCHIMED restated its financing plan and renewed its request for a 60-day period of exclusive negotiations, which could be extended on a monthly basis under certain circumstances.
On August 25, 2025, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. At this meeting, Mr. Koenig reported to the Board on the receipt of the August 21st proposal. Representatives of Centerview reviewed a situation update, noting that the price of the Company common stock had risen over 94% since ARCHIMED’s July 17th proposal, believed to be driven by a combination of the Company’s second quarter 2025 earnings announcement and market acquisition rumors. The representatives of Centerview reported on the call with ARCHIMED prior to receipt of the August 21st proposal during which a representative of ARCHIMED characterized such proposal as ARCHIMED’s best and final offer. The representatives of Centerview also provided an update regarding the preliminary due diligence being conducted by Party K. The representatives of Centerview reviewed a summary of the August 21st proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock, and also reviewed the recent share price performance of the Company common stock. It was noted that the August 21st proposal implied an aggregate equity value for the Company (assuming maximum payout of the proposed contingent milestone payment) of approximately $678 million, with an aggregate upfront equity value of approximately $471 million, and an implied aggregate transaction value on the same basis of approximately $917 million. Thereafter, the representatives of Centerview reviewed certain preliminary financial analyses related to the August 21st proposal. The Board discussed the August 21st proposal and potential responses to ARCHIMED, noting (i) the meaningful increase in the upfront cash consideration from $1.80 per share in the July 17th proposal to $2.25 per share in the August 21st proposal, (ii) the increase in the contingent milestone payment tied to the Japan approval conditions, and (iii) the characterization by ARCHIMED orally to Centerview that this proposal was ARCHIMED’s best and final offer. Following this discussion, the Board determined not to request a further increase in the upfront cash consideration being offered; instead, the Board decided to request the addition of a near-term, sales-based contingent milestone payment to provide additional value to the Company stockholders. The Board directed the representatives of Centerview to make such request of ARCHIMED, without proposing any specific amount or terms with respect to such milestone. Also at this meeting, senior management discussed with the Board certain updates to the forecasts for calendar year 2025 included in the August 2025 Forecasts to reflect the Company’s actual results for the second quarter and latest estimates, and discussed the expected timing for satisfaction of the conditions for, and receipt of, the milestone payment from its partner in Japan and the Company’s current cash position and financing needs.
On August 26, 2025, as directed by the Board, a representative of Centerview contacted a representative of ARCHIMED and requested that ARCHIMED add a near-term, sales-based contingent milestone payment to its offer, without proposing any specific amount or terms with respect to such milestone.
On August 27, 2025, the Company and ARCHIMED amended their existing mutual non-disclosure agreement to facilitate continuing discussions between the parties, including to extend the term of the agreement. This mutual non-disclosure agreement continued to not include a standstill provision.
On September 2, 2025, ARCHIMED sent a letter addressed to the Board containing a revised non-binding proposal to acquire all of the outstanding shares of Company common stock on a fully diluted basis for an upfront payment of $2.25 per share in cash, plus participation in contingent milestone payments as follows: (i) up to $120 million upon regulatory approval of, and securing pricing for, NEXLETOL/NEXLIZET in Japan and receipt by the Company of the related milestone payment from its partner in that country and resolution of any associated conditions; and (ii) up to $75 million upon achievement of U.S. product revenues in calendar year 2027 above $300 million and up to $350 million (accrued on a linear basis within this range) (the “September 2nd proposal”). In the September 2nd proposal, ARCHIMED restated its financing plan and renewed its request for a 60-day period of exclusive negotiations, which could be extended on a monthly basis under certain circumstances. ARCHIMED characterized the September 2nd proposal as its final proposal.
On September 3, 2025, a representative of Centerview had a conversation with a representative of Party K during which the representative of Party K indicated that Party K would need significantly more time to evaluate the opportunity before potentially submitting a proposal.
Later on September 3, 2025, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. At this meeting, Mr. Koenig reported to the Board on the receipt of the September 2nd proposal. Representatives of Centerview reported on their recent calls with ARCHIMED and Party K, noting that Party K had indicated that they would need significantly more time to evaluate the opportunity before potentially submitting a proposal. The representatives of Centerview reviewed a summary of the September 2nd proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock, and also reviewed the proposed contingent payments. It was noted that the September 2nd proposal implied an aggregate equity value for the Company (assuming maximum payout of the proposed contingent milestone payments) of approximately $756 million, with an aggregate upfront equity value of approximately $471 million, and an implied aggregate transaction value on the same basis of approximately $1,001 million. It also was noted that, based on current estimates of 2027 U.S. sales of NEXLETOL/NEXLIZET as set forth in the August 2025 Forecasts, the additional sales-based contingent milestone was expected to be achieved in full. The Board revisited the August 2025 Forecasts as presented at the August 6th and August 25th meetings and, following further discussion of the underlying assumptions, approved the August 2025 Forecasts for use by Centerview in connection with providing its financial analysis and preparing any opinion as may be requested by the Board in connection with a potential transaction. The meeting participants then discussed potential responses to ARCHIMED regarding the September 2nd proposal and related process considerations, including that (i) the September 2nd proposal was ARCHIMED’s fourth proposal and had been characterized by ARCHIMED in writing as its final proposal, (ii) ARCHIMED would need sufficient time to complete its confirmatory due diligence and obtain committed financing for the transaction, (iii) ARCHIMED had made continued requests for an exclusive period of negotiations, (iv) Party K had indicated that it would need significantly more time to evaluate the opportunity before potentially submitting a proposal, and (v) ARCHIMED could terminate discussions if the Board attempted to further negotiate the price, extended the process timeline, and/or failed to grant exclusivity. The meeting participants also discussed the market volatility with respect to the Company common stock, noting that the most recent closing price of the Company common stock of $2.32 was higher than the upfront cash consideration set forth in the September 2nd proposal. At the conclusion of this discussion, the Board directed Centerview to communicate to ARCHIMED that the Company was willing to provide confirmatory due diligence materials to

ARCHIMED to progress its work and obtain the required financing for the transaction; however, final discussions regarding value would need to be deferred until the end of that process. The Board also authorized the Company to enter into a period of exclusive negotiations with ARCHIMED if further requested by ARCHIMED as a condition to ARCHIMED moving forward.
On September 4, 2025, as directed by the Board, a representative of Centerview contacted a representative of ARCHIMED to communicate the feedback from the Board. ARCHIMED agreed to proceed on this basis. Thereafter, the Company provided ARCHIMED with access to confirmatory due diligence materials in a virtual data room, ARCHIMED sent requests for additional due diligence items to the Company, and representatives of senior management of the Company and ARCHIMED engaged in further discussions regarding the Company and its business and products.
On September 15, 2025, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. At this meeting, Mr. Koenig provided an update on the ongoing due diligence activity of ARCHIMED. Members of senior management also discussed with the Board the expected timing for satisfaction of the conditions for, and receipt of, the milestone payment from the Company’s partner in Japan and the Company’s current cash position and financing needs. The meeting participants further discussed the market volatility with respect to the Company common stock, noting that the most recent closing price of the Company common stock of $2.78 was significantly higher than the upfront cash consideration set forth in the September 2nd proposal. The Board discussed the feasibility of a transaction with ARCHIMED at this time and determined to terminate the strategic process. The Board also directed management to proceed with consideration of financing alternatives for the Company. Following the meeting, at the direction of the Board, Centerview informed ARCHIMED and Party K of the Board’s decision to terminate discussions, and their respective data room access also was terminated.
On September 19, 2025, the Company announced that its partner had received regulatory approval to market NEXLETOL tablets in Japan for the treatment of hypercholesterolemia and familial hypercholesterolemia.
On October 7, 2025, the Company priced an underwritten public offering of shares of its common stock at a public offering price of $2.50 per share. Giving effect to the partial exercise of the underwriters’ option to purchase additional shares, the Company issued an aggregate of 31,065,000 shares of Company common stock in the offering, with net proceeds to the Company of approximately $73 million.
On October 10, 2025, a representative of ARCHIMED contacted a representative of Centerview to express ARCHIMED’s continued interest in the potential acquisition of the Company.
On October 14, 2025, ARCHIMED sent a letter addressed to the Board containing a revised non-binding proposal to acquire all of the outstanding shares of Company common stock on a fully diluted basis for an upfront payment of $3.00 per share in cash, plus a contingent value right (a “CVR”) entitling the holder to participate in a contingent milestone payment of up to $75 million upon achievement of U.S. product revenues in calendar year 2027 above $300 million and up to $350 million (accrued on a linear basis within this range) (the “October 14th proposal”). It was noted in the October 14th proposal that, following receipt of regulatory approval for NEXLETOL in Japan, the upfront per share cash consideration now included the $90 million milestone payment that the Company expected to receive from its partner in Japan upon securing pricing. In the October 14th proposal, ARCHIMED restated its financing plan and requested a 45-day period of exclusive negotiations, which could be extended on a monthly basis under certain circumstances.
On October 15, 2025, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. At this meeting, Mr. Koenig reported to the Board on the receipt of the October 14th proposal. The representatives of Centerview reported on the call with ARCHIMED prior to receipt of the October 14th proposal. The representatives of Centerview reviewed a summary of the October 14th proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock. It was noted that the October 14th proposal implied an aggregate equity value for the Company (assuming maximum payout of the proposed contingent milestone payments and taking into account the increase in outstanding shares as a result of the Company’s recent equity offering) of approximately $932 million, with an aggregate upfront equity value of approximately

$857 million, and an implied aggregate transaction value on the same basis of approximately $1,053 million. Thereafter, the representatives of Centerview reviewed certain preliminary financial analyses related to the October 14th proposal. Senior management commented on the Company’s expected financial performance for calendar year 2025 and further updates to the forecasts for calendar year 2025 to reflect the Company’s actual results for the third quarter and latest estimates, and the expected achievability of the proposed CVR milestone in calendar year 2027. The meeting participants then discussed potential responses to ARCHIMED regarding the October 14th proposal, including requesting that the estimated maximum face value of the proposed CVR of $0.26 per share be added to the upfront payment to provide greater certainty and liquidity to Company stockholders. The meeting participants also discussed whether to contact Party K again and determined that, based on the Company’s prior interactions with Party K, there was a low likelihood that Party K would have the requisite level of interest and ability to execute a transaction in a timely manner that would be competitive with ARCHIMED’s proposal. At the conclusion of this discussion, the Board directed Centerview to present a counteroffer to ARCHIMED of $3.26 per share, representing an increase in the upfront payment equal to the estimated maximum face value of the proposed CVR. The Board also authorized the Company to enter into an exclusivity agreement with ARCHIMED for a 45-day period if ARCHIMED agreed to the counteroffer.
On October 16, 2025, a representative of Centerview contacted a representative of ARCHIMED to convey the counteroffer authorized by the Board of an upfront cash payment of $3.26 per share. The representative of Centerview noted that the Company would be willing to enter into a period of exclusive negotiations with ARCHIMED if ARCHIMED agreed to the counteroffer.
On October 20, 2025, ARCHIMED sent a letter addressed to the Board containing a revised non-binding proposal to acquire all of the outstanding shares of Company common stock on a fully diluted basis for an upfront payment of $3.12 per share in cash, plus a contingent value right entitling the holder to participate in a contingent milestone payment of up to $40 million upon achievement of U.S. product revenues in calendar year 2027 above $300 million and up to $350 million (accrued on a linear basis within this range) (the “October 20th proposal”). In the October 20th proposal, ARCHIMED restated its financing plan and renewed its request for a 45-day period of exclusive negotiations, which could be extended on a monthly basis under certain circumstances. ARCHIMED characterized the October 20th proposal as its final proposal.
On October 21, 2025, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. At this meeting, Mr. Koenig reported to the Board on the receipt of the October 20th proposal. The representatives of Centerview reported on the call with ARCHIMED prior to receipt of the October 20th proposal. The representatives of Centerview reviewed a summary of the October 20th proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock. It was noted that the October 20th proposal implied an aggregate equity value for the Company (assuming maximum payout of the proposed contingent milestone payments) of approximately $931 million, with an aggregate upfront equity value of approximately $891 million, and an implied aggregate transaction value on the same basis of approximately $1,052 million. The representatives of Centerview also reported that ARCHIMED had indicated that they would not start engaging external advisors or pursuing debt financing sources until the parties had entered into exclusivity and that ARCHIMED was requesting reimbursement of its out-of-pocket expenses if the Company determined not to proceed with the transaction at the end of the exclusivity period. Following discussion, the Board determined that it was in the best interests of the Company and its stockholders to proceed with a potential transaction with ARCHIMED on the terms set forth in the October 20th proposal. The Board also authorized the Company to enter into an exclusivity agreement for a 45-day period during which ARCHIMED could complete its confirmatory due diligence and obtain its committed financing, while the parties negotiated the definitive documentation for the transaction in parallel.
On October 22, 2025, a representative of Centerview informed a representative of ARCHIMED that the Board was supportive of moving forward based on the October 20th proposal and entering into a period of exclusive negotiations.
Beginning on October 23, 2025, ARCHIMED and its advisors were provided with access to additional due diligence materials in a virtual data room. Thereafter, ARCHIMED sent lists of due diligence questions to, and requested additional due diligence items from, the Company, and ARCHIMED and its representatives participated in multiple conference calls with senior management of the Company and its advisors regarding such due diligence requests provided to the Company as part of ARCHIMED’s confirmatory due diligence process.
On November 5, 2025, the Board held a regularly scheduled meeting at which members of senior management and a representative of Goodwin was present for a portion of the meeting. At this meeting, senior management provided an update on ARCHIMED’s confirmatory due diligence process, and the representative of Goodwin discussed with the Board the status of the negotiation of the exclusivity agreement with ARCHIMED.
On November 6, 2025, the Company and ARCHIMED entered into an exclusivity agreement providing for exclusive negotiations between the parties until the first to occur of: (a) the execution of a definitive agreement between the Company and ARCHIMED or its applicable affiliate with respect to a transaction; (b) the time that ARCHIMED notified the Company in writing that it was no longer actively pursuing the transaction; (c) the time that ARCHIMED proposed in writing per share consideration less than the consideration set forth in the October 20th proposal or any modification to the terms of the CVR adverse to the Company’s stockholders; and (d) 5:00 p.m. on December 21, 2025, subject to extension to December 28, 2025 under certain circumstances. The exclusivity agreement also provided for the Company to reimburse ARCHIMED for its reasonable and documented out-of-pocket expenses incurred after the date of the exclusivity agreement under certain circumstances, subject to a negotiated cap, if the Company determined not to proceed with the transaction.
On November 11-13, 2025, representatives of ARCHIMED, the Company and their respective advisors held in-person due diligence meetings at Centerview’s offices in New York City, followed by a dinner between members of senior management and representatives of ARCHIMED. There were no specific discussions regarding a potential transaction between the parties or the terms of any potential transaction. Following this meeting and as part of its due diligence, ARCHIMED was provided with certain near-term financial projections based on the August 2025 Forecasts with certain interim updates, as described in the section of this proxy statement entitled “— Certain Financial Forecasts”.
On November 21, 2025, the Company announced that its partner in Japan had received National Health Insurance Price Listing and launched NEXLETOL for the treatment of hypercholesterolemia and familial hypercholesterolemia. As a result, under the terms of the related collaboration and license agreement, the Company became entitled to receive a $90 million milestone payment.
On November 24, 2025, representatives of Goodwin provided representatives of Sidley Austin LLP, outside counsel to ARCHIMED (“Sidley”), with an initial draft of the merger agreement for the proposed transaction.
On December 3, 2025, representatives of Goodwin provided representatives of Sidley with an initial draft of the CVR agreement for the proposed transaction.
On December 4, 2025, the closing price of the Company common stock was $3.79, representing an increase of approximately 34% from the closing price of $2.82 on the date of ARCHIMED’s October 20th proposal.
On December 5, 2025, a representative of ARCHIMED contacted Mr. Koenig to discuss the market volatility with respect to the Company common stock, and they agreed to discontinue discussions.
On December 8, 2025, the Company and ARCHIMED terminated the exclusivity agreement, subject to the Company’s obligation in the exclusivity agreement to reimburse certain out-of-pocket expenses of ARCHIMED, and discontinued discussions regarding a potential transaction. ARCHIMED’s data room access also was terminated.
On March 3, 2026, the Company announced entry into a definitive agreement to acquire Corstasis, which developed and was commercializing ENBUMYST, a nasal spray diuretic approved by the FDA in September 2025 as a treatment for edema associated with congestive heart failure, and hepatic and renal disease in adults. Under the terms of the agreement, the Company would acquire all outstanding stock of Corstasis in exchange for an upfront payment of $75 million in cash. Corstasis shareholders also would be eligible to receive a total of up to an additional $180 million upon the attainment of certain regulatory and commercial milestones, as well as royalties on sales of ENBUMYST and any applicable follow-on products.
On March 19, 2026, a representative of ARCHIMED contacted Mr. Koenig to express ARCHIMED’s continued interest in the Company. There had been no discussions between representatives of the Company and ARCHIMED since termination of the exclusivity agreement on December 8, 2025.
On March 24, 2026, at ARCHIMED’s request, Mr. Koenig met with representatives of ARCHIMED in New York City to provide an update on the Company and its business and products as well as the pending acquisition of Corstasis (with Mr. Halladay participating via videoconference), followed by a dinner among Mr. Koenig and such representatives of ARCHIMED. Mr. Halladay also met with representatives of ARCHIMED at their offices on March 26, 2026. There were no specific discussions regarding a potential transaction between the parties or the terms of any potential transaction at these meetings.
On March 30, 2026, ARCHIMED sent a letter addressed to the Board containing a new non-binding proposal to acquire all of the outstanding shares of Company common stock on a fully diluted basis for an upfront payment of $3.22 per share in cash, plus (a) up to $40 million in the form of a CVR tied to the achievement of U.S. product revenues for NEXLETOL/NEXLIZET in calendar year 2027 above $300 million and up to $350 million (accruing on a linear basis within this range), and (b) $60 million in the form of a CVR payable in full upon the achievement of annual U.S. product revenues for ENBUMYST in excess of $200 million in any single fiscal year within the first four years post-U.S. launch, e.g., calendar years 2026 through 2029 (the “March 30th proposal”). In the March 30th proposal, ARCHIMED restated its previous financing plan and requested a renewal of the November 6, 2025 exclusivity agreement with the Company through May 5, 2026, with other terms and conditions in-line with the prior agreement.
Also on March 30, 2026, following receipt of the March 30th proposal, a representative of Centerview had a call with a representative of ARCHIMED during which the representative of ARCHIMED indicated that the upfront per share consideration was the highest that ARCHIMED was willing to offer. The representative of ARCHIMED also noted that ARCHIMED had substantially completed its due diligence and could move quickly toward announcement of a transaction by May 5, 2026.
On March 31, 2026, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. At this meeting, Mr. Koenig reported to the Board on the recent discussions with ARCHIMED and receipt of the March 30th proposal. The representatives of Centerview also reported on the call with ARCHIMED on the previous day. The representatives of Centerview reviewed a summary of the March 30th proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock. It was noted that the March 30th proposal implied an aggregate equity value for the Company (assuming maximum payout of the proposed contingent milestone payments) of approximately $1,095 million, with an aggregate upfront equity value of approximately $996 million, and an implied aggregate transaction value on the same basis of approximately $1,173 million. In addition, the representatives of Centerview reviewed with the Board a history of ARCHIMED’s offers to acquire the Company, noting that this was ARCHIMED’s seventh offer, and the recent share price performance of the Company common stock. The meeting participants also discussed senior management’s preliminary long-range plan for the Company on a standalone basis, including the related methodology, the underlying assumptions and related risks, and the preliminary financial forecasts for fiscal years 2026 through 2037 prepared by management in connection with a potential transaction based on such long-range plan (referred to as the “March 2026 Forecasts” in the section of this proxy statement entitled “— Certain Financial Forecasts”). It was noted that the March 2026 Forecasts were based on the August 2025 Forecasts, as revised to reflect the actual results of the Company for 2025, the pending acquisition of Corstasis and expected launch of ENBUMYST in the second half of calendar year 2026, recent legal settlements, and other interim updates. Senior management commented on the achievability of the proposed CVR milestone with respect to U.S. sales of NEXLETOL/NEXLIZET in calendar year 2027, noting that, while the milestone was expected to be achieved based on the March 2026 Forecasts, such achievement was expected to be more challenging than previously discussed due to current market conditions and competitive headwinds. It also was noted that the proposed milestone regarding ENBUMYST was not expected to be achieved based on the March 2026 Forecasts. The representatives of Centerview reviewed certain financial analyses with respect to the March 30th proposal, including the estimated maximum face value per share of the CVR portion of the consideration of $0.32 (resulting in aggregate estimated consideration per share of $3.54), and an illustrative risk-adjusted net present value of the CVR of $0.10 (resulting in aggregate estimated consideration per share of $3.32) based on assumptions from Company management included in the March 2026 Forecasts and the midpoint of a range of discount rates based on an analysis of the Company’s weighted average cost of capital.1 It was noted that, for comparative purposes and using a similar calculation methodology, the aggregate estimated consideration of ARCHIMED’s last proposal (i.e., the October 20th proposal) was $3.22 per share, equal, on a per share basis, to $3.12 upfront cash consideration plus the illustrative risk-adjusted net present value of a CVR of $0.10 per share. The meeting participants discussed the Company’s standalone prospects and the execution challenges that the Company faced, including the macroeconomic, regulatory, payor, industry and market conditions impacting biopharmaceutical companies, the further potential for NEXLETOL/NEXLIZET, the expectations regarding the launch of ENBUMYST, and competitive dynamics. The meeting participants then discussed potential responses to ARCHIMED regarding the March 30th proposal and related process considerations, including the statement by ARCHIMED that it was unwilling to entertain any increase in the upfront per share price being offered and its expectation that it could complete confirmatory due diligence, obtain its committed financing, and negotiate a definitive agreement by May 5, 2026. Following discussion, the Board determined that it was in the best interests of the Company and its stockholders to re-engage with ARCHIMED regarding a potential transaction; however, the Board directed Centerview to tell ARCHIMED that it needed to improve the terms of the ENBUMYST milestone, without proposing any specific changes. In addition, the Board discussed at this meeting whether to consider outreach to additional parties after receiving ARCHIMED’s response to the Board’s feedback regarding the March 30th proposal.
Later on March 31, 2026, a representative of Centerview contacted a representative of ARCHIMED to relay the Board’s feedback that ARCHIMED needed to improve the terms of the ENBUMYST milestone.
On April 1, 2026, ARCHIMED sent a letter addressed to the Board containing a revised non-binding proposal to acquire all of the outstanding shares of Company common stock on a fully diluted basis for an upfront payment of $3.22 per share in cash, plus (a) up to $40 million in the form of a CVR tied to the achievement of U.S. product revenues for NEXLETOL/NEXLIZET in calendar year 2027 above $300 million and up to $350 million (accruing on a linear basis within this range), and (b) $60 million in the form of a CVR payable in full upon the achievement of annual U.S. product revenues for ENBUMYST of at least $160 million in any single calendar year by year-end 2030 (the “April 1st proposal”). In the April 1st proposal, ARCHIMED restated its financing plan and continued to request a renewal of the November 6, 2025 exclusivity agreement with the Company through May 5, 2026, with other terms and conditions in-line with the prior agreement. ARCHIMED characterized the April 1st proposal as its final proposal.
Later on April 1, 2026, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. At this meeting, Mr. Koenig reported to the Board on the receipt of the April 1st proposal and the corresponding changes to the CVR related to the ENBUMYST milestone. The representatives of Centerview also reported on the call with ARCHIMED on the previous day. The representatives of Centerview reviewed a summary of the April 1st proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock. It was noted that the April 1st proposal implied an aggregate equity value for the Company

1
In this section of the proxy statement entitled “The Merger — Background of the Merger” and the section entitled “The Merger — Reasons for the Merger”, the estimated maximum face value of a CVR was calculated by dividing the maximum aggregate contingent milestone payments by the Company’s fully diluted shares outstanding per Company management as of the date of such calculation, and the illustrative risk-adjusted, net present value of a CVR was based on the estimated achievement and timing assumed in management’s forecasts and the Company’s fully diluted shares outstanding per Company management as of the date of such calculation. Fully diluted shares outstanding was calculated by including basic shares outstanding and also taking into account outstanding in-the-money stock options, restricted stock units, warrants and shares underlying the Company’s convertible notes, with the convertible notes treated as equity above the applicable per share conversion price and treated as debt below the conversion price. Assumes warrant holders elect to receive a cash payout equal to the Black-Scholes value of their warrants instead of the merger consideration where the Black-Scholes value is greater. Actual payments with respect to a CVR, if any, may be more or less than these estimated amounts.

(assuming maximum payout of the proposed contingent milestone payments) of approximately $1,095 million, with an aggregate upfront equity value of approximately $996 million, and an implied aggregate transaction value on the same basis of approximately $1,173 million. The representatives of Centerview also reviewed with the Board a history of ARCHIMED’s offers to acquire the Company. It was noted that, based on the March 2026 Forecasts, the revised ENBUMYST sales milestone of $160 million was expected to be achieved in calendar year 2030. The representatives of Centerview reviewed with the Board the estimated maximum face value per share of the CVR portion of the consideration of $0.32 (resulting in aggregate estimated consideration per share of $3.54), and an illustrative risk-adjusted net present value of the CVR of $0.20 (resulting in aggregate estimated consideration per share of $3.42) based on assumptions from Company management included in the March 2026 Forecasts and the midpoint of a range of discount rates based on an analysis of the Company’s weighted average cost of capital. The Board continued its discussion of the March 2026 Forecasts and, following further discussion of the underlying assumptions, approved the March 2026 Forecasts for use by Centerview in connection with providing its financial analysis and preparing any opinion as may be requested by the Board in connection with the proposed transaction. The Board continued its discussion regarding potential outreach to additional parties, and discussed with the representatives of Centerview whether it would be likely that any other parties would have the level of interest and resources necessary to expeditiously execute a transaction of this size and nature that would be competitive with ARCHIMED’s proposal. The Board again concluded that there was a low likelihood that any other parties with sufficient resources would have the requisite level of interest and ability to execute a transaction at this time. The meeting participants then discussed potential responses to ARCHIMED regarding the April 1st proposal and related process considerations, including (i) that the parties had been in intermittent discussions for more than 18 months and the related distraction of management and disruptions to the business, (ii) the April 1st proposal was ARCHIMED’s eighth proposal, (iii) the statement by ARCHIMED that it was unwilling to entertain any increase in the upfront per share price being offered, (iv) the expected level of achievability of the proposed CVR milestones, (v) ARCHIMED’s expectation that it could complete its confirmatory due diligence, obtain its committed financing, and negotiate definitive transaction documentation by May 5, 2026, (vi) ARCHIMED’s continued request for an exclusive period of negotiations and unwillingness to engage external advisors or pursue its committed financing without exclusivity, (vii) the prior outreach by Centerview on behalf of the Board to thirteen potential counterparties and the lack of any interest or proposals from those parties with respect to the acquisition of the Company, and the fact that no other parties had emerged in connection with the Company’s ordinary course business development activities, (viii) the lack of any communication from Party K and the low likelihood that Party K, even if currently interested, could transact on a similar timeline as proposed by ARCHIMED, and (ix) the risk of ARCHIMED terminating discussions if the Company attempted to further negotiate the price, extended the process timeline, and/or failed to grant exclusivity or if there was market speculation or a leak related to a potential transaction involving the Company. At the conclusion of this discussion, the Board determined that it was in the best interests of the Company and its stockholders to proceed with a transaction with ARCHIMED on the terms set forth in the April 1st proposal. The Board also authorized the Company to enter into an exclusive period of negotiations with ARCHIMED as requested.
On April 2, 2026, the Company closed its acquisition of Corstasis.
On April 8, 2026, the Company and ARCHIMED entered into an exclusivity agreement providing for exclusive negotiations between the parties until the first to occur of: (a) the execution of a definitive agreement between the Company and ARCHIMED or its applicable affiliate with respect to a transaction; (b) the time that ARCHIMED notified the Company in writing that it was no longer actively pursuing the transaction; (c) the time that ARCHIMED proposed in writing per share consideration less than the consideration set forth in the April 1st proposal or any modification to the terms of the CVR adverse to Company stockholders; and (d) 5:00 p.m. on May 5, 2026, subject to extension to May 12, 2026 under certain circumstances. The exclusivity agreement also provided for the Company to reimburse ARCHIMED for its reasonable and documented out-of-pocket expenses incurred after the date of the exclusivity agreement under certain circumstances, subject to a negotiated cap, if the Company determined not to proceed with the transaction. Thereafter, the Company provided ARCHIMED with access to confirmatory due diligence materials in a virtual data room, ARCHIMED sent requests for additional due diligence items to the Company, and representatives of senior management of the Company and ARCHIMED engaged in further discussions regarding the Company and its business and products.

On April 9, 2026, Centerview provided updated customary relationship disclosure confirming that there were no relationships with ARCHIMED impacting the ability of Centerview to act independently on behalf of the Company.
On April 10, 2026, representatives of Sidley sent a revised draft of the merger agreement initially sent by representatives of Goodwin on November 24, 2025. Thereafter, representatives of Goodwin, on behalf of the Company, and representatives of Sidley, on behalf of ARCHIMED, exchanged drafts of the merger agreement and discussed the terms of such merger agreement. Among other items, the parties negotiated (a) the definition of “material adverse effect”, which generally defines the standard for closing risk, (b) the efforts required by ARCHIMED to obtain the financing related to the merger and the Company’s obligations to cooperate with these financing efforts, (c) the efforts required by ARCHIMED to obtain the required regulatory approvals and the “outside date” for doing so, (d) the provisions relating to the rights of the Board to change its recommendation to stockholders in the case of a “superior proposal” or “intervening event”, (e) the amount and terms of the termination fee payable by the Company in the event that the Company were to terminate the merger agreement to accept a superior proposal and under certain other circumstances (with the Company initially proposing 3.0% of transaction equity value and ARCHIMED countering at 4.0%), (f) the amount and terms of the reverse termination fee payable to the Company under certain circumstances (with the Company initially proposing 7.5% of transaction equity value and ARCHIMED countering at 6.5%), and (g) the Company’s representations, warranties and interim operating covenants.
On April 14, 2026, representatives of Sidley sent initial drafts of the equity commitment letter and limited guarantee to representatives of Goodwin. Thereafter, representatives of Goodwin, on behalf of the Company, and representatives of Sidley, on behalf of ARCHIMED, exchanged drafts of these documents and discussed the terms of such documents.
On April 15, 2026, representatives of Sidley sent a revised draft of the CVR agreement initially sent by representatives of Goodwin on December 3, 2025. Thereafter, representatives of Goodwin, on behalf of the Company, and representatives of Sidley, on behalf of ARCHIMED, exchanged drafts of the CVR agreement and discussed the terms of such CVR agreement. Among other items, the parties negotiated (a) the scope of the products (defined in the CVR agreement as “bempedoic acid products” and “enbumyst products”) for which net sales would trigger a milestone payment, (b) the definition of “net sales” (i.e., the calculation of the net sales that would be counted toward achievement of the applicable milestones), (c) the definition of “diligent efforts” (i.e., the efforts required by Parent and certain of its affiliates to achieve the applicable milestones during the relevant milestone periods), (d) the percentage of CVR holders required to take certain actions under the CVR agreement, and (e) the restrictions on assignment of the CVR agreement or transfers of the relevant Company products. In particular, ARCHIMED proposed limiting (i) the definition of “bempedoic acid products” in the CVR agreement to NEXLETOL and NEXLIZET and not including planned triple combination products with bempedoic acid, ezetimibe and either atorvastatin or rosuvastatin and (ii) the definition of “enbumyst products” to the nasal spray product formulation and not including the planned subcutaneous injection product containing bumetanide.
On April 15 – 16, 2026, Mr. Koenig met with representatives of ARCHIMED at ARCHIMED’s offices in New York City for a functional diligence review (with Mr. Halladay participating via videoconference). At this meeting, the representatives of senior management provided an update regarding the Company’s preliminary first quarter results at the request of ARCHIMED, which were below the expectations the Company had previously provided to ARCHIMED. As part of its continuing due diligence, ARCHIMED was provided with financial projections for calendar year 2026 based on the March 2026 Forecasts.
On April 17, 2026, representatives of Goodwin sent an initial draft of the disclosure schedules to the merger agreement to representatives of Sidley.
On April 24, 2026, following completion of its confirmatory due diligence, representatives of ARCHIMED contacted a representative of Centerview to propose a lower upfront purchase price of $3.00 per share in cash (a decrease of $0.22 per share), with a shift of that value to a contingent milestone payment of $0.22 per share upon the achievement of annual U.S. product revenues for NEXLETOL/NEXLIZET in excess of $225 million in calendar year 2026 (which milestone payment would be in addition to the two contingent milestone payments included as part of the CVR in the April 1st proposal) (the “April 24th proposal”). The representatives of ARCHIMED indicated that the change in the purchase price was primarily the result of U.S. sales of NEXLETOL/NEXLIZET for the first quarter of 2026 falling below expectations and giving rise to concerns on the achievability of the 2026 budget.
On April 25, 2026, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. At this meeting, Mr. Koenig reported to the Board on the revised proposal from ARCHIMED. The representatives of Centerview also reported on the call with representatives of ARCHIMED on the previous day. The representatives of Centerview reviewed a summary of the April 24th proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock. It was noted that the April 24th proposal implied an aggregate equity value for the Company (assuming maximum payout of the proposed contingent milestone payments) of approximately $1,094 million, with an aggregate upfront equity value of approximately $927 million, and an implied aggregate transaction value on the same basis of approximately $1,164 million. The representatives of Centerview reviewed with the Board the estimated maximum face value per share of the CVR portion of the consideration of $0.54 (resulting in aggregate estimated consideration per share of $3.54), and an illustrative risk-adjusted net present value of the CVR of $0.41 (resulting in aggregate estimated consideration per share of $3.41) based on assumptions from Company management included in the March 2026 Forecasts and the midpoint of a range of discount rates based on an analysis of the Company’s weighted average cost of capital. The representatives of Centerview also reviewed certain financial analyses with respect to the April 24th proposal. The representative of Goodwin provided an update on the status of negotiations of the merger agreement, the CVR agreement and related documentation, and the status of ARCHIMED’s committed financing. The representative of Goodwin also reviewed the fiduciary duties of the directors in this context. The Board discussed with the representatives of Centerview the utility of contacting additional parties following the termination of exclusivity and again concluded that there was a low likelihood that any other parties with sufficient resources would have the requisite level of interest and ability to execute a transaction at this time. The meeting participants then discussed potential responses to ARCHIMED regarding the April 24th proposal and related process and timing considerations. During this discussion, senior management indicated that, as a result of sales in the first quarter of 2026 and other headwinds facing the Company, the forecasted U.S. sales of NEXLETOL/NEXLIZET for the full year included in the March 2026 Forecasts were now more aspirational, and senior management believed there would be risk to achieving the $225 million sales milestone proposed by ARCHIMED on a standalone basis. The meeting participants also discussed potential disruptions to the business as a result of a transaction announcement that could further impact sales results for 2026. At the conclusion of this discussion, the Board directed management to revise the March 2026 Forecasts to reflect their current best estimates so that the Board could evaluate ARCHIMED’s next proposal in the context of such updated forecasts. The Board also directed the representatives of Centerview to inform ARCHIMED that the April 24th proposal was unacceptable and that, if they wished to proceed with a transaction, they should reconsider their proposal. Following the meeting, at the direction of the Board, a representative of Centerview contacted a representative of ARCHIMED to convey such message.
Later on April 25, 2026, a representative of ARCHIMED contacted Mr. Koenig to confirm ARCHIMED’s continued interest in the acquisition of the Company. There was no discussion of pricing terms during this call.
On April 26, 2026, representatives of ARCHIMED contacted a representative of Centerview with two options for consideration by the Board (the “April 26th proposal”). The first option consisted of $3.16 in cash upfront plus the two contingent milestone payments included as part of the CVR in the April 1st proposal (“option one”); and the second option consisted of $3.12 in cash upfront plus (a) the two contingent milestone payments included as part of the CVR in the April 1st proposal and (b) an additional contingent milestone payment of $0.10 per share upon the achievement of annual U.S. product revenues for NEXLETOL/NEXLIZET in excess of $225 million in calendar year 2026 or, if not achieved in 2026, included as part of the CVR milestone payment related to 2027 sales and accrued linearly for revenues between $300 million and $350 million (“option two”). The representatives of ARCHIMED indicated that the April 26th proposal was ARCHIMED’s best and final offer.
Later on April 26, 2026, the Board held a meeting at which members of senior management and representatives of Centerview and Goodwin were present. The meeting began with a discussion of the Company’s preliminary operating results for the first quarter of 2026, which had been negatively impacted by, among other things, winter storms causing interference with distribution channels and affecting the ability of representatives to meet with physicians, as well as certain industry guidelines, which included bempedoic acid for the lowering of LDL-C and reduction in cardiovascular risk, being issued later in the first quarter than expected (with education and implementation with respect to such guidelines also expecting to take longer than anticipated). The meeting participants next discussed the revised financial forecasts for fiscal years 2026 through 2037 prepared by senior management at the direction of the Board (referred to as the “April 2026 Forecasts” in the section of this proxy statement entitled “— Certain Financial Forecasts”), including the methodology and underlying assumptions. The meeting participants further discussed the Company’s standalone prospects and the execution challenges facing the Company and the expected impact on U.S. sales of NEXLETOL/NEXLIZET. Senior management noted that the slow start in the first quarter and other headwinds facing the business, including the macroeconomic environment, market conditions and competition, were expected to result in lower estimated U.S. net revenue for NEXLIZET and NEXLETOL for calendar year 2026, with later years in the projection period impacted by the pull-through effect of the lower 2026 base. Following this discussion, the Board approved the April 2026 Forecasts for use by Centerview in connection with providing its financial analysis and preparing any opinion as may be requested by the Board in connection with the proposed transaction. The representatives of Centerview presented a preliminary financial analysis of the Company based on the April 2026 Forecasts. Mr. Koenig then reported to the Board on his call with a representative of ARCHIMED on the previous evening. The representatives of Centerview also reported on their call with representatives of ARCHIMED, the two options included in the April 26th proposal provided by ARCHIMED for consideration by the Board, and the characterization by the ARCHIMED representatives of the April 26th proposal as ARCHIMED’s best and final offer. It was noted that, based on the revisions to the April 2026 Forecasts, the potential CVR milestone payment related to U.S. sales of NEXLETOL/NEXLIZET in calendar year 2027 would be challenging to achieve in full. The representatives of Centerview reviewed a summary of the April 26th proposal, including the implied equity value, transaction value and premia to recent trading prices for the shares of Company common stock. It was noted that option one and option two included in the April 26th proposal implied an aggregate equity value for the Company (assuming maximum payout of the proposed contingent milestone payments) of approximately $1,076 million and $1,094 million, respectively, and an implied aggregate transaction value on the same basis of approximately $1,145 million and $1,164 million, respectively; however, the upfront equity value for option one was approximately $977 million, while the upfront equity value of option two was approximately $964 million. For option one, the representatives of Centerview reviewed with the Board the estimated maximum face value per share of a CVR of $0.32 (resulting in aggregate estimated consideration per share of $3.48), and an illustrative risk-adjusted net present value of a CVR of $0.15 (resulting in aggregate estimated consideration per share of $3.31) based on assumptions from Company management included in the April 2026 Forecasts and the midpoint of a range of discount rates based on an analysis of the Company’s weighted average cost of capital. For option two, the representatives of Centerview reviewed with the Board the estimated maximum face value per share of a CVR of $0.42 (resulting in aggregate estimated consideration per share of $3.54), and an illustrative risk-adjusted net present value of a CVR of $0.18 (resulting in aggregate estimated consideration per share of $3.30) based on assumptions from Company management included in the April 2026 Forecasts and the midpoint of a range of discount rates based on an analysis of the Company’s weighted average cost of capital. Following discussion, the Board determined that it was in the best interests of the Company and its stockholders to proceed with option one given the higher upfront cash amount (which would provide Company stockholders with greater certainty and liquidity) as well as the slightly higher estimated aggregate value of the consideration on a risk-adjusted, net present value basis. Following discussion of the two options, the Board directed Centerview to inform ARCHIMED that the Company was willing to proceed with a transaction on the basis of option one of the April 26th proposal, subject to ARCHIMED accepting the Company’s definitions of “bempedoic acid products” and “enbumyst products” for purposes of the CVR component of the consideration, and ARCHIMED working expeditiously toward announcement of the transaction.
Following the April 26th meeting of the Board, the parties and their advisors worked to complete negotiations of the merger agreement, CVR agreement, equity commitment letter and limited guarantee. Also on April 27, 2026, representatives of Sidley delivered a draft of the proposed debt commitment letter to representatives of Goodwin and the parties and their advisors thereafter negotiated and discussed the debt commitment letter.

On April 27, 2026, Centerview confirmed that there had been no updates to its relationship disclosure provided on April 9, 2026.
On April 30, 2026, the parties and their advisors had a call to coordinate on the final negotiation of the transaction documentation and timing for the potential announcement of the transaction. Following this call, representatives of Sidley and Goodwin discussed the remaining open items in the agreements, which included reaching a compromise regarding the company termination fee at 3.5% of transaction equity value and the parent termination fee at 7.0% of transaction equity value.
Later on April 30, 2026 (commencing in the late evening and adjourning in the early morning of May 1, 2026), the Board held a meeting, at which members of senior management and representatives of Centerview and Goodwin were present, to consider approval of the proposed transaction with ARCHIMED. At this meeting, a representative of Goodwin reviewed the fiduciary duties of the directors in this context and the terms of the final proposed merger agreement, CVR agreement and limited guarantee. The representative of Goodwin also discussed with the Board the status of ARCHIMED’s committed financing for the transaction. The representatives of Centerview reviewed with the Board the aggregate assumed implied per share value of the transaction consideration of $3.31 per share, equal, on a per share basis, to $3.16 upfront cash consideration plus the illustrative risk-adjusted net present value of the CVR of $0.15 (based on assumptions from Company management included in the April 2026 Forecasts and the midpoint of a range of discount rates based on an analysis of the Company’s weighted average cost of capital). Representatives of Centerview presented financial analyses of the transaction consideration. Representatives of Centerview also rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 1, 2026, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to the holders of shares of Company common stock (other than non-participating shares) pursuant to the merger agreement and the CVR agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see the section of this proxy statement entitled “— Opinion of the Company’s Financial Advisor.” Following additional discussion and consideration of the merger agreement and the transactions contemplated by the merger agreement and the CVR agreement, and taking into consideration the matters discussed during that meeting and prior meetings of the Board (for additional detail, see “— Reasons for the Merger” below), the Board unanimously adopted resolutions: (a) determining that it was in the best interests of the Company and its stockholders, and declaring it advisable, that the Company enter into the merger agreement and consummate the merger transactions, including the merger; (b) adopting and approving the merger agreement and the consummation by the Company of the merger transactions, including the merger; (c) recommending that Company stockholders vote to approve the adoption of the merger agreement; and (d) directing that the merger agreement and the merger transactions be submitted to Company stockholders entitled to vote thereon for adoption.
Prior to the opening of the stock markets on the morning of May 1, 2026, the parties executed the merger agreement, funds affiliated with ARCHIMED delivered the executed equity commitment letter and limited guarantee, ARCHIMED and the Company executed an amendment to the existing mutual non-disclosure agreement solely to extend the term, and the parties issued a joint press release announcing the merger.
Recommendation of the Board
At the special meeting of the Board on May 1, 2026, after due consideration, including the non-exhaustive list of material factors described below in the section entitled “— Reasons for the Merger”, and detailed discussions with the Company’s management and its legal and financial advisors, at such meeting and prior meetings of the Board, the Board unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the merger agreement and consummate the merger transactions, including the merger; (b) adopted and approved the merger agreement and the consummation by the Company of the merger transactions, including the merger; (c) recommended that Company stockholders vote to approve the adoption of the merger agreement; and (d) directed that the merger agreement and the merger transactions be submitted to Company stockholders entitled to vote thereon for adoption.

Reasons for the Merger
In evaluating the merger agreement and the merger transactions, the Board, as described in the section of this proxy statement entitled “— Background of the Merger”, held a number of meetings and consulted with the Company’s senior management and its legal and financial advisors. In the course of reaching its determination that it was in the best interests of the Company and its stockholders that the Company enter into the merger agreement and consummate the merger transactions, including the merger, the Board reviewed, evaluated, and considered a significant amount of information and numerous factors and benefits of the merger, each of which the Board believed supported its unanimous determination and recommendation. As a result, for the reasons set forth below, the Board recommends that Company stockholders vote to approve the merger agreement proposal:
Offer Price.   The Board considered:
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the historical market prices, significant volatility and trading information with respect to the Company common stock;

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the recent historical trading prices of the Company common stock, as compared to the merger consideration, including the fact that:

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the upfront price per share of Company common stock of $3.16 to be received upon consummation of the merger represents (i) an approximately 58% premium to the closing price per share of Company common stock of $2.00 on April 30, 2026, the last trading day prior to the public announcement of the execution of the merger agreement, (ii) an approximately 26% premium to the $2.50 price per share of Company common stock from the Company’s last capital raise on October 7, 2025, and (iii) an approximately 41% premium to the volume weighted average price per share of Company common stock of $2.25 for the 30-trading day period ended April 30, 2026;

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combined, the upfront price per share of Company common stock plus the illustrative risk-adjusted net present value of the CVR (which was based on assumptions from Company management included in the April 2026 Forecasts and the midpoint of a range of discount rates based on an analysis of the Company’s weighted average cost of capital), of $3.31 per share represents (i) an approximately 65% premium to the closing price per share of Company common stock of $2.00 on April 30, 2026, the last trading day prior to the public announcement of the execution of the merger agreement, (ii) an approximately 32% premium to the $2.50 price per share of Company common stock from the Company’s last capital raise on October 7, 2025, and (iii) an approximately 47% premium to the volume weighted average price per share of Company common stock of $2.25 for the 30-trading day period ended April 30, 2026; and

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combined, the upfront price per share of Company common stock plus the estimated maximum potential CVR payments, if achieved, of $3.48 per share represents (i) an approximately 74% premium to the closing price per share of Company common stock of $2.00 on April 30, 2026, the last trading day prior to the public announcement of the execution of the merger agreement, (ii) an approximately 39% premium to the $2.50 price per share of Company common stock from the Company’s last capital raise on October 7, 2025, and (iii) an approximately 55% premium to the volume weighted average price per share of Company common stock of $2.25 for the 30-trading day period ended April 30, 2026; and

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that in its view it had obtained ARCHIMED’s best and final offer, and that, as of the date of the merger agreement, the merger consideration represented a favorable price for the shares of Company common stock, taking into account the Board’s familiarity with the business, strategy, assets, liabilities, financial needs and prospects of the Company on a standalone basis.

Certainty of Consideration.   The Board considered the fact that the upfront cash consideration of $3.16 per share of Company common stock, which represents a substantial portion of the overall consideration, would allow Company stockholders to realize immediate value for their investment in the Company, while avoiding the Company’s commercialization, marketing, regulatory, development, competitive and other business risks, and while also providing such holders with certainty of value and liquidity for their shares of Company common stock.

CVR Consideration; Opportunity to Realize Additional Value.   The Board considered the fact that, in addition to the upfront cash consideration of $3.16 per share, Company stockholders will receive one CVR for each share of Company common stock, which provides Company stockholders with an opportunity to realize additional value through participation in contingent cash milestone payments of up to an aggregate amount of $100 million, to the extent that the milestones set forth in the CVR Agreement are achieved within the applicable time periods. The Board also took into consideration the obligations of Parent and certain of its affiliates to use “diligent efforts” to achieve the milestones under the terms of the CVR agreement.
The Company’s Operating and Financial Condition and Prospects.   The Board considered the Company’s operating and financial performance and its prospects, including certain prospective financial forecasts for the Company prepared by senior management, which reflect the application of various assumptions of senior management. The Board considered the inherent uncertainty of achieving these prospective financial forecasts, as set forth under the heading of this proxy statement entitled “— Certain Financial Forecasts” and that, as a result, the Company’s actual financial results in future periods could differ materially from such forecasts. The Board considered, among other factors, that Company stockholders would continue to be subject to the risks and uncertainties of the Company executing on its long-range plan if it remained independent, including, among others, (i) risks relating to the current and prospective business environment in which the Company operates, (ii) risks relating to macroeconomic, regulatory, payor, industry and market conditions negatively impacting the valuations of, and the outlook for, biopharmaceutical companies such as the Company, (iii) the need for meaningful capital for the Company to advance its products, fund its development efforts, expand its organization and operate as a public company, (iv) the risks and costs associated with building and maintaining a sales and marketing infrastructure, (v) the current dependency of the Company almost entirely on the success of two commercial products, (vi) the risks and costs associated with successfully launching and commercializing ENBUMYST, (vii) the risks associated with clinical trials and preclinical studies and the potential commercialization of drug products, (viii) the complexity of manufacturing pharmaceutical products and reliance on third parties, (ix) the Company’s reliance on its partners for sales of Company products outside of the United States, (x) potential loss of market exclusivity, (xi) competition, and (xii) the likely effect of these factors on the Company and its prospects as a standalone company. The Board weighed the certainty of realizing significant value for shares of Company common stock in the merger compared to the uncertainty that trading values for the Company common stock would approach the upfront cash consideration (or the upfront cash consideration plus the potential CVR payments) in the foreseeable future and the substantial risks and uncertainty associated with the Company and its business, including as described in the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 (see the section of this proxy statement entitled “Where You Can Find Additional Information”).
Potential Strategic Alternatives.   The Board reviewed the possible alternatives to the merger, including the execution of management’s standalone plan. The Board considered the risks inherent in the commercialization and development of drug products, the risks related to seeking approval for marketing from regulatory authorities, the risks related to designing, conducting and compiling data from clinical trials or preclinical studies, competition, and other factors affecting the revenues and profitability of biopharmaceutical companies generally. The Board also considered the risks inherent in pursuing and integrating the acquisition of new products or product candidates, including the risks associated with the planned launch of ENBUMYST.
Negotiation Process.   The Board considered the fact that the terms of the merger transactions were the result of arm’s-length negotiations conducted by the Company with the knowledge and at the direction of the Board and with the assistance of its financial and legal advisors. The Board also considered the enhancements that the Company and its advisors were able to obtain as a result of such arm’s-length negotiations with ARCHIMED, including the fact that ARCHIMED submitted ten proposals and the increase in the valuation offered by ARCHIMED from the time of its initial non-binding proposal to the end of the negotiations, a number of changes in the terms and conditions of the merger agreement and the CVR agreement that were favorable to the Company, and the inclusion of provisions in the merger agreement that increase the likelihood of completing the merger.
Potentially Interested Counterparties.   The Board considered the process conducted by the Company, with the assistance of representatives of Centerview, to identify potential buyers taking into account the expected interest of parties in the Company’s products, their financial capability to consummate a transaction of this size, their ability to move quickly and efficiently in a process, and the outcome of those discussions. The Board considered the outreach to thirteen potential counterparties over the course of the discussions with ARCHIMED and the lack of any interest or proposals from those parties with respect to the acquisition of the Company, and the fact that no other parties had emerged in connection with the Company’s ordinary course business development activities. In addition, the Board considered that, should any potential counterparty be interested in pursuing a transaction on terms more favorable to the Company and its stockholders than those contemplated by the merger agreement, such counterparty would be able to pursue such an offer despite the Company’s entry into the merger agreement subject to complying with certain specified conditions.
Opinion of Centerview Partners LLC.   The Board considered the opinion of Centerview rendered orally to the Board on May 1, 2026, which was subsequently confirmed by delivery of a written opinion dated May 1, 2026, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to the holders of shares of Company common stock (other than non-participating shares) pursuant to the merger agreement and the CVR agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see the section of this proxy statement entitled “— Opinion of the Company’s Financial Advisor.” The full text of Centerview’s written opinion, dated May 1, 2026, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference.
Ability to Consider, Receive and Respond to Unsolicited Proposals.   The Board considered the provisions of the merger agreement, including (i) the ability of the Company under certain circumstances to entertain an unsolicited takeover proposal that constitutes or would reasonably be expected to result in a superior proposal, (ii) the ability of the Board under certain circumstances to withdraw or modify its recommendation to Company stockholders with respect to the merger agreement proposal, including in connection with a superior proposal or intervening event, (iii) the Company’s right to terminate the merger agreement under certain circumstances in order to accept a superior proposal and enter into an acquisition agreement with respect to such superior proposal, and (iv) the approximately $34.2 million termination fee payable by the Company under certain circumstances, which the Board believed was reasonable relative to termination fees for similar transactions, would not likely preclude competing bids, and would not likely be payable unless the Board entered into an agreement for a superior proposal.
Likelihood of Consummation.   The Board considered the likelihood of completing the merger, particularly in light of the terms of the merger agreement, including (a) the conditions to the merger being specific and limited, (b) the exceptions contained within the definition of “material adverse effect”, and (c) the likelihood of obtaining required antitrust approval, including the commitments made by Parent to obtain the required approvals in the merger agreement. The Board also considered (i) the fact that there is no financing condition to the completion of the merger, (ii) the obligations of Parent and MergerCo under the merger agreement to consummate the financing transactions, (iii) the representations of Parent and MergerCo in the merger agreement that they will have adequate resources to pay the merger consideration and other amounts required to consummate the merger, taking into account the proceeds from the financing commitment letters, and (iv) the limited number and nature of the conditions in the financing commitment letters. The Board further considered the Company’s ability, under circumstances specified in the merger agreement and the equity commitment letter, to specifically enforce Parent’s obligation to cause the equity financing to be funded as contemplated by the merger agreement and the equity commitment letter, thereby providing the Company with such a remedy in the event Parent or MergerCo were to decline to comply with their respective obligations under the merger agreement.
Parent Termination Fee; Limited Guarantee.   The Board considered the requirement that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay the Company a termination fee of $68.3 million. The Board also considered that the guarantors have provided a limited guarantee, which supports Parent’s obligation to pay (a) the Parent termination fee (if and when due and payable), (b) reasonable and documented out-of-pocket costs and expenses of the Company or any of its subsidiaries and their respective representatives in connection with the financing of the merger, and (c) reasonable and documented costs and expenses of the Company in connection with the successful enforcement of Parent’s obligations to pay the Parent termination fee.
Outside Date.   The Board considered the outside date under the merger agreement after which either the Company or Parent, subject to certain exceptions, could terminate the merger agreement, which is anticipated to allow for sufficient time to consummate the merger.
Stockholder Approval; Appraisal Rights.   The Board considered the fact that the merger agreement would be subject to adoption by Company stockholders, and that Company stockholders would be free to vote against the adoption of the merger agreement. The Board also considered the availability of statutory appraisal rights to Company stockholders who do not vote their shares in favor of the merger agreement proposal and otherwise comply with all required procedures under Section 262 of the DGCL.
Other Factors.   In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the merger agreement and the merger, including, but not limited to, the following factors:
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the fact that holders of shares of Company common stock will not be entitled to participate in any potential future benefit from the Company’s execution of management’s standalone business plan, except to the extent milestone payments are made pursuant to the CVR agreement;

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the fact that the milestones under the CVR agreement may not be achieved at all or during the applicable milestone periods required by the CVR agreement for Company stockholders to receive the related payments;

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the effect of the public announcement of the merger agreement, including effects on the Company’s business activities, the Company’s relationship with its partners and other business relationships, and the Company’s ability to attract and retain key personnel;

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the fact that the merger agreement precludes the Company from actively soliciting alternative takeover proposals and requires payment by the Company of an approximately $34.2 million termination fee under certain circumstances, including in the event that the merger agreement is terminated by the Company to accept a superior proposal;

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the possibility that the merger might not be completed on the terms or timeline currently contemplated or at all due to a failure of certain conditions, including with respect to the potential occurrence of a material adverse effect or failure to obtain approvals of the transaction by the required regulatory authorities, even if the merger agreement is adopted by Company stockholders;

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the risks and costs to the Company if the merger does not close in a timely manner or at all, including:

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the trading price of Company common stock may decline to the extent that the market price of the Company common stock currently reflects positive market assumptions that the merger will be consummated;

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the potential negative impact on the Company’s ability to attract, hire and retain key employees while the merger is pending or if the merger is not successfully completed;

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the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company, in each case without realizing any of the benefits of having the merger completed and the potential adverse effects on the financial and other results of the Company as a result of such disruption; and

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reputational harm to the Company’s relationships with investors, customers, suppliers, business partners and other third parties due to the interim operating conditions imposed upon the business in the merger agreement or any adverse perception of any failure to successfully complete the merger;

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the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking certain significant financing transactions and business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of the Company, even if such actions would prove beneficial to the Company;
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the risk that the parties may incur significant costs and material delays resulting from seeking regulatory approvals and other clearances, consents and approvals necessary for consummation of the merger;

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the significant costs which have been and will continue to be incurred in connection with negotiating the merger agreement and consummating the merger, such as legal, accounting and financial advisory costs;

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the risk of litigation in connection with the execution of the merger agreement and the consummation of the merger and the merger transactions;

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the fact that an all-cash transaction would be taxable to the holders of Company common stock for U.S. federal income tax purposes;

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the possibility that the debt financing contemplated by the debt commitment letter and the equity financing contemplated by the equity commitment letter will not be obtained, resulting in Parent not having sufficient funds to complete the merger;

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the fact that Parent and MergerCo are newly formed entities with no material assets other than the commitment letters, and that, notwithstanding the Company’s specific performance remedy under the merger agreement, the Company’s remedy in the event of a breach of the merger agreement by Parent or MergerCo may be limited to receipt of the Parent termination fee of approximately $68.3 million, and that under certain circumstances the Company may not be entitled to such Parent termination fee or monetary damages at all; and

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various other risks associated with the merger and the business of the Company, as more fully described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”.

In addition, the Board was aware of and considered the interests of the Company’s directors and executive officers that may be different from, or in addition to, the interests of Company stockholders generally when approving the merger agreement and recommending that Company stockholders vote to approve the merger agreement proposal at the special meeting. For more information, see the section of this proxy statement entitled “— Interests of the Company’s Directors and Executive Officers in the Merger”.
The foregoing discussion of the information and factors considered by the Board in reaching its conclusions and recommendations is intended to be illustrative and not exhaustive. In light of the variety of factors considered in connection with the evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching its determinations. In considering the factors described above and any other factors, individual members of the Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board, but rather the Board conducted an overall review of the factors described above, including discussions with the Company’s senior management and its legal and financial advisors.
The foregoing discussion of the reasoning and consideration of certain factors by the Board and the resulting determinations and recommendation, and certain other information presented in this section, as well as similar information included in this proxy statement, is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements”.
Certain Financial Forecasts
Except for limited operating expense guidance, the Company does not, as a matter of course, publicly disclose financial forecasts or projections as to future performance, revenue, earnings or other results of its operations due to, among other reasons, the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, as described in the section entitled “— Background of the Merger” and further below, at the direction of the Board in August 2025, March 2026 and April 2026, the Company’s senior management prepared financial projections based on its view of the prospects for the Company on a standalone basis, reflecting the reasonably available estimates, judgments, and assumptions of the Company’s senior management with respect to its commercialized products, NEXLETOL® and NEXLIZET®, and following the Company’s entry into a definitive agreement to acquire Corstasis in March 2026, ENBUMYST™ (collectively, the “Management Forecasts”). The Management Forecasts were developed solely using the information available to the Company’s senior management at the time they were created. The Management Forecasts were provided to and considered by the Board in connection with its evaluation of the merger in comparison to the Company’s other strategic alternatives, including remaining as a standalone company. The Management Forecasts were also provided to Centerview, and the Board directed Centerview to use the April 2026 Forecasts for purposes of its financial analysis and opinion (as summarized below under “— Opinion of the Company’s Financial Advisor”). The April 2026 Forecasts were the only financial projections with respect to the Company used by Centerview in performing its financial analysis and rendering its opinion to the Board. Certain of the Management Forecasts were made available to ARCHIMED in the course of its due diligence in connection with its review of a possible transaction with the Company, as described in the section entitled “— Background of the Merger”.
The summaries of the Management Forecasts are not being included in this proxy statement to influence any stockholder’s decision as to how to vote. The summaries of the Management Forecasts are being included in this proxy statement because (i) the Management Forecasts were provided to the Board in connection with its evaluation of the transactions contemplated by the merger agreement, (ii) the April 2026 Forecasts were provided to Centerview for purposes of its financial analysis and opinion, and (iii) certain of the Management Forecasts were provided to ARCHIMED in the course of its due diligence review of the Company, as described in the section entitled “— Background of the Merger”.
The Management Forecasts, although presented with numerical specificity, are necessarily based on numerous variables, estimates and assumptions that are inherently uncertain and many of which are beyond the Company’s control. Modeling and forecasting the future commercialization and marketing of drug products is a highly speculative endeavor. There can be no assurance that the Company’s products will achieve the levels of commercial success reflected in the Management Forecasts, or that the Company’s competitors will not commercialize products that are safer, more effective, or more successfully marketed than the Company’s products. Because the Management Forecasts cover multiple years, by their nature they will become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on the Company’s business and its results of operations.
The Management Forecasts were prepared by the Company’s senior management based on certain estimates and assumptions with respect to general business, political, economic, competitive, regulatory, reimbursement and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the Management Forecasts accurately reflect future trends or accurately estimate the market for NEXLETOL®/NEXLIZET® or the future market for ENBUMYST™. The Management Forecasts were developed solely using the information available to the Company’s senior management at the time they were created and reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results or that may result in the Management Forecasts not being achieved include, but are not limited to: (i) the current dependency of the Company almost entirely on the success of two commercial products, the bempedoic acid tablet and the bempedoic acid / ezetimibe combination tablet; (ii) the marketing and sale of the Company’s products may be unsuccessful or less successful than anticipated, or may not gain market acceptance by physicians, patients, third-party payors and others in the medical community; (iii) the market opportunities for the Company’s products may be smaller than the Company’s estimates; (iv) the failure of the Company to obtain or maintain adequate coverage and reimbursement for current or new products; (v) challenges associated with integrating Corstasis into the Company’s business, commercializing ENBUMYST™, and realizing the anticipated benefits of the acquisition of Corstasis and the prospects associated with ENBUMYST™; (vi) the Company’s reliance on its partners outside the United States to successfully market the Company’s products and generate revenues at the levels or within the timing expected; (vii) the inability of the Company to obtain approval for expanded indications for its products from regulatory authorities in territories that the Company or its ex-U.S. partners decide to pursue, or successfully commercialize its products in any territories; (viii) the reliance on third parties to manufacture the Company’s products and the risk that the Company will not have sufficient quantities of its products or such quantities at an acceptable cost or quality; (ix) the inability of the Company to respond and adhere to changes in regulatory requirements; (x) changes to reimbursement policies or related legislative, executive, or administrative actions, and their impact on the Company’s ability to market, distribute and obtain payment for its products; (xi) changes to guidelines relating to LDL-C levels and cardiovascular risk that are generally accepted within the medical community; (xii) risks related to the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its products; (xiii) the success of the Company’s current and future collaborations, financing arrangements, partnerships or licensing and other arrangements; (xiv) risks related to the Company’s liquidity and the accuracy of its estimates of cash burn and future capital requirements; (xv) competition; and (xvi) those risks detailed in the Company’s SEC filings, including its most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, and subsequent filings with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement. In addition, the Management Forecasts may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, there can be no assurance that the Management Forecasts will be realized, and actual results may vary materially from those shown.
The Management Forecasts were not prepared with a view toward complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountant, has audited, reviewed, compiled or performed any procedures with respect to any of the Management Forecasts or expressed any opinion or any form of assurance related thereto.
The Management Forecasts were not prepared with a view toward public disclosure. The inclusion of the Management Forecasts in this proxy statement should not be regarded as an indication that any of the Company, Parent, MergerCo, ARCHIMED or any of their respective affiliates, officers, directors, advisors or other representatives considered or consider the Management Forecasts necessarily predictive of actual future events, and the Management Forecasts should not be relied upon as such or construed as financial guidance. None of the Company, Parent, MergerCo, ARCHIMED or any of their respective affiliates, officers, directors, advisors or other representatives assumes any responsibility for the accuracy of the information contained in the Management Forecasts. None of the Company, Parent, MergerCo, ARCHIMED or any of their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the Management Forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile the Management Forecasts to reflect circumstances existing after the date the Management Forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Management Forecasts are shown to be in error. None of the Company, Parent, MergerCo, ARCHIMED or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation or warranty to any Company securityholders regarding the ultimate performance of the Company, Parent, the Surviving Corporation or any of their respective affiliates compared to the information contained in the Management Forecasts, the likelihood that the Management Forecasts will be achieved consistent with the Management Forecasts or at all, the overall future performance of the Company, Parent, the Surviving Corporation or any of their respective affiliates, or the timing, amount or achievability of the milestones with respect to the CVR. The Management Forecasts are subjective in many respects and, thus, are subject to interpretation. Accordingly, there can be no assurance that the Management Forecasts will be realized or any milestones with respect to the CVR will be fully or partially achieved, and actual results may vary materially from those shown.
The Management Forecasts were prepared by the Company’s senior management on bases reflecting the reasonably available estimates and judgments of the Company’s senior management as to the matters covered thereby and as of the date the Management Forecasts were generated. The Management Forecasts were prepared assuming the Company’s continued operation as a standalone, publicly traded company, and therefore do not give effect to the merger, any changes to the Company’s operations or strategy that may be implemented following the announcement or consummation of the merger, any events, acquisitions or other strategic transactions that may be pursued following the announcement or consummation of the merger, or any costs incurred in connection with the merger, including potential synergies that may be achieved as a result of the merger or the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the merger agreement.
Certain of the measures included in the Management Forecasts, including non-GAAP operating income, adjusted net revenue and unlevered free cash flow, are financial measures that are not calculated in accordance with GAAP. Such non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures in connection with a business combination, such as the merger, are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Centerview for purposes of its financial analysis and opinion as described below in the section entitled “— Opinion of the Company’s Financial Advisor” or by the Board in connection with its consideration of the merger. Accordingly, the Company has not provided a reconciliation of any non-GAAP financial measures included in the Management Forecasts.
None of the Company, or, to the knowledge of the Company, Parent, MergerCo or ARCHIMED, intends to make publicly available any update or other revisions to the Management Forecasts, except as otherwise required by law. The Management Forecasts were based on assumptions about the Company’s continued operation as a standalone, publicly traded company, including with respect to the continued sale and commercialization of NEXLETOL®/NEXLIZET® and the launch and future sale and commercialization of ENBUMYST™. The Management Forecasts include assumptions regarding product sales, market size, market share, peak sales, sales ramp, pricing, reimbursement, efficacy, safety, timing of regulatory approval, timing of commercial launch, label expansion, development of combination products, expansion into new markets, relative positioning versus competition, partnering and licensing arrangements, timing and amount of royalties and milestone payments, market exclusivity, cost of goods sold, estimated operating expenses, effective tax rate and utilization of net operating losses, expected cash flow generation and cash burn rate and balances, and other relevant factors related to the Company’s long-range operating plan. The foregoing is a summary of certain key assumptions and does not purport to be a comprehensive or exhaustive overview of all metrics and assumptions included or reflected in the Management Forecasts.
The summaries of the Management Forecasts are included below solely to give the Company stockholders access to the information that was made available to the Board, Centerview and/or ARCHIMED, and is not included in this proxy statement in order to influence any Company stockholder to make any investment decision with respect to the merger or as to how such stockholder should vote his, her or its shares of Company common stock in connection with the merger or otherwise how to act with respect to the proposed merger or any other matter.
The August 2025 Forecasts for the applicable fiscal years are summarized below (USD in millions):
	2025E(1)	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Total Net Revenue	$463	$447	$555	$610	$741	$683	$422	$148	$69	$55	$8
Adjusted Net Revenue(2)	$162	$240	$360	$433	$535	$656	$405	$133	$53	$31	$3
Operating Income(3)	$37	$25	$171	$172	$251	$343	$201	$74	$38	$34	$2
Unlevered Free Cash Flow(4)	$(28)	$35	$124	$112	$168	$234	$203	$124	$49	$32	$3

(1)
Following presentation of the August 2025 Forecasts to the Board on August 6, 2025, senior management of the Company revised the forecasts for calendar year 2025 to reflect the Company’s actual results and latest estimates, which updated forecasts were provided to the Board on August 25,

2025 (estimated Total Net Revenue, $482 million; estimated Operating Income, $50 million; and estimated Unlevered Free Cash Flow, ($11)) and October 15, 2025 (estimated Total Net Revenue, $452 million; estimated Operating Income, $20 million; and estimated Unlevered Free Cash Flow, ($4)). Actual results for calendar year 2025 included Total Net Revenue of $403 million and Operating Income of $5 million.
(2)
Adjusted Net Revenue was not calculated at the time the August 2025 Forecasts were prepared or reviewed with the Board, but is included here for reference and consistency with the April 2026 Forecasts and was arithmetically derived based on the August 2025 Forecasts. Adjusted Net Revenue is defined as Total Net Revenue less estimated pass-through royalties to OMERS, EU milestones, Japan milestones, Canada milestones, and low-margin supply revenue.

(3)
Operating Income as set forth in the table is a non-GAAP financial measure as it is presented net of estimated pass-through royalties.

(4)
Unlevered free cash flow is a non-GAAP financial measure defined as Operating Income, minus tax expense (if profitable), plus depreciation and amortization, minus capital expenditures, and minus/plus change in net working capital. Assumes a tax rate, if profitable, of 25%.

(5)
The values in the table do not take into account the estimated impact of U.S. federal net operating losses. As of December 31, 2024, the Company had estimated U.S. federal net operating losses of $774 million.

Also, in November 2025, the Company provided ARCHIMED with forecasts for calendar years 2025 through 2030 based on the August 2025 Forecasts, as revised to reflect the Company’s actual results for calendar year 2025, the milestone payment to be received from the Company’s partner in Japan, updated budget numbers, and updated supply revenue forecasts received from its partners. Such forecasts included estimated Total Net Revenue of $452 million, $415 million, $560 million, $596 million, $693 million and $793 million for calendar years 2025, 2026, 2027, 2028, 2029 and 2030, respectively; and estimated Operating Income of $19 million, $15 million, $164 million, $168 million, $233 million and $369 million for calendar years 2025, 2026, 2027, 2028, 2029 and 2030, respectively.
The March 2026 Forecasts for the applicable fiscal years are summarized below (USD in millions):
	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Total Net Revenue(1)	$418	$612	$704	$827	$955	$898	$859	$777	$785	$700	$338	$171
Adjusted Net Revenue(2)	$243	$409	$535	$644	$829	$817	$769	$683	$677	$675	$331	$170
Operating Income(3)	$(4)	$157	$148	$242	$432	$427	$273	$307	$326	$325	$48	$30
Unlevered Free Cash Flow(4)	$16	$102	$80	$155	$293	$329	$212	$235	$246	$243	$122	$63

(1)
For purposes of assessing the probability of achieving the bempedoic acid milestone, Total Net Revenue included estimated U.S. net product sales of NEXLETOL and NEXLIZET of $234 million and $357 million in calendar years 2026 and 2027, respectively. For purposes of assessing the probability of achieving the enbumyst milestone, Total Net Revenue included estimated U.S. net product sales of $9 million, $52 million, $107 million, $134 million and $163 million in calendar years 2026, 2027, 2028, 2029 and 2030, respectively.

(2)
Adjusted Net Revenue was not calculated at the time the March 2026 Forecasts were prepared or reviewed with the Board, but is included here for reference and consistency with the April 2026 Forecasts and was arithmetically derived based on the March 2026 Forecasts. Adjusted Net Revenue is defined as Total Net Revenue less pass-through royalties to OMERS, EU milestones, pass-through royalties to Athyrium, Japan milestones, Canada milestones, and low-margin supply revenue.

(3)
Operating Income as set forth in the table is a non-GAAP financial measure as it is presented net of estimated pass-through royalties.

(4)
Unlevered free cash flow is a non-GAAP financial measure defined as Operating Income, minus tax expense (if profitable), plus depreciation and amortization, minus capital expenditures, and minus/plus change in net working capital. Assumes a tax rate, if profitable, of 25%.

(5)
The values in the table do not take into account the estimated impact of U.S. federal net operating losses. As of December 31, 2025, the Company had estimated U.S. federal net operating losses of $807 million.

The April 2026 Forecasts for the applicable fiscal years are summarized below (USD in millions):
	2026E(1)	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Total Net Revenue(2)	$389	$576	$661	$776	$895	$845	$813	$736	$749	$669	$311	$156
Adjusted Net Revenue(3)	$214	$374	$493	$593	$769	$763	$723	$642	$641	$644	$304	$155
Operating Income(4)	$(36)	$124	$113	$205	$394	$401	$257	$297	$319	$320	$90	$42

(1)
Actual results for the first quarter of 2026 included Total Net Revenue of $80 million (including $43 million of U.S. net product sales of NEXLETOL/NEXLIZET) and Operating Income of ($25) million.

(2)
For purposes of assessing the probability of achieving the bempedoic acid milestone, Total Net Revenue in the April 2026 Forecasts included estimated U.S. net product sales of NEXLETOL and NEXLIZET of $205 million and $321 million in calendar years 2026 and 2027, respectively. For purposes of assessing the probability of achieving the enbumyst milestone, Total Net Revenue of ENBUMYST in the April 2026 Forecasts included estimated U.S. net product sales of $9 million, $52 million, $107 million, $134 million and $163 million in calendar years 2026, 2027, 2028, 2029 and 2030, respectively. On the basis of the April 2026 Forecasts, the Company’s senior management estimated the expected achievement of each of the milestone payments for the CVR as follows: (a) for the bempedoic acid milestone, $17 million (of the maximum $40 million) assumed payable on December 31, 2027; and (b) for the enbumyst milestone, $60 million assumed payable on December 31, 2030. The Company’s senior management and the Board directed Centerview to use these milestone estimates in connection with the rendering of its opinion to the Board and in performing the related financial analyses as described in the section entitled “— Opinion of the Company’s Financial Advisor” of this proxy statement.

(3)
Adjusted Net Revenue defined as Total Net Revenue less pass-through royalties to OMERS, EU milestones, pass-through royalties to Athyrium, Japan milestones, Canada milestones, and low-margin supply revenue.

(4)
Operating Income as set forth in the table is a non-GAAP financial measure as it is presented net of estimated pass-through royalties.

At the direction of the Company’s senior management and the Board, Centerview calculated, based on the April 2026 Forecasts and other information and assumptions provided by the Company’s senior management, unlevered free cash flows as set forth below, in connection with the rendering of its opinion to the Board and in performing the related financial analyses as described in the section entitled “— Opinion of the Company’s Financial Advisor” of this proxy statement. For purposes of calculating the discounted cash flows in the Discounted Cash Flow Analysis, Centerview calculated, per the Company’s senior management, the estimated benefit of taxes saved from federal net operating losses of $0 for fiscal year 2026, $17 million for each of fiscal years 2027 through 2036, and $8 million in fiscal year 2037 based on an assumed tax rate of 25%. The values in the table below do not take into account the effect of federal net operating loss tax credit usage.
The following tables present a summary of the unlevered free cash flows based on the April 2026 Forecasts (USD in millions):
	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Operating Income	$(36)	$124	$113	$205	$394	$401	$257	$297	$319	$320	$90	$42
Minus: Tax Expense(1)	—	$(31)	$(28)	$(51)	$(98)	$(100)	$(64)	$(74)	$(80)	$(80)	$(22)	$(10)
Net Operating Profit After Tax (NOPAT)	$(36)	$93	$85	$153	$295	$300	$193	$223	$239	$240	$67	$31
Plus: Depreciation & Amortization	0	0	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1

	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Minus: Capital Expenditures	(0)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)
Minus/Plus: Change in Net Working Capital	$(20)	$(15)	$(29)	$(25)	$(28)	$8	$6	$3	0	$(2)	$85	$37
Unlevered Free Cash Flow(2)	$(56)	$78	$55	$129	$267	$308	$198	$226	$240	$238	$152	$69

(1)
Assumes a tax rate of 25%.

(2)
Unlevered free cash flow is a non-GAAP financial measure defined as operating income, minus tax expense (if profitable), plus depreciation and amortization, less capital expenditures, and minus/plus change in net working capital.

(3)
The values in the table do not take into account the estimated impact of U.S. federal net operating losses. As of December 31, 2025, the Company had estimated U.S. federal net operating losses of $807 million.

In light of the foregoing factors and the uncertainties inherent in the Management Forecasts, Company stockholders are cautioned not to place undue, if any, reliance on the Management Forecasts or any other forward-looking information included in this section of the proxy statement. The Company does not intend to update or otherwise revise or reconcile the Management Forecasts to reflect circumstances existing after the date the Management Forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Management Forecasts are shown to be in error.
Opinion of the Company’s Financial Advisor
The Company retained Centerview as financial advisor to the Company in connection with the transactions. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Company common stock (other than non-participating shares) of the merger consideration proposed to be paid to such holders pursuant to the merger agreement and CVR agreement. On May 1, 2026, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 1, 2026, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the merger consideration proposed to be paid to the holders of shares of Company common stock (other than non-participating shares) pursuant to the merger agreement and CVR agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated May 1, 2026, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transactions and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company common stock (other than non-participating shares) of the merger consideration to be paid to such holders pursuant to the merger agreement and CVR agreement. Centerview’s opinion did not address any other term or aspect of the merger agreement, CVR agreement or the transactions and does not constitute a recommendation to any stockholder of the Company as to how such stockholder or other person should vote with respect to the transactions or otherwise act with respect to the transactions or any other matter.
You should carefully read the full text of Centerview’s written opinion in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•
A draft version of the merger agreement, dated April 29, 2026, and a draft form of the CVR agreement, dated April 29, 2026;

•
Annual Reports on Form 10-K of the Company for the years ended December 31, 2025, December 31, 2024, and December 31, 2023;

•
certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•
certain publicly available research analyst reports for the Company;

•
certain other communications from the Company to its stockholders; and

•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts (including the Management Forecasts), analyses and projections, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data, and conducted such financial studies and analyses and took into account such information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the consent of the Board, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Board’s direction, that the Internal Data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the direction of the Board, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Company’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the direction of the Board, that the final executed merger agreement and the final executed CVR agreement would not differ in any respect material to Centerview’s analysis or opinion from the draft version of the merger agreement and the draft form of CVR agreement attached thereto reviewed by Centerview. Centerview also assumed, at the direction of the Board, that the transactions will be consummated on the terms set forth in the merger agreement and the CVR agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the transactions, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the transactions on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expresses no opinion as to any legal, regulatory, tax or accounting matters.
Centerview expressed no view as to, and its opinion did not address, the Company’s underlying business decision to proceed with or effect the transactions, or the relative merits of the transactions as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Company common stock (other than non-participating shares) of the merger consideration to be paid to such holders pursuant to the merger agreement and the CVR agreement. Centerview was not asked to, and Centerview did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement, the CVR agreement, or the transactions, including, without limitation, the structure or form of the transactions, the form or terms of the CVR with respect to transferability, liquidity, probability of full payout or otherwise, or any other agreements or arrangements contemplated by the merger agreement or the CVR agreement or entered into in connection with or otherwise contemplated by the transactions, including, without limitation, the fairness of the transactions or any other term or aspect of the transactions to, or any consideration to be received in connection therewith by, or the impact of the transactions on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the transactions, whether relative to the merger consideration to be paid to the holders of shares of Company common stock pursuant to the merger agreement, the CVR agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the transactions or otherwise act with respect to the transactions or any other matter. Centerview’s financial advisory services and its opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the transactions. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Centerview’s opinion, dated May 1, 2026. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the transactions. None of the Company, Parent, MergerCo, Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 30, 2026 (the last trading day before the date on which the transaction was publicly announced) and is not necessarily indicative of current market conditions.
Analysis of Merger Consideration
Centerview conducted an analysis of the merger consideration to be paid to the holders of shares of Company common stock (other than non-participating shares) pursuant to the merger agreement and the CVR agreement. Such merger consideration is equal, on a per share of Company common stock basis, to an amount in cash equal to $3.16, without interest, taken together (and not separately) with one non-transferable CVR entitling holders to receive contingent cash payments of up to an estimated aggregate amount of $0.32 per CVR, without interest, upon achievement, if any, of the milestones in accordance with the terms and conditions of the CVR agreement as described more fully in the section of this proxy statement titled “The Contingent Value Rights Agreement.”
For analytical purposes, Centerview calculated a risk-adjusted net present value as of March 31, 2026 for one CVR of $0.15, based on the Internal Data, including the assumed milestone payments amounts and the assumed timing of achievement of the milestones based on the Forecasts utilized by Centerview at the direction of Company management as set forth in the section of this proxy statement entitled “— Certain Financial Forecasts”, and using a discount rate of 14% (based on the midpoint of the range suggested by Centerview’s analysis of the Company’s weighted average cost of capital, as applied in the discounted cash flow analysis).
Solely for purposes of the financial analyses summarized in this section below, the term “Implied Transaction Consideration Value” refers to an aggregate assumed implied per share value of $3.31 per share of Company common stock, equal, on a per share basis, to $3.16 upfront per share cash consideration plus the illustrative risk-adjusted net present value of the CVR of $0.15, based on the midpoint of the range of discount rates, as set forth above. However, there is no guarantee that any of the conditions for the milestones pursuant to the CVR agreement will be satisfied, and if satisfied, when such conditions will be satisfied.
Selected Public Company Analysis
Centerview reviewed and compared certain financial information of the Company to corresponding financial information of certain publicly traded commercial-stage biopharmaceutical companies listed below that Centerview deemed comparable, based on its experience and professional judgment, to the Company (which companies are referred to as the “selected companies” in this summary of Centerview’s opinion).
Using publicly available information obtained from SEC filings, FactSet and other data sources as of April 30, 2026, Centerview calculated, for each selected company, such selected company’s implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other convertible securities) plus the book value of debt and certain liabilities less cash and cash equivalents) as a multiple of the estimated calendar year 2027 adjusted net revenue (“EV/2027E Adjusted Revenue Trading Multiple”). The selected companies and the EV/2027E Adjusted Revenue Trading Multiples of the selected companies were as follows:
Selected Company	EV/2027E Adj. Revenue Trading Multiple
Ardelyx, Inc.	2.2x
Aurinia Pharmaceuticals Inc.	4.6x
Harmony Biosciences Holdings, Inc.	1.0x
Phathom Pharmaceuticals Inc.	1.8x
Puma Biotechnology Inc.	1.5x
Rigel Pharmaceuticals, Inc.	1.5x
UroGen Pharma Ltd.	3.1x
Xeris Biopharma Holdings, Inc.	2.7x
Median	2.0x
Although none of the selected companies is directly comparable to the Company, the selected companies were chosen by Centerview, among other reasons, because they are publicly traded commercial-stage biopharmaceutical companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of the Company. However, because none of the selected companies is exactly the same as the Company, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, operational, and/or financial characteristics of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.
Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of EV/2027E Adjusted Revenue Trading Multiples of 1.5x to 3.0x to apply to the Company’s estimated calendar year 2027 adjusted net revenue (defined as the Company’s net revenue, excluding pass-through royalty payments to third parties, non-recurring milestone payments and low-margin supply revenue for the NEXLETOL®/NEXLIZET® franchise, in each case as set forth in the Forecasts and as discussed in the section captioned “— Certain Financial Forecasts”) of $374 million. Centerview then subtracted from the resulting enterprise values the Company’s debt obligations as of March 31, 2026 and added to it the Company’s cash balance of $156 million as of March 31, 2026, as set forth in the Internal Data, and divided by the number of fully diluted outstanding shares of Company common stock as of April 29, 2026 calculated on a treasury stock method basis (taking into account outstanding stock options, restricted stock units, warrants and shares underlying the Company’s convertible notes due 2030, with such convertible notes treated as equity above the $3.06 per share strike price and as debt below the $3.06 per share strike price) and as set forth in the Internal Data, resulting in an implied per share equity value range for the shares of Company common stock of approximately $1.58 to $3.52. Centerview then compared this range to the upfront per share cash consideration of $3.16 and the Implied Transaction Consideration Value of $3.31 per share to be paid to the holders of shares of Company common stock (other than non-participating shares) pursuant to the merger agreement and the CVR agreement.
Selected Precedent Transaction Analysis
Centerview reviewed and analyzed certain information relating to selected transactions involving certain publicly traded commercial-stage biopharmaceutical companies (which transactions are referred to as the “selected transactions” in this summary of Centerview’s opinion) that Centerview, based on its experience and professional judgment, deemed relevant to consider in relation to the Company and the transactions.
Using publicly available information obtained from SEC filings, FactSet and other data sources as of April 30, 2026, Centerview calculated, for each selected transaction, implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other convertible securities) plus the book value of debt and certain liabilities less cash and cash equivalents) as a multiple of the target company’s two-year forward adjusted net revenue, per such target company’s Schedule 14D-9 or proxy statement (“EV/2-Year Forward Adjusted Revenue Multiple”). The selected transactions and the EV/2-Year Forward Adjusted Revenue Multiples of the selected transactions were as follows:
Date Announced	Target	Acquiror	EV/2-Yr. Fwd. Adj. Revenue Multiple*
December 2025	Dynavax Technologies Corporation	Sanofi S.A.	3.5x
August 2025	scPharmaceuticals Inc.	MannKind Corporation.	2.1x
August 2025	Y-mAbs Therapeutics, Inc.	SERB S.a.r.l.	3.4x
August 2024	G1 Therapeutics, Inc.	Pharmacosmos A/S	3.4x
June 2024	Alimera Sciences, Inc.	ANI Pharmaceuticals, Inc.	3.1x
April 2024	Deciphera Pharmaceuticals, Inc.	Ono Pharmaceutical Co., Ltd.	6.9x
September 2023	Intercept Pharmaceuticals, Inc.	Alfasigma S.p.A	2.2x
June 2023	Paratek Pharmaceuticals, Inc.	Gurnet Point Capital / Novo Holdings A/S	1.9x
August 2022	Aerie Pharmaceuticals, Inc.	Alcon Inc.	4.4x

Date Announced	Target	Acquiror	EV/2-Yr. Fwd. Adj. Revenue Multiple*
July 2022	La Jolla Pharmaceutical Company	Innoviva Specialty Therapeutics, Inc.	1.9x
June 2022	Radius Health, Inc.	Gurnet Point Capital / Patient Square Capital	3.2x
February 2022	BioDelivery Sciences International, Inc.	Collegium Pharmaceutical, Inc.	2.7x
Median			3.1x

*
Transaction multiples based on the upfront consideration plus the net present value of contingent consideration, where applicable.

Although none of the selected transactions is directly comparable to the transactions, these selected transactions were selected by Centerview because, among other reasons, their participants, size or other factors, for purposes of Centerview’s analysis, may be considered similar to the transactions. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operational and/or financial conditions and prospects of the Company and the companies included in the selected precedent transactions analysis. However, because none of the selected transactions used in this analysis is identical or directly comparable to the transactions, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences in business, operational and/or financial characteristics and other factors that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.
Based on this analysis and other considerations that Centerview deemed relevant in its experience and professional judgment, Centerview selected a reference range of EV/2-Year Forward Adjusted Revenue Multiples of 2.0x to 3.5x to apply to the Company’s two-year forward adjusted net revenue as of March 31, 2026 (defined as the Company’s net revenue, excluding pass-through royalty payments to third parties, non-recurring milestone payments and low-margin supply revenue for the NEXLETOL®/NEXLIZET® franchise, in each case as set forth in the Forecasts and as discussed in the section captioned “— Certain Financial Forecasts”) of $403 million. Centerview then subtracted from the resulting enterprise values the Company’s debt obligations as of March 31, 2026 and added to it the Company’s cash balance of $156 million as of March 31, 2026, as set forth in the Internal Data, and divided by the number of fully diluted outstanding shares of Company common stock as of April 29, 2026 calculated on a treasury stock method basis (taking into account outstanding stock options, restricted stock units, warrants and shares underlying the Company’s convertible notes due 2030, with such notes treated as equity above the conversion price of $2.55 per share (inclusive of make-whole adjustments) and as debt below the conversion price of $2.55 per share) and as set forth in the Internal Data, resulting in an implied per share equity value range for the shares of Company common stock of approximately $2.39 to $4.33. Centerview then compared this range to the upfront per share cash consideration of $3.16 and the Implied Transaction Consideration Value of $3.31 per share to be paid to the holders of shares of Company common stock (other than non-participating shares) pursuant to the merger agreement and the CVR agreement.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of the Company based on the Forecasts, which reflect certain assumptions. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated a range of equity values for the shares of Company common stock by (a) discounting to present value, as of March 31, 2026, using discount rates ranging from

13.0% to 15.0% (based on Centerview’s analysis of the Company’s weighted average cost of capital and considerations that Centerview deemed relevant based on its experience and professional judgment) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of the Company over the period beginning on April 1, 2026 and ending on December 31, 2037, as set forth in the Forecasts, (ii) an implied terminal value of the Company, calculated by Centerview by assuming that (as directed by Company management) the Company’s unlevered free cash flows would decline in perpetuity after December 31, 2037 at a rate of free cash flow decline of 70% year over year, and (iii) tax savings from usage of the Company’s estimated federal net operating losses of $807 million as of December 31, 2025, subject to $68 million annual Section 382 limitation, each as set forth in the Internal Data, (b) subtracting debt obligations of the Company as of March 31, 2026, with the Company’s convertible notes due 2030 treated as equity above the $3.06 per share strike price and as debt below the $3.06 per share strike price, as set forth in the Internal Data, and (c) adding to the foregoing results the Company’s cash balance of $156 million as of March 31, 2026, as set forth in the Internal Data.
Centerview then calculated a range of implied equity values per share of Company common stock by dividing the result of the foregoing calculations by the number of the fully diluted outstanding shares of Company common stock as of April 29, 2026 calculated on a treasury stock method basis (taking into account outstanding stock options, restricted stock units, warrants and shares underlying the Company’s convertible notes due 2030, with such convertible notes treated as equity above the $3.06 per share strike price and as debt below the $3.06 per share strike price) and as set forth in the Internal Data. The resulting range of implied equity values per share of Company common stock was approximately $2.79 to $3.13. Centerview then compared this range to the upfront per share cash consideration of $3.16 and the Implied Transaction Consideration Value of $3.31 per share to be paid to the holders of shares of Company common stock (other than non-participating shares) pursuant to the merger agreement and the CVR agreement.
Other Factors
Centerview noted for the Board certain additional factors solely for reference and informational purposes only, including, among other things, the following:
•
Historical Stock Trading Price Analysis.   Centerview reviewed historical closing trading prices of the shares of Company common stock during the 52-week period as of April 30, 2026 (the last trading day before the date on which the transaction was publicly announced), which reflected low and high stock closing prices for the Company during such period of approximately $0.73 to $4.08 per share of Company common stock.

•
Analyst Price Target Analysis.   Centerview reviewed stock price targets for the shares of Company common stock in publicly available Wall Street research analyst reports as of April 30, 2026 (the last trading day before the date on which the transaction was publicly announced), which indicated 12 month low and high stock price targets for the Company ranging from $2.00 to $16.00 per share of Company common stock.

•
Precedent Premiums Paid Analysis.   Centerview performed an analysis of premiums paid in selected transactions involving publicly traded companies for which premium data were available and which Centerview deemed relevant in its professional judgment. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a premium range of 35% to 80% to the closing stock price of the Company’s common stock on April 30, 2026 (the last trading day before the date on which the transaction was publicly announced) of $2.00, which resulted in an implied price range of approximately $2.70 to $3.60 per share of Company common stock.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the transactions. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or management of the Company with respect to the merger consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The consideration for the transactions was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board. Centerview provided advice to the Company during these negotiations. Centerview did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement, Centerview had not been engaged to provide financial advisory or other services to the Company, and Centerview did not receive any compensation from the Company during such period. In the two years prior to the date of Centerview’s written opinion, Centerview had not been engaged to provide financial advisory or other services to ARCHIMED, the sponsor of Parent, Parent or MergerCo, and Centerview did not receive any compensation from ARCHIMED, Parent or MergerCo during such period. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, ARCHIMED, Parent, or any of their respective affiliates, including portfolio companies of ARCHIMED, or any other party that may be involved in the transactions.
The Company selected Centerview as its financial advisor in connection with the transactions based on Centerview’s reputation and experience in the biopharmaceutical industry and expertise and qualifications in transactions of this nature. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions.
In connection with Centerview’s services as the financial advisor to the Company, the Company has agreed to pay Centerview an aggregate fee of approximately $37.5 million, $1.5 million of which was payable upon the rendering of Centerview’s opinion and $36.0 million of which is payable contingent upon consummation of the transactions. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Certain Effects of the Merger
If the Company stockholder approval is obtained, the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived and the merger is consummated, MergerCo will be merged with and into the Company upon the terms set forth in the merger agreement and in accordance with the DGCL, with the Company as the surviving corporation in the merger. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.
At the effective time, each issued and outstanding share of Company common stock as of immediately prior to the effective time (other than excluded shares and appraisal shares) will be converted automatically into the right to receive (a) the per share cash consideration, plus (b) one CVR per share pursuant to the CVR agreement, in each case, without interest and subject to any applicable withholding taxes. Company stockholders who properly and validly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company common stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL. For more information, please see the section below entitled “— Appraisal Rights”. Following the merger, the Company, as the surviving corporation, will be wholly owned by Parent, and none of the current Company stockholders will, by virtue of the merger, have any equity or ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent other than their contractual rights under the CVRs, if any. As a result, the current Company stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Company following the merger. Instead, following the merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.
Please see the section of this proxy statement entitled “The Merger Agreement — Consideration To Be Received in the Merger”.
For information regarding the effects of the merger on the Company’s outstanding equity-based awards, please see the section below entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” and the section of this proxy statement entitled “The Merger Agreement — Treatment of Equity-Based Awards”.
Shares of Company common stock are currently registered under the Exchange Act and listed on Nasdaq under the trading symbol “ESPR”. Following the consummation of the merger, shares of Company common stock are expected to be delisted and will no longer be traded on Nasdaq or any other public market. In addition, the registration of Company common stock under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock.
Effects on the Company if the Merger Is Not Consummated
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to their ownership of the Company common stock.
If the merger is not consummated, there is no assurance as to the effect of the risks and opportunities with respect to the future value of your Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the merger will be consummated. If the merger is not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted.
Under certain circumstances, if the merger is not consummated, the Company may be obligated to pay to Parent a termination fee equal to $34,154,539 and, under certain other specified circumstances, Parent will be required to pay the Company a termination fee of $68,309,078. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees”.
Financing of the Merger
We anticipate that the total amount of funds necessary to consummate the merger (including amounts needed to pay the aggregate per share cash consideration, pay all fees, costs and expenses required to be paid by Parent or MergerCo at or prior to the closing of the merger in connection with the transactions and pay off the Company’s aggregate amount of indebtedness outstanding under the existing credit agreement at or prior to the closing of the merger) will be approximately $1.08 billion in the aggregate, which is expected to be funded via the equity financing and the debt financing as described below. We anticipate that approximately $995.1 million of such amount will be used on the closing date to satisfy the obligations to pay the per share cash consideration, as well as certain fees, costs and expenses required to be paid by Parent or MergerCo at or prior to the closing of the merger in connection with the transactions. Parent does not anticipate requiring additional sources of funding in order to consummate the merger. Parent has received equity commitments for the equity financing from the equity commitment parties, as described below in the section entitled “— Equity Financing”, and debt commitments for the debt financing (as defined below) from the debt financing sources, as described below in the section entitled “— Debt Financing”.
The consummation of the merger and the transactions is not conditioned on Parent’s consummation of any financing arrangement, Parent or its affiliates obtaining financing (including the debt financing and the equity financing set forth in the commitment letters and as described below or any alternative financing) or the availability, grant, provision or extension of any financing to Parent or its affiliates.
Equity Financing
Pursuant to the equity commitment letter, the equity commitment parties have committed to contribute, directly or indirectly, to Parent, as equity capital, an amount of cash of $706,100,000 in the aggregate, solely for the purpose of funding, and to the extent necessary to fund, together with any third party debt actually funded at the closing of the merger (described below), at the closing of the merger, the obligations of Parent pursuant to the merger agreement, including the aggregate per share cash consideration and all fees and expenses required to be paid by Parent or MergerCo as set forth in the merger agreement.
Funding of the equity commitment by the equity commitment parties is subject to the terms, conditions and limitations set forth in the equity commitment letter, which includes the satisfaction in full or irrevocable waiver, on or before the closing of the merger, of all of the conditions precedent to the obligations of Parent and MergerCo (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing of the merger).
The obligation of the equity commitment parties to draw down the equity financing will terminate on the earliest to occur of (a) the consummation of the closing and the funding in full by Parent of all amounts required to be paid by Parent at the closing of the merger pursuant to the merger agreement, (b) the valid termination of the merger agreement in accordance with its terms and (c) the filing of any action arising out of or relating to the equity commitment letter, the merger agreement or the limited guarantee or any transaction contemplated thereby by, on behalf or at the direction of the Company or any of its respective subsidiaries or affiliates against the equity commitment parties or certain related parties (other than an action (i) by the Company as a third-party beneficiary under the equity commitment letter against the equity commitment parties, (ii) by the Company against the equity commitment parties for enforcement of the Company’s rights under the limited guarantee, (iii) by the Company against Parent or MergerCo under and in accordance with the merger agreement, or (iv) by the Company against ARCHIMED under the confidentiality agreement entered into between the parties).
Pursuant to the terms and conditions of the merger agreement, each of Parent and MergerCo will (and will cause its affiliates to) use reasonable best efforts to consummate and obtain the equity financing on the terms and subject only to the conditions set forth in the equity commitment letter.
The Company is a third-party beneficiary of certain rights granted to Parent under the equity commitment letter for the sole purpose of seeking an injunction, specific performance or other equitable relief to enforce (a) the terms thereof to cause the equity commitment parties to fund the full proceeds of the equity commitment and (b) certain other provisions set forth therein, in each case, upon the terms and subject to the conditions set forth therein.
Debt Financing
In connection with entering into the merger agreement, MergerCo received the debt commitment letter from the debt financing sources. Pursuant to the debt commitment letter, the debt financing sources have committed to provide debt financing to MergerCo in the aggregate amounts set forth therein for the purposes of funding a portion of the financing uses (the “debt financing”).
The commitment of the debt financing sources under the debt commitment letter is subject to the satisfaction (or waiver by the debt financing sources) of certain conditions precedent (the “financing conditions”), including, without limitation:

•
that the merger has been or will be consummated in all material respects in accordance with the terms of the merger agreement substantially concurrently with the initial borrowing under the credit facility, without any waiver, amendment, consent or other modification to the merger agreement that is materially adverse when taken as a whole to the interests of the debt financing sources without their consent (such consent not to be unreasonably withheld, delayed or conditioned), provided that the debt financing sources will be deemed to have consented to any such waiver, amendment, consent or modification unless they object within three business days after written notice thereof, and provided further that (a) no reduction in the purchase price will be deemed materially adverse if applied first to reduce cash on hand to be used for the merger transactions and then to reduce commitments under the credit facility on a dollar-for-dollar basis, (b) no increase in the purchase price will be deemed materially adverse if funded solely with cash proceeds from the issuance of common equity or cash on hand, and (c) any change to the definition of material adverse effect in the merger agreement will be deemed materially adverse and will require the consent of the debt financing sources (such consent not to be unreasonably withheld, delayed or conditioned);

•
that (a) the repayment and termination of the Company’s existing credit facility and (b) the equity financing (in an amount not less than the minimum equity contribution (as defined in the debt commitment letter)) have been or will be consummated substantially concurrently with the initial borrowing under the credit facility;

•
since May 1, 2026, there not having occurred, and be continuing, a material adverse effect (as defined in the merger agreement as in effect on May 1, 2026);

•
the debt financing sources and agent with respect to the credit facility having received certain closing deliverables, including executed definitive documentation in respect of the credit facility, copies of promissory notes, customary legal opinions, evidence of authority, officer’s certificates (including secretary’s certificates), a solvency certificate, a borrowing notice, good standing certificates, and all documents and instruments required to create and perfect the security interests in the collateral contemplated under the credit facility (in each case, subject to certain limitations set forth in the debt commitment letter);

•
the accuracy of (a) certain representations made by the Company in the merger agreement (to the extent that Parent has the right to terminate or decline to consummate the merger as a result of a breach thereof) and (b) certain specified representations of the borrower and guarantors set forth in the credit facility documentation (including representations relating to organization, authority, enforceability, no conflict with charter documents, solvency, use of proceeds, and creation and perfection of security interests), in each case in all material respects (or in all respects where qualified by materiality) on and as of the closing of the merger;

•
the debt financing sources having received, at least three business days prior to the closing of the merger, all customary documentation and other customary information required under applicable “know your customer” and anti-money laundering rules, including but not limited to the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested in writing at least ten business days prior to the closing of the merger;

•
the payment of all reasonable and documented out-of-pocket fees, costs and expenses and additional consideration due to the debt financing sources on the closing date pursuant to the debt commitment letter and the related fee and exclusivity letter;

•
receipt by the debt financing sources of the Company SEC Documents (as defined in the merger agreement); and

•
other customary conditions precedent set forth in the debt commitment letter.

The commitment under the debt commitment letter terminates automatically on the earliest to occur of (a) 11:59 p.m. New York City time, on November 6, 2026, (b) termination of the merger agreement in accordance with its terms without the consummation of the merger or (c) the consummation of the merger and related transactions with or without the funding of the initial term loans.
Limited Guarantee
Subject to the terms and conditions set forth in the limited guarantee provided by the equity commitment parties (in such capacity, the “guarantors”), the guarantors have, severally and not jointly, guaranteed certain payment and reimbursement and indemnification obligations of Parent under the merger agreement, subject to such guarantor’s pro rata percentage and the cap. The limited guarantee may be enforced by the Company for the payment of money only and the guarantors will not be liable for special, incidental, consequential, exemplary or punitive damages.
The limited guarantee is irrevocable and will not terminate until the earliest to occur of (a) the consummation of the closing, (b) 90 days following the valid termination of the merger agreement in accordance with its terms in a circumstance in which the Parent termination fee is payable (unless the Company has commenced litigation under the limited guarantee prior to such date, in which case the limited guarantee will survive until the final, non-appealable adjudication or resolution of such action and satisfaction by the guarantors of any guaranteed obligations finally determined or agreed to be owed by the guarantors), (c) the valid termination of the merger agreement in accordance with its terms in a circumstance in which the Parent termination fee is not payable (except that the guaranteed reimbursement and indemnification obligations survive for 90 days following such termination, subject to the same litigation exception as described in clause (b)), and (d) upon the payment in full of all guaranteed obligations. Notwithstanding the foregoing, if the Company or any of its subsidiaries or controlled affiliates, or any person acting on their behalf, asserts in any action that the provisions of the limited guarantee limiting the guarantors’ liability are illegal, invalid or unenforceable, or asserts any theory of liability against the guarantors or any non-recourse party other than as expressly permitted under the limited guarantee, then the obligations of the guarantors under the limited guarantee will automatically terminate ab initio and be null and void.
Pursuant to the limited guarantee, the Company has agreed that, other than (a) its right to recover from the guarantors under the limited guarantee and subject always to such guarantor’s pro rata percentage and the cap, and (b) its rights under the merger agreement, the equity commitment letter and the confidentiality agreement entered into with ARCHIMED, recourse against the guarantors under the limited guarantee, the confidentiality agreement and the equity commitment letter will be its and any of its respective representatives’ sole and exclusive remedy against the guarantors and certain related parties in respect of any liabilities or obligations arising under, or in connection with, the merger agreement or the transactions. Notwithstanding the foregoing, the guarantors have acknowledged that the provisions of the limited guarantee are not intended to diminish or otherwise impair the Company’s right to specific performance to cause, directly or indirectly, the guarantors to fund their equity commitments under the equity commitment letter and to cause Parent to consummate the transactions, and the Company’s election to pursue specific performance will not restrict or limit the Company from, in the alternative, terminating the merger agreement and collecting the guaranteed obligations; provided that the Company will not be permitted to receive both a grant of specific performance resulting in the occurrence of the closing and payment of the guaranteed obligations.
Appraisal Rights
If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.
Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will instead receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 of the DGCL could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262 of the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.
A holder of record or a beneficial owner of shares of Company common stock who (a) continuously holds such shares through the effective time, (b) has not consented to or otherwise voted in favor of the merger or otherwise withdrawn, lost or waived appraisal rights, (c) strictly complies with the procedures under Section 262 of the DGCL, (d) does not thereafter withdraw his, her or its demand for appraisal of such shares and (e) in the case of a beneficial owner, a person who (i) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (ii) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value.
Section 262 of the DGCL requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.
If you elect to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the taking of the vote on the merger, which demand must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock and, for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List; you must not vote or submit a proxy in favor of the merger agreement proposal; you must hold your shares of Company common stock continuously through the effective time; and you must comply with the other applicable requirements of Section 262 of the DGCL.
A Company stockholder who elects to exercise appraisal rights must mail his, her or its written demand for appraisal to the following address:

Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite
150 Ann Arbor, MI 48108
Attention: Corporate Secretary
A record holder who holds shares of Company common stock as a nominee for others, such as a broker, fiduciary, depositary or other nominee, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the demand must set forth the number of shares of Company common stock covered by such demand. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares of Company common stock outstanding in the name of such record owner.
Within 10 days after the effective time, the surviving corporation must give written notice that the merger has become effective to each of (a) each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement proposal and (b) any beneficial owner who has demanded appraisal under Section 262 of the DGCL. At any time within 60 days after the effective time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration specified by the merger agreement for that person’s shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal.
Within 120 days after the effective time, but not thereafter, the surviving corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the fair value of the shares of Company common stock held by all persons that have demanded appraisal. There is no present intent on the part of the Company or the surviving corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that the Company and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, persons who desire to have their shares of Company common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If, within 120 days after the effective time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.
In addition, within 120 days after the effective time, any person who has theretofore complied with the applicable provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such shares. Such statement must be given within 10 days after the written request therefor has been received by the surviving corporation or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.
Upon the filing of a petition by a person, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation will be required to, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of Company common stock and with whom the surviving corporation has not reached agreements as to the value of such shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.
If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court will determine which persons have complied with Section 262 of the DGCL and have become entitled to appraisal rights provided thereby. The Delaware Court may require the persons who have demanded an appraisal of their shares of Company common stock and who hold shares represented by certificates to submit their certificates of shares of Company common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such person. If immediately before the merger, the shares of the class or series of stock of the corporation were listed on a national securities exchange, the Delaware Court will dismiss the appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (b) the value of the consideration provided in the merger for such total number of shares exceeds $1,000,000.
Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.
Where proceedings are not dismissed, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court will determine the fair value of shares of Company common stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest will accrue after such payment only on the sum of (a) the difference, if any, between the amount so paid and the fair value of the shares of Company common stock as determined by the Delaware Court, and (b) interest theretofore accrued, unless paid by the surviving corporation as part of the pre-judgment payment to the person.
When the fair value of the shares of Company common stock is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.
Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, the surviving corporation does not anticipate offering more than the merger consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of the relevant shares of Company common stock is less than the merger consideration.
In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company”. The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger”. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered”. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting person’s exclusive remedy.

The cost of the appraisal proceeding may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of Company common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.
Any person who has duly demanded appraisal in compliance with Section 262 of the DGCL will not be entitled to vote for any purpose any shares of Company common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to Company stockholders of record at a date prior to the effective time.
No appraisal proceeding in the Delaware Court will be dismissed as to any person without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under Section 262(j) of the DGCL; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262 of the DGCL, on the other hand, Section 262 of the DGCL will govern.
Interests of the Company’s Directors and Executive Officers in the Merger
The Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to adopt the merger agreement and to recommend that Company stockholders approve the merger agreement proposal.
The Company’s non-employee directors for purposes of the discussion below are J. Martin Carroll, Seth H.Z. Fischer, Robert E. Hoffman, Stephen Rocamboli, Jay P. Shepard, Craig Thompson and Tracy M. Woody. In accordance with SEC rules, this discussion is also required to cover former directors of the Company who served as directors of the Company at any time since January 1, 2025, which includes Alan Fuhrman, Antonio M. Gotto, Jr., M.D., D. Phil., and Nicole Vitullo. Mr. Fuhrman ended his service as a director effective May 29, 2025 and is not entitled to any compensatory payments in connection with the proposed transactions and does not otherwise have, to the Company’s knowledge, any interests in the merger that are different from those of a holder of Company common stock. Therefore, Mr. Fuhrman has been omitted from the discussion below. Dr. Gotto and Ms. Vitullo resigned as directors effective June 1, 2025. Mr. Rocamboli and Ms. Woody did not stand for reelection at the 2026 annual meeting of Company stockholders held on May 28, 2026.
The Company’s executive officers for purposes of the discussion below are Sheldon L. Koenig, the Company’s President and Chief Executive Officer, Benjamin Halladay, the Company’s Chief Financial Officer, John B. Harlow, Jr., the Company’s Chief Commercial Officer, and Benjamin O. Looker, the Company’s Chief Legal and Corporate Affairs Officer. In accordance with SEC rules, this discussion is also required to cover former executive officers of the Company who served as executive officers at any time since January 1, 2025, which includes Eric Warren, the Company’s former Chief Commercial Officer. Mr. Warren stepped down from his position as Chief Commercial Officer effective April 18, 2025 and is not entitled to any compensatory payments in connection with the proposed transactions and does not otherwise have, to the Company’s knowledge, any interests in the merger that are different from those of a holder of Company common stock. Therefore, Mr. Warren has been omitted from the discussion below.

Treatment of Equity-Based Awards
For information regarding beneficial ownership of shares of Company common stock held by each of the Company’s current directors and named executive officers and all of such directors and executive officers as a group, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management”. Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company common stock that such director or executive officer holds, the same per share merger consideration, including a CVR, in the same manner as the other Company stockholders.
As described further in the section of this proxy statement entitled “The Merger Agreement — Treatment of Equity-Based Awards”, at the effective time, each Company equity-based award outstanding as of immediately prior to the effective time will be treated as follows:
•
immediately prior to the effective time, each Company RSU will vest in full and be canceled and converted into the right to receive, with respect to each share of Company common stock subject to such Company RSU immediately prior to the effective time, (a) the RSU cash consideration, plus (b) one CVR, subject to certain exceptions;

•
immediately prior to the effective time, each Company stock option will vest in full;

•
each in-the-money option will be canceled and converted into the right to receive, for each share of Company common stock issuable upon the exercise of such in-the-money option immediately prior to the effective time, (a) the stock option cash consideration, plus (b) one CVR;

•
each closing date underwater option will be canceled and converted into the right to receive, for each share of Company common stock underlying such closing date underwater option, one CVR (with any cash payment upon achievement of a milestone to be made net of the applicable per share exercise price as provided in the CVR agreement); and

•
each underwater option will be canceled for no consideration.

With respect to the Company equity-based awards described above, the closing cash payments described above will be paid as promptly as reasonably practicable following the effective time (and in no event later than the first regularly scheduled payroll date following, but at least five business days after, the effective time). Any cash payment in respect of a CVR issued with respect to an equity-based award will be paid as promptly as reasonably practicable after the applicable milestone payment date (and in no event later than the first regularly scheduled payroll date that occurs more than five business days after the milestone payment date).
The following table sets forth the aggregate value of Company RSUs and Company stock options outstanding as of May 8, 2026 (the latest practicable date to determine such amounts before the filing of this proxy statement), held by each director and executive officer, using the illustrative estimated value of the merger consideration (assuming maximum payout of the CVR) of $3.48 per share (for Company stock options, less the applicable exercise price) as described in the section of this proxy statement entitled “The Merger Agreement — Consideration To Be Received in the Merger”. The amounts set forth in the table below are calculated assuming, solely for purposes of this compensation-related disclosure, that the merger closed on May 8, 2026.

Name	Company RSUs(1) (#)	Estimated Value of Company RSUs ($)	Company Stock Options (#)	Estimated Value of Company Stock Options ($)
Non-Employee Directors
J. Martin Carroll	33,000	114,840	137,500	199,099
Seth H.Z. Fischer	33,000	114,840	149,061	199,099
Antonio M. Gotto, Jr., M.D., D. Phil.(2)	—	—	32,100	—
Robert E. Hoffman	5,280	18,374	47,040	101,170
Stephen Rocamboli	33,000	114,840	139,089	199,099
Jay P. Shepard	33,000	114,840	136,200	199,099
Craig Thompson	—	—	40,000	99,200
Nicole Vitullo(3)	—	—	140,100	229,627
Tracy M. Woody	—	—	194,000	353,887
Executive Officers
Sheldon L. Koenig	1,607,016	5,592,416	3,378,310	3,082,358
Benjamin Halladay	521,480	1,814,750	739,270	937,861
John B. Harlow, Jr.	424,536	1,477,385	380,000	—
Benjamin O. Looker	523,968	1,823,409	859,580	892,479

(1)
Immediately following the 2026 annual meeting of Company stockholders held on May 28, 2026, each of the Company’s non-employee directors received an award of Company RSUs with a grant date fair value of $250,000. Such awards are not included in the table above. In lieu of such Company RSUs and in recognition of their service since the 2025 annual meeting of Company stockholders, Mr. Rocamboli and Ms. Woody were each granted a cash award of $250,000, which will be paid on the closing date.

(2)
Dr. Gotto resigned as a director effective June 1, 2025, and his outstanding stock options expired on June 1, 2026.

(3)
Ms. Vitullo resigned as a director effective June 1, 2025, and her outstanding stock options are scheduled to expire on June 1, 2027.

Severance Entitlements
The Company has existing employment agreements with each of Sheldon L. Koenig, Benjamin Halladay, John B. Harlow, Jr. and Benjamin O. Looker (each, an “employment agreement” and collectively, the “employment agreements”), which provide, among other things, for certain equity acceleration rights and certain severance payments and benefits in the event of a qualifying termination of employment in connection with a “sale event” (as defined in the applicable employment agreement), such as the merger.
Pursuant to Mr. Koenig’s employment agreement, in the event of a “sale event” (as defined in his employment agreement), all Company stock options and other stock-based awards with time-based vesting held by Mr. Koenig will immediately accelerate and become exercisable or nonforfeitable as of the date of the sale event. In the event that the employment of any of Mr. Koenig, Mr. Halladay, Mr. Harlow or Mr. Looker is terminated by the Company without “cause” or he resigns his employment for “good reason” (each as defined in the applicable employment agreement) within twelve (12) months following a sale event, subject to the executive’s execution of and compliance with a separation agreement and release of claims in favor of the Company, such executive is entitled to receive: (a) an amount equal to the sum of one times such individual’s annual base salary plus such individual’s target annual cash bonus (or, for Mr. Koenig, the sum of two times his annual base salary plus two times his target annual cash bonus), payable in a lump sum, and (b) if such individual is participating in our group health plan immediately prior to such individual’s termination of employment, a cash payment equal to the monthly employer contribution that the Company would have made to provide health insurance to such individual had such individual remained employed by the Company for twelve (12) months (or, in the case of Mr. Koenig, eighteen (18) months) following such individual’s termination of employment.
For an estimate of the severance amounts that would be payable to each of the Company’s named executive officers in the event of a qualifying termination following the completion of the merger, see “— Quantification of Payments and Benefits” below. Based on the same assumptions used for such table, the estimated aggregate value of the cash severance payments to Mr. Looker in the event of a qualifying termination following the merger is $739,500 and the cost of continuing health insurance benefits for Mr. Looker is $0.
Section 280G Mitigation Actions
The Company may, in consultation with and subject to the approval of Parent, take certain actions before the effective time to mitigate the amount of potential “excess parachute payments” for the Company’s “disqualified individuals” (each, as defined in Section 280G of the Code), including by obtaining third party valuations of restrictive covenants. Such actions do not include making, or agreeing to make, a tax gross-up payment. As of the date of this proxy statement, the Company has approved obtaining a third party valuation of Mr. Koenig’s restrictive covenants but has not approved any other actions to mitigate the expected impact of Section 280G of the Code on the Company or any disqualified individuals.
Transaction Bonuses
Prior to the effective time, the Company may grant cash transaction bonuses in an aggregate amount not to exceed $2.0 million (each, a “transaction bonus”), which will be allocated to Company employees by the Company’s Chief Executive Officer and approved by the Compensation Committee of the Board to the extent applicable. Messrs. Halladay, Looker and Harlow have been allocated transaction bonuses in the amounts of $225,000, $225,000 and $100,000, respectively, to recognize their significant contributions to the Company and towards the consummation of the merger. Transaction bonuses will be payable in a lump sum no later than 60 days following the closing date, subject to the employee’s continued employment through the closing date and the employee’s execution and non-revocation of a release of claims in favor of the Company and its affiliates.
Potential Future Parent Arrangements
Certain of the Company’s executive officers may continue to provide employment or other services to Parent or its affiliates after the effective time and may enter into new agreements, arrangements or understandings with Parent or its affiliates (including the surviving corporation) to set forth the terms and compensation of such post-effective time service. As of the date of this proxy statement, no such agreements, arrangements or understandings between any of the Company’s executive officers and Parent or any of its affiliates exist. In addition, as of the date of this proxy statement, none of the Company’s executive officers has entered into any agreements, arrangements or understandings with Parent or any of its affiliates regarding the right to purchase or participate in the equity of Parent or its affiliates. Prior to or following the closing of the merger, however, certain of the Company’s executive officers may enter into agreements, arrangements or understandings with Parent or its affiliates regarding the right to purchase or participate in the equity of Parent or its affiliates.
Continuing Employee Benefits
The merger agreement provides that, for a period of one year following the effective time, Parent will, or will cause the surviving corporation to, provide to each employee of Company or of its subsidiaries as of immediately prior to the effective time who continues in employment with the surviving corporation or of its subsidiaries following the effective date (each, a “continuing employee”) (a) a base salary or wage rate and short-term cash incentive compensation opportunities (excluding deferred compensation and equity-based compensation opportunities) that are, in each case, no less favorable than those provided to such continuing employee immediately prior to the effective time, (b) severance benefits that are no less favorable, in the aggregate, than those provided to such continuing employee under the Company’s benefit plans in effect immediately prior to the effective time and (c) employee health, welfare and defined contribution retirement benefits (excluding severance, post-employment welfare, equity or equity-based compensation and defined benefit pension benefits) that are no less favorable in the aggregate than those provided to each such continuing employee as of immediately prior to the effective time.
Non-Employee Director Compensation
Prior to the closing of the merger, non-employee directors of the Company will remain eligible to receive cash compensation pursuant to the terms of the Company’s Amended and Restated Non-Employee Director Compensation Policy. Consistent with the Company’s past practice, the Company granted to each of the Company’s continuing non-employee directors an annual equity award immediately following the 2026 annual meeting of Company stockholders held on May 28, 2026. Each equity award consists entirely of Company RSUs with a grant date fair value of $250,000. Vesting of all outstanding Company RSUs held by the Company’s non-employee directors immediately prior to the effective time will accelerate in connection with the merger, and such awards will be cancelled and converted into the right to receive the merger consideration as described above. In addition, in recognition of their service since the 2025 annual meeting of Company stockholders and significant contributions toward the consummation of the merger, the Company granted each of Mr. Rocamboli and Ms. Woody with a cash award of $250,000, which will be paid on the closing date.
Director and Officer Indemnification
Pursuant to the terms of the merger agreement, each current or former director or officer of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement — Indemnification and Insurance”.
Section 16 Matters
Prior to the effective time, the Company will take all such steps as may be reasonably required to cause any dispositions of shares of Company common stock and equity-based awards resulting from the merger transactions by each director or officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.
Quantification of Payments and Benefits
In accordance with Item 402(t) of Regulation S-K, the table below sets forth, for each of the Company’s named executive officers, estimates of the compensation and benefits that are, or may become, payable in connection with the merger. Company stockholders are being asked to approve, on a non-binding, advisory basis, such compensation and benefits. Because the vote to approve such compensation is advisory only, it will not be binding on any of the Company, the Board or Parent. Accordingly, if the merger agreement proposal is approved by Company stockholders and the merger is consummated, the compensation and benefits are, or may become, payable regardless of the outcome of the vote to approve such compensation and benefits, subject only to the conditions applicable thereto, which are described in the footnotes to the tables below and the disclosures in this section of this proxy statement entitled “— Interests of the Company’s Directors and Executive Officers in the Merger”.
The potential payments in the tables below are quantified in accordance with Item 402(t) of Regulation S-K. The estimated values are based on the following assumptions: (a) the effective time occurred on May 8, 2026, which is the assumed date of the consummation of the merger solely for purposes of the disclosure in this section, (b) an illustrative estimated value of the per share merger consideration (assuming maximum payout of the CVR) of $3.48, (c) each named executive officer’s number of unvested equity-based awards is determined as of May 8, 2026, (d) there will be no additional grants or forfeitures of any equity-based awards for any named executive officer and (e) each named executive officer will experience a qualifying termination of employment immediately upon the effective time under circumstances that entitle such named executive officer to receive his change in control severance benefits as described above under the section entitled “— Severance Entitlements”. As such, the amounts indicated in the table below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
Potential Payments to Named Executive Officers
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Sheldon L. Koenig	2,796,500	8,674,774	47,000	11,518,274
Benjamin Halladay	979,000	2,752,611	30,000	3,761,611
John B. Harlow, Jr.	875,750	1,477,385	30,000	2,383,135

(1)
The amounts shown in this column represent the estimated aggregate value of the cash severance each named executive officer is entitled to receive upon a qualifying termination pursuant to the terms of his employment agreement, which are “double-trigger” amounts as described above in the section entitled “— Severance Entitlements”, plus, in the case of Mr. Halladay and Mr. Harlow, a transaction bonus of $225,000 and $100,000, respectively, which are “single-trigger” amounts as described above in the section entitled “— Transaction Bonuses”, as follows:

Named Executive Officer	Multiple of Base Salary ($)	Multiple of Target Bonus ($)
Sheldon L. Koenig	1,598,000	1,198,500
Benjamin Halladay	520,000	234,000
John B. Harlow, Jr.	535,000	240,750

(2)
The amounts shown in this column represent the estimated aggregate value of each named executive officer’s unvested Company equity-based awards (using the illustrative estimated value of the per share merger consideration of $3.48, assuming maximum payout of the CVR), which are “single-trigger” amounts as described above in the section entitled “— Treatment of Equity-Based Awards”. Company stock options having an exercise price equal to or greater than the value of the per share merger consideration, assuming maximum payout of the CVR, will be canceled for no consideration. The following table sets forth the estimated aggregate value payable to each named executive officer for such named executive officer’s equity-based awards (assuming the maximum payout of the CVR) in connection with the consummation of the merger by award type:

Named Executive Officer	Company RSUs ($)	Company Stock Options ($)
Sheldon L. Koenig	5,592,416	3,082,358
Benjamin Halladay	1,814,750	937,861
John B. Harlow, Jr.	1,477,385	—

(3)
The amounts shown in this column represent an estimated aggregate value of cash payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Koenig for eighteen (18) months, and to Mr. Halladay and Mr. Harlow for twelve (12) months, following termination, which are “double-trigger” amounts as described above more fully in the section entitled “— Severance Entitlements”.

Material U.S. Federal Income Tax Consequences of the Merger
The following discussion summarizes certain material U.S. federal income tax consequences to holders with respect to the disposition of Company common stock pursuant to the merger. It is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, rulings and judicial decisions as of the date hereof, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. The Internal Revenue Service (“IRS”) may not agree with the tax consequences described in this discussion.
This discussion assumes that Company stockholders hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to Company stockholders subject to special treatment under the U.S. federal income tax laws (including, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, regulated investment companies and real estate investment trusts, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or non-U.S. currencies, traders in securities who elect to use the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their shares of Company common stock through vesting of units or otherwise as compensation, holders subject to the alternative minimum tax, holders who exercise their appraisal rights in connection with the merger, holders who hold their shares of Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, accrual method holders who prepare an “applicable financial statement” (as defined in Section 451 of the Code), holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company common stock (by vote or value) and holders of Company equity awards). In addition, this discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or U.S. federal non-income tax consequences (including, for example, the federal estate or gift tax or the application of the Medicare tax on net investment income under Section 1411 of the Code).
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your tax advisor.
All holders should consult their tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of the merger consideration in exchange for shares of Company common stock pursuant to the merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock, that is, for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” means a beneficial owner (other than a partnership or an entity classified as a partnership that is subject to U.S. federal income tax reporting) of Company common stock that is not a U.S. holder.
U.S. Holders
The exchange of Company common stock for the merger consideration pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a

U.S. holder recognizes, and the timing and character of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVR, with respect to which there is significant uncertainty.
There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVR in connection with the merger. The receipt of the CVR as part of the merger consideration might be treated as an “open transaction” or as a “closed transaction” for U.S. federal income tax purposes, each discussed below.
Pursuant to U.S. Treasury Regulations addressing contingent payment obligations that are analogous to CVRs, if the fair market value of the CVRs were determined to be “reasonably ascertainable,” a U.S. holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. holder should treat the transaction as an “open transaction” for purposes of determining gain or loss. These Treasury Regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under the CVR should be treated as an “open transaction” or “closed transaction,” and such question is inherently factual in nature. CVRs may also be treated as debt instruments for U.S. federal income tax purposes, which would affect the amount, timing, and character of any gain, income or loss with respect to the CVR. However, as such treatment is unlikely, the discussion below does not address the tax consequences of such a characterization. We urge you to consult your tax advisor with respect to the proper characterization of the receipt of, and payments made with respect to a CVR.
The following sections discuss certain U.S. federal income tax consequences of the merger if the exchange of Company common stock for cash and a CVR pursuant to the merger is treated as an open transaction or, alternatively, as a closed transaction for U.S. federal income tax purposes. Under either “open” or “closed” transaction treatment, gain or loss generally will be determined separately for each block of Company common stock (that is, Company common stock acquired at the same cost in a single transaction) exchanged pursuant to the merger. The parties intend to report the merger as an open transaction for applicable U.S. federal income tax purposes, but such position will not be binding on any U.S. holder or the IRS, and no assurance can be given that the IRS will not take a contrary position or that a court would not sustain any contrary position.
Treatment as Open Transaction
If the transaction is treated as an “open transaction” for U.S. federal income tax purposes, a U.S. holder should generally recognize capital gain for U.S. federal income tax purposes on the exchange of Company common stock for the cash received pursuant to the merger if and to the extent the amount of cash received in such exchange exceeds such U.S. holder’s adjusted U.S. federal income tax basis in the Company common stock sold or exchanged. However, a U.S. holder may not be able to recognize loss for U.S. federal income tax purposes in connection with the merger even if its adjusted U.S. federal income tax basis exceeds the amount of cash received as of the effective time and instead may be required to defer recognition of loss (and the determination of the amount of such loss) until the U.S. holder’s right to receive further payments under the CVR terminates or perhaps until such U.S. holder abandons its rights to the CVR, as discussed below.
The fair market value of the CVR generally would not be treated as additional consideration for the Company common stock at the time the CVR is received in the merger, and the U.S. holder would have no U.S. federal income tax basis in the CVR. Instead, the U.S. holder would take payments under the CVR into account when made, or deemed made, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. A portion of such payments may be treated as interest income under Section 483 of the Code (as discussed below under “— Imputed Interest”) and the balance, in general, would be treated as additional consideration for the disposition of the Company common stock in the merger. The portion of payments on the CVR not treated as imputed interest under Section 483 of the Code will generally be treated as gain to the extent the sum of such payments (and all previous payments under the CVR), together with the cash received upon the closing of the merger, exceeds such U.S. holder’s adjusted U.S. federal income tax basis in the Company common stock surrendered pursuant to the merger. Subject to the imputed interest rules discussed below, a U.S. holder that does not receive cash pursuant to the merger

(including for this purpose any cash received as payments on the CVR) in an amount at least equal to such U.S. holder’s adjusted U.S. federal income tax basis in the Company common stock surrendered pursuant to the merger may be able to recognize a capital loss upon termination of the U.S. holder’s right to receive further payments under the CVR or possibly upon such U.S. holder’s abandonment of its CVR. Any such capital gain or loss will be long-term if the Company common stock were held for more than one year prior to the merger. The deductibility of capital losses is subject to limitations.
Treatment as Closed Transaction
If the receipt of the CVR is treated as part of a “closed transaction” for U.S. federal income tax purposes, a U.S. holder generally would recognize capital gain or loss on an exchange of Company common stock for cash and a CVR in an amount equal to the difference, if any, between: (a) the amount of cash received plus the fair market value (determined as of the effective time) of the CVR received; and (b) the U.S. holder’s adjusted U.S. federal income tax basis in the Company common stock sold or exchanged. The proper method to determine the fair market value of a CVR is not clear. Any capital gain or loss recognized will be long-term capital gain or loss if such Company common stock was held for more than one (1) year prior to the merger. The deductibility of capital losses is subject to limitations.
A U.S. holder’s initial U.S. federal income tax basis in a CVR received in the merger would equal the fair market value (as of the effective time) of such CVR as determined for U.S. federal income tax purposes. The holding period for a CVR would begin on the day following the merger.
There is no authority directly addressing the U.S. federal income tax treatment of receiving payments on a CVR received in a “closed transaction” for U.S. federal income tax purposes and, therefore, the amount, timing and character of any gain, income or loss with respect to the CVR would be uncertain. For example, if a payment is made with respect to a CVR, it could be treated as a payment with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. It is also unclear how a U.S. holder of the CVR would recover its adjusted tax basis with respect to payments thereon. It is also possible that, were the payment to be treated as being made with respect to the sale of a capital asset, a portion of such payment may constitute imputed interest under Section 483 of the Code (as described below under “— Imputed Interest”).
Imputed Interest
Under either “closed transaction” or “open transaction” treatment, a portion of the payments made with respect to a CVR may be treated as imputed interest, which would be ordinary income to the U.S. holder of a CVR. The portion of any payment made with respect to a CVR treated as imputed interest under Section 483 of the Code will be determined at the time such payment is made and generally should equal the excess of: (a) the amount of the payment in respect of the CVR; over (b) the present value of such amount as of the effective time calculated using the appropriate applicable federal rate published by the IRS as the discount rate. A U.S. holder must include in its taxable income interest imputed pursuant to Section 483 of the Code using such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVR, U.S. holders of Company common stock are urged to consult their tax advisors concerning the recognition, timing and character of any gain or loss resulting from the merger, including the receipt of the CVR pursuant to the merger and the tax consequences of the receipt of payments with respect to the CVR after the merger.
Non-U.S. Holders
Subject to the discussion of information reporting and backup withholding below, any gain recognized on the receipt of cash and a CVR pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a corporation, the holder may be subject to branch profits tax at the rate of 30% on the effectively connected gain (or such lower rate as may be specified by an applicable income tax treaty);
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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to tax at a 30% rate (or a lower applicable income tax treaty rate) on any gain derived from the disposition of the Company common stock pursuant to the merger (other than gain effectively connected with a U.S. trade or business), which may be offset by certain U.S. source capital losses; or

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the Company common stock constitutes a “United States real property interest” (“USRPI”) for U.S. federal income tax purposes under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”).

If the Company common stock constitutes a USRPI under FIRPTA, a non-U.S. holder will be subject to U.S. federal income tax on any gain recognized on the receipt of cash and a CVR in exchange for their shares of Company common stock in the merger on a net basis at applicable U.S. graduated rates in the same manner as a U.S. holder. The Company common stock will constitute a USRPI if we have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of (a) the five-year period ending on the effective date of the merger and (b) the non-U.S. holder’s holding period for the shares of Company common stock. Although there can be no assurances in this regard, we believe we have not been a USRPHC at any time during the five-year period preceding the merger. The determination of USRPHC status depends on the fair market value of our USRPIs relative to the fair market value of our other trade or business assets and our non-U.S. real property interests. In the event that we are, or have been, a USRPHC, a non-U.S. holder’s shares of the Company common stock nevertheless will not constitute a USRPI if the shares of the Company common stock are “regularly traded on an established securities market” (within the meaning of applicable U.S. Treasury Regulations) at the effective time and the non-U.S. holder owned (directly, indirectly or constructively) 5% or less of the Company common stock at all times during the shorter of (a) the five-year period ending on the effective date of the merger and (b) the non-U.S. holder’s holding period for the shares. Our Company common stock is currently listed on Nasdaq and we believe that, for as long as our Company common stock continues to be so listed, our Company common stock will be treated as “regularly traded on an established securities market”.
Generally, if payments are made to a non-U.S. holder with respect to a CVR, such non-U.S. holder may be subject to withholding at a rate of 30% (or a lower rate under an applicable income tax treaty) on the portion of any such payments treated as imputed interest, or possibly the entire CVR payment depending on the U.S. federal income tax treatment of CVRs, unless such non-U.S. holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable income tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agent. Please see above in the section titled “U.S. Holders” for a general description of the tax treatment of CVRs.
Non-U.S. holders should consult their tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and the procedures for claiming tax treaty benefits or otherwise establishing an exemption from U.S. tax with respect to any portion of the cash consideration and a CVR payable to them pursuant to the merger.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. holders and non-U.S. holders in connection with the merger.
Backup withholding of tax (currently at a rate of 24%) generally will apply to the proceeds received by a U.S. holder pursuant to the merger, unless the U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules.

Backup withholding of tax may also apply to the proceeds received by a non-U.S. holder pursuant to the merger, unless the non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such non-U.S. holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. The amount of any backup withholding on a payment to a U.S. holder or a non-U.S. holder generally will be allowed as a credit against such U.S. holder’s or non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such U.S. holder or non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ALTERNATIVE MINIMUM TAX AND OTHER TAX LAWS AND OF CHANGES IN THOSE TAX LAWS.
Regulatory Approvals in Connection with the Merger
The parties to the merger agreement intend to, and are obligated to, cooperate with each other and use their respective reasonable best efforts to, as promptly as reasonably practicable, amongst other things, obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions, as described in the section of this proxy statement entitled “The Merger Agreement — Reasonable Best Efforts”. The management of each of the Company and Parent currently believes that the necessary regulatory approvals can be obtained by the third quarter of 2026; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.
HSR Act Clearance
The consummation of the merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Under the HSR Act and the rules promulgated thereunder, the parties are required to file Notification and Report Forms with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the FTC and to observe a waiting period before consummating the merger.
On May 15, 2026, Parent and the Company each filed the required Notification and Report Forms under the HSR Act with the DOJ and the FTC. The waiting period under the HSR Act will expire at 11:59 p.m., Eastern Time, on June 15, 2026, unless terminated earlier or extended by a request for additional information and documentary material (a “Second Request”). If either the DOJ or the FTC issues a Second Request prior to the expiration of the waiting period, the waiting period with respect to the merger will expire at 11:59 p.m., Eastern Time, on the 30th day after substantial compliance by the parties with such Second Request, unless terminated earlier or otherwise extended by agreement or court order.
Non-U.S. Regulatory Approval
Consummation of the merger is also subject to the receipt of approval from the German Federal Cartel Office under German merger control law. The merger control filing required in Germany was submitted on May 15, 2026.
There can be no assurance that the German antitrust approval will be obtained on a timely basis or at all.

Additional Approvals
The Company and Parent intend to make all required filings under the Exchange Act relating to the merger and obtain all other approvals and consents that may be necessary to give effect to the merger.
Delisting and Deregistration of the Common Stock
If the merger is consummated, Parent and the Company will cooperate and use their respective reasonable best efforts to take, or cause to be taken, and do or cause to be done all things reasonably necessary, proper or advisable under applicable law and the rules and policies of Nasdaq to cause the Company common stock to be delisted from Nasdaq and deregistered under the Exchange Act as promptly as practicable following the effective time.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete, may not contain all of the information about the merger agreement that is or may be important to you, and is qualified in its entirety by reference to the full merger agreement, a copy of which is attached as Annex A to this proxy statement. We strongly recommend that you read the merger agreement and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and such documents and not by this summary or any other information contained in this proxy statement.
The merger agreement is included with this proxy statement only to provide you with information regarding the terms of the merger agreement and not to provide you with any other factual information regarding the Company, Parent, MergerCo or their respective subsidiaries, affiliates or businesses. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:
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have been made only for purposes of the merger agreement;

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have been qualified by certain documents filed with, or furnished to, the SEC by the Company, from and after January 1, 2024 and prior to April 30, 2026;

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have been qualified by confidential disclosures made by the Company in connection with the merger agreement;

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are subject to materiality qualifications contained in the merger agreement that may differ from what may be viewed as material by investors;

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are subject to knowledge qualifiers contained in the merger agreement, which qualifiers are tied to the actual knowledge after reasonable inquiry, of certain persons;

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were made only as of the date of the merger agreement or such other date as is specified in the merger agreement; and

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have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and MergerCo, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, MergerCo or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed (and may continue to change) after the date of the merger agreement, which subsequent developments or new information may or may not be fully reflected in this proxy statement or the Company’s public filings made with the SEC.
Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. Additional information about the Company may be found elsewhere in this proxy statement and the Company’s other public filings. See the section of this proxy statement entitled “Where You Can Find Additional Information”.
The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the full merger agreement, a copy of which is attached as Annex A to this proxy statement and which we incorporate by reference into this proxy statement.
Effects of the Merger
Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, MergerCo, a wholly owned subsidiary of Parent, will be merged with and into the Company, the separate corporate existence of MergerCo will thereupon cease, and the Company will be the surviving corporation.

Closing and Effective Time of the Merger
Unless Parent and the Company agree in writing otherwise, the closing of the merger will take place at 8:00 a.m. (New York City time) as promptly as practicable (and no later than the third business day) following the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing); provided that, the closing will not occur before June 30, 2026 without the prior written consent of Parent.
The merger will become effective at the time that the certificate of merger is duly filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable law, at such later time as is agreed to by the parties prior to the filing of the certificate of merger and specified therein.
At the effective time, by virtue of the merger and without any action on the part of Parent, MergerCo, the Company or any holder of any Company common stock or any shares of capital stock of MergerCo, the certificate of incorporation of the surviving corporation will be amended and restated to read in its entirety as set forth on Exhibit A to the merger agreement, and as so amended and restated will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with applicable law and the certificate of incorporation and bylaws of the surviving corporation (and subject to compliance with the requirements of the merger agreement described under the section entitled “— Indemnification and Insurance” below). At the effective time, by virtue of the merger and without any action on the part of Parent, MergerCo, the Company or any holder of any Company common stock or any shares of capital stock of MergerCo, the bylaws of the surviving corporation will be amended and restated to read in their entirety as set forth on Exhibit B to the merger agreement, and as so amended will be the bylaws of the surviving corporation until thereafter amended in accordance with applicable law and the certificate of incorporation and bylaws of the surviving corporation (and subject to compliance with the requirements of the merger agreement described under the section entitled “— Indemnification and Insurance” below). The Company and Parent currently expect to consummate the merger in the third quarter of 2026, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver (to the extent permitted by applicable law) of the other conditions to the merger described under the section entitled “— Conditions to the Merger” below. For additional information, please see the section of this proxy statement entitled “The Merger — Regulatory Approvals in Connection with the Merger”.
Directors and Officers of the Surviving Corporation
The directors of MergerCo immediately prior to the effective time will be the directors of the surviving corporation immediately following the effective time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation and applicable law.
The officers of the Company immediately prior to the effective time will be the officers of the surviving corporation immediately following the effective time until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation and applicable law.
Prior to the effective time, the Company will use reasonable best efforts to cause (a) each director of the Company and (b) if so requested by Parent, each director of each of the Company’s subsidiaries to execute and deliver a letter effectuating his or her resignation as a member of the board of directors of the Company or the applicable subsidiary, respectively, to be effective as of, and contingent upon the occurrence of, the effective time.
Consideration To Be Received in the Merger
The merger agreement provides that, at the effective time, each issued and outstanding share of Company common stock as of immediately prior to the effective time (other than excluded shares and appraisal shares) will be converted automatically into, and will thereafter represent only, the right to receive (a) the per share cash consideration plus (b) one CVR, in each case, without interest and subject to any applicable withholding taxes. As of the effective time, each holder of Company common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration to be paid in consideration therefor.
If, between May 1, 2026 and the effective time, the number of shares of outstanding Company common stock will have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse share split, dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, then the merger consideration and any other amounts payable pursuant to the merger agreement will be equitably adjusted as necessary to reflect, without duplication, such event.
Excluded Shares
All shares of Company common stock that are owned by the Company as treasury shares immediately prior to the effective time or held by Parent or MergerCo will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor.
Treatment of Equity-Based Awards
At the effective time, without any action on the part of Parent, MergerCo, the Company or any holder thereof, each equity-based award outstanding as of immediately prior to the effective time of the merger will be treated as follows:
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each Company RSU will vest in full as of immediately prior to the effective time and be canceled and converted into the right to receive, with respect to each share of Company common stock subject to such Company RSU immediately prior to the effective time, (a) the RSU cash consideration plus (b) one CVR, subject to certain exceptions;

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each in-the-money option will vest in full immediately prior to the effective time and be canceled and converted into the right to receive, for each share of Company common stock issuable upon the exercise of such in-the-money option immediately prior to the effective time, (a) the stock option cash consideration plus (b) one CVR;

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each closing date underwater option will vest in full immediately prior to the effective time and be canceled and converted into the right to receive, for each share of Company common stock underlying such closing date underwater option, one CVR (with any cash payment upon achievement of a milestone to be made net of the applicable per share exercise price as provided in the CVR agreement); and

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each underwater option will be canceled for no consideration.

With respect to the equity-based award payments described above, such payments will be made as promptly as reasonably practicable after the effective time (but in any event, no later than the first regularly-scheduled payroll date that occurs more than five business days after the effective time), without interest and subject to any applicable tax withholdings and deductions.
Treatment of Warrants
At the effective time, each issued and outstanding Company warrant as of immediately prior to the effective time will remain outstanding and be adjusted and treated in accordance with its terms in connection with a “Fundamental Transaction” (as defined in the applicable Company warrant).
Treatment of ESPP
The ESPP has an ongoing offering period that will be terminated on the ESPP final purchase date. Participant contributions made during the ongoing offering period under the ESPP will be used to purchase shares of Company common stock on the ESPP final purchase date in accordance with the terms of the ESPP. All such shares of Company common stock purchased on the ESPP final purchase date will be treated like other shares of Company common stock in the merger. Between May 1, 2026 and the effective time, (a) no offering period under the ESPP will commence or be extended, (b) no new participants may commence participation in the ESPP and (c) no participant in the ESPP may increase the amount of such participant’s payroll deductions under the ESPP. The ESPP will terminate as of the effective time.
Payment for Stock
Prior to the closing date, Parent will appoint the Company’s transfer agent (or such other nationally recognized bank or trust company agreed to between Parent and the Company) to act as paying agent for the payment of the per share cash consideration in accordance with the merger agreement. Prior to the effective time, Parent will deposit or cause to be deposited with the paying agent an amount in cash sufficient to pay the aggregate per share cash consideration, other than amounts payable in respect of each equity-based award in accordance with the merger agreement (such amount, the “exchange fund”). Parent will not be required to deposit any funds related to the CVR with the rights agent unless and until such deposit is required pursuant to the terms of the CVR agreement.
Persons who were, immediately prior to the effective time, holders of book-entry shares (other than excluded shares and appraisal shares) will not be required to take any action with respect to the exchange of their book-entry shares for the merger consideration, other than as required by the paying agent or the rights agent, as applicable, in accordance with its customary procedures. As promptly as practicable after the effective time (but in no event more than three business days thereafter), Parent will cause (a) the paying agent to pay and deliver to the holder of such book-entry shares by wire transfer or check the aggregate per share cash consideration that such holder has the right to receive as a result of the merger and (b) the rights agent under the CVR agreement to record a number of CVRs equal to the number of shares of Company common stock formerly represented by such book-entry shares.
Transfer Books; No Further Ownership Rights
At the effective time, the transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the transfer books of the surviving corporation of the shares of Company common stock that were outstanding immediately prior to the effective time. From and after the effective time, the holders of the shares of Company common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares except as otherwise provided for in the merger agreement or by applicable law. Subject to the treatment of unclaimed merger consideration described in the last sentence under the section entitled “— Termination of Exchange Fund” below, if, at any time after the effective time, share certificates are presented to Parent, the surviving corporation, or the paying agent, for any reason, they will be canceled and exchanged as provided in the merger agreement.
Lost, Stolen or Destroyed Certificates
A holder of a share certificate that has been lost, stolen or destroyed will have to make an affidavit of that fact and, if required by Parent, post a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such share certificate, upon which the paying agent will pay, in exchange for such lost, stolen or destroyed share certificate, the applicable merger consideration to be paid in respect of the share of Company common stock formerly represented by such share certificate as contemplated by the merger agreement.
Termination of Exchange Fund
At any time following the first anniversary of the closing date, Parent and the surviving corporation will be entitled to require the paying agent to deliver to it any portion of the exchange fund (including any interest or other income received with respect thereto) which has not been disbursed to holders of share certificates or book-entry shares, and thereafter such holders will be entitled to look only to Parent and the surviving corporation for, and Parent and the surviving corporation will remain jointly and severally liable for, payment of their claims for the merger consideration pursuant to the merger agreement. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of the surviving corporation or its designee, free and clear of all claims or interest of any person previously entitled thereto.

No Liability
Notwithstanding any provision of the merger agreement to the contrary, none of the Company, Parent or MergerCo, the surviving corporation or the paying agent will be liable to any person for merger consideration or portion of the exchange fund, as applicable, properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar law.
Appraisal Rights
Shares of Company common stock that are outstanding immediately prior to the effective time and that are held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL will not be converted into or represent the right to receive the merger consideration as provided in the merger agreement, but instead will be canceled and will only represent the right to receive only those rights provided under Section 262 of the DGCL; provided, however, that if such person fails to perfect or otherwise effectively waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such person to receive those rights provided under Section 262 of the DGCL will cease and such appraisal shares will be deemed to have been converted as of the effective time into, and represent only the right to receive, the merger consideration as provided in the merger agreement, without interest thereon. For additional information, please see the section of this proxy statement entitled “The Merger — Appraisal Rights”. Prior to the effective time, the Company will not, without the prior written consent of Parent, make any payment with respect to any demands or notices, offer to settle or settle any such demands or actions, for appraisal of any shares of Company common stock, or agree to do any of the foregoing. Prior to the effective time, Parent will not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands or notices for appraisal or offer to settle or settle any such demands or actions, or agree to do any of the foregoing.
Representations and Warranties
The merger agreement contains representations and warranties that the Company, on the one hand, and Parent and MergerCo, on the other hand, have made to one another, which are qualified in many cases by knowledge, materiality or material adverse effect standards and with respect to the disclosures made by the Company, by (a) certain exceptions and qualifications set forth in the merger agreement, (b) confidential disclosures made by the Company to Parent and MergerCo and (c) certain sections of documents filed with, or furnished to, the SEC by the Company from January 1, 2024 until April 30, 2026.
The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.
For purposes of the merger agreement, a “material adverse effect” with respect to the Company and its subsidiaries means any effect, change, event or occurrence that (a) has had or would be reasonably expected to have, a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole or (b) would, or would reasonably be expected to, prevent, materially delay or materially impair the consummation by the Company of the transactions in accordance with the terms of the merger agreement; provided, however, that, in the case of clause (a) only, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, will constitute or be taken into account in determining whether a material adverse effect has occurred, is continuing or would reasonably be expected to occur: any effect, change, event or occurrence (i) generally affecting the industry in which the Company and its subsidiaries operate or the economy, credit or financial or capital markets, in the U.S. or elsewhere in the world, including changes in interest or exchange rates, monetary policy, inflation, tariffs, sanctions, trade policies or trade wars, or government shutdowns or funding, or (ii) to the extent arising out of, resulting from or attributable to (A) changes in law or in generally accepted accounting principles in the United States of America (“GAAP”) after May 1, 2026, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, political, legislative or social conditions, including due to the issuance of any executive orders by the President of the United States, or, in each case, any such changes that have been publicly proposed but the effectiveness of which is pending, (B) the announcement or performance of the merger agreement or the consummation of the transactions (other than for purposes of certain representations as set forth in the merger agreement), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, payors, wholesalers, licensees, licensors, partners, employees or regulators, or any action commenced after the date hereof against the Company and/or any of its directors or officers (in their capacity as such) by any stockholders of the Company (on their own behalf or on behalf of the Company) relating to the merger agreement or the transactions (“transaction litigation”), (C) acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, (D) earthquakes, fires, floods, hurricanes, tornados or other natural disasters, force majeure events or other comparable events, (E) any action taken by the Company or its subsidiaries that is required by the merger agreement, or Parent’s written consent or at Parent’s written request, or the failure to take any action by the Company or its subsidiaries if that action is prohibited by the merger agreement (provided that the foregoing will not apply to any action omitted to be taken pursuant to the Company’s obligations described under the section entitled “— Covenants Regarding Conduct of Business by the Company Pending the Effective Time” unless the Company has requested to take an action that is prohibited thereby and Parent has unreasonably withheld, delayed or conditioned its written consent to such action), (F) any change in the Company’s credit ratings, (G) any decline in the market price, or change in trading volume, of the shares of the Company, (H) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow, cash position or other financial or operating metrics (it being understood that the exceptions in clauses (F), (G) and (H) will not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (i) and clause (ii)) is a material adverse effect), (I) any epidemic, pandemic or disease outbreak (including COVID-19) or any “Pandemic Measures” (which, for purposes of the merger agreement, means any quarantine, “shelter in place”, “stay at home”, workforce reduction (or any other measures affecting the compensation or benefits of the employees of the Company), reduced capacity, social distancing, shut down, closure, sequestration, safety or similar Law, requirement or mandate promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other epidemic, pandemic, disease outbreak or other public health condition and to the extent binding on the Company and its Subsidiaries) or any change in such Pandemic Measures or interpretations thereof following May 1, 2026, (J) the availability or cost of equity, debt or other financing to Parent, MergerCo or the surviving corporation, and (K) any computer hacking, data breaches, ransom-ware, cybercrime or cyberterrorism affecting or impacting the Company or its subsidiaries; provided further, however, that any effect, change, event or occurrence referred to in clause (i) or clauses (ii)(A), (C), (D) or (I) may be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its subsidiaries operate (in which case only the incremental disproportionate impact or impacts (to the extent not otherwise excluded by this definition) may be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect).
For purposes of the merger agreement, a “material adverse effect” with respect to Parent and MergerCo means any effect, change, event or occurrence that would or would reasonably be expected to prevent or materially delay, interfere with, hinder or impair (a) the consummation by Parent or MergerCo of any of the transactions or (b) the compliance by Parent or MergerCo with its obligations under the merger agreement or the CVR agreement.
The representations and warranties made by the Company relate to, among other topics, the following:
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the organization, valid existence, good standing, authority and qualification to conduct business with respect to the Company and its subsidiaries;

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capitalization of the Company and its subsidiaries;

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authority to enter into the merger agreement and to consummate the merger and the transactions, and the binding nature of the merger agreement;

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the absence of any conflict with or violation of the Company’s or its subsidiaries’ organizational documents, applicable laws or material contracts resulting from the execution of the merger agreement and consummation of the merger;

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governmental approvals;

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compliance with SEC filing requirements;

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conformity with GAAP and SEC requirements of financial statements filed with the SEC;

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no undisclosed liabilities;

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existence of internal controls and disclosure controls and procedures;

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the absence of certain actions or circumstances, and absence of any material adverse effect, in each case, since December 31, 2025;

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the absence of certain legal proceedings;

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compliance with applicable laws and holding of required permits;

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certain tax matters;

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certain employee benefits matters;

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certain labor matters;

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certain environmental matters;

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intellectual property;

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certain data privacy laws and technology and information security matters;

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matters relating to the Company’s and its subsidiaries’ leased real property;

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material contracts and top customers and suppliers;

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certain regulatory matters and holding of required regulatory permits, including compliance with applicable healthcare laws, anti-corruption laws, anti-money laundering laws and trade and export control laws;

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the absence of affiliate transactions;

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insurance coverage;

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the absence of rights agreements and inapplicability of anti-takeover laws;

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receipt of an opinion from the Company’s financial advisor regarding the fairness, from a financial point of view, of the merger consideration to be received by Company stockholders; and

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brokers and other advisors.

The representations and warranties made by Parent and MergerCo relate to, among other topics, the following:
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the organization, valid existence, good standing, authority and qualification to conduct their respective businesses;

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authority to enter into the merger agreement and to consummate the merger and the transactions, and the binding nature of the merger agreement;

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the absence of any conflict with or violation of Parent’s or MergerCo’s organizational documents or applicable laws resulting from the execution of the merger agreement and consummation of the merger;

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governmental approvals;

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ownership and operations of MergerCo;

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the equity and debt commitment letters made available by Parent to the Company (including the enforceability thereof) and the related fee letter;

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the solvency of the surviving corporation as of the effective time and immediately after the consummation of the applicable transactions, including the merger and the financing;

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the absence of certain arrangements with Company management, the Board or any beneficial owner of shares of Company common stock;

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brokers and other advisors;

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the accuracy of information supplied for inclusion in this proxy statement;

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the absence of certain legal proceedings;

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non-ownership of Company common stock;

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the absence of any agreements to effect, or discussions or negotiations regarding, any merger, acquisition or similar transaction involving a business that competes with the Company; and

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the delivery of a limited guarantee by the equity commitment parties in favor of the Company and the guaranteed obligations thereunder.

Covenants Regarding Conduct of Business by the Company Pending the Effective Time
Under the merger agreement, in general, subject to certain exceptions and unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), during the period from May 1, 2026 to the effective time or earlier termination of the merger agreement, the Company has agreed to, and to cause each of its subsidiaries to, use its and their respective reasonable best efforts to (a) carry on its and their respective businesses in the ordinary course of business and (b) to the extent consistent with the foregoing, preserve substantially intact its business organization, business relationships with payors, co-promotion partners and wholesalers, and other material business relationships (including with key employees, customers, suppliers, distributors, licensors, licensees, royalty or revenue-sharing counterparties and governmental authorities).
The Company has also agreed under the merger agreement, subject to certain exceptions (including as required by applicable law, judgment or a governmental authority, as expressly permitted or required by the merger agreement and as set forth in the confidential disclosure schedules to the merger agreement) and unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), to certain restrictions on its activities during the period from May 1, 2026 to the effective time or earlier termination of the merger agreement. These restrictions on the Company’s activities are summarized below. In general, subject to certain exceptions, the Company will not, and will not permit any of its subsidiaries to, without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) to:
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other than transactions solely between and among the Company and its wholly owned subsidiaries, issue, sell, distribute, assign, transfer, encumber, grant or dispose of any shares of its capital stock or other equity or voting interests, or any securities convertible into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options or other rights of any kind to purchase any shares of its capital stock or other equity or voting interests), with certain specified exceptions;

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other than transactions solely between or among the Company and its wholly owned subsidiaries, redeem, purchase or otherwise acquire any shares of its capital stock or other equity or voting interests, or any securities convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options or rights of any kind to purchase any shares of its capital stock or other equity or voting interests) (other than issuance of shares of Company common stock pursuant to (a) the forfeiture of, or withholding of taxes with respect to, equity-based awards in accordance with their terms or (b) the payment of the exercise price with respect to any equity-based award or Company warrant in accordance with their respective terms;

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other than transactions solely between or among the Company and its wholly owned subsidiaries, establish a record date for, authorize, declare, make, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

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split, combine, subdivide, recapitalize, reclassify or effect any similar change in capitalization of any shares of its capital stock or other equity or voting interests, except for any such transaction by a wholly owned subsidiary of the Company which remains a wholly owned subsidiary after consummation of such transaction;

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the merger), except for the liquidation or dissolution of any dormant wholly owned subsidiary;

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incur or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any such indebtedness or debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person, or incur any capital or finance lease obligations as determined under GAAP, provided that indebtedness does not include (a) intercompany indebtedness between or among the Company and its wholly owned subsidiaries, (b) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business, (c) indebtedness incurred in connection with the renewal, extension or refinancing of any indebtedness or revolving facility or line of credit existing on May 1, 2026 or permitted to be incurred, assumed or otherwise entered into under the merger agreement in an amount not to exceed the outstanding principal amount of such indebtedness as in effect on May 1, 2026, (d) trade payables or accruals incurred in the ordinary course of business, (e) non-cancellable purchase commitments, (f) any transaction expense incurred in connection with the merger agreement or the transactions, (g) any fees, costs, expenses, indemnified amounts or other amounts incurred pursuant to the requirements of the merger agreement described under “— Financing”, and (h) additional indebtedness incurred after May 1, 2026 in an aggregate principal amount not to exceed $5,000,000;

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enter into any swap or hedging transaction or other derivative agreements, except for (a) any such transaction or agreement entered into in the ordinary course of business, (b) any such transaction or agreement related to any indebtedness or revolving facility or line of credit existing on May 1, 2026 or permitted to be incurred, assumed or otherwise entered into under the merger agreement and (c) renewals, extensions or refinancing of any swap or hedging transactions or other derivative agreements existing on May 1, 2026 or permitted to be entered into under the merger agreement;

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make any loans, capital contributions or advances (other than accounts receivable in the ordinary course of business) to any person other than solely between or among the Company and wholly owned subsidiaries of the Company;

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sell or lease to any person, in a single transaction or series of related transactions, any of its properties or assets (excluding intellectual property rights), except (a) transfers, sales or leases solely between or among the Company and its wholly owned subsidiaries, (b) ordinary course dispositions of properties or assets that are no longer used or useful in the conduct of the business of the Company or any of its subsidiaries, (c) leases or licenses of real property owned by the Company or its subsidiaries, and subleases or licenses of real property leased by the Company or its subsidiaries, in each case, in the ordinary course of business, (d) sales or leases in the ordinary course of business, including sales of inventory, and (e) sales or leases of properties or assets for consideration not to exceed $500,000 individually or $2,500,000 in the aggregate;

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(a) transfer, sell, lease, license, subject to an encumbrance (other than encumbrances permitted under the merger agreement), cancel, abandon, fail to use reasonable best efforts to maintain and enforce, or allow to lapse or expire (including by failure to pay the required fees in any jurisdiction) any owned intellectual property of the Company, except for (i) the disposal of any registered intellectual property of the Company at the end of its statutory life and (ii) non-exclusive licenses or sublicenses granted in the ordinary course of business; (b) fail to use reasonable best efforts to maintain, or allow to lapse or expire, certain Company intellectual property rights, including any failure to contest, defend or appeal certain actions or judgments arising from or in connection with such intellectual property rights; or (c) intentionally fail to maintain any material trade secrets included in the Company owned intellectual property, or intentionally disclose any material trade secrets included in the Company owned intellectual property to a third party other than pursuant to a written confidentiality agreement that requires each such person to protect the confidentiality of such information;
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grant any encumbrance (other than encumbrances permitted under the merger agreement) on any of its material assets or securing indebtedness for borrowed money other than (a) to secure indebtedness and other obligations permitted under the applicable terms of the merger agreement or (b) solely to the Company or to a wholly owned subsidiary of the Company;

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make any acquisition (including by merger) of the capital stock or, except any acquisition of inventory in the ordinary course of business, a material portion of the assets of any other person or business, or division thereof, if the aggregate amount of consideration paid by the Company and its subsidiaries in connection with all such transactions would exceed $10,000,000;

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except as required pursuant to the terms of any Company benefit plan or collective bargaining agreement in effect on May 1, 2026, (a) increase the compensation or benefits of any current or former director, officer, employee or individual independent contractor, pay any special bonus or special remuneration to any former or current director, officer, employee or individual independent contractor (other than any increase in annual base salary or annual wage rate adopted in the ordinary course of business in respect of the compensation of any non-officer employee or individual independent contractor, in each case, whose annual base salary or annualized wage rate does not exceed $210,000 after giving effect to such increase), (b) grant any material increase in, or enter into or amend in any material respect any agreement or arrangement providing for, change in control, severance, retention or termination pay, (c) establish, adopt, enter into, terminate or amend in any material respect any collective bargaining agreement or Company benefit plan, (d) take any action to accelerate the vesting, time of payment or funding of, or waive any performance or vesting criteria applicable to, any bonus, equity or equity-based award or other compensation or benefit, (e) hire, engage or terminate (other than for cause, as determined by the Company consistent with past practice) the employment or engagement of, any director, officer, employee or independent contractor, other than hirings and terminations in the ordinary course of business of non-officer employees or independent contractors with an annual base salary or annualized wage rate (as applicable) that does not exceed $210,000, or (f) make any change in the key management structure of the Company or its subsidiaries;

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effectuate a “plant closing” or “mass layoff” (each as defined in the WARN Act) affecting in whole or in part any site of employment, facility, operating unit or employee;

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recognize or certify any labor union, labor organization, works council or group of employees of the Company or any of its subsidiaries as the bargaining representative for any employees of the Company or any of its subsidiaries;

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make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company and its subsidiaries, except insofar as may be required (a) by GAAP (or any interpretation thereof), the Financial Accounting Standards Board or any similar organization, (b) by any applicable law, including Regulation S-X, or (c) by any governmental authority;

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make, change or revoke any material tax election, adopt or change any tax accounting method or change any tax accounting period, settle, contest or compromise any material tax audit, claim or assessment, enter into any closing agreement with any governmental authority regarding any material tax, file any material amended tax return, fail to timely file any income or other material tax return required to be filed or pay any tax that is shown as due and payable thereon, surrender any right to claim a material tax refund, consent to any extension or waiver of any limitation period with respect to any material claim or assessment for taxes, or enter into any tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any customary tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to taxes);

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amend the Company’s amended and restated certificate of incorporation (the “Charter”) and the Bylaws or amend in any material respect the comparable organizational documents of any subsidiary of the Company;

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(a) settle any material pending or threatened action against the Company or any of its subsidiaries (or any of their respective officers, directors or employees, in their capacity as officers, directors or employees), other than settlements of any pending or threatened action (i) in which the Company or any of its subsidiaries is named as a nominal defendant, (ii) reflected or reserved against in the balance sheet (or the notes thereto) of the Company as of December 31, 2025 included in the documents filed with or furnished to the SEC by the Company for an amount not materially in excess of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements) or (iii) for an amount not in excess of $500,000 individually or $1,000,000 in the aggregate (excluding any amount that may be paid under insurance policies or indemnification agreements); provided that no settlement of any pending or threatened action may involve (A) any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and its subsidiaries, taken as a whole, (B) any admission of wrongdoing by the Company or its subsidiaries or (C) any Intellectual Property Rights of the Company or its subsidiaries; or (b) subject to the foregoing clause (a), fail to use commercially reasonable efforts to take certain actions as specified under the merger agreement;

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(a) terminate, cancel, extend, renew, materially modify or amend or grant any material consent or material waiver under certain specified types of material contracts, other than any extension or renewal in the ordinary course of business on substantially the same terms, or (b) enter into any contract that would have been such a material contract had it been entered into prior to May 1, 2026;

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make or authorize any capital expenditures that are not included in the budget set forth on the confidential disclosure schedules to the merger agreement, other than capital expenditures of less than $250,000 individually or $1,000,000 in the aggregate;

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enter into any new line of business, or discontinue any line of business conducted as of May 1, 2026, in each case, that is material to the Company and its subsidiaries, taken as a whole;

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except in the ordinary course of business, (a) materially accelerate or delay the collection of accounts receivable, (b) grant any material extension of credit or materially change any credit terms, or (c) sell, factor, pledge (other than encumbrances permitted under the merger agreement), discount or otherwise dispose of any accounts receivable; or

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commit or agree, in writing or otherwise, to take any of the foregoing actions.

Nothing contained in the merger agreement is intended to give Parent or MergerCo, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the effective time. Prior to the effective time, the Company will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ respective operations.
No Solicitation; Change in Board Recommendation
From May 1, 2026 until the effective time or, if earlier, the termination of the merger agreement, the Company has agreed that it will, and will cause each of its subsidiaries and its and their respective directors and officers to, and will instruct and use reasonable best efforts to cause its and their respective other representatives retained by it or them and acting on its or their behalf to, (a) immediately cease and terminate any solicitation, discussions or negotiations with any person with respect to a takeover proposal or any proposal inquiry or offer that would reasonably be expected to lead to a takeover proposal (a “potential takeover proposal”), (b) request the prompt return or destruction of all non-public information concerning the Company or its subsidiaries theretofore furnished to any such person, (c) cease providing any further non-public information with respect to the Company or any takeover proposal to any such person or its representatives and financing sources and (d) terminate all access granted to any such person and its representatives to any physical or electronic data room.
From May 1, 2026 until the effective time or, if earlier, the termination of the merger agreement, the Company will not, and will cause each of its subsidiaries and its and their respective directors and officers not to, and will instruct and use reasonable best efforts to cause its and their respective other representatives not to, directly or indirectly:

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initiate, solicit, cause or knowingly encourage (including by way of furnishing non-public information) or otherwise knowingly assist or knowingly facilitate the submission of any inquiries regarding, or the making of any proposal, inquiry or offer that constitutes, or would reasonably be expected to lead to, a takeover proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding (except to notify any person of the no-solicitation provisions of the merger agreement) a takeover proposal or potential takeover proposal;

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furnish to any other person any non-public information or afford any person with access to the business, employees, officers, directors, advisors, contracts, properties, assets or books and records of the Company and its subsidiaries, in each case in connection with, or for the purpose of, knowingly encouraging, knowingly assisting or knowingly facilitating a takeover proposal or potential takeover proposal;

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approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any takeover proposal other than in accordance with the terms of the merger agreement described below under “— No Solicitation; Change in Board Recommendation”;

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enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for or relating to a takeover proposal other than any acceptable confidentiality agreement as described below (each, a “Company acquisition agreement”);

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waive the applicability of all or any portion of, or approve any transaction under, any anti-takeover laws in respect of any person (other than Parent and its affiliates); or

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resolve or agree to take any of the foregoing actions.

From May 1, 2026 until the effective time or, if earlier, the termination of the merger agreement, the Company will not be permitted to waive, terminate or modify any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board (or any committee thereof) unless the Board has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law.
If at any time prior to obtaining the Company stockholder approval, the Company or any of its representatives receives a bona fide, written takeover proposal after May 1, 2026 that has not been withdrawn and which did not result from a breach of the Company’s obligations described above, (a) the Company and its representatives may contact and engage in written correspondence with such person or group of persons making such takeover proposal or its or their representatives solely to clarify (but not negotiate) the terms and conditions thereof in order to make a qualifying takeover proposal determination or to notify such persons or group of persons or its or their representatives and financing sources of the Company’s obligations described above and (b) if the Board or any duly authorized committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to result in a superior proposal (as defined below) and the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take the following actions would be inconsistent with the directors’ fiduciary duties pursuant to applicable law (such a takeover proposal, a “qualifying takeover proposal,” and such a determination, a “qualifying takeover proposal determination”), then, prior to obtaining the Company stockholder approval and so long as such takeover proposal remains a qualifying takeover proposal, the Company, its subsidiaries and any of its or their respective representatives may:
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enter into an acceptable confidentiality agreement with such person or group of persons making such takeover proposal and furnish pursuant to such acceptable confidentiality agreement (including non-public information) with respect to the Company and its subsidiaries to the person or group of persons who has made such takeover proposal and its or their respective representatives and financing sources (provided that the Company will provide to Parent any such non-public information that is provided to any such person given such access that was not previously provided to Parent or its representatives prior to, or substantially concurrently with, the time it is provided to such person); and

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engage in or otherwise participate in discussions or negotiations with the person or group of persons making such takeover proposal and its or their representatives and financing sources.

The Company must promptly (and in any event within 24 hours) notify Parent in the event that (a) the Board or any duly authorized committee thereof made a qualifying takeover proposal determination or (b) a takeover proposal or potential takeover proposal is received by, any non-public information expressly for the purpose of making a takeover proposal is requested from, or any discussions or negotiations with respect to a takeover proposal or potential takeover proposal are sought to be initiated or continued with, the Board of Directors of the Company or any duly authorized committee thereof, the Company or its subsidiaries or, to the knowledge of the Company, any of its or their representatives. Such notice must include (a) a reasonably detailed summary of the material terms and conditions of any such takeover proposal, (b) the identity of the person or group of persons making such inquiry, offer, request or proposal and (c) copies of all material documents relating to such takeover proposal, if any (including any related financing commitments) (provided that any fee letters that are customarily redacted with respect thereto may be redacted). Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of any material developments with respect to any such takeover proposal (including any material changes or amendments thereto).
The Board has agreed that neither it, nor any duly authorized committee thereof, will:
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(a) fail to include the Board’s recommendation in this proxy statement, (b) withdraw or withhold (or modify, amend or qualify in a manner adverse to Parent), or publicly propose to withdraw or withhold (or modify, amend or qualify in a manner adverse to Parent), the Board’s recommendation, (c) recommend the approval or adoption of, or approve or adopt, or submit to a vote of any securityholders of the Company, or publicly propose to recommend, approve or adopt or submit to a vote of any securityholders of the Company, any takeover proposal, (d) fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any takeover proposal subject to Regulation 14D under the Exchange Act within ten business days after commencement of such takeover proposal or, if earlier, by the close of business on the fifth business day immediately preceding the Company stockholders’ meeting, or (e) fail to reaffirm the Board’s recommendation within ten business days following a written request therefor from Parent following the announcement or disclosure of a takeover proposal (any such action, an “adverse recommendation change”); or

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recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, or cause or permit the Company or any of its subsidiaries to execute or enter into, any Company acquisition agreement.

Prior to receipt of the Company stockholder approval, but not after, the Board or any duly authorized committee thereof may (a) make an adverse recommendation change in response to an intervening event or (b) if the Company or any of its representatives receives a superior proposal that did not result from a breach of the no-solicitation provisions of the merger agreement, make an adverse recommendation change in response to such superior proposal and/or cause the Company to enter into a Company acquisition agreement with respect to such superior proposal and terminate the merger agreement, in either case if and only if the Board or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties to Company stockholders under applicable law; provided, however:
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in the case of an adverse recommendation change in response to an intervening event (as defined below): (a) the Company has given Parent at least five business days’ prior written notice of its intention to take such action (which notice will describe the applicable intervening event in reasonable detail) and (b) prior to effecting such adverse recommendation change, the Company and its representatives, during such five business day period, have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the merger agreement (which, if accepted by the Company, would be binding on Parent and MergerCo) so that the Board no longer determines in good faith that the failure to make such adverse recommendation change would be inconsistent with its fiduciary duties pursuant to applicable law; and

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in the case of any such action in response to a superior proposal that did not result from a breach of the no-solicitation provisions of the merger agreement: (a) the Company has given Parent at least five business days’ prior written notice of its intention to take such action (which notice must describe the basis for such adverse recommendation change or termination in reasonable detail and the identity of the person or group of persons making such superior proposal, the material terms thereof and copies of the current drafts of all material documents relating to such superior proposal (including those relating to the sources of financing therefor) (provided that any fee letters that are customarily redacted with respect thereto may be redacted)), (b) the Company has negotiated, and has caused its representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of the merger agreement and the commitment letters such that it would cause such superior proposal to no longer constitute a superior proposal and (c) following the end of such notice period, the Board or any duly authorized committee thereof will have considered in good faith such binding offer, and will, after consultation with its financial advisors and outside legal counsel, have determined that the superior proposal would continue to constitute a superior proposal if the revisions proposed in such binding offer were to be given effect; provided, further, that, in the event of any change to the financial or other material terms of any such takeover proposal, the Company will be required to deliver to Parent a new notice as described above and provide a new three business day notice period.

Any termination of the merger agreement in connection with the Company’s entry into a Company acquisition agreement with respect to a superior proposal will be void and of no force and effect unless the termination is in accordance with the termination provisions described in the section below entitled “— Termination of the Merger Agreement” and, to the extent required under the terms of the merger agreement, the Company pays to Parent the applicable Company termination fee.
For purposes of the merger agreement, “acceptable confidentiality agreement” means any confidentiality agreement entered into by the Company after May 1, 2026 that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the confidentiality agreement between the Company and ARCHIMED, except that such confidentiality agreement (a) need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to takeover proposals, (b) may not prohibit the Company, its subsidiaries or its or their representatives from providing any information to Parent in accordance with the terms of the merger agreement, and (c) may not include any provision calling for an exclusive right to negotiate with the Company prior to the termination of the merger agreement. Notwithstanding the foregoing sentence and subject in all respects to the terms of the merger agreement, a person who has previously entered into a confidentiality agreement with the Company will not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement will be deemed to be an acceptable confidentiality agreement for all purposes of the merger agreement if, and only if, such previously existing confidentiality agreement does not (a) prohibit the Company, its subsidiaries or its or their representatives from providing any information to Parent in accordance with the merger agreement or otherwise comply with its or their obligations under the merger agreement, and (b) include any provision calling for an exclusive right to negotiate with the Company prior to the termination of the merger agreement.
For purposes of the merger agreement, “intervening event” means any effect, event, condition, development, occurrence, or change in circumstances with respect to the Company that (a) materially affects the business, assets or operations of the Company and its subsidiaries, taken as a whole, (b) was not known to, or reasonably foreseeable by, the Board as of May 1, 2026 (or if known, the consequences of which were not known or reasonably foreseeable (with respect to the nature of such consequences or the magnitude thereof) to the Board as of May 1, 2026), (c) does not relate to any takeover proposal or potential takeover proposal and (d) becomes known to the Board prior to obtaining the Company stockholder approval; provided that an “intervening event” will not include any effect, event, condition, development, occurrence, or change in circumstances to the extent (i) relating to changes in the price of the Company common stock, in and of itself (provided, however, that the underlying reasons for such changes may constitute an intervening event) or (ii) relating to the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, however, that the underlying reasons for the Company exceeding such projections, estimates or expectations may constitute an intervening event).
For purposes of the merger agreement, “takeover proposal” means any inquiry, proposal or offer from any person, entity or group of persons (other than Parent and its subsidiaries), including any amendment or modification to any existing inquiry, proposal or offer, relating to, in a single transaction or series of related transactions, any direct or indirect:
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acquisition of more than 20% of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board or any duly authorized committee thereof) or to which more than 20% of the consolidated revenues or net income of the Company and its subsidiaries taken as a whole are attributable, including through the acquisition of, or of securities of, one or more subsidiaries of the Company owning such assets;

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issuance or acquisition of securities representing more than 20% of the voting power of the then outstanding Company common stock;

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tender offer or exchange offer that if consummated would result in any person, entity or group of persons beneficially owning securities representing more than 20% of the voting power of the then outstanding Company common stock or other voting securities of the Company;

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merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any of its subsidiaries pursuant to which such person, entity or group of persons (or the stockholders thereof) would acquire, directly or indirectly, more than 20% of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board or any duly authorized committee thereof) or securities representing more than 20% of the aggregate voting power of the Company’s then outstanding securities or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the merger and the transactions;

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any transaction in which the holders of the voting power of the Company immediately prior to such transaction own less than 80% of the voting power of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity immediately following the transaction; or

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any combination of the foregoing, in each case, other than the merger transactions.

For purposes of the merger agreement, “superior proposal” means any bona fide written takeover proposal made after May 1, 2026 that the Board or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (a) is more favorable to Company stockholders (in their capacity as such) than the merger and the transactions (taking into account any revisions to the merger agreement, the equity commitment letter, the debt commitment letter and the limited guarantee, made or proposed in writing by Parent prior to the time of such determination that, if accepted by the Company, would be binding upon Parent and MergerCo) from a financial point of view and (b) is reasonably likely to be completed in accordance with its terms, taking into account the timing, likelihood of consummation, and the legal, regulatory, financial, financing and other aspects of such proposal and of the merger agreement as the Board of Directors of the Company deems relevant; provided that for purposes of the definition of “superior proposal”, the references to “20%” and “80%” in the definition of takeover proposal will be deemed to be references to “50%”.
Reasonable Best Efforts
Each of the parties to the merger agreement has agreed to cooperate with the other parties and use (and cause their respective affiliates to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for in the merger agreement) to as promptly as reasonably practicable:
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take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties to the merger agreement in doing, all things necessary, proper or advisable to cause the conditions to closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions, including preparing and filing promptly and fully all documentation to effect all necessary, proper and advisable filings, notices, petitions, statements, registrations, declarations, submissions of information, applications, reports and other documents;
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obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions (provided that the Company will not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any of the foregoing, unless such payment, concession or liability is requested in writing by Parent and is conditioned and effective only upon the closing); and

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execute and deliver any additional instruments necessary to consummate the transactions.

The Company and Parent have also agreed to use (and cause their respective affiliates to use) their respective reasonable best efforts to (a) take all action necessary to ensure that no anti-takeover law is or becomes applicable to any of the transactions and refrain from taking any actions that would cause the applicability of such laws, and (b) if the restrictions of any anti-takeover law become applicable to any of the transactions, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise lawfully minimize the effect of such anti-takeover laws on such transactions.
Parent will exclusively control (but will consult with the Company, and consider in good faith the views of the Company, with respect to) (a) the timing and strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any governmental authorities in connection with the transactions and (b) the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a governmental authority in connection with the transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a governmental authority relating to the transactions and of all other regulatory matters incidental thereto; provided, however that Parent’s obligation to consult with and consider in good faith the views of the Company will not require Parent to seek or obtain the consent or approval of the Company with respect to any action or inaction taken in exercise of such control.
Both the Company and Parent filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on May 15, 2026. The merger control filing required in Germany was also submitted on May 15, 2026. Each of the parties to the merger agreement has agreed to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any antitrust law and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws that may be required by any foreign or U.S. federal, state or local governmental authority, in each case with competent jurisdiction, so as to enable the parties to the merger agreement to consummate the transactions. Parent and the Company will each use (and will cause their respective affiliates to use) reasonable best efforts to secure the expiration or termination of all applicable waiting periods under the HSR Act or any other antitrust law and resolve any objections asserted with respect to the transactions under the Federal Trade Commission Act or any other applicable law raised by any governmental authority.
Nothing in the merger agreement will require any party to the merger agreement to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the closing of the merger. Neither Parent nor the Company will commit (and will cause their respective affiliates not to commit) to or agree with any governmental authority to stay, toll or extend any applicable waiting period under the HSR Act or any other antitrust laws or enter into a timing agreement with any government authority without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).
The parties to the merger agreement have also agreed to use (and cause their respective affiliates to use) their reasonable best efforts to (a) promptly cooperate in all respects with each other in connection with any necessary, proper or advisable submissions, consents, approvals, filings, petitions, statements, licenses, permits, authorizations, declarations, notifications, registrations, submissions of information, applications, reports, waivers, exemptions, clearances, orders, confirmations and other documents with the FTC, the DOJ or any other governmental authority in connection with the transactions and in connection with any investigation or other inquiry by or before the FTC, the DOJ or any other governmental authority relating to the transactions or any proceeding initiated by a private person, entity or group, (b) keep the other parties to the merger agreement informed in all material respects and on a reasonably timely basis of any material written or verbal communication received by such party from, or given by such party to, the FTC, the DOJ or any other governmental authority and of any material written or verbal communication received or given in connection with any proceeding by a private person, entity or group regarding the transactions, (c) subject to applicable law, the confidentiality agreement between the Company and ARCHIMED and to the extent reasonably practicable, promptly consult with the other parties to the merger agreement with respect to information relating to the other parties to the merger agreement and their respective subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third person or entity or the FTC, the DOJ or any other governmental authority in connection with the transactions, other than “Item 4(c) or 4(d) documents,” as that term is used in the rules and regulations under the HSR Act, (d) to the extent permitted by the FTC, the DOJ or such other applicable governmental authority or other person, promptly give the other parties to the merger agreement the opportunity to attend and participate in such meetings and conferences and (e) promptly obtain all consents, registrations, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations necessary, proper or advisable to be obtained from, or renewed with, the FTC, the DOJ and any other governmental authority.
Subject to certain exceptions, during the period from May 1, 2026 to the effective time or earlier termination of the merger agreement, neither Parent nor MergerCo will (and will cause their respective affiliates not to), without the prior written consent of the Company, enter into any merger, acquisition or similar transaction involving any person or business that competes with the Company that would materially delay receipt of expiration or termination of any applicable waiting period under the HSR Act or receipt of approval under any other applicable antitrust law.
Financing
Efforts
The merger agreement provides that each of Parent and MergerCo will use, and will cause their affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the equity financing and debt financing at or prior to the closing on the terms and subject only to the conditions set forth in the commitment letters, including using reasonable best efforts to:
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maintain in effect and comply with the commitment letters in accordance with the terms and subject to the conditions thereof until the funding of the financing and enforce their rights thereunder;

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negotiate, enter into and deliver definitive agreements with respect to the debt financing on or prior to the closing on the terms and subject only to the conditions expressly set forth in the debt commitment letter or on such other terms that would not have an adverse effect on the financing;

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satisfy (and cause its affiliates to satisfy) on a timely basis, at or prior to closing, all conditions applicable to Parent and its affiliates in the commitment letters that are within the control of Parent or any of its affiliates; and

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if all of the conditions to the closing of the merger and all conditions set forth in the commitment letters have been satisfied or waived (other than those to be satisfied at the closing (but subject to such satisfaction or waiver at closing)), consummate the financing at or prior to the closing date to the extent necessary to satisfy the financing uses at the closing of the merger.

Notwithstanding anything to the contrary in the merger agreement (and other than (a) with respect to any alternative financing (as defined below) and any amendments, modifications or supplements to add lenders, lead arrangers, bookrunners, agents or similar entities as parties to the debt commitment letter, in each case, as expressly set forth in the merger agreement and that do not have an adverse effect on the financing and (b) amendments contemplated by the debt commitment letter as in effect on May 1, 2026 that would not have an adverse effect on the financing (as defined below)), Parent and MergerCo may not, without the prior written consent of the Company, agree to or permit any termination or recission of or amendment, restatement, amendment and restatement, supplement, modification, or grant any waiver or consent of any provision under, or have any other person join, the commitment letters, the fee letters or the definitive agreements relating to the financing if such action would (i) reduce (or could have the effect of reducing) the aggregate amount of the financing such that Parent cannot satisfy (or cause to be satisfied) the financing uses on the closing date, (ii) impose new or additional conditions precedent to the availability or receipt of the financing or otherwise expand or adversely amend, restate, supplement or modify any of the conditions to the financing, (iii) otherwise expand, amend or modify any other provision of the commitment letters or the fee letters in a manner that could reasonably be expected to impede, materially delay or prevent or make materially less likely to occur the funding of the financing (or satisfaction of the conditions to funding of the financing) on or prior to the closing date or (iv) adversely impact the (A) ability of MergerCo or the Company, as applicable, to enforce its rights against other parties to the commitment letters or the definitive agreements with respect to the financing or (B) the likelihood of consummation of the Closing when and as required hereby (clauses (i) through (iv), collectively, an “adverse effect on the financing”).
The Company has agreed that, from May 1, 2026 through the earlier of (a) the closing date and (b) the date on which the merger agreement is terminated, it will use its reasonable best efforts to provide, and to cause its subsidiaries and their respective representatives to provide, to Parent, in each case upon reasonable written request of Parent and at Parent’s sole expense, all cooperation reasonably requested by Parent that is customary and reasonably necessary in connection with the consummation of the debt financing and the equity co-investment, as more fully set forth in the merger agreement.
Upon request of the Company, Parent has agreed to keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the debt financing and promptly upon reasonable request provide to the Company copies (including drafts) of the material definitive documents for the debt financing, including current (and final) drafts of the credit agreement and other primary definitive documents with respect to the debt financing. Parent has also agreed to give the Company prompt notice of, and keep the Company informed on a current basis and in reasonable detail of, among other events more fully described in the merger agreement, (a) any breach, default or termination by any party to any of the commitment letters of which Parent or MergerCo becomes aware, (b) any material dispute or disagreement among any parties to the commitment letters, (c) any refusal by a debt financing source to provide, or any writing expressing an intent to refuse to provide, all or any portion of the debt financing contemplated by the debt commitment letter and (d) the occurrence of an event or development that could, in Parent’s good faith belief, adversely impact the ability of Parent or MergerCo to obtain all or any portion of the financing contemplated by the commitment letters, in each case, as more fully set forth in the merger agreement.
If any portion of the debt financing becomes unavailable or Parent becomes aware of any event or circumstance that could reasonably be expected to make any portion of the debt financing unavailable, in each case, on the terms and conditions contemplated by the debt commitment letter and the fee letters, each of Parent and MergerCo have agreed to promptly use its reasonable best efforts to notify the Company and, as soon as practicable following the occurrence of such event (but not later than one business day prior to the date Parent or MergerCo are required to consummate the closing in accordance with this Agreement), arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources (such financing, the “alternative financing”) as more fully set forth in the merger agreement.
Parent may amend, supplement, replace, substitute or modify (or provide a joinder to) the debt commitment letter to add additional agents, co-agents, lenders, lead arrangers, joint bookrunners, managers or similar entities that have not executed such debt commitment letter as May 1, 2026, together with any immaterial conforming or ministerial changes related thereto, in each case to the extent they would not have an adverse effect on the financing. After any amendment, restatement, supplement, modification, replacement or waiver of (or joinder to or of) the debt commitment letter with respect to the debt financing, Parent has agreed to promptly (and, in any event upon the earlier of (a) within two business days and (b) the closing date) deliver to the Company a true, correct and complete copy thereof (and in the case of a fee letter, which may be redacted as to fee amounts therein so long as no redaction covers terms that would adversely affect the amount, availability, timing or termination of, or impose any conditions on the availability of, the debt financing to be funded at the closing).

Parent’s consummation of any financing arrangement or the availability, grant, provision or extension of any financing (including the debt financing) to Parent or its affiliates is not a condition to the consummation of the merger.
Indemnification and Insurance
The merger agreement provides that from and after the effective time, each of the Parent and the surviving corporation will, and Parent will cause the surviving corporation to, in each case to the fullest extent permitted by applicable law, (a) indemnify and hold harmless each current or former director, officer, member, manager or employee of the Company or its subsidiaries who at the effective time is, or at any time prior to the effective time was, indemnified or entitled to be indemnified or held harmless by the Company or its subsidiaries pursuant to the Charter and the Bylaws and the organizational documents of such subsidiaries in effect on May 1, 2026 or in any agreement in existence as of May 1, 2026 that the Company had made available to Parent or disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC prior to May 1, 2026 providing for indemnification or advancement of expenses between the Company or any of its subsidiaries and such person (each, an “indemnitee” and, collectively, the “indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any legal, civil or criminal, or administrative proceeding, suit, investigation, claim, enforcement action, hearing, arbitration or action, whenever asserted, based on or arising out of, in whole or in part, (i) the fact that an indemnitee is or was a member, director, manager, officer, employee or agent of the Company or such subsidiary or (ii) acts, errors or omissions by an indemnitee in indemnitee’s capacity as a member, director, manager, officer, employee or agent of the Company or such subsidiary or taken at the request of the Company or such subsidiary (including in connection with serving at the request of the Company or such subsidiary as a representative of another person (including any employee benefit plan)), in each case under clause (i) or (ii), at, or at any time prior to, the effective time (including any legal, civil or criminal, or administrative proceeding, suit, investigation, claim, enforcement action, hearing, arbitration or action relating in whole or in part to the transactions or relating to the enforcement of the indemnification provisions of the merger agreement or any other indemnification or expense advancement right of any indemnitee) and (b) assume (in the case of the surviving corporation, in the merger without any further action) all obligations of the Company and such subsidiaries to the indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time as provided in the Company charter documents and the organizational documents of such subsidiaries as in effect on May 1, 2026 or in any agreement in existence as of May 1, 2026 providing for indemnification or advancement of expenses between the Company or any of its subsidiaries and any indemnitee prior to May 1, 2026 in each case, as made available to Parent or disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC prior to May 1, 2026.
For the six-year period commencing immediately after the effective time, to the fullest extent permissible by applicable law, Parent will cause, unless otherwise required by law, the certificate of incorporation and bylaws of the surviving corporation, and the organizational documents of its subsidiaries, to contain provisions no less favorable to the indemnitees with respect to limitation of liabilities, indemnification and exculpation and advancement of expenses, in each case, of members, directors, managers, officers, employees and agents than are set forth as of May 1, 2026 in the Company charter documents and the organizational documents of such subsidiaries as in effect on May 1, 2026, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the indemnitees, and Parent will, and will cause the surviving corporation to, without requiring a preliminary determination of entitlement to indemnification, advance any expenses (including legal counsel fees) of any indemnitee, as incurred to the fullest extent permitted under applicable law; provided that any indemnitee to whom expenses are advanced must, as a condition to such advancement, provide an undertaking to repay such advances if it is ultimately determined in a final non-appealable judgment that such indemnitee is not entitled to indemnification; and provided further that any such undertaking to repay advances will be unsecured and made without reference to indemnitee’s entitlement to indemnification or ability to repay such advances and no other form of undertaking will be required. Parent’s and the surviving corporation’s obligations under the merger agreement will continue in full force and effect for the six-year period commencing immediately after the effective time; provided that all rights to exculpation, indemnification and advancement in respect of any action asserted or made within such period will continue until the final disposition of such action.
The merger agreement requires, for the six-year period commencing immediately after the effective time, the surviving corporation to maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the effective time with respect to those individuals who are currently (and any additional individuals who prior to the effective time become) covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such coverage prior to the effective time (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to acts, errors or omissions existing or occurring prior to the effective time, including “tail” coverage); provided, however, that the surviving corporation will not be required to pay an annual premium for such insurance coverage in excess of 300% of the current annual premium paid by the Company for such insurance. The Company will have the right prior to the effective time to purchase a six-year prepaid “tail coverage” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its subsidiaries with respect to acts, errors or omissions existing or occurring prior to the effective time, covering without limitation the transactions, subject to the cap on the premium set forth in the preceding sentence, and, in such event, the foregoing obligations of the surviving corporation will be deemed satisfied and each of Parent and the surviving corporation will, and Parent will cause the surviving corporation to, use their reasonable best efforts to cause such “tail” coverage to be maintained in full force and effect, for the full term, and to honor all of its obligations thereunder.
The obligations of Parent and the surviving corporation with respect to indemnification and insurance under the merger agreement will not be terminated or modified in such a manner as to adversely affect the rights of any indemnitee to whom such provisions apply unless (a) such termination or modification is required by applicable law or (b) the affected indemnitee will have consented in writing to such termination or modification. In the event that (a) Parent, the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person, entity or group and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, entity or group, or (b) Parent or any of its successors or assigns dissolves the surviving corporation, proper provision will be made so that the successors and assigns of Parent or the surviving corporation will assume all of the obligations thereof with respect to indemnification and insurance set forth in the merger agreement.
Employee Matters
The merger agreement provides that, for a period of one year following the effective time, Parent will, or will cause the surviving corporation and its subsidiaries to, provide to each continuing employee (a) a base salary or wage rate and short-term cash incentive compensation opportunities (excluding deferred compensation and equity-based compensation opportunities) that are, in each case, no less favorable than those provided to such continuing employee immediately prior to the effective time, (b) severance benefits that are no less favorable, in the aggregate, than those provided to such continuing employee under the Company’s benefit plans in effect immediately prior to the effective time and (c) employee health, welfare and defined contribution retirement benefits (excluding severance, post-employment welfare, equity or equity-based compensation and defined benefit pension benefits) that are no less favorable in the aggregate than those provided to each such continuing employee as of immediately prior to the effective time.
With respect to all employee benefit plans of Parent, the surviving corporation or any of their respective subsidiaries in which continuing employees are eligible to participate from and after the effective time, for purposes of eligibility to participate, level of benefits and vesting (excluding vesting under any equity or equity-based incentive arrangements, defined benefit plans, nonqualified deferred compensation plans, or retiree or post-employment medical or other welfare benefit plans), each continuing employee’s service with the Company or any of its subsidiaries (as well as service with any predecessor employer of the Company or any such subsidiary, to the extent service with the predecessor employer was recognized by the Company or such subsidiary) will be treated as service with Parent, the surviving corporation or any of their respective subsidiaries to the same extent such service was recognized under the corresponding Company benefit plan as of immediately prior to the effective time (except to the extent such recognition would result in any duplication of benefits for the same period of service or for any purpose under any equity-based incentive).
In addition, Parent has agreed to, or cause the surviving corporation and its subsidiaries to, use reasonable best efforts to (a) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any Parent benefit plan, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company benefit plan immediately prior to the effective time and (b) recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and such continuing employee’s eligible dependents) during the plan year in which the effective time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant benefit plans providing welfare benefits in which continuing employees (and their eligible dependents) will be eligible to participate from and after the effective time.
Each continuing employee who is eligible to receive an annual bonus pursuant to Company benefit plans in effect immediately prior to the closing will be eligible for an annual bonus payment for the year in which the closing date occurs in accordance with, and subject to the terms and conditions of, the merger agreement.
Certain Additional Covenants and Agreements
The merger agreement also contains additional covenants between the Company, Parent and MergerCo relating to, among other things, (a) public announcements with respect to the transactions, (b) access to information and confidentiality, (c) coordination with respect to litigation relating to the merger agreement or the merger transactions, (d) restrictions on MergerCo’s expenditures and distributions, (e) Parent and its affiliates committing to vote any shares of Company common stock held by Parent or its affiliates in favor of the adoption of the merger agreement, (f) covenants relating to the de-listing of the shares of Company common stock from Nasdaq and deregistering such Company common stock under the Exchange Act, (g) the filing of this proxy statement, (h) certain restrictions on the Company’s ability to postpone or adjourn the special meeting of Company stockholders without Parent’s consent, (i) transfer taxes and delivery by the Company to Parent of certain tax certificates at the closing, (j) execution and delivery of the CVR agreement, (k) execution of a supplemental indenture to the indenture and delivery of notices required pursuant to the terms of the indenture and convertible notes, (l) delivery of notices required pursuant to the terms of the Company warrants and (m) certain actions to cause dispositions of Company common stock by directors and officers of the Company to be exempt under Rule 16b-3 of the Exchange Act, if permitted.
Conditions to the Merger
Each party’s obligations to effect the merger are subject to the satisfaction (or written waiver by the other applicable party, if permissible under applicable law) at or prior to the closing of the merger of certain conditions, including:
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no restraints will be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the merger;

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the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, and the receipt of a certain non-U.S. antitrust approval; and

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the receipt of the Company stockholder approval.

The obligations of Parent and MergerCo to consummate the merger are subject to the satisfaction (or written waiver by Parent, if permissible under applicable law) at or prior to the closing of the merger of the following additional conditions:
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the truthfulness and correctness of representations and warranties of the Company to the extent specified in the merger agreement, subject to certain materiality qualifications;

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the Company having complied with or performed in all material respects the obligations required to be complied with or performed by it at or prior to the effective time under the merger agreement; and

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the absence of a material adverse effect that has occurred and is continuing with respect to the Company and its subsidiaries since May 1, 2026.

The obligations of the Company to consummate the merger are subject to the satisfaction (or written waiver by the Company, if permissible under applicable law) at or prior to the closing of the merger of the following additional conditions:
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the truthfulness and correctness of representations and warranties of Parent and MergerCo to the extent specified in the merger agreement, subject to certain materiality qualifications; and

•
Parent and MergerCo having complied with or performed in all material respects the obligations required to be complied with or performed by them at or prior to the effective time under the merger agreement.

The consummation of the merger and the transactions is not conditioned upon Parent’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.
Termination of the Merger Agreement
The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time, whether before or after receipt of the Company stockholder approval, by the mutual written consent of the Company and Parent.
Termination by Either the Company or Parent
In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement and abandon the transactions at any time prior to the effective time, whether before or after receipt of the Company stockholder approval (except as otherwise expressly noted), if:
•
the effective time has not occurred on or prior to the outside date; provided, that if the closing conditions are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time) on or prior to the outside date, but the closing would occur on the specified date, then the outside date will be automatically extended to the specified date and the specified date will become the outside date for purposes of the merger agreement; provided further that this right to terminate the merger agreement will not be available to any party if the breach by such party of its representations and warranties set forth in the merger agreement or the failure of such party to perform any of its obligations under the merger agreement has been a principal cause of or resulted in the failure of the effective time to occur on or before the outside date;

•
any restraint in the U.S. or any applicable jurisdiction having the effect set forth in the first bullet described above in the section entitled “— Conditions to the Merger” is in effect and has become final and non-appealable; provided that this right to terminate the merger agreement will not be available to any party whose breach of or failure to perform its obligations under the merger agreement has been the principal cause of or resulted in such restraint; or

•
the special meeting of Company stockholders (including any adjournments, recesses or postponements thereof) has concluded and the Company stockholder approval is not obtained.

Termination by Parent
Parent may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time, whether before or after receipt of the Company stockholder approval (except as otherwise expressly noted), if:
•
the Company’s representations or warranties have failed to be true and correct or the Company has failed to perform any of its covenants or agreements in the merger agreement, which untruth or inaccuracy or failure to perform (a) would give rise to the failure of any of the conditions set forth under the fourth and fifth bullets described above in the section entitled “— Conditions to the Merger” and (b) is incapable of being cured or, if capable of being cured by the outside date (it being understood and agreed that any breach or failure to perform the financing cooperation obligations described under “— Financing” above will be deemed capable of being cured by the outside date, the Company has not cured such breach or failure to perform by the earlier of (i) the outside date and (ii) the date that is 30 calendar days following receipt by the Company of written notice from Parent identifying such untruth or inaccuracy or failure to perform (and in no event will such period exceed 30 calendar days); provided that Parent will not have the right to terminate the merger agreement pursuant to this right to terminate if Parent’s or MergerCo’s representations and warranties are untrue or incorrect or Parent or MergerCo is then in breach of any of its covenants or agreements under the merger agreement, in each case, such as would give rise to the failure of the conditions set forth under the seventh and eighth bullets described above in the section entitled “— Conditions to the Merger”; or
•
prior to the receipt of the Company stockholder approval, the Board of Directors of the Company or any duly authorized committee thereof will have made an adverse recommendation change.

Termination by the Company
The Company may also terminate the merger agreement and abandon the transactions by written notice to Parent at any time prior to the effective time, whether before or after receipt of the Company stockholder approval (except as otherwise expressly noted), if:
•
either Parent’s or MergerCo’s representations or warranties have failed to be true and correct or either Parent or MergerCo has failed to perform any of its covenants or agreements in the merger agreement, which untruth or inaccuracy or failure to perform (a) would give rise to a Parent material adverse effect or the failure of any of the conditions set forth under the seventh and eighth bullets described above in the section entitled “— Conditions to the Merger” and (b) is incapable of being cured or, if capable of being cured by the outside date, either Parent or MergerCo, as applicable, has not cured such breach or failure to perform by the earlier of (i) the outside date and (ii) the date that is 30 calendar days following receipt by Parent of written notice from the Company identifying such untruth or inaccuracy or failure to perform; provided that the Company will not have the right to terminate the merger agreement pursuant to this right to terminate if the Company’s representations and warranties are untrue or incorrect or the Company is then in breach of any of its covenants or agreements under the merger agreement, in each case, such as would give rise to the failure of the conditions set forth under the fourth and fifth bullets described above in the section entitled “— Conditions to the Merger”;

•
prior to receipt of the Company stockholder approval, in connection with entering into a Company acquisition agreement that provides for a superior proposal in accordance with the merger agreement (after complying with the applicable procedures described above in the second bullet of the sixth paragraph of the section entitled “— No Solicitation; Change in Board Recommendation”); provided that prior to or substantially concurrently with such termination the Company pays or causes to be paid the applicable Company termination fee to the extent due and payable under the merger agreement; or

•
at any time prior to the effective time and whether prior to or after the receipt of the Company stockholder approval if (a) the merger has not been consummated on the date upon which Parent is required to consummate the closing pursuant to the merger agreement, (b) all of the conditions set forth in the first, second, third, fourth, fifth and sixth bullets described above in the section entitled “— Conditions to the Merger” have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger) or waived, (c) the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the closing of the merger, and as of such time, based on the information then available to the Company, all conditions set forth in the seventh and eighth bullets described above in the section entitled “— Conditions to the Merger” have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing of the merger, each of which is capable of being satisfied at the closing of the merger) or that it is willing to waive any unsatisfied conditions set forth in the seventh and eighth bullets described above in the section entitled “— Conditions to the Merger,” (d) the Company has given Parent written notice at least three business days prior to such termination stating the Company’s intention to terminate the merger agreement pursuant to this right if Parent and MergerCo fail to consummate the merger and (e) Parent and MergerCo fail to consummate the merger by the expiration of the three business day period contemplated by the foregoing clause (d).
Termination Fees
The Company will be required to pay to Parent the Company termination fee of $34,154,539 if:
•
the Company or Parent terminates the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” or the first bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent” if (a) a bona fide takeover proposal will have been made to the Board (or any duly authorized committee thereof) (or, in the case of a termination pursuant to the third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent,” publicly made) by a third party after the date of the merger agreement and not withdrawn (or, in the case of a termination pursuant to the third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent,” publicly withdrawn) prior to the earlier of the completion of the special meeting (including any adjournment or postponement thereof) and the termination of the merger agreement and (b) within 12 months of the date the merger agreement is terminated, the Company or any of its subsidiaries enters into a binding definitive agreement with any person with respect to a takeover proposal; provided that, for purposes of clauses (a) and (b), the references to “20%” or “80%” in the definition of “takeover proposal” will be deemed to be references to “50%”; or

•
(a) Parent terminates the merger agreement pursuant to the provisions described in the second bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Parent” or (b) the Company terminates the merger agreement pursuant to the provisions described in the second bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company”.

The Company termination fee will be payable by the Company, if at all, only once.
Parent will be required to pay to the Company the Parent termination fee of $68,309,078 if:
•
the Company terminates the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company”; or

•
either the Company or Parent terminates the merger agreement pursuant to the provisions described in the first bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” if at such time the Company could have terminated the merger agreement pursuant to the provisions described in the first or third bullet described above in the section entitled “— Termination of the Merger Agreement — Termination by the Company”.

The Parent termination fee will be payable by Parent, if at all, only once.
Limitation of Liability
Subject in all respects to the Company’s injunction, specific performance and equitable relief rights and related rights set forth in the merger agreement (as described in the section entitled “— Specific Enforcement”), certain indemnification and reimbursement obligations of Parent set forth in the merger agreement and with respect to the costs and expenses incurred in commencing an action to collect any amounts owed under the merger agreement, including interest on such amount, and the terms of the equity commitment letter and limited guarantee, in the event that the Parent termination fee is paid to the Company in circumstances for which such fee is payable pursuant to the merger agreement, payment of the Parent termination fee will be deemed to be liquidated damages and the sole and exclusive monetary damages remedy of the Company or certain Company-related parties against Parent, MergerCo and certain Parent-related parties for any loss suffered as a result of the failure of the transactions to be consummated or for a breach or failure to perform under the merger agreement or otherwise in connection with the transactions, and upon payment of such amount none of the Parent-related parties will have any further liability or obligation relating to or arising out of the merger agreement or the transactions.
Subject in all respects to Parent’s injunction, specific performance and equitable relief rights and related rights set forth in the merger agreement (as described in the section entitled “— Specific Enforcement”) and the reimbursement obligations of the Company with respect to the costs and expenses incurred in commencing an action to collect any amounts owed under the merger agreement, including interest on such amount set forth in the merger agreement, in the event the Company termination fee is paid to Parent in circumstances for which such fee is payable pursuant to the merger agreement, payment of the Company termination fee will be deemed to be liquidated damages and the sole and exclusive monetary damages remedy of Parent, MergerCo or certain Parent-related parties against the Company and its subsidiaries and certain Company-related parties for any loss suffered as a result of the failure of the transactions to be consummated or for a breach or failure to perform under the merger agreement or otherwise in connection with the transactions, and upon payment of such amount none of the Company-related parties will have any further liability or obligation relating to or arising out of the merger agreement or the transactions.
While each of the Company and Parent may pursue both a grant of specific performance in accordance with the merger agreement and the payment of the Parent termination fee or the Company termination fee, as applicable, under the merger agreement, under no circumstances will the Company or Parent, as applicable, be permitted or entitled to receive both a grant of specific performance that results in a closing and any money damages, including all or any portion of the Parent termination fee or the Company termination fee, as applicable.
Fees and Expenses
Whether or not the transactions are consummated, all fees and expenses incurred in connection with the merger agreement and the transactions will be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in the merger agreement. Whether or not the transactions are consummated, all fees, costs and expenses incurred in connection with the HSR or other filings under antitrust laws and Section 5.13(a) of the merger agreement (including any finance expenses) will be borne by Parent.
Withholding Taxes
Each of Parent, MergerCo, the Company, the surviving corporation, the paying agent and their respective affiliates will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to the merger agreement or the CVR agreement such amounts as are required to be deducted or withheld under applicable tax law (including with respect to any amounts treated as interest under Section 483 of the Code). To the extent that amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of the merger agreement or the CVR agreement, as applicable, as having been paid to the person in respect of which such deduction or withholding was made.
Amendment or Supplement
Subject to compliance with applicable law, at any time prior to the effective time, the merger agreement may be amended or supplemented in any and all respects by written agreement of the parties thereto; provided, however, that (a) following receipt of the Company stockholder approval, there will be no amendment or change to the provisions of the merger agreement which by law would require further approval by Company stockholders, and (b) any modification or amendment of specified sections of the merger agreement that is adverse in any material respect to the interests of the debt financing sources or their related affiliates will not be effective against such parties without the prior written consent of the debt financing sources.

Extension of Time, Waiver, etc.
At any time prior to the effective time, Parent and the Company may, subject to applicable law, (a) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained in the merger agreement applicable to such party or, except as otherwise provided in the merger agreement, waive any of such party’s conditions (it being understood that Parent and MergerCo will be deemed a single party for purposes of the foregoing clauses (a) through (c)); provided, however, that following receipt of the Company stockholder approval, there will be no waiver or extension of the merger agreement that would require further approval of Company stockholders.
Governing Law; Jurisdiction
The merger agreement and all actions arising out of or relating to the merger agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles. Any legal, civil or criminal, or administrative proceeding, suit, investigation, claim, enforcement action, hearing, arbitration or action arising out of or relating to the merger agreement or the transactions will be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any action, any state or federal court within the State of Delaware).
Notwithstanding anything to the contrary in the merger agreement, the parties to the merger agreement have acknowledged and agreed that any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any debt financing sources related parties arising out of or relating to the merger agreement or the debt commitment letter or the performance thereunder, will be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and that, except to the extent relating to the interpretation of any provisions in the merger agreement or the equity commitment letter, any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any debt financing sources related parties will be governed by, and construed in accordance with, the laws of the State of New York.
Specific Enforcement
The parties to the merger agreement have agreed that irreparable damage for which monetary relief (including the termination fees described above in the section entitled “— Termination Fees”), even if available, would not be an adequate remedy in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties to the merger agreement fail to take any action required of them thereunder to consummate the merger agreement and the transactions.
Subject to certain limitations set forth in the merger agreement, the parties to the merger agreement have acknowledged and agreed that the parties to the merger agreement are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the courts described above in the section entitled “— Governing Law; Jurisdiction” without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the merger agreement; that the termination fees described above in the section entitled “— Termination Fees” are not intended to and do not adequately compensate for the harm that would result from a breach of the merger agreement and will not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement; and that the right of specific enforcement is an integral part of the transactions and without that right neither the Company nor Parent would have entered into the merger agreement. The parties to the merger agreement have agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties to the merger agreement otherwise have an adequate remedy at law.

Notwithstanding the foregoing, the Company has agreed that it has the right to an injunction or specific performance to cause the equity financing to be funded and to cause Parent and MergerCo to consummate the merger if and only if (a) all conditions set forth under the first, second, third, fourth, fifth and sixth bullets described above in the section entitled “— Conditions to the Merger” (other than those conditions that, by their nature, are to be satisfied at the closing of the merger (provided such conditions would be satisfied as of such date)) have been satisfied at the time when the closing of the merger was required to have occurred pursuant to the merger agreement, (b) the debt financing (or any alternative financing) has been funded in accordance with the terms and conditions of the debt commitment letter or will be funded in accordance with the terms and conditions of the debt commitment letter at the closing of the merger if the equity financing is funded to fund the merger at the closing, and (c) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the equity financing is funded and Parent and MergerCo comply with their obligations under the merger agreement, then the Company is ready, willing and able to, and will take such actions as are within its control, to consummate the closing of the merger pursuant to the merger agreement.
Subject to the foregoing and the terms and conditions of the equity commitment letter and/or the limited guarantee, the parties to the merger agreement have agreed that the Company may cause Parent to enforce the terms of the equity commitment letter and/or the limited guarantee to cause the equity commitment parties to provide funds to Parent and MergerCo to permit Parent and MergerCo to satisfy their respective obligations thereunder.
Notwithstanding anything that may be expressed or implied in the merger agreement, the parties to the merger agreement have agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any past, present or future director, officer, partner, agent or employee of (a) Parent, the Company or of any affiliate or assignee thereof or (b) any debt financing sources related parties, for any obligation under the merger agreement or any documents or instruments delivered in connection therewith for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that, notwithstanding the foregoing, nothing in the merger agreement will in any way limit or modify the rights and obligations of any debt financing sources related parties to Parent or MergerCo under the debt commitment letter.
The parties to the merger agreement further agreed that (a) by seeking the remedies provided for in the merger agreement, a party will not in any respect waive its right to seek any other form of relief that may be available to a party under the merger agreement in the event that the remedies provided for in the merger agreement are not available or otherwise are not granted, and (b) nothing set forth in the merger agreement will require any party to the merger agreement to institute any action for (or limit any party’s right to institute any action for) specific performance under the merger agreement prior or as a condition to exercising any termination right under the merger agreement (and pursuing damages after such termination) to the extent otherwise permitted thereby and subject to the conditions and limitations on liability therein, nor will the commencement of any action pursuant to the merger agreement or anything set forth in merger agreement restrict or limit any party’s right, subject in all respects to the other terms of the merger agreement, to terminate the merger agreement in accordance with the terms of the merger agreement or pursue any other remedies that may be available at any time in accordance with the merger agreement.

THE CONTINGENT VALUE RIGHTS AGREEMENT
The following summarizes the material provisions of the CVR agreement. The descriptions of the CVR agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the CVR agreement, a copy of which is attached as Exhibit C to the merger agreement and incorporated into this proxy statement by reference. You should carefully read and consider the entire CVR agreement, which is the legal document that governs the CVRs, because this summary may not contain all of the information about the CVR agreement that is important to you.
At or prior to the effective time, Parent, the Company and the rights agent will enter into the CVR agreement, in substantially the form attached to the merger agreement. Pursuant to and subject to the terms and conditions of the merger agreement and the CVR agreement, (a) holders of shares of Company common stock that are canceled and converted into the right to receive the merger consideration pursuant to the merger agreement, (b) certain holders of Company equity-based awards that are entitled to receive CVRs pursuant to the merger agreement, (c) holders of Company warrants that may be entitled to receive CVRs pursuant to the merger agreement and the terms of the applicable Company warrant, and (d) holders of convertible notes that may be entitled to receive CVRs pursuant to the terms of the convertible notes indenture, the supplemental indenture and the convertible notes, in each case, will become entitled to receive one CVR per share of Company common stock (or per share underlying the applicable equity-based award, Company warrant or convertible note, as applicable), which will represent the right to receive the applicable milestone payment amounts, if any, at the times and subject to the terms and conditions provided for in the CVR agreement, in cash, without interest, less any applicable tax withholding. The aggregate total milestone payments payable under the CVR agreement are up to $40,000,000 with respect to the bempedoic acid milestone and up to $60,000,000 with respect to the enbumyst milestone. The milestone payment per CVR will be determined by dividing (i) the applicable total milestone payment (plus the aggregate excess exercise price, if any, with respect to CVRs issued in respect of closing date underwater options) by (ii) the total number of CVRs registered in the CVR register as of the close of business on the date of the applicable milestone achievement notice, other than any underwater option CVRs with respect to such milestone.
There are two potential milestone payments under the CVR agreement:
(1)
Up to $40,000,000 in the aggregate if annual net sales (as defined in the CVR agreement) of the bempedoic acid products in the United States during the period from January 1, 2027 through December 31, 2027 exceed $300,000,000, as follows: (i) $40,000,000 if annual net sales of such products are equal to or greater than $350,000,000; (ii) an amount between $0 and $40,000,000, determined by linear interpolation, if annual net sales of such products exceed $300,000,000 but are less than $350,000,000; and (iii) $0 if annual net sales of such products are equal to or less than $300,000,000; and

(2)
$60,000,000 in the aggregate upon achievement of annual net sales of the enbumyst product in the United States of at least $160,000,000 during any single calendar year during the period commencing on the effective time and ending on December 31, 2030.

For illustrative purposes, if annual net sales of the bempedoic acid products for the bempedoic acid milestone period are determined to equal $320,000,000, then the total milestone payment with respect to the bempedoic acid milestone would equal $40,000,000 × ($20,000,000/$50,000,000), or $16,000,000. Under the CVR agreement, total milestone payments are rounded up to the nearest dollar, and milestone payments per CVR are rounded up to the nearest whole cent. Each milestone payment amount will only be paid once, if at all, and no milestone payment amount will become payable unless and until the applicable milestone has been achieved prior to the expiration of the applicable milestone period. With respect to the bempedoic acid milestone, the milestone payment date will be no later than March 15, 2028. With respect to the enbumyst milestone, the milestone payment date will be no later than March 15th of the calendar year immediately following the end of the calendar year in which the enbumyst milestone is achieved. If milestone payment amounts become payable with respect to both milestones, the applicable milestone payment dates will be different dates.
“Bempedoic acid products” mean (a) the product known as NEXLETOL (bempedoic acid as the sole active pharmaceutical ingredient) and that is the subject of NDA 211616, whether or not sold under the brand name NEXLETOL, (b) the product known as NEXLIZET (bempedoic acid and ezetimibe as the sole active pharmaceutical ingredients) and that is the subject of NDA 211617, whether or not sold under the brand name NEXLIZET, and (c) a product containing as the sole active pharmaceutical ingredients bempedoic acid, ezetimibe and either of (i) atorvastatin or (ii) rosuvastatin.
“Enbumyst product” means (a) the nasal spray product known as ENBUMYST (bumetanide as the sole active pharmaceutical ingredient) and that is the subject of NDA 219500, whether or not sold under the brand name ENBUMYST, or (b) a subcutaneous injection product containing bumetanide (as the sole active pharmaceutical ingredient).
Under the CVR agreement, “net sales” generally means the first gross amount invoiced (or, for products delivered but not yet invoiced, the first gross amount to be invoiced) by Parent, the Company, their applicable affiliates or any sublicensee for bona fide sales or other first commercial disposition of the applicable products to unrelated third parties in the United States, less specified deductions in accordance with GAAP and excluding transfers at or below cost for research, development or testing, promotional samples, or indigent, similar public support, named patient or compassionate use programs. The CVR agreement also includes allocation mechanics for products sold in combination or bundled with other active pharmaceutical ingredients or products.
One CVR will be issued for each share of Company common stock canceled and converted in the merger, and additional CVRs will be issued in accordance with the merger agreement for the shares of Company common stock underlying all Company equity-based awards (other than underwater options canceled for no consideration), and may be issued in respect of Company warrants and convertible notes in accordance with the applicable Company warrant or the indenture, supplemental indenture and convertible notes, respectively.
Subject to the terms and conditions of the CVR agreement, if a milestone is achieved, each holder of CVRs (other than holders of CVRs issued in respect of closing date underwater options) will be entitled to receive a milestone payment amount equal to the product of (a) the applicable milestone payment per CVR multiplied by (b) the number of CVRs held by such holder as reflected in the CVR register as of the close of business on the date of the applicable milestone achievement notice. The milestone payment per CVR will be determined by dividing (i) the applicable total milestone payment (plus the aggregate excess exercise price, if any, with respect to closing date underwater options) by (ii) the total number of eligible CVRs registered in the CVR register as of such time, other than any underwater option CVRs with respect to such milestone. Subject to the terms and conditions of the CVR agreement, if a milestone is achieved, each holder of CVRs issued in respect to closing date underwater options will be entitled to receive a milestone payment amount equal to the product of (A) the underwater option milestone payment for such milestone multiplied by (B) the number of such CVRs held by such holder as reflected in the CVR register as of the close of business on the date of the applicable milestone achievement notice. The underwater option milestone payment means the amount, if any, by which the applicable milestone payment exceeds the excess exercise price as defined below for such milestone. The excess exercise price means an amount equal to the excess, if any, of (1) the exercise price of a closing date underwater option over (2) the sum of (x) the per share cash consideration and (y) the aggregate milestone payments, if any, that have been previously paid or that are earned and payable prior to the applicable milestone payment date, determined as though the CVR were not issued in respect of a closing date underwater option. If the exercise price is less than or equal to that sum, the excess exercise price will be deemed zero dollars for purposes of such milestone. Payments in respect of CVRs issued in respect of Company equity awards will be treated as compensation and subject to applicable tax withholdings.
For illustrative purposes only, below is the calculation (and the assumptions underlying such calculation) of the estimated maximum face value of a CVR of $0.32 as set forth in this proxy statement, which estimate was calculated based on the Company’s capitalization as of April 29, 2026. Assuming the maximum payout of the aggregate milestone payments of $100 million under the CVR agreement, each holder of a CVR will receive an aggregate amount in cash per CVR, without interest, equal to the quotient obtained by dividing (1) $100 million by (2) the total number of CVRs registered in the CVR register as of the close of business on the date of the milestone achievement notice for the applicable milestone. The total number of CVRs was estimated based on the number of fully diluted shares of Company common stock outstanding as of April 29, 2026, as follows: (i) 257.4 million CVRs issuable in respect of outstanding shares of Company common stock, plus (ii) 10.7 million CVRs issuable in respect of outstanding Company RSUs, plus (iii) 5.8 million CVRs issuable in respect of outstanding Company stock options which have a per share exercise price that is less than the per share cash consideration, plus (iv) 38.5 million CVRs issuable in respect of outstanding convertible notes, inclusive of shares issuable pursuant to the make-whole assuming the holders thereof elect to convert such convertible notes and receive the merger consideration. The foregoing also assumes that all holders of the 7.6 million Company warrants outstanding as of April 29, 2026 elect to receive a cash payout equal to the Black Scholes Value of such warrants pursuant to the terms of such warrants instead of the merger consideration. The actual number of CVRs outstanding as of the close of business on the date of a milestone achievement notice may be more or less than this amount, and as a result, the actual payments with respect to a CVR, if any, may be more or less than this illustrative estimated maximum face value of a CVR.
Under the terms of the CVR agreement, Parent and the Company will, and will cause their respective affiliates to, use diligent efforts (as defined below) to achieve each milestone prior to the end of the applicable milestone period. Neither Parent, the Company nor any of their respective affiliates may take or fail to take any action whose primary purpose is to avoid the achievement of any milestone or the payment of any milestone payment amount. Parent and the Company may satisfy their obligation to use diligent efforts through one or more sublicensees. However, use of diligent efforts does not guarantee that Parent or the Company will achieve any milestone by a specific date or at all. Whether a milestone required for payment of the applicable milestone payment amount is achieved will depend on many factors, some within the control of Parent and the Company and their affiliates and others outside their control. Each milestone may only be achieved once. There can be no assurance that any milestone will be achieved prior to the expiration of the applicable milestone period or that any of the payments will be required of Parent or the Company with respect to any milestone. If a milestone is not achieved prior to the expiration of the applicable milestone period (after Parent has finally determined the applicable net sales in accordance with the CVR agreement), the right of any holder to receive a milestone payment amount for such milestone, and all covenants and obligations of Parent, the Company and their respective affiliates with respect to such milestone, will be irrevocably terminated and extinguished in accordance with the terms of the CVR agreement.
“Diligent efforts” means, with respect to a product, those efforts of a person commensurate with those efforts that a biopharmaceutical company of comparable size and resources as those of the Company and its affiliates as of the date of the merger agreement would devote to the commercialization of a pharmaceutical product having similar market potential as the applicable product, at a similar stage of its development or product life, taking into account issues of market exclusivity, product and risk profile, including safety, tolerability and efficacy, the competitiveness of alternate products in the marketplace or under development, the availability of existing forms or dosages of the product for other indications, the launch or sales of a generic product, the regulatory environment and the profitability of the product (including pricing and reimbursement status achieved), and other technical, commercial, legal, scientific or medical factors; provided that such level of efforts and resources will be determined without taking into account the fact of the potential total milestone payments payable in accordance with, and subject to, the terms of the CVR agreement.
The CVRs are contractual rights only and not transferable except under certain limited circumstances described below, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading on any securities exchange or quotation system. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, the Company, or any of their affiliates.
No interest will accrue or be payable in respect of any of the amounts that may become payable in respect of the CVRs.
The rights agent will create and maintain a register for the registration of the CVRs and permitted transfers of the CVRs.
The CVRs will not be transferable except through a “permitted transfer,” which includes: (a) a transfer upon the death of a holder by will or intestacy; (b) a transfer by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (c) a transfer pursuant to a court order; (d) a transfer by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs payable to a nominee, a transfer from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by DTC; or (f) an abandonment of CVRs to Parent or any of its affiliates without consideration pursuant to the CVR agreement. In addition, a holder may renounce the holder’s rights under the CVR agreement by irrevocable written notice to the rights agent and Parent, and Parent or any of its affiliates may offer to acquire CVRs for consideration from any holder, in private transactions or otherwise, in Parent’s sole discretion.
Holders of CVRs are intended third-party beneficiaries of the CVR agreement. Furthermore, the CVR agreement provides that, other than the rights of the rights agent as set forth in the CVR agreement, holders of at least 35% of outstanding CVRs as set forth in the CVR register (the “acting holders”) have the sole right, on behalf of all holders of CVRs, by virtue of or under any provision of the CVR agreement, to institute any action or proceeding with respect to the CVR agreement, and, other than the acting holders, no individual holder or other group of holders of CVRs will be entitled to exercise such rights. However, the foregoing does not limit the ability of an individual holder of CVRs to seek payment due from the applicable party solely to the extent such payment amount has been finally determined in accordance with the CVR agreement and has not been paid within the period contemplated by the CVR agreement.
Additionally, the CVR agreement provides Parent, the Company and the rights agent the right to amend the CVR agreement in certain instances, without the consent of holders of CVRs, including (a) evidencing the succession of another person as a successor rights agent, (b) adding to the covenants of Parent or the Company such further covenants, restrictions, conditions or provisions as Parent and the Company consider to be for the protection of holders of CVRs (provided such provisions do not adversely affect the interests of holders of CVRs), (c) curing any ambiguity, correcting or supplementing any provision of the CVR agreement that may be defective or inconsistent with any other provision therein, or making any other provisions with respect to matters or questions arising under the CVR agreement (provided such provisions do not materially adversely affect the interests of holders of CVRs), (d) amendments as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws (provided such amendments do not materially adversely affect the interests of holders of CVRs), (e) canceling and reducing the number of CVRs in the event any holder abandons such holder’s rights to such CVRs, (f) transfers of such CVRs to Parent or its affiliates in accordance with the CVR agreement, (g) evidencing the succession of another person to Parent or the Company and the assumption by any such successor of the covenants of Parent or the Company contained in the CVR agreement, (h) evidencing the assignment of the CVR agreement by Parent or the Company in connection with a permitted assignment transaction or change in control, as applicable, or (i) any other amendment that would provide any additional rights or benefits to holders of CVRs or that does not materially adversely affect the legal rights under the CVR agreement of any such holder. Parent and the Company may also amend the CVR agreement in other circumstances, including in a manner that is materially adverse to the interests of holders of CVRs, if Parent and the Company obtain the prior consent of the acting holders, whether evidenced in writing or taken at a meeting of such holders.
Prior to the earlier of (a) the achievement of a given milestone and (b) the expiration of the applicable milestone period for such milestone, Parent and the Company may not consummate certain assignment transactions involving development, commercialization or regulatory rights or obligations with respect to the products applicable to such milestone in the United States or, in connection with such assignment transaction, elect to be released from their respective obligations under the CVR agreement to the extent relating to the applicable products and corresponding milestone, unless, as a condition to such assignment transaction or release, the acquiring person expressly assumes the due and punctual payment of the milestone payments if and when payable in accordance with the terms of the CVR agreement and the performance or observance of every covenant under the CVR agreement that has not yet been performed or observed on the part of Parent or the Company (as applicable) to the extent relating to the applicable products and corresponding milestone. However, Parent and the Company will remain liable following any such assignment transaction for the performance by the acquiring person of the obligations under the CVR agreement unless such acquiring person is a company that, together with its affiliates, is in the pharmaceutical or biotechnology industry and, based on its most recent fiscal year, had annual consolidated revenues (with its affiliates) of at least $500 million. In addition, no such assignment transaction may be structured or effected with the primary intent of avoiding the achievement of any milestone or reducing the milestone payment amounts.
Any potential payout of the CVR is subject to various risks and uncertainties related to the commercialization of the bempedoic acid products and the enbumyst product and the achievement of the applicable net sales thresholds, as more fully described in the Company’s periodic reports filed with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth certain information known to us with respect to the beneficial ownership of Company common stock as of May 8, 2026, by:
•
each non-employee director of the Company;

•
each of the Company’s named executive officers;

•
all current directors and executive officers of the Company as a group; and

•
each person, or group of affiliated persons, known to the Company to beneficially own more than 5% of Company common stock, as evidenced by filings with the SEC made on or before May 8, 2026, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, as well as any securities that the person has the right to acquire voting or investment power over within 60 days. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided or known to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by them.
The table lists applicable percentage ownership based on 257,517,942 shares of Company common stock outstanding as of May 8, 2026. Warrants exercisable within 60 days of May 8, 2026, options to purchase shares of Company common stock that are exercisable for Company common stock within 60 days of May 8, 2026, and restricted stock units (“RSUs”) that will be vested within 60 of May 8, 2026, are deemed to be beneficially owned by the persons holding these warrants, options and RSUs and are deemed to be outstanding for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
	Shares beneficially owned
Name and address of beneficial owner(1)	Number	Percent
5% Stockholders
Wasatch Advisors LP(2)	15,768,897	6.1%
BlackRock, Inc.(3)	14,265,367	5.5%
Named Executive Officers
Sheldon L. Koenig(4)	2,587,662	*%
Benjamin Halladay(5)	518,731	*%
John B. Harlow, Jr.	—	*%
Other Directors
J. Martin Carroll(6)	235,150	*%
Jay P. Shepard(7)	220,799	*%
Tracy M. Woody(8)	227,566	*%
Seth H.Z. Fischer(9)	210,211	*%
Stephen Rocamboli(10)	208,350	*%
Craig Thompson(11)	13,333	*%
Robert E. Hoffman(12)	25,653	*%
All current directors and executive officers as a group (11 persons)(13)	4,830,232	1.8%

*
Represents beneficial ownership of less than 1%.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108.

(2)
Based solely upon information set forth on Schedule 13G filed by Wasatch Advisors LP (“Wasatch”) with the SEC on April 22, 2026. Based on information contained in the Schedule 13G, Wasatch is deemed to have the sole power to vote or direct the vote with respect to 12,377,523 shares of Company common stock and sole power to dispose or to direct the disposition with respect to 15,768,897 shares of Company common stock. Wasatch has its principal business office at 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.
(3)
Based solely upon information set forth on Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on November 8, 2024. Based on information contained in the Schedule 13G, BlackRock is deemed to have the sole power to vote or direct the vote with respect to 14,080,436 shares of Company common stock and sole power to dispose or to direct the disposition with respect to 14,265,367 shares of Company common stock. BlackRock has its principal business office at 50 Hudson Yards, New York, NY 10001.

(4)
Consists of (a) 565,683 shares of Company common stock held, (b) 1,889,307 shares of Company common stock which Mr. Koenig has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026, and (c) 132,672 RSUs vesting within 60 days of May 8, 2026.

(5)
Consists of (a) 192,122 shares of Company common stock held by Mr. Halladay, (b) 282,320 shares of Company common stock which Mr. Halladay has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026, and (c) 44,289 RSUs vesting within 60 days of May 8, 2026.

(6)
Consists of (a) 64,650 shares of Company common stock held, (b) 137,500 shares of Company common stock which Mr. Carroll has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026, and (c) 33,000 RSUs vesting within 60 days of May 8, 2026.

(7)
Consists of (a) 51,599 shares of Company common stock held and (b) 136,200 shares of Company common stock which Mr. Shepard has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026, and (c) 33,000 RSUs vesting within 60 days of May 8, 2026.

(8)
Consists of (a) 33,566 shares of Company common stock held and (b) 194,000 shares of Company common stock which Ms. Woody has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026.

(9)
Consists of (a) 28,150 shares of Company common stock held, (b) 149,061 shares of Company common stock which Mr. Fischer has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026, and (c) 33,000 RSUs vesting within 60 days of May 8, 2026.

(10)
Consists of (a) 36,261 shares of Company common stock held, (b) 139,089 shares of Company common stock which Mr. Rocamboli has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026, and (c) 33,000 RSUs vesting within 60 days of May 8, 2026.

(11)
Consists of 13,333 shares of Company common stock which Mr. Thompson has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026.

(12)
Consists of (a) 20,373 shares of Company common stock which Mr. Hoffman has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026 and (b) 5,280 RSUs vesting within 60 days of May 8, 2026.

(13)
See notes (4) through (12) above; also includes 582,777 shares held by Benjamin O. Looker, the Company’s Chief Legal and Corporate Affairs Officer, consisting of (a) 155,380 shares of Company common stock held, (b) 387,064 options to purchase shares of Company common stock which Mr. Looker has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days of May 8, 2026, and (c) 40,333 RSUs vesting within 60 days of May 8, 2026.

MARKET PRICE AND DIVIDEND INFORMATION
Shares of Company common stock are listed on Nasdaq under the trading symbol “ESPR”.
On April 30, 2026, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing price for shares of Company common stock was $2.00 per share. On June 5, 2026, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on Nasdaq was $3.13. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your Company common stock.
As of the close of business on the record date, there were 257,693,347 shares of Company common stock outstanding and entitled to vote, held by 6 Company stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.
The Company has never declared or paid cash dividends on shares of Company common stock. The Company does not expect to pay dividends on shares of Company common stock in the foreseeable future. The Company currently intends to retain its future earnings, if any, to finance the operation and expansion of our business, and under the terms of the merger agreement, the Company is prohibited from establishing a record date for, authorizing, declaring, making, setting aside for payment or paying any dividend on, or making any other distribution in respect of, any shares of its capital stock or other equity or voting interests, other than transactions solely between or among the Company and its wholly owned subsidiaries.

HOUSEHOLDING
“Householding” is a procedure under which we are delivering a single copy of this proxy statement to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing and mailing costs. Upon request, we will deliver promptly a separate copy of this proxy statement to any stockholder at a shared address to which we delivered a single copy of this proxy statement. To receive a separate copy of this proxy statement, or to notify us that you wish to receive a single copy if you are currently receiving multiple copies, please contact our Corporate Secretary at Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108 or by telephone at (734) 887-3903. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

STOCKHOLDER PROPOSALS
If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. Until the merger is consummated, Company stockholders will continue to be entitled to attend and participate in stockholder meetings, including the Company’s annual meetings of stockholders, and we will provide notice of or otherwise publicly disclose the date on which the 2027 annual meeting of Company stockholders will be held.
Company stockholders are entitled to present proposals for action and director nominations at the 2027 annual meeting of Company stockholders, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of the Bylaws. Stockholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2027 annual meeting of Company stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at the address below no later than December 17, 2026. However, if the date of the 2027 annual meeting of Company stockholders is changed by more than 30 days from May 28, 2027, the anniversary date of our 2026 annual meeting of Company stockholders, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. We also encourage you to submit any such proposals via email to investorrelations@esperion.com.
Notice of any director nomination or other proposal that a stockholder intends to present at the 2027 annual meeting of Company stockholders, but does not intend to have included in our proxy statement and form of proxy relating to the 2027 annual meeting of Company stockholders, must be delivered to our Corporate Secretary at the below address not earlier than the close of business on January 28, 2027 (120 days prior to the first anniversary of the date of the preceding year’s annual meeting) and not later than the close of business on February 27, 2027 (90 days prior to the first anniversary of the date of the preceding year’s annual meeting). However, if the 2027 annual meeting is first convened more than 30 days before or more than 60 days after May 28, 2027, notice must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to the scheduled date of the 2027 annual meeting or the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made. In addition, the notice must set forth the information required by the Bylaws with respect to each director nomination or other proposal. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 29, 2027; provided that, if the date of the 2027 annual meeting changes by more than 30 calendar days from the date of the 2026 annual meeting, such notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made.
A copy of the Bylaws may be obtained by contacting our Corporate Secretary. Any proposal, nomination, or notice must contain the information required by the Bylaws and be delivered to our principal executive offices at:
Esperion Therapeutics, Inc.
c/o : Corporate Secretary
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference, and the information that we later file with the SEC may update and supersede the information in this proxy statement. This proxy statement incorporates by reference the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 10, 2026;

•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of Company stockholders filed with the SEC on April 16, 2026 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 8, 2026; and

•
our Current Reports on Form 8-K filed with the SEC on March 3, 2026, April 2, 2026, May 1, 2026 and June 1, 2026.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement, unless expressly stated otherwise therein.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:
Esperion Therapeutics, Inc.
Attention: Corporate Secretary
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108
(734) 887-3903
In order for you to receive timely delivery of documents in advance of the special meeting, you must make such request by no later than June 23, 2026. Please note that you will be able to obtain the documents (if and when available) free of charge on the SEC’s website at www.sec.gov. In addition, as soon as reasonably practicable after such materials are furnished to the SEC, we make copies of these documents available to the public, free of charge, through our website at https://www.esperion.com/investor-relations/financial-information. Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites named, hyperlinked, or otherwise referenced herein is not, and will not be deemed to be, incorporated by reference into this proxy statement or in any other report or document we file with the SEC.
We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

MISCELLANEOUS
The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent and MergerCo contained in the sections of this proxy statement entitled “Summary — The Parties” and “The Parties”.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the proposals presented in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 8, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.
We use various trademarks and trade names in our business, including, without limitation, our corporate name and logo and the names of our products. This proxy statement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this proxy statement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks and trade names in this proxy statement may be referred to without the ® and ™ symbols, but the omission of such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Annex A
EXECUTION

AGREEMENT AND PLAN OF MERGER
By and Among
ESSENCE PARENT INC.,
ESSENCE MERGERCO INC.,
and
ESPERION THERAPEUTICS, INC.
Dated as of May 1, 2026

A-i

A-ii

Exhibit
Exhibit A	Form of Surviving Corporation Second Amended and Restated Certificate of Incorporation
Exhibit B	Form of Surviving Corporation Third Amended and Restated Bylaws
Exhibit C	Form of CVR Agreement

A-iii

This AGREEMENT AND PLAN OF MERGER, dated as of May 1, 2026 (this “Agreement”), is by and among Essence Parent Inc., a Delaware corporation (“Parent”), Essence MergerCo Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“MergerCo”), and Esperion Therapeutics, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 8.12.
WHEREAS, the parties hereto intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), MergerCo will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and pursuant to the Merger, each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock canceled pursuant to Section 2.1(b) and (ii) Appraisal Shares, which shall be treated in accordance with Section 2.7), will be converted into the right to receive the Merger Consideration;
WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, that the Company enter into this Agreement and consummate the Merger Transactions, (ii) adopted and approved this Agreement and the consummation by the Company of the Merger Transactions, including the Merger, (iii) resolved to recommend and recommended that the stockholders of the Company vote to approve the adoption of this Agreement (this clause (iii), the “Company Board Recommendation”) and (iv) directed that this Agreement and the Merger Transactions be submitted to the stockholders of the Company entitled to vote thereon for adoption;
WHEREAS, the Board of Directors of Parent has unanimously (i) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, that Parent enter into this Agreement and the CVR Agreement and consummate the Transactions and (ii) adopted and approved this Agreement and the CVR Agreement and the consummation by Parent of the Transactions, including the Merger;
WHEREAS, the Board of Directors of MergerCo has unanimously (i) determined that it is in the best interests of MergerCo and its sole stockholder, and declared it advisable, that MergerCo enter into this Agreement and consummate the Transactions, (ii) adopted and approved this Agreement and the consummation by MergerCo of the Transactions, including the Merger, (iii) recommended that MergerCo’s sole stockholder approve the adoption of this Agreement and (iv) directed that this Agreement and the Transactions be submitted for consideration at a meeting or by unanimous written consent of MergerCo’s sole stockholder;
WHEREAS, Parent, in its capacity as sole stockholder of MergerCo, will approve the adoption of this Agreement and the consummation by MergerCo of the Transactions, including the Merger, by written consent immediately following the execution of this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Med Platform II S.L.P., a société de libre partenariat incorporated under the Laws of France, Med Platform II-B FPCI, a fonds professionnel de capital investissement organized under the Laws of France, Med III B SLP, a société de libre partenariat incorporated under the Laws of France, and Med Access S.L.P., a société de libre partenariat incorporated under the Laws of France (collectively, the “Equity Commitment Parties”), have entered into and delivered the Equity Commitment Letter;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Equity Commitment Parties have entered into and delivered a limited guarantee (the “Limited Guarantee”) in favor of the Company, pursuant to which, subject to the terms and conditions contained therein, the Equity Commitment Parties are guaranteeing certain obligations of Parent and MergerCo in connection with this Agreement; and
WHEREAS, the Company, Parent and MergerCo desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Parent and MergerCo hereby agree as follows:
ARTICLE I
The Merger
SECTION 1.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the DGCL, at the Effective Time, MergerCo shall be merged with and into the Company, the separate corporate existence of MergerCo shall thereupon cease, and the Company shall be the surviving corporation in the Merger. The Company, as the surviving corporation in the Merger, is hereinafter referred to as the “Surviving Corporation”.
SECTION 1.2   Closing.   Unless this Agreement has earlier been terminated pursuant to Article VII, the closing of the Merger (the “Closing”) shall take place remotely by electronic (including pdf, DocuSign or otherwise) exchange of documents and signatures at 8:00 a.m. (New York City time) as promptly as practicable (and no later than the third Business Day) (the “Closing Date”) following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another date, time or place is agreed to in writing by Parent and the Company; provided that the Closing shall not occur prior to the date that is 60 calendar days following the date of this Agreement without the prior written consent of Parent.
SECTION 1.3   Effective Time.   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the “Secretary of State of Delaware”) or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of the Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).
SECTION 1.4   Effects of the Merger.   The Merger shall have the effects provided in this Agreement and as set forth in the applicable provisions, including Section 259, of the DGCL.
SECTION 1.5   Certificate of Incorporation and Bylaws of the Surviving Corporation.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerCo, the Company or any holder of any Company Common Stock or any shares of capital stock of MergerCo, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable Law and the certificate of incorporation and bylaws of the Surviving Corporation (and subject to Section 5.6).
(b)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerCo, the Company or any holder of any Company Common Stock or any shares of capital stock of MergerCo, the bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as set forth on Exhibit B hereto, and as so amended and restated shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable Law and the certificate of incorporation and bylaws of the Surviving Corporation (and subject to Section 5.6).
(c)   Prior to the Effective Time, the Company shall use reasonable best efforts to cause (i) each director of the Company and (ii) if so requested by Parent, each director of each of the Company’s Subsidiaries to execute and deliver a letter effectuating his or her resignation as a member of the board of directors of the Company or the applicable Subsidiary, respectively, to be effective as of, and contingent upon the occurrence of, the Effective Time.

SECTION 1.6   Directors and Officers of the Surviving Corporation.
(a)   The directors of MergerCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
(b)   The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.
ARTICLE II
Effect of the Merger on Capital Stock; Exchange of Certificates;
Equity-Based Awards; Company Warrants
SECTION 2.1   Effect on Capital Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, MergerCo or the holders of any shares of Company Common Stock or any shares of capital stock of MergerCo:
(a)   Capital Stock of MergerCo.   Each issued and outstanding share of capital stock of MergerCo as of immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.
(b)   Cancelation of Certain Shares.   All shares of Company Common Stock that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. All shares of Company Common Stock then held by Parent or MergerCo shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(c)   Conversion of Company Common Stock.   Each issued and outstanding share of Company Common Stock as of immediately prior to the Effective Time (other than (i) shares of Company Common Stock to be canceled in accordance with Section 2.1(b) and (ii) Appraisal Shares, which shall be treated in accordance with Section 2.7) shall be converted automatically into and shall thereafter represent only the right to receive (A) an amount in cash equal to $3.16 per share, without interest (the “Per Share Cash Consideration”), plus (B) one contractual contingent value right per share, representing the right to receive contingent payments in cash, without interest, upon the achievement of the Milestones set forth in the CVR Agreement, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement, in each case subject to Section 2.2(g) (the “CVR” and, together with the Per Share Cash Consideration, the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such share of Company Common Stock (each, a “Share Certificate”) or non-certificated shares of Company Common Stock held in book-entry form (each, a “Book-Entry Share”) (other than shares of Company Common Stock to be canceled in accordance with Section 2.1(b) and Appraisal Shares, which shall be treated in accordance with Section 2.7) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor in accordance with Section 2.2.
SECTION 2.2   Exchange Matters.
(a)   Paying Agent.   Prior to the Closing Date, Parent shall appoint the Company’s transfer agent (or such other nationally recognized bank or trust company agreed to between Parent and the Company) to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II and, in connection therewith, prior to the Closing Date shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company and Parent. Prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Per Share Cash Consideration, other than amounts payable in respect of each Equity-Based Award in accordance with Section 2.4 (such cash being hereinafter referred to as the “Exchange Fund”).

For the avoidance of doubt, Parent shall not be required to deposit any funds related to the CVR with the Rights Agent unless and until such deposit is required pursuant to the terms of the CVR Agreement. The Exchange Fund shall not be used for any purpose other than as expressly set forth in this Agreement. Pending its disbursement in accordance with this Section 2.2, the Exchange Fund may, in Parent’s sole discretion, be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America (“U.S.”), (ii) short-term obligations for which the full faith and credit of the U.S. is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion; provided, that (A) no such investment shall relieve Parent from making the payments required by this Article II and (B) no such investment shall have maturities that would reasonably be expected to prevent or delay payments to be made pursuant to this Agreement. Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of the Per Share Cash Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of shares of Company Common Stock to receive the Per Share Cash Consideration as provided herein. Any interest or income from investment of the Exchange Fund not required to make all payments of the Per Share Cash Consideration in accordance herewith shall be paid to Parent or the Surviving Corporation, as Parent directs.
(b)   Payment Procedures.
(i)   As promptly as practicable after the Effective Time (but in no event more than three Business Days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of a Share Certificate (other than a Share Certificate representing (A) a share of Company Common Stock to be canceled in accordance with Section 2.1(b) and (B) Appraisal Shares, which shall be treated in accordance with Section 2.7) (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificate shall pass, only upon delivery of such Share Certificate (or affidavits in lieu thereof in accordance with Section 2.2(d)) to the Paying Agent, and which shall be in such form and shall have such other customary provisions as Parent and the Company may reasonably agree prior to the Closing Date) and (y) instructions for use in effecting the surrender of the Share Certificate in exchange for payment of the Merger Consideration as provided in Section 2.1(c).
(ii)   Upon delivery of a letter of transmittal as contemplated in subsection (i) of this Section 2.2(b), duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the Paying Agent), together with surrender of a Share Certificate to the Paying Agent, the holder of such Share Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock represented by such Share Certificate immediately prior to the Effective Time (including the Per Share Cash Consideration, without interest, and one CVR to be recorded by the Rights Agent under the CVR Agreement), and the Share Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.2, each Share Certificate (other than a Share Certificate representing (A) a share of Company Common Stock to be canceled in accordance with Section 2.1(b) and (B) Appraisal Shares, which shall be treated in accordance with Section 2.7) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II.
(iii)   The Persons who were, immediately prior to the Effective Time, holders of Book-Entry Shares (other than (A) shares of Company Common Stock to be canceled in accordance with Section 2.1(b) or (B) Appraisal Shares, which shall be treated in accordance with Section 2.7) shall not be required to take any action with respect to the exchange of their Book-Entry Shares for the Merger Consideration, other than as required by the Paying Agent or the Rights Agent, as applicable, in accordance with its customary procedures. As promptly as practicable after the Effective Time (but in no event more than three Business Days thereafter), Parent shall cause (x) the Paying Agent to pay and deliver to the holder of such Book-Entry Shares by wire transfer or check the aggregate Per Share Cash Consideration that such holder has the right to receive pursuant to this Agreement and (y) the

Rights Agent under the CVR Agreement to record a number of CVRs equal to the number of shares of Company Common Stock formerly represented by such Book-Entry Shares. Payment of the Merger Consideration with respect to Book-Entry Shares shall be made only to the Person in whose name such Book-Entry Shares are registered.
(iv)   Parent and the Company shall cooperate to establish procedures with the Paying Agent, the Rights Agent, DTC, DTC’s nominees and any other necessary third party intermediaries to ensure that (A) the Paying Agent will transmit to DTC or its nominee as soon as practicable after the Effective Time (but in no event more than one Business Day thereafter), upon surrender of shares of Company Common Stock held of record by DTC or its nominee in accordance with DTC’s customary surrender procedures, the Per Share Cash Consideration payable for each such share held of record by DTC or such nominee immediately prior to the Effective Time, and (B) the Rights Agent under the CVR Agreement will record a number of CVRs in the name of DTC or its nominee equal to the number of such shares held of record by DTC or such nominee.
(v)   If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Share Certificate is registered, Parent may cause the Paying Agent to pay the Merger Consideration to such Person only if such Share Certificate (if applicable) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Paying Agent and Parent that any applicable stock transfer or similar Taxes have been paid or are not applicable. None of Parent, MergerCo and the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in the immediately preceding sentence under any circumstance. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Persons in whose name such Book-Entry Shares are registered in the stock transfer records of the Company.
(vi)   No interest shall accrue on any cash amounts payable under this Section 2.2.
(c)   Transfer Books; No Further Ownership Rights.   The Merger Consideration paid in respect of the shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all ownership rights in such shares, and at the Effective Time, the transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Share Certificates are presented to Parent, the Surviving Corporation or the Paying Agent, for any reason, they shall be canceled and exchanged as provided in this Article II.
(d)   Lost, Stolen or Destroyed Certificates.   If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Share Certificate, the applicable Merger Consideration to be paid in respect of the share(s) of Company Common Stock formerly represented by such Share Certificate as contemplated by this Article II.
(e)   Termination of Exchange Fund.   At any time following the first anniversary of the Closing Date, Parent and the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest or other income received with respect thereto) which has not been disbursed to holders of Share Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to Parent and the Surviving Corporation for, and Parent and the Surviving Corporation shall remain jointly and severally liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II. Subject to Section 2.2(f), any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(f)   No Liability.   Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for any Merger Consideration or portion of the Exchange Fund, as applicable, properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.
(g)   Withholding.   Each of Parent, MergerCo, the Company, the Surviving Corporation, the Paying Agent and their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to this Agreement or the CVR Agreement such amounts as are required to be deducted or withheld under applicable Tax Law (including with respect to any amounts treated as interest under Section 483 of the Code). To the extent that amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement or the CVR Agreement, as applicable, as having been paid to the Person in respect of which such deduction or withholding was made.
SECTION 2.3   Treatment of Equity-Based Awards and Company ESPP.
(a)   At the Effective Time, without any action on the part of Parent, MergerCo, the Company or the holder thereof:
(i)   each restricted stock unit award with respect to Company Common Stock (each, a “Company RSU”) outstanding immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, vest in full (to the extent then-unvested) and be canceled and converted into the right to receive, with respect to each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, in full satisfaction of the rights of such holder with respect thereto, (A) a cash payment (rounded down to the nearest cent), without interest and subject to applicable Tax withholding and deductions, equal to the Per Share Cash Consideration (the “RSU Cash Consideration”) and (B) one CVR (payable in accordance with Section 2.4(b) and the CVR Agreement);
(ii)   each option to purchase shares of Company Common Stock (other than any option to purchase shares of Company Common Stock granted under the Company ESPP) (each, a “Company Stock Option”) outstanding immediately prior to the Effective Time shall, as of immediately prior to the Effective Time, vest in full (to the extent then-unvested);
(iii)   each Company Stock Option outstanding immediately prior to the Effective Time having a per share exercise price that is less than the Per Share Cash Consideration shall be canceled and converted into the right to receive, with respect to each share of Company Common Stock issuable upon exercise of such Company Stock Option immediately prior to the Effective Time, in full satisfaction of the rights of such holder with respect thereto, (A) a cash payment (rounded down to the nearest cent), without interest and subject to applicable Tax withholding and deductions, equal to the excess of (i) the Per Share Cash Consideration over (ii) the per share exercise price of such Company Stock Option (the “Stock Option Cash Consideration”) and (B) one CVR (payable in accordance with Section 2.4(b) and the CVR Agreement) (the “Option CVR Consideration”);
(iv)   each Company Stock Option outstanding immediately prior to the Effective Time having a per share exercise price that is equal to or greater than the Per Share Cash Consideration but less than the Merger Consideration (assuming maximum payout with respect to the CVR component of the Merger Consideration) (each, a “Closing Date Underwater Option”) shall be cancelled and converted into the right to receive the Option CVR Consideration, except that if a Milestone is achieved in respect of a CVR, the cash amount to be paid in respect of such Milestone, if any, shall be the Underwater Option Milestone Payment (rather than the Milestone Payment), which amount shall be paid pursuant to and in accordance with Section 2.4(b) and the CVR Agreement; and
(v)   each Company Stock Option outstanding immediately prior to the Effective Time having a per share exercise price that is equal to or greater than the Merger Consideration (assuming maximum payout with respect to the CVR component of the Merger Consideration) (each, an “Underwater Option”) shall be canceled for no consideration.
(b)   (i) No Offering Period (as defined in the Company ESPP) under the Company ESPP shall commence or be extended on or after the date of this Agreement, (ii) beginning on the date of this Agreement,

no new participants may commence participation in the Company ESPP, including during the Offering Period in effect under the Company ESPP as of the date of this Agreement (such Offering Period, the “Existing Offering Period”), (iii) beginning on the date of this Agreement, no participant in the Company ESPP may increase the amount of such participant’s payroll deductions under the Company ESPP with respect to the Existing Offering Period, and (iv) the Existing Offering Period shall terminate on the earlier of the date that is (A) five Business Days prior to the Effective Time and (B) the final day of the Existing Offering Period pursuant to the terms of the Company ESPP (the “ESPP Final Purchase Date”) and all participant contributions under the Company ESPP shall be used to purchase shares of Company Common Stock on the ESPP Final Purchase Date in accordance with the terms of the Company ESPP. All shares of Company Common Stock purchased on the ESPP Final Purchase Date shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms of this Agreement.
(c)   Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any duly authorized committee thereof administering the Equity Plans and the Company ESPP) shall adopt such resolutions and take such other actions as are required to (i) give effect to this Section 2.3 and (ii) terminate, in their entirety, each of the Equity Plans and the Company ESPP conditioned upon, and effective as of the Effective Time.
SECTION 2.4   Payments with Respect to Equity-Based Awards.
(a)   Notwithstanding anything in this Agreement to the contrary, the Stock Option Cash Consideration and the RSU Cash Consideration payable pursuant to this Article II in respect of each Equity-Based Award with respect to which the Surviving Corporation or any of its Subsidiaries has a Tax withholding obligation shall be paid as promptly as reasonably practicable after the Effective Time (but in any event, no later than the first regularly-scheduled payroll date that occurs more than five Business Days after the Effective Time) by the Surviving Corporation or any of its Subsidiaries through their payroll systems or payroll providers, as applicable, less any applicable Tax withholdings and deductions, to the applicable holder of such Equity-Based Award (or, with respect to any non-employee holders of Equity-Based Awards where no Tax withholding obligation exists, through such other method as the Company has typically used for such payments); provided, however, that to the extent any such payment would cause an impermissible acceleration event under Section 409A of the Code (“Section 409A”), such amounts shall be paid at the earliest time such payment would not cause an impermissible acceleration event under Section 409A.
(b)   As contemplated by Section 2.3(a), each holder of an Equity-Based Award (whether vested or unvested) other than an Underwater Option shall receive one CVR in respect of each share of Company Common Stock subject to such Equity-Based Award (each, an “Equity Award CVR”); provided that any payments in respect of an Equity Award CVR shall be on the same schedule and under the same terms and conditions as apply to payments to holders of Company Common Stock, in order for such payment to constitute transaction-based compensation for purposes of Treasury Regulation § 1.409A — 3(i)(5)(iv) or shall otherwise be paid in compliance with or under an alternative exemption from Section 409A of the Code. Parent shall make (or shall cause the Surviving Corporation to make) a cash payment in respect of each Equity Award CVR (without interest and less applicable Tax withholdings pursuant to Section 2.2(g)) to the holder thereof as promptly as reasonably practicable after the Milestone Payment Date (but in any event, no later than the first regularly-scheduled payroll date that occurs more than five Business Days after the Milestone Payment Date). The terms of the Equity Award CVRs, and the circumstances in which any Milestone Payment Amount is paid, shall be governed by the CVR Agreement.
SECTION 2.5   Treatment of Company Warrants.   At the Effective Time, each issued and outstanding Company Warrant as of immediately prior to the Effective Time shall remain outstanding and be adjusted and treated in accordance with its terms in connection with a “Fundamental Transaction” (as defined in the applicable Company Warrant).
SECTION 2.6   Adjustments.   If between the date hereof and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse share split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the

Merger Consideration and any other amounts payable pursuant to this Article II shall be equitably adjusted as necessary to reflect, without duplication, such stock split, reverse share split, dividend (including any dividend or other distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change. For the avoidance of doubt, nothing in this Section 2.6 shall be construed to permit the Company or its Subsidiaries to take any action with respect to the Company Common Stock that is prohibited by this Agreement.
SECTION 2.7   Appraisal Rights.
(a)   Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (such shares, “Appraisal Shares”) shall not be converted into or represent the right to receive the Merger Consideration as provided in Section 2.1(c), but instead shall be canceled and shall only represent the right to receive only those rights provided under Section 262 of the DGCL; provided, however, that if any such Person shall fail to perfect or otherwise shall effectively waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such Person to receive those rights provided under Section 262 of the DGCL shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Merger Consideration as provided in Section 2.1(c), without interest thereon.
(b)   The Company shall (i) give prompt notice to Parent of any demands or notices, and withdrawal of any demands, received by the Company for appraisal of any shares of Company Common Stock, and (ii) deliver to Parent copies of any such written notices or demands, and instruments or documents related thereto, and Parent shall have the right to participate in, and in consultation with the Company, direct all negotiations and Actions with respect to such demands or notices. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to any such demands or notices, offer to settle or settle any such demands or Actions, or agree to do any of the foregoing. Prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands or notices for appraisal, offer to settle or settle any such demands or Actions, or agree to do any of the foregoing.
ARTICLE III
Representations and Warranties of the Company
The Company represents and warrants to Parent and MergerCo that, except as (A) set forth in the confidential disclosure letter delivered by the Company to Parent and MergerCo concurrently with or prior to the execution of this Agreement in accordance with Section 8.16 (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such information, item or matter also qualifies or applies to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC by the Company and publicly available from January 1, 2024 until the date that is one Business Day prior to the execution of this Agreement (the “Filed SEC Documents”), other than any disclosure (except for, in each case, any statements of fact or other statements that are not forward looking and cautionary in nature) in any such Filed SEC Document under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or sections of such reports that are similarly cautionary, forward-looking or predictive statements in such Filed SEC Documents; it being understood that any matter disclosed in such Filed SEC Documents shall not be deemed disclosed for purposes of Section 3.2, Section 3.6(b), Section 3.20(a) and Section 3.22.
SECTION 3.1   Organization; Standing.
(a)   The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware and is in good standing with the Secretary of State of Delaware. The Company has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business now being conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents. The Company Charter Documents are in full force and effect, and the Company is not in violation of any of the provisions of the Company Charter Documents in any material respect.
(b)   All of the Company’s Subsidiaries and their respective jurisdictions of formation are set forth on Section 3.1(b) of the Company Disclosure Letter. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization and has all requisite organizational power and authority necessary to carry on its business as it is now being conducted, except where the failure to be so organized, in good standing or have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business now being conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the certificates of incorporation, bylaws or comparable governing documents of the Company’s Subsidiaries is in full force and effect and none of the Company’s Subsidiaries is in violation of any provision of the foregoing documents in any material respect.
SECTION 3.2   Capitalization.
(a)   The authorized shares of capital stock of the Company consist of 480,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Shares”). At the close of business on April 29, 2026 (the “Capitalization Date”), (i) 257,431,942 shares of Company Common Stock were issued and outstanding, (ii) no Company Preferred Shares were issued or outstanding, (iii) 10,682,988 shares of Company Common Stock were subject to outstanding Company RSUs, (iv) 9,084,796 shares of Company Common Stock were subject to outstanding Company Stock Options, 5,991,870 of which have a per share exercise price that is less than the Per Share Cash Consideration and none of which have a per share exercise price that is equal to or greater than the Per Share Cash Consideration but less than the Merger Consideration (assuming maximum payout with respect to the CVR component of the Merger Consideration), (v) 5,433,886 shares of Company Common Stock were reserved and available for issuance under the Company ESPP, of which approximately 58,271 shares of Company Common Stock are subject to outstanding purchase rights under the Company ESPP based on cash contributions made through the Capitalization Date, (vi) 7,642,700 shares of Company Common Stock were subject to issuance pursuant to Company Warrants (subject to adjustment as provided in the Company Warrants), (vii) 19,767,784 shares of Company Common Stock were reserved and available for issuance under the Equity Plans (excluding shares of Company Common Stock underlying outstanding awards), and (viii) $100,000,000 aggregate principal amount of Convertible Notes (with a conversion rate as of the date hereof equal to 326.7974 shares of Company Common Stock per $1,000 principal amount, subject to adjustment as provided in the Convertible Notes Indenture) were issued and outstanding. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has issued any Company Securities (as defined below) other than, in each case, pursuant to the Company ESPP, the vesting, settlement or exercise (as applicable) of Company RSUs, Company Stock Options and Company Warrants. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive rights, subscription rights or any similar rights.
(b)   Except as described in Section 3.2(a), as of the Capitalization Date, there were (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interests in, the Company, and no outstanding obligations to issue, deliver or sell or cause to be issued, delivered or sold any equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no promises or obligations of the Company to grant options, restricted stock units, deferred stock units, phantom equity, equity or equity-based awards, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, deliver or sell or cause to be issued, delivered or sold, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no rights issued by or other obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Other than pursuant to the Equity Plans and related award agreements, the Company ESPP, the Company Warrants and the Convertible Notes Indenture, there are no outstanding agreements of any kind which promise or obligate the Company or any of its Subsidiaries to grant, repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. No direct or indirect Subsidiary of the Company owns any Company Common Stock. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to (A) the election, designation or nomination of any director of the Company or any of its Subsidiaries or (B) the disposition, voting or dividends with respect to any Company Securities. Neither the Company nor any Subsidiary of the Company has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or, other than the Convertible Notes, which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
(c)   As of the date hereof, there are (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company (except to the extent owned by the Company or any other wholly owned Subsidiary of the Company), and no outstanding obligations to issue, deliver or sell or cause to be issued, delivered or sold any equity or voting interests in, any Subsidiary of the Company, (ii) no outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests of any Subsidiary of the Company, (iii) no outstanding options, warrants, calls, rights or other commitments or agreements to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, deliver or sell or cause to be issued, delivered or sold, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests of any Subsidiary of the Company, (iv) no rights issued by or other obligations to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, any Subsidiary of the Company (the items in clauses (i), (ii), (iii) and (iv), being referred to collectively as, the “Company Subsidiary Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Company Subsidiary Securities (in each case, other than any such obligations solely among the Company and its wholly owned Subsidiaries). There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities, or obligate the Company or any of its Subsidiaries to grant, extend or enter into any such agreements relating to any Company Subsidiary Securities (other than any such agreements solely among the Company and its wholly owned Subsidiaries).
(d)   The Company and its Subsidiaries own, directly or indirectly, all of the issued and outstanding equity securities of each of the Subsidiaries of the Company, free and clear of all Encumbrances (other than Permitted Encumbrances and transfer restrictions arising under applicable securities Laws), and, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all such outstanding equity securities have been duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive rights, subscription rights or any similar rights.

(e)   Each Company Stock Option (i) was granted with an exercise price equal to or greater than the fair market value of such underlying Company Common Stock on the date of the grant (as determined in accordance with Section 409A of the Code) and (ii) has not had its grant date “back-dated”. Each Equity-Based Award (A) has been issued in compliance in all material respects with the applicable Equity Plan under which it was granted and all applicable Laws, including the Exchange Act and the rules of NASDAQ and (B) was granted and maintained in a manner such that it is exempt from or complies with the requirements of Section 409A of the Code or any similar provision in any other Tax jurisdiction. Section 3.2(e) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the Capitalization Date, of each Equity-Based Award (by type) and the following information with respect thereto, as applicable: (i) the name (or other unique identifier) and the country of residence of the holder thereof, (ii) the total number of shares of Company Common Stock subject thereto, (iii) the exercise price, if any, with respect thereto, (iv) the grant date thereof, (v) the Equity Plan under which such award was issued and (vi) if such Equity-Based Award is a Company Stock Option, whether such award is an incentive stock option under Section 422 of the Code, a nonqualified stock option, or is otherwise qualified for a Tax status under applicable foreign Tax Law.
(f)   Section 3.2(f) of the Company Disclosure Letter contains a true, correct and complete list, as of the Capitalization Date, of each outstanding Company Warrant, including (i) the name of the record holder of such Company Warrant, (ii) the date of issuance, (iii) the number of shares of Company Common Stock subject to such Company Warrant upon exercise, and (iv) the exercise price of such Company Warrant.
(g)   All Convertible Notes were issued pursuant to, and all the terms and conditions of the Convertible Notes are evidenced by, the Convertible Notes Indenture and the Convertible Notes issued thereunder, and there are no other agreements or side letters with respect to the Convertible Notes.
SECTION 3.3   Authority; Noncontravention.
(a)   The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and, assuming the representations and warranties set forth in Section 4.11 are true and correct and subject to the receipt of the Company Stockholder Approval, to consummate the Merger Transactions. The execution, delivery and performance by the Company of this Agreement, and, assuming the representations and warranties set forth in Section 4.11 are true and correct, the consummation by it of the Merger Transactions, have been duly authorized by the Board of Directors of the Company and, except for obtaining the Company Stockholder Approval and filing the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Merger Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii), collectively, the “Bankruptcy and Equity Exception”).
(b)   The Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, that the Company enter into this Agreement and consummate the Merger Transactions, (ii) adopted and approved this Agreement and the consummation by the Company of the Merger Transactions, including the Merger, (iii) resolved to make, and made, the Company Board Recommendation and (iv) directed that this Agreement and the Merger Transactions be submitted to the stockholders of the Company entitled to vote thereon for adoption, which resolutions have not, except after the date hereof as permitted by Section 5.2, been subsequently rescinded, modified or withdrawn.
(c)   Assuming the representations and warranties set forth in Section 4.11 are true and correct, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), at the Company

Stockholders’ Meeting or any adjournment or postponement thereof, is the only vote of the holders of any class or series of shares of the Company necessary to adopt this Agreement and approve the Merger Transactions.
(d)   Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Merger Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) subject to the receipt of the Company Stockholder Approval, conflict with or violate any provision of the Company Charter Documents or any provision of any organizational documents of any Subsidiary of the Company, or (ii) assuming that the consents, approvals, filings, licenses, permits, authorizations, declarations, notifications and registrations referred to in Section 3.4 and the Company Stockholder Approval are obtained prior to the Effective Time and the filings referred to in Section 3.4 are made and any waiting periods thereunder have terminated or expired prior to the Effective Time, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries, (y) contravene, conflict with, breach, violate or constitute a default under (or constitute an event that, with or without the filing of notice or the lapse of time or both, would breach, violate or constitute a default under), or result in or permit the termination, cancellation, triggering, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled or require any consent by any Person under any of the terms or provisions of any Material Contract or any material Permit held by the Company or any of its Subsidiaries, or (z) result in the creation or imposition of any Encumbrances (other than a Permitted Encumbrance) on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clause (ii), as would not, individually or in the aggregate, have a Material Adverse Effect.
SECTION 3.4   Governmental Approvals.   Except for (a) compliance with the applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), including the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (b) compliance with the rules and regulations of The NASDAQ Stock Market LLC (“NASDAQ”), (c) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL and of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries are qualified to do business, (d) filings required under, and compliance with other applicable requirements of, the HSR Act or any other Antitrust Laws, (e) the consents, approvals, licenses, permits, waivers, clearances, orders, authorizations, filings, declarations, notifications and registrations specified on Section 3.4 of the Company Disclosure Letter and (f) compliance with any applicable state securities or blue sky laws, no consent, approval, license, permit or authorization of, or filing, declaration, notification or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger Transactions, other than such other consents, approvals, licenses, permits, authorizations, filings, declarations, notifications or registrations that, if not obtained, made or given, would not, individually or in the aggregate, have a Material Adverse Effect.
SECTION 3.5   Company SEC Documents; Undisclosed Liabilities.
(a)   The Company has timely filed with or furnished, as applicable, the SEC all material reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed by the Company with, or furnished by the Company to, the SEC pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act since January 1, 2023, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC since January 1, 2023, as they have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2023, no executive officer of the Company has failed to make the certifications required by him or her under Section 302 or 906 of the Sarbanes-Oxley Act, with respect to any Company SEC Document, except as disclosed in certifications filed with the Company SEC Documents. As of the date hereof, there are no material outstanding or unresolved comments from the SEC with respect to any Company SEC Documents. Since January 1, 2023, there has been no material correspondence between the SEC and the Company relating to the Company SEC Documents that is not set forth in the Company SEC Documents or has not otherwise been made available to Parent.
(b)   The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents, as of their respective dates of filing with the SEC (or, if such Company SEC Documents were amended prior to the date hereof, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal and recurring year-end adjustments to the extent permitted by GAAP, none of which, if presented, would be material to the Company and its Subsidiaries, taken as a whole).
(c)   Neither the Company nor any of its consolidated Subsidiaries has any liabilities of a type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP (whether absolute or contingent, asserted or unasserted, known or unknown, direct or indirect, and whether accrued or not accrued), except liabilities (i) specifically reflected and adequately reserved against in the consolidated balance sheet (or the notes thereto) of the Company as of December 31, 2025 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, or misappropriation), (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. There are no material off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K (or similar Contracts where the purpose is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries) that have not been so described in the Company SEC Documents.
(d)   The Company has established and maintains disclosure controls and procedures and a system of internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Such controls, procedures and systems are designed to provide reasonable assurances (w) that all material information required to be disclosed by the Company in the Company SEC Documents is recorded and made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents, (x) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (y) that transactions are executed only in accordance with the authorization of management and (z) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2025, and such assessment concluded that such controls were effective. Since January 1, 2023, the Company has not identified or, to the Knowledge of the Company, been made aware of (i) “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal control over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated or (ii) any fraud, whether or not material, that involved management or other employees of the Company or any of its Subsidiaries that have a significant role in the Company’s internal control over financial reporting.
(e)   The Proxy Statement (including any amendment or supplement thereto), at the time first sent or given to the stockholders of the Company and at the time of the Company Stockholders’ Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent, MergerCo or any Representatives thereof for inclusion or incorporation by reference in the Proxy Statement.
SECTION 3.6   Absence of Certain Changes.
(a)   Since the Balance Sheet Date through the date of this Agreement, except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and to any transaction of the type contemplated by this Agreement, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business.
(b)   Since the Balance Sheet Date through the date of this Agreement, there has not been any Material Adverse Effect.
(c)   Since the Balance Sheet Date through the date of this Agreement, the Company has not taken any action that, if taken after the date hereof, would constitute a breach of, or otherwise require the consent of Parent under, any of the covenants set forth in clauses (iii), (vi), (vii), (viii), (ix), (xii) or (xvi) of Section 5.1(b) (or Section 5.1(b)(xxiv) with respect to any of the foregoing).
SECTION 3.7   Legal Proceedings.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no, and since January 1, 2023 there has not been any, (i) pending or, to the Knowledge of the Company, threatened Action, in each case by or against the Company or any of its Subsidiaries or any of their respective properties or assets, or (ii) outstanding order, judgment, injunction, ruling, arbitration award, writ, settlement, grant, consent, decision or decree (including a suspension or debarment) of any Governmental Authority (a “Judgment”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority. As of the date hereof, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company at law or in equity, which have or would reasonably be expected to have a material and adverse effect on the Company’s ability to perform its obligations hereunder or consummate the Merger Transactions. As of the date hereof, the Company is not subject to any outstanding Judgment that has or would reasonably be expected to have a material and adverse effect on the Company’s ability to perform its obligations hereunder or consummate the Merger Transactions.
(b)   As of the date hereof, (i) there are no written complaints, pending allegations, claims or Actions, or, to the Knowledge of the Company, verbal allegations or complaints, relating to alleged or actual discrimination or harassment (including sexual harassment) or sexual misconduct by any employee of the Company or its Subsidiaries at or above the level of senior vice president, and (ii) none of the Company or its Subsidiaries are currently negotiating a settlement Contract with any employee of the Company or any other Person that involves allegations of discrimination or harassment (including sexual harassment) or sexual misconduct by any employee of the Company or its Subsidiaries at or above the level of senior vice president.
SECTION 3.8   Compliance with Laws; Permits.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all local, state, federal or national, whether foreign, multi-national or domestic, laws (including common law), statutes, treaties, ordinances, codes, rules, regulations, Judgments, decrees, Permits or requirements or other restrictions imposed by Governmental Authorities, in each case, having the force and effect of law or any similar form of decision or approval of, or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority (collectively, “Laws”), applicable to the Company or any of its Subsidiaries or any of their respective assets or properties. Neither the Company nor any of its Subsidiaries has, since January 1, 2023, received written, or to the Knowledge of the Company, other notice from a Governmental Authority alleging noncompliance with any Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(b)   Except with respect to Regulatory Permits, which are the subject of Section 3.17, the Company and each of its Subsidiaries (i) hold all Permits necessary for the lawful conduct of their respective businesses as currently conducted and (ii) all such Permits are in full force and effect and are not subject to any Action that would result in any modification, termination or revocation thereof, except, in each case, where the failure to hold the same or to be in full force and effect or where being subject to any Action would not, individually or in the aggregate, have a Material Adverse Effect.
SECTION 3.9   Tax Matters.
(a)   The Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all material Tax Returns required to be filed under applicable Law, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and were prepared in substantial compliance with applicable Law. As of the date hereof, neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return.
(b)   All material amounts of Taxes required to be paid by the Company or any of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid to the appropriate Tax authority or have been adequately reserved against in accordance with GAAP.
(c)   Each of the Company and its Subsidiaries has timely paid or withheld with respect to their employees, stockholders and other third Persons all material Taxes required to be paid or withheld.
(d) Neither the Company nor any of its Subsidiaries has received written notice of or is subject to any pending audits, examinations, investigations, proposed adjustments, claims or other proceedings in respect of any material Taxes. To the Knowledge of the Company, no such proceedings have been threatened or proposed.
(e)   No written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is, or may be subject to, any material Tax in that jurisdiction.
(f)   There are no material Encumbrances with respect to Taxes on any of the assets of the Company or its Subsidiaries (other than Permitted Encumbrances).
(g)   Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).
(h)   Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing an affiliated, consolidated, combined or unitary Tax Return (other than a group the common parent of which is the Company or an Affiliate of the Company) or has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law. Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code.
(i)   Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any material obligation under, any Tax sharing, allocation or indemnification Contract other than customary Tax indemnification provisions in any Contract entered into in the ordinary course of business and the primary purpose of which Contract does not relate to Taxes.
(j)   Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(k)   Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” or “reportable transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2) and Section 6707A(c)(1).
(l)   The Company and each of its Subsidiaries have complied in all material respects with Section 482 of the Code or any similar provision of U.S. state or local or foreign Tax Law relating to transfer pricing.
(m)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting requested or filed prior to the Closing Date; (ii) use of an improper method of accounting prior to the Closing Date; or (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) executed prior to the Closing.
(n)   There are no material Tax holidays, concessions, exemptions, incentives, credits, rebates, “tax amnesties,” or formal or informal agreements (including an agreement for the deferred payment of any Tax liability) (any such item, a “Tax Incentive”) with any authority responsible for administering Taxes outside of the United States. All Tax Incentives enjoyed by the Company or any of its Subsidiaries have been in compliance with all applicable Laws. No written notice with respect to the Company or any of its Subsidiaries has been received that indicates that any Tax Incentive with respect thereto may be repealed, cancelled, revoked, or required to be returned.
(o)   Section 3.9(o)   of the Company Disclosure Letter sets forth the U.S. federal income tax classification and jurisdiction of formation of each of the Company and its Subsidiaries.
SECTION 3.10   Employee Benefits.
(a)   Section 3.10   of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document or a written description thereof (or, if appropriate, a form thereof), including any amendments thereto, (ii) the three most recent annual reports on Form 5500 filed with the IRS, including all schedules thereto, and the most recent actuarial valuation or similar report, (iii) the most recent determination or opinion letter from the IRS for any Company Plan that is intended to qualify pursuant to Section 401(a) of the Code (and any similar letter or document relating to any international Company Plan obtaining favorable Tax treatment), (iv) the summary plan description and any summary of material modifications, (v) each trust agreement and each insurance or group annuity contract or policy or other funding vehicle, (vi) non-discrimination testing results for the three most recently completed plan years, and (vii) any non-routine correspondence from the last three years to or from the IRS, the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of such Company Plan.
(b)   Each Company Plan has been administered, funded, operated, and maintained in compliance in all material respects with its terms and all applicable Laws, including ERISA and the Code, as applicable. Each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect or cause the loss of any such qualification status. All material contributions, distributions, and premium payments that are due under the terms of any Company Plan have been made or accrued in accordance with the terms of the Company Plan and applicable accounting standards. There are no pending, or to the Knowledge of the Company, threatened Actions (other than routine claims for benefits) relating to any Company Plan, and no audit, investigation or other proceeding by a Governmental Authority is pending, or to the Knowledge of the Company, threatened with respect to any Company Plan, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole.
(c)   No Company Plan is, and neither the Company, any of its Subsidiaries, nor any Commonly Controlled Entity maintains, sponsors or contributes to, has previously maintained, sponsored or contributed to, or otherwise has any current or contingent liability or obligation under or with respect to, any (i) pension plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA), (iii) “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA, (iv) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (v) registered pension plan. Neither the Company nor any of its Subsidiaries has incurred, or could reasonably be expected to incur, any current or contingent liability under Title IV of ERISA.
(d)   No non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Company Plan, except as would not reasonably be expected, individually or in the aggregate, to result in material liability to the Company and its Subsidiaries, taken as a whole.
(e)   No Company Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, for post-retirement or post-termination health, life insurance or other welfare benefits except (i) as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar state or local Law (“COBRA”) and for which the Company does not pay the cost of coverage or benefits or (ii) for a period not to exceed eighteen months pursuant to a Company Plan set forth in Section 3.10(a) of the Company Disclosure Letter. Neither the Company or any of its Subsidiaries has any material liability resulting or arising from a violation of the continuation coverage requirements under COBRA.
(f)   The Company and its Subsidiaries have complied in all material respects with the applicable provisions of the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010 and neither the Company nor its Subsidiaries have received any penalty notices with respect thereto.
(g)   Neither the execution nor delivery of this Agreement nor the consummation of the Merger Transactions will directly or indirectly, either alone or in combination with another event (whether contingent or otherwise), (i) except as set forth in Section 2.3, result in, or accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any former or current director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries, including under any Company Plan, (ii) trigger any obligation to or cause the Company to transfer or set aside any assets to fund any benefits under, or result in the breach or violation of, any Company Plan, (iii) limit or restrict the right of Parent or any of its Affiliates to merge, amend, terminate or transfer the assets of any Company Plan on or following the Effective Time, or (iv) result in the payment or provision of any payment, benefit or other right that will result in a “parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries is a party to or has any obligation under any Company Plan to gross up, reimburse or indemnify any person for excise Taxes payable pursuant to Section 409A or 4999 of the Code.
(h)   Each Company Plan that is subject, in whole or part, to Section 409A of the Code has been maintained and administered, in form and operation, in all material respects in compliance with Section 409A of the Code.
(i)   No Company Plan is subject to the Laws of, or covers any employee or other service provider of the Company or any of its Subsidiaries who primarily resides or works in, any jurisdiction outside of the United States of America.
SECTION 3.11   Labor Matters.
(a)   Section 3.11   of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each Collective Bargaining Agreement to which the Company or any Subsidiary thereof is a party or otherwise bound. As of the date hereof, no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened (i) material labor disruptions or activities, including any labor strike, lockout, slowdown, work stoppage, material grievance, material labor arbitration, unfair labor practice charge or other material labor dispute by or with respect to the employees of, or otherwise against or affecting, the Company or any of its Subsidiaries or (ii) activities or proceedings of any labor or trade union to organize or represent any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries, and no such activities, disputes or proceedings described in clauses (i) and (ii) have occurred since January 1, 2023.
(b)   The Company and each of its Subsidiaries are, and have been since January 1, 2023, in material compliance with applicable Law relating to labor and employment matters, including applicable Law regarding occupational safety and health standards, terms and conditions of employment, payment of wages, hour requirements, classification of employees of individual independent contractors and exempt and non-exempt employees, employment equality, human rights, pay equity and workers’ compensation disability rights or benefits, plant closures and layoffs (including, but not limited to, WARN), affirmative action, labor relations, employee leave issues, unemployment insurance, immigration status, discrimination in employment, and collective bargaining. To the Knowledge of the Company, all individuals who perform or have performed services for the Company or any Subsidiary thereof in the past three years have been properly classified in all material respects under applicable Law (i) as employees or individual independent contractors and (ii) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the Fair Labor Standards Act and applicable state Law). Since January 1, 2023, neither the Company nor any Subsidiary thereof has received written notice of, and there is not any pending or, to the Knowledge of the Company, threatened inquiry or audit from any Governmental Authority concerning any such classifications. Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole: (i) the Company and its Subsidiaries have timely paid all wages, salaries, wage premiums, commissions, bonuses, fees, and other compensation which have come due and payable to their current and former employees and individual independent contractors under applicable Law, Company Plan or Contract; and (ii) neither the Company nor any of its Subsidiaries is liable for any fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation.
(c)   Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).
(d)   Since January 1, 2023, neither the Company nor any Subsidiary thereof has engaged in or effectuated any “plant closing” or employee “mass layoff” (in each case, as defined in WARN).
(e)   As of the date of this Agreement, no executive or employee of the Company or any of its Subsidiaries with a title at or above senior vice president has provided notice to his or her supervisor of the voluntary termination of his or her employment with the Company or such Subsidiary within the next six months.
SECTION 3.12   Environmental Matters.   Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and each of its Subsidiaries is, and has been since January 1, 2023, in compliance with all applicable Environmental Laws, and the Company has not received any written notice alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law that remains unresolved, (b) the Company and each of its Subsidiaries possesses and is and has been since January 1, 2023, in compliance with all Permits required under Environmental Laws for the operation of their respective businesses, (c) there is no Action under or pursuant to any Environmental Law that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (d) neither the Company nor any of its Subsidiaries is subject to any Judgment imposed by any Governmental Authority under which there are outstanding obligations on the part of the Company or its Subsidiaries arising under Environmental Laws and (e) neither the Company nor any of its Subsidiaries is conducting or funding, or has been identified as responsible for, any cleanup or other remedial activities under Environmental Laws as a result of any release, spill or disposal of any Hazardous Substances and there has been no release or spill of any Hazardous Substance by the Company or any Subsidiary, or to the Knowledge of the Company, at, in or under any real property owned or leased by the Company or any of its Subsidiaries, in each case that would reasonably be expected to require any investigation or any cleanup or other remedial activities by the Company or any Subsidiary under Environmental Law. The Company has furnished to Parent all material, non-privileged environmental, health or safety assessments, audits and reports describing any outstanding material environmental, health or safety liabilities, obligations, or costs, relating to the Company or any of its current properties, facilities or operations, which are in its possession.

SECTION 3.13   Intellectual Property.
(a)   Section 3.13(a)   of the Company Disclosure Letter sets out, as of the date of this Agreement, a complete and accurate list of all Registered Company Intellectual Property, setting forth for each item of Registered Company Intellectual Property (i) whether such item is exclusively or jointly owned by the Company and its Subsidiaries; (ii) the record owner(s) of such item and if different, the legal owner and beneficial owner(s) of such item; (iii) the jurisdiction in which such item is registered or filed and the applicable application, registration, or serial or other similar identification number; (iv) the filing date or registration date and issuance date or grant date; and (v) with respect to Domain Names, the applicable domain name registrar. All filings, payments and other actions required to be made or taken with any Governmental Authority or domain name registrar to obtain, perfect or maintain in full force and effect each item of Registered Company Intellectual Property that is material to the operation or the conduct of the businesses of the Company and its Subsidiaries as conducted as of the date hereof have been made or taken by the applicable deadline and otherwise in accordance with all applicable Laws. No cancellation, interference, opposition, reissue, reexamination or inter partes review is pending or, to the Knowledge of the Company, threatened in which the scope, validity, or enforceability of any material Registered Company Intellectual Property is being, has been, or would reasonably be expected to be, contested or challenged. Since January 1, 2023, no application for, or registration with respect to, any material Registered Company Intellectual Property has been abandoned, cancelled or allowed to lapse.
(b)   The Company and its Subsidiaries own all of the Owned Company Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances). All of the Owned Company Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable.
(c)   None of the Company nor any of its Subsidiaries has granted any exclusive right to use any material Owned Company Intellectual Property to any Person. No Person who has licensed any material Intellectual Property Rights to the Company or any of its Subsidiaries has ownership rights or license rights to derivative works or improvements made by or on behalf of the Company or any of its Subsidiaries related to such Intellectual Property Rights, and no Person has the right to make or own improvements or derivative works of any Owned Company Intellectual Property.
(d)   (i) The Company or one of its Subsidiaries owns, is licensed or otherwise has sufficient rights to use all material Intellectual Property Rights used in, held for use in, or reasonably necessary to conduct the business of the Company and its Subsidiaries as conducted as of the date hereof; and (ii) the Owned Company Intellectual Property, together with the Company Inbound Licenses (as defined below) and Standard Software, constitute all of the Intellectual Property Rights reasonably necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted; provided that nothing in this Section 3.13(d) shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any Intellectual Property Right, which is the subject of Section 3.13(i).
(e)   Section 3.13(e) of the Company Disclosure Letter lists, as of the date of this Agreement, each Contract: (i) pursuant to which any material Intellectual Property Right or material IT Asset is licensed, sold, assigned or otherwise conveyed or provided to the Company or any of its Subsidiaries or pursuant to which any Person has agreed not to enforce any Intellectual Property Right against the Company or any of its Subsidiaries (“Company Inbound Licenses”); or (ii) pursuant to which the Company or any of its Subsidiaries has granted to any Person any right or interest in any Owned Company Intellectual Property, or pursuant to which the Company or any of its Subsidiaries has agreed not to enforce any material Intellectual Property Right against any Person (“Company Outbound Licenses”), in each case, excluding (A) Standard Software; (B) non-exclusive licenses granted in the ordinary course of business (x) in connection with the sale of Company Products; (y) to a service-provider for such service-provider to perform the contracted-for services for the Company or any of its Subsidiaries; or (z) in connection with IT Assets (1) used in the ordinary course of business; and (2) involving annual payments by the Company and its Subsidiaries of $250,000 or less; (C) Contracts under which a license to Intellectual Property Rights is merely incidental to the transaction contemplated in such Contract; (D) confidentiality and non-disclosure agreements entered into in the ordinary course of business that do not include a license to any Owned Company Intellectual Property; and (E) Contracts entered into pursuant to the Company’s or any of its Subsidiaries’ template employee invention assignment agreements (copies of which have been made available to Parent) between the Company or such Subsidiary and an employee of the Company or such Subsidiary regarding the development of Intellectual Property Rights by such employee (“Employee Agreements”) and executed without material changes to the terms.
(f)   The Company and its Subsidiaries take and, since January 1, 2023, have made, commercially reasonable efforts to protect and maintain (i) the confidentiality of all material confidential or proprietary information that the Company and its Subsidiaries hold as a Trade Secret; and (ii) its ownership and the proprietary nature of the Owned Company Intellectual Property (including entering into appropriate confidentiality agreements with employees with access to any material confidential or proprietary information that the Company and its Subsidiaries hold as Trade Secrets) and any material third-party Intellectual Property Rights within the possession or control of the Company or any of its Subsidiaries. Without limiting the foregoing, to the Knowledge of the Company, none of the Company nor any of its Subsidiaries has made any of its material Trade Secrets or other material confidential or proprietary information that it intended to maintain as confidential information available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such confidential information.
(g)   Since January 1, 2023, each person who is or was an employee, officer, director, consultant or contractor of the Company or any of its Subsidiaries who has designed, created or otherwise developed within the scope of their employment or engagement any material Intellectual Property Rights has entered into valid and enforceable assignment agreements, presently and irrevocably assigning all of their right, title and interest in all such Intellectual Property Rights to the Company or any of its Subsidiaries. To the Knowledge of the Company, no current or former stockholder, officer, director, or employee of the Company or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any material Intellectual Property Rights used or held for use by the Company or its Subsidiaries. To the Knowledge of the Company, no current employee is using any confidential information or other Intellectual Property Rights in the course of their employment with the Company or any of its Subsidiaries in breach of any Contract entered into by such employee with any former employer.
(h)   No third-party Actions are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) challenging the ownership, validity or use by the Company or any of its Subsidiaries of any material Owned Company Intellectual Property; or (ii) alleging that the Company or any of its Subsidiaries are infringing, misappropriating or otherwise violating the Intellectual Property Rights of any Person. Without limiting the foregoing, since January 1, 2023, none of the Company nor any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries has infringed, misappropriated, or otherwise violated, any Intellectual Property Rights of any Person in any respect, including any written notice or communication inviting the Company or any of its Subsidiaries to take a license under any Intellectual Property Rights.
(i)   To the Knowledge of the Company, since January 1, 2023, no Person has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any material Owned Company Intellectual Property. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, none of (i) the Owned Company Intellectual Property, (ii) the Company Products sold, distributed, or otherwise made commercially available by the Company or its Subsidiaries, or (iii) the operation or the conduct of the business of the Company and its Subsidiaries has violated, misappropriated or infringed, or is currently violating misappropriating or infringing, any Intellectual Property Right of any other Person. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company IT Assets have not violated, misappropriated or infringed, and are not currently violating misappropriating or infringing, any Intellectual Property Right of any other Person. Since January 1, 2023, none of the Company nor any of its Subsidiaries has sent any written communication alleging infringement, misappropriation or violation of any Owned Company Intellectual Property.
(j)   No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution, or any military organization (each an “R&D Sponsor”) has been used to develop or to create, in whole or part, any material Owned Company Intellectual Property. No R&D Sponsor has any claim of right to, ownership of or license to or other encumbrance on any material Owned Company Intellectual Property.

(k)   Since January 1, 2023, none of the Company nor any of its Subsidiaries is or has been a member of, or a contributor to, any industry standards body or similar organization that would reasonably be expected to require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Owned Company Intellectual Property.
(l)   No material Software has been or is being created or developed by or on behalf of the Company or any of its Subsidiaries.
SECTION 3.14   Data Privacy and Technology; Information Security.
(a)   Since January 1, 2023, the Company and its Subsidiaries have been and are compliant in all material respects, with all applicable Data Privacy, Security, and AI Requirements. To the Knowledge of the Company, all third parties who Process Personal Information on behalf of the Company and its Subsidiaries (“Data Partners”) have complied in all material respects with applicable Laws concerning privacy and data security related to such Processing. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have all necessary authority, consents and authorizations to Process the Personal Information in the Company’s and any such Subsidiary’s possession or under its control in connection with the operation of the business of the Company and each such Subsidiary as currently conducted. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the execution, delivery, and performance of this Agreement and the Merger Transactions do not and will not: (i) conflict with or result in a violation or breach of any Data Privacy, Security, and AI Requirements, or (ii) otherwise prohibit the transfer of Personal Information to Parent or the MergerCo.
(b)   Since January 1, 2023, to the extent required by Data Privacy, Security, and AI Requirements, the Company and its Subsidiaries have had contracts in place with material Data Partners which impose on such Data Partners obligations related to privacy, security, and the Processing of Personal Information as required by applicable Laws concerning privacy and data security.
(c)   Since January 1, 2023, the Company and its Subsidiaries have used commercially reasonable measures, including technical, physical, and organizational measures, plans, procedures, controls, and programs, that are designed to protect Personal Information and confidential information from Security Incidents. Since January 1, 2023, employees of the Company and any of its Subsidiaries who have access to Personal Information have received training with respect to compliance with all applicable Data Privacy, Security, and AI Requirements.
(d)   Since January 1, 2023, the Company and its Subsidiaries have regularly tested their security program by conducting security audits, penetration tests, and/or vulnerability scans (“Security Assessments”), and the Company and its Subsidiaries have not identified any high or critical vulnerabilities related to the business of the Company and its Subsidiaries as of the date hereof that have not been fully remediated. Since January 1, 2023, the Company and each of its Subsidiaries have internally performed a security risk analysis no less frequently than annually that is materially in compliance with the requirements to perform security analyses, audits, or assessments under any applicable Data Privacy, Security, and AI Requirements (the “Security Risk Analysis”). Since January 1, 2023 through the date hereof, the Company and each of its Subsidiaries have addressed and remediated all critical and high threats and vulnerabilities identified in any Security Risk Analysis or any Security Assessments related to the business of the Company and its Subsidiaries.
(e)   Since January 1, 2023, neither the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any Data Partner with respect to the Processing of Personal Information on the Company’s or any of its Subsidiaries’ behalf, has experienced a Security Incident that required notification to a Person or Governmental Authority under Data Privacy, Security, and AI Requirements. Since January 1, 2023, to the Knowledge of the Company, neither the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, any Data Partner with respect to the Processing of Personal Information on the Company’s or any of its Subsidiaries’ behalf, has received any written notice, inquiry, request, claim, complaint, correspondence or other communication from, or been the subject of any investigation or enforcement action by, any Person. The Company maintains insurance coverage containing policy terms and limits that are appropriate to the risk of liability relating to any Security Incident, including violations of Data Privacy,

Security, and AI Requirements resulting therefrom, and as of the date hereof, no claims have been made under such insurance policy(ies).
(f)   (i) The Company or one of its Subsidiaries owns, is licensed or otherwise has sufficient rights to use all Company IT Assets required to operate and perform in all material respects the business of the Company and its Subsidiaries (taken as a whole) as conducted as of the date hereof, (ii) the Company IT Assets and the Company’s and its Subsidiaries’ related procedures and practices are designed, implemented, operated and maintained in accordance with commercially reasonable standards and practices for businesses similar to the business of the Company and its Subsidiaries, including with respect to disaster recovery, redundancy, reliability, scalability and security, and (iii) the Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards that are designed to protect the Company IT Assets from unauthorized access and from any disabling codes or instructions, spyware, malware, Trojan horses, worms, viruses or other Software code or routines or back-doors that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement or destruction of any computer system or network or other device on which such code or routine is stored or installed, or any Software, data or other materials (“Malicious Code”). Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, the Company IT Assets are free from Malicious Code.
SECTION 3.15   Property.
(a)   Neither the Company nor any of its Subsidiaries owns any real property.
(b)   Section 3.15(b)   of the Company Disclosure Letter lists, as of the date of this Agreement, the address of each Leased Real Property along with each corresponding Company Lease. The Company or one of its Subsidiaries has a good and valid leasehold, subleasehold or license interest (as tenant, subtenant or licensee) in each Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances), subject to the terms of the applicable Company Lease. Neither the Company nor any of its Subsidiaries has received written notice of any Actions in eminent domain, condemnation or other similar Actions that are pending, and, to the Knowledge of the Company, there are no such Actions threatened, in each case, affecting any portion of the Leased Real Property. Neither the Company nor any of its Subsidiaries has granted any third party the right to use or occupy all or any portion of any Leased Real Property. Neither the Company nor one of its Subsidiaries has collaterally assigned or granted any other security interest in any Company Lease or any interest therein (other than Permitted Encumbrances).
(c)   The Leased Real Property comprise, in all material respects, all of the real property currently used in, or otherwise related to, the business of the Company.
SECTION 3.16   Contracts.
(a)   Section 3.16(a)   of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Material Contract (excluding any Contracts filed as exhibits to the Company SEC Documents). For purposes of this Agreement, “Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound (but excluding documents related to the Transactions and, other than with respect to clause (xiii) below, any Company Plan) that:
(i)   is filed or required to be filed as an exhibit to the Company’s Annual Report on Form 10-K or is otherwise a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);
(ii)   is a joint venture, partnership, co-investment, limited liability, strategic alliance, collaboration, research, clinical or pre-clinical trial commitments or arrangements, or other similar arrangement (including any Contract providing for the distribution, commercialization, collaboration, marketing or co-promotion of any Company Product, or granting rights to receive, share in or monetize royalties, payments or other revenue streams), other than with respect to any partnership that is solely between or among the Company or any of its wholly owned Subsidiaries;
(iii)   provides for (A) indebtedness for borrowed money of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $1,000,000, other than indebtedness solely between or among any of the Company and its wholly owned Subsidiaries, (B) capital or finance lease obligations as determined under GAAP having an outstanding or committed amount in excess of $1,000,000 or (C) any interest rate, commodity or currency protection agreement or similar hedging agreement;
(iv)   relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such Contract in excess of $5,000,000 that was entered into after January 1, 2023, excluding (A) acquisitions or dispositions of inventory in the ordinary course of business or (B) dispositions of assets or properties that are no longer used or useful in the conduct of business of the Company or its Subsidiaries;
(v)   is entered into with a Top Customer;
(vi)   is entered into with a Top Supplier;
(vii)   is a Company Lease underlying Leased Real Property with annual rental payments in excess of $250,000;
(viii)   obligates the Company to make any capital expenditure after the date hereof in an amount in excess of $1,500,000 individually or $2,000,000 in any calendar year;
(ix)   is a settlement agreement or co-existence agreement imposing future limitations on the operation of the Company or its Subsidiaries;
(x)   is a Company Inbound License;
(xi)   is a Company Outbound License;
(xii)   provides for the development of any Intellectual Property Rights, independently or jointly, by or for the Company or any of its Subsidiaries, other than Employee Agreements;
(xiii)   is a Collective Bargaining Agreement;
(xiv)   contains provisions that (A) grant a “most favored nation” or other most favored treatment to any Person (including with respect to customer pricing), (B) prohibit, restrict or limit in any material respect the right or ability of the Company or any of its Subsidiaries to (1) compete in or conduct any line of business, in any market, with any other Person, or in any jurisdiction; or (2) acquire any product or other asset or any services, including with respect to any amount or proportion of or requirements for any of the foregoing, from any other Person, sell any product or other asset to or perform any services for any other Person, or otherwise transact business or deal in any other manner with any other Person, or (C) grant a right of exclusivity, a right of first refusal or a right of first negotiation, other than, in each case, Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than 45 days’ notice without payment by the Company or any of its Subsidiaries of any material penalty;
(xv)   is a Contract with any Governmental Authority and that is material to the business of the Company and its Subsidiaries, taken as a whole;
(xvi)   is a Contract relating to an Affiliate Transaction; or
(xvii)   provide for any Encumbrance (other than any Permitted Encumbrance) on the assets of the Company or its Subsidiaries, whether tangible or intangible, to secure any obligations in an amount in excess of $1,000,000.
(b)   Except (I) with respect to any Contract that has expired in accordance with its terms, been terminated, restated or replaced or (II) as would not, individually or in the aggregate, be material to the business of the Company and its Subsidiaries, taken as a whole, (i) subject to the Bankruptcy and Equity Exception, (x) each Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and (y) is in full force and effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, have performed all obligations required to be performed by it under each Material Contract, (iii) neither the Company nor any of its Subsidiaries is in breach or default under any Material Contract and (iv) to the Knowledge of the Company, the counterparty under such Material Contract is not in breach or default thereof. To the Knowledge of the Company, as of the date hereof, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a material violation or material breach of any of the provisions of any Material Contract; (B) give any Person the right to declare a material default or exercise any material remedy under any Material Contract; (C) accelerate the maturity or performance of any material grant or material rights or other material obligation under a Material Contract; or (D) give any Person the right to cancel, terminate or materially modify any Material Contract (other than Material Contracts that may be cancelled or terminated for convenience). As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received from any Person party to a Material Contract any written notice regarding (1) any material violation or material breach of, or material default under, or the cancellation or termination of any Material Contract; or (2) any intent of such Person to terminate, not renew or materially modify or amend the terms of such Material Contract or otherwise materially reduce its business relationship with the Company and its Subsidiaries (in each case, other than any Material Contracts in connection with a payoff of any Indebtedness at the Closing).
(c)   As of the date hereof, the Company has made available to Parent true, correct and complete copies of the Material Contracts, including all amendments thereto.
(d)   Section 3.16(d)   of the Company Disclosure Letter sets forth (i) a list of the customers of the Company and its Subsidiaries from which the Company and its Subsidiaries received payments in excess of $10,000,000 in calendar year 2025 or are expected to receive payments in excess of $10,000,000 in calendar year 2026 (together, the “Top Customers”); and (ii) a list of the suppliers of the Company and its Subsidiaries to which the Company or its Subsidiaries made payments in excess of $5,000,000 in calendar year 2025 or are expected to make payments in excess of $5,000,000 in calendar year 2026 (together, the “Top Suppliers”).
SECTION 3.17   Regulatory Matters.
(a)   The Company, each of its Subsidiaries, and, to the Knowledge of the Company, each of their respective contract manufacturers, contract laboratories, contract research organizations, contract sterilizers, and suppliers, in each case, related to their performing development, manufacturing, testing, packaging, labeling, storage, distribution, pharmacovigilance, or other regulated activities for Company Products (collectively, the “Regulated Third Parties”), is, and since January 1, 2021 has been, in material compliance with all applicable Laws regulating the research, formulation, design, development, manufacturing, processing, testing, labeling, packaging, advertising, importing, exporting, warehousing, storage, promotion, distribution, marketing or sale of drugs, combination products, or devices in commerce, including the Federal Food, Drug, and Cosmetic Act (the “FDCA”), the Controlled Substances Act, the Drug Supply Chain Security Act, the Fair Packaging and Labeling Act, the Federal Trade Commission Act, state and other applicable Laws, and any regulations promulgated thereto, including all current good manufacturing practices (“cGMP”), quality management system regulation (“QMSR”), good clinical practices (“GCP”), and good laboratory practices (“GLP”) requirements applicable to Company Products, including analogous foreign Laws similar to those described in this paragraph (collectively, “FDA Laws”).
(b)   Each Company Product is being, and since January 1, 2021 has been formulated, designed, developed, manufactured, processed, tested, packaged, labeled, distributed, stored, warehoused, imported, exported, advertised, promoted, marketed and sold in material compliance with all applicable FDA Laws, including those relating to investigational use, registration and listing, marketing approval or authorization to market a Company Product, cGMP, QSR, GCP, GLP, labeling, advertising, record keeping, and filing of required reports. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has, since January 1, 2021 through the Closing, received any written notice from the FDA or any other Governmental Authority, (A) contesting the approval of, the uses of or the labeling and promotion of any Company Products, or (B) otherwise alleging any material violation of Laws applicable to any Company Product.
(c)   The Company represents that all material submissions made by or on behalf of the Company or any of its Subsidiaries to the FDA or any other Governmental Authority were, at the time of submission,

true, complete, and accurate and did not contain any untrue statement of material fact or omit any material fact necessary to make such submissions not misleading.
(d)   Since January 1, 2021, there have been no: (i) recalls (whether voluntary or involuntary), buy-backs, field notifications, field corrections, field removals, market withdrawals or replacements, investigator notices, “dear doctor” / “dear healthcare provider” letters, safety alerts, or other notices or Actions with respect to any Company Product relating to an actual or alleged lack of safety, efficacy, performance, or failure to comply with applicable Laws or (ii) administrative detentions, seizures, injunctions, consent decrees, shutdowns, import or export prohibitions, notices of violation, warning or untitled letters, inspectional observations (including FDA Form 483), or other adverse events issued or taken by any Governmental Authority with respect to any Company Product or, to the Company’s Knowledge, any Regulated Third Parties, including any contract manufacturer, licensee or distributor of any Company Product, or any facility where any Company Product is developed, designed, manufactured, distributed, processed, tested, labeled, or packaged, to the extent directly related to any Company Product. As of the date of this Agreement, no Company Product is under consideration by the Company or, to the Knowledge of the Company, by any Governmental Authority or other third party, for recall, buy-back, field correction, field removal, market withdrawal, or market replacement. The Company and its Subsidiaries have made available to Parent accurate summaries or complete copies of all material serious adverse event reports, malfunction reports, and periodic adverse event reports that have been received by the Company or any of its Subsidiaries since January 1, 2021. The Company and its Subsidiaries have made available to Parent accurate summaries or complete copies of all Field Alert Reports (“FARs”), medical device reports (“MDRs”), correction and removal reports, and other reported or reportable quality events submitted to the FDA or any other Governmental Authority since January 1, 2021.
(e)   Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, no Company Product (or article thereof) manufactured, sold, or distributed by the Company or any of its Subsidiaries is, or since January 1, 2021 has been, (i) adulterated or misbranded within the meaning of FDA Laws or (ii) a product that is in violation of 21 U.S.C. § 360 or other applicable Laws. There are not presently, and since January 1, 2021, there have not been, any material claims filed or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging (A) death, illness, or property or bodily injury due to the exposure or use of any Company Product, or (B) breach of any duty to warn, test, inspect, or instruct of dangers with respect to any Company Product.
(f)   All advertising, marketing, or promotional materials of the Company and its Subsidiaries with respect to the Company Products (including, for the avoidance of doubt, any claims made in such materials about the safety, efficacy or performance of any Company Product made by the Company, any Subsidiary of the Company, or Regulated Third Parties) are, and since January 1, 2021, have been, in material compliance with FDA Laws and other similar applicable Laws relating to consumer protection or false or deceptive advertising or marketing practices. For each claim made about any Company Product that requires adequate substantiation under applicable Laws so as to render such claim not false or misleading, the Company, its Subsidiaries, and, to the Knowledge of the Company, all Regulated Third Parties, possess such substantiation.
(g)   Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2021, none of the Company or any of its Subsidiaries or any of their respective directors or officers, nor, to the Knowledge of the Company, any employee, agent or distributor of the Company or any of its Subsidiaries or any Regulated Third Party, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, and other similar Laws. Since January 1, 2021 through the date of this Agreement, and, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, prior to the Closing, none of the Company or any of its Subsidiaries or any of their respective directors or officers, nor, to the Knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries or any Regulated Third Party, has been or will be (as applicable), or received or will receive (as applicable) written notice of action or threat of action to be, convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or other similar Laws. Since January 1, 2021 through the date of this Agreement, and, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, prior to the Closing, none of the Company or any of its Subsidiaries or any of their respective directors or officers, nor, to the Knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries, has been or will be (as applicable), or received or will receive (as applicable) written notice of action or threat of action to be, convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 (the “Social Security Act”), or other similar Laws.
(h)   Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has, since January 1, 2021 through the Closing, received any written notice that the FDA or any other Governmental Authority has (A) commenced, or to the Knowledge of the Company, threatened to initiate, any Action to withdraw its approval or request the recall or market withdrawal of any Company Product, or (B) commenced, or to the Knowledge of the Company, threatened to initiate, any Action to enjoin the manufacture or distribution of any Company Product produced at any facility where any Company Product is manufactured, tested, processed, packaged or held for sale.
(i)   Since January 1, 2021, and, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, there are no and have not been, any Actions, or, to the Knowledge of the Company, any facts, circumstances or conditions that would reasonably be expected to form the basis for any Action against or affecting the Company, any of its Subsidiaries or any Regulated Third Parties, relating to or arising under (i) the FDCA or similar Laws, (ii) the Public Health Service Act of 1944 and any regulations promulgated thereunder, (iii) the Social Security Act and regulations of the Office of the Inspector General of the Department of Health and Human Services or similar Laws, (iv) any Healthcare Laws, or (v) other applicable Laws, including Healthcare Laws, relating to Federal Healthcare Programs, Third Party Payor Programs, or the privacy and confidentiality of patient health information, and United States federal or state Laws pertaining to contracting with the government, and any other similar Laws.
(j)   Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries and, to the Knowledge of the Company, any Regulated Third Parties, has obtained and maintained in full force and effect all Permits required under FDA Laws, including all applicable facility registrations, product listings, investigational new drug applications, investigational device exemptions, approvals, authorizations or clearances or similar foreign applications and authorizations (collectively, the “Regulatory Permits”), necessary to research, formulate, design, develop, manufacture, process, test, label, package, distribute or sell the Company Products to carry on its business and operations as presently conducted. Since January 1, 2021, there has occurred no material default under, or violation of, any such Regulatory Permit. The consummation of the Merger, in and of itself, would not cause the revocation or cancellation of any such Regulatory Permit.
(k)   Neither the Company nor any Subsidiary of the Company is a “Covered Entity”, as that term is defined in 45 C.F.R. § 160.103. The Company and its Subsidiaries are not in breach, default, or violation in any material respect of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the Health Information Technology for Economic and Clinical Health Act or any applicable state Laws relating to the confidentiality of “protected health information.” To the extent required under HIPAA, the Company and its Subsidiaries are party to compliant business associate agreements with all appropriate parties.
(l)   Healthcare Compliance.
(i)   Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (A) the Company and each of its Subsidiaries hold all Permits relating to the development, manufacture, commercialization, storage, labeling, packaging, marketing, promotion, supply, lease, research, clinical study, import and export, distribution, sale, provision, use and/or administration of, and/or payment for, any Company Products required to be obtained under Healthcare

Laws (collectively herein, “Product Development and Commercialization Activities”) and (B) all such Permits are (x) legally and beneficially owned exclusively by the Company or its Subsidiary, as applicable, free and clear of all Encumbrances other than Permitted Encumbrances, and (y) as applicable, validly registered and on file with the applicable Governmental Authority, in compliance with all filing and maintenance requirements (including any fee requirements) thereof, and are in good standing, valid and enforceable with the applicable Governmental Authority.
(ii)   The Company and each of its Subsidiaries is, and since January 1, 2021 has been, in compliance in all material respects with all applicable Healthcare Laws with respect to the Company Products and all Product Development and Commercialization Activities related thereto and all material Permits required under Healthcare Laws.
(iii)   The Company and each of its Subsidiaries maintain and operate a corporate compliance program that covers all activities related to the Company Products and is consistent in all material respects with the guidance of the U.S. Department of Justice, Criminal Division regarding the Evaluation of Corporate Compliance Programs and the U.S. Department of Health and Human Services Office of Inspector General. The Company and each of its Subsidiaries is, and has since January 1, 2021 been, in compliance with such compliance program.
(iv)   There are no, and since January 1, 2021, there have not been any, Actions from a Governmental Authority involving and/or related to the Company’s, any of its Subsidiaries’, or an Affiliate of the Company or any of its Subsidiaries’ failure to comply in any material respect with Healthcare Laws.
(v)   The Company and each of its Subsidiaries is, and since January 1, 2021 has been, in compliance with all government price reporting, pricing, and participation requirements under Federal Healthcare Programs (including, but not limited to, the Medicaid Drug Rebate Program, the Medicare Part D Manufacturer Discount Program, the 340B Federal Drug Discount Program, the U.S. Department of Veterans Affairs (“VA”) Pharmaceutical Pricing Program, and TRICARE) and other Third Party Payor Programs. Since January 1, 2021, neither Company nor any of its Subsidiaries has failed to timely return any overpayments owed to any Federal Healthcare Programs or other Third Party Payor Programs.
(vi)   None of the Company, any Subsidiary of the Company, nor any Affiliate of the Company, nor any owner, officer, director, employee, or to the Knowledge of the Company, partner, administrative agent or any other Person who is a “person with a direct or indirect ownership or control interest” or is a “managing employee” (as those terms are defined in 42 C.F.R. § 420.201) in the Company or any of its Subsidiaries, is or since January 1, 2021 has been (or, to the Knowledge of the Company, has been threatened to be) (A) excluded from any Third Party Payor Program pursuant to 42 U.S.C. §1320a-7 and related regulations, (B) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable Laws or regulations, (C) debarred, disqualified, suspended or excluded from participation in any Third Party Payor Program or is listed on the General Services Administration’s System for Award Management list of excluded parties, nor is any such debarment, disqualification, suspension or exclusion pending or, to the Knowledge of the Company, threatened, (D) made a party to any other Action by any Governmental Authority that may prohibit it from selling products or providing services to any governmental or other purchaser pursuant to any applicable Laws, (E) has been convicted of any criminal offense under any Healthcare Law, including with regard to the delivery of or payment for any item or service under a Federal Healthcare Program, or (F) has paid or been assessed a civil money penalty under any Healthcare Law.
(vii)   Since January 1, 2021, none of the Company, any of its Subsidiaries, or any Affiliate thereof is or has been a party to, or bound by, any corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement or other material agreement with any Governmental Authority concerning such Person’s non-compliance with applicable Healthcare Laws.
(viii)   The Company and each of its Subsidiaries holds all Third Party Payor Authorizations necessary to participate in and have its products reimbursed by all Third Party Payor Programs in which the Company and each of its Subsidiaries participate, in each case except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. There is no, and since January 1, 2021, there has not been any Action pending or, to the Knowledge of the Company, threatened, which could result in a suspension, revocation, termination, restriction, limitation, modification or non-renewal of any Third Party Payor Authorization or result in the Company’s, any of its Subsidiaries’, or an Affiliate of the Company’s or any of its Subsidiaries’ exclusion from any Third Party Payor Program.
(ix)   Since January 1, 2021, the Company and each of its Subsidiaries have not (i) offered or paid remuneration (including any kickback, bribe, or rebate) to, or soliciting or receiving remuneration from, any customer, physician or other healthcare provider, supplier, vendor, contractor, Third Party Payor, patient, or other person in return for, or to induce, the referral of or the purchase, lease or order, or the arranging for or recommending of the purchase, lease or order, of any good, facility, item or service for which payment may be made in whole or in part under any Federal Healthcare Program, or (ii) engaged in any conduct that would encourage patients to switch medications prescribed to them or stay on prescriptions prescribed to them against their prescriber’s instructions.
(x)   Neither the Company nor any of its Subsidiaries are authorized to bill, or have directly claimed or received payment or reimbursement from, any Federal Healthcare Program or any other Third Party Payor for any healthcare items or services.
(xi)   Neither the Company nor any of its Subsidiaries employ or contract with any physicians, pharmacists or other healthcare professionals to provide professional healthcare services requiring a license or accreditation under any Healthcare Law.
(xii)   Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, all discounts, rebates, or other price concessions provided by the Company or any of its Subsidiaries to any customer or other third party have fully complied with all Laws, including all Healthcare Laws and the provisions of 42 C.F.R. § 1001.952(h), as applicable.
(m)   Anti-Corruption.   Since January 1, 2023, the Company and each of its Subsidiaries are and have been in material compliance with all applicable Laws relating to the prevention of corruption or bribery (including the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Anti-Kickback Act of 1986, and the UK Bribery Act 2010, and any other applicable Laws of similar effect promulgated, enforced, or administered by any Governmental Authority in the jurisdictions applicable to the Company or its Subsidiaries (collectively, “Anti-Corruption Laws”)). Since January 1, 2023, neither the Company nor any of its Subsidiaries has, since January 1, 2023: (i) used any corporate funds (A) to make any unlawful payment to any government official or employee (including unreported political contributions), or (B) to establish or maintain any unlawful or unrecorded fund or account of any nature; (ii) made any unlawful payment to any Person, or unlawfully provided anything of value (whether as property, services, or in any other form) to any Person, for the purpose of obtaining an improper business advantage; or (iii) agreed, committed, or offered to undertake any of the foregoing actions. There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries before any court or Governmental Authority with respect to any Anti-Corruption Laws.
(n)   Anti-Money Laundering.   The Company and each of its Subsidiaries is and has been in material compliance with all applicable U.S. and other Laws related to terrorism or money laundering since January 1, 2023, including (i) the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. §§ 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA PATRIOT Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079) and (iv) any other enabling legislation, executive order or regulations issued pursuant or relating thereto applicable to Company and any of its Subsidiaries (collectively, “Anti-Money Laundering Laws”). There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries before any court or Governmental Authority with respect to any Anti-Money Laundering Laws.

(o)   International Trade Compliance.
(i)   The Company, each of its Subsidiaries, and to the Knowledge of the Company, the past and present directors, officers and employees of the Company or each of its Subsidiaries (in each case, in his/her capacity as such) are, and have been in compliance in all material respects (A) since April 24, 2019, with all Sanctions, and (B) since January 1, 2021, with all other Trade Laws.
(ii)   None of the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, employees, agents, or any other Persons authorized to act, or acting, on their behalf, (i) is a Sanctioned Persons, or (ii) has, since April 24, 2019, directly or indirectly, engaged in any dealings with or involving any Sanctioned Person or Sanctioned Country.
(iii)   None of the Company or any of its Subsidiaries produces, designs, tests, manufactures, fabricates, develops, or otherwise sells or exports “critical technologies” as that term is defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof.
(iv)   None of the Company or any of its Subsidiaries, to Knowledge of the Company, have been under investigation with respect to any violation of Trade Laws.
(v)   The Company and each of its Subsidiaries maintain systems of internal controls reasonably designed to promote compliance in all material respects with Trade Laws.
(vi)   The Company and each of its Subsidiaries are and have been in material compliance with all applicable U.S. and other applicable Laws governing the classification, valuation, duties, origination, and marking of foreign-origin products imported into the United States and other relevant jurisdictions (collectively, “Customs Laws”), as well as any similar requirements imposed under bilateral or multilateral Free Trade Agreements to which the United States is a party since January 1, 2023. There is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries before any court or Governmental Authority with respect to any Customs Laws.
SECTION 3.18   Affiliate Transactions.   Except for (a) employment-related Contracts filed or incorporated by reference as an exhibit to the Filed SEC Documents or (b) any Company Plans, Section 3.18 of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any (x) present executive officer or director of the Company, (y) Person that, to the Knowledge of the Company, is the record or beneficial owner of more than 5% of the shares of Company Common Stock as of the date of this Agreement or (z) to the Knowledge of the Company, any Affiliate of any such executive officer, director or owner (other than the Company or any of its Subsidiaries), on the other hand (such transactions, “Affiliate Transactions”).
SECTION 3.19   Insurance.   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) the Company and its Subsidiaries own or hold policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries, (b) all such insurance policies are in full force and effect except for any expiration thereof in accordance with the terms thereof and all premiums and other payments due on such insurance policies have been paid by the Company and its Subsidiaries, as applicable, (c) no written notice of cancelation or modification has been received other than in connection with renewals in the ordinary course of business and (d) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured under such insurance policies. There are no material claims pending under any of the insurance policies for which coverage has been denied or disputed by the applicable insurance carrier or for which a carrier has provided a notice of reservation of rights. The Company has made available to Parent copies of all material insurance policies (or, if such policies have not been issued as of the date hereof, insurance binders in respect of such policies) maintained by the Company or any of its Subsidiaries.

SECTION 3.20   No Rights Agreement; Anti-Takeover Provisions.
(a)   As of the date hereof, neither the Company nor any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.
(b)   Assuming the accuracy of the representations and warranties set forth in Section 4.11, as a result of the approval by the Board of Directors of the Company referred to in Section 3.3(b), no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law (each, a “Takeover Law”) applies or will apply to the Company pursuant to this Agreement or the Merger Transactions.
SECTION 3.21   Opinion of Financial Advisor.   The Board of Directors of the Company has received the written opinion (or an oral opinion to be confirmed in writing) of Centerview Partners LLC (“Centerview”) that, as of the date of such opinion and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the consideration consisting of the Per Share Cash Consideration and one CVR, to be paid to the holders of shares of Company Common Stock (other than (a) shares of Company Common Stock owned by the Company as treasury shares, (b) shares of Company Common Stock held by Parent or MergerCo, (c) Appraisal Shares and (d) any shares of Company Common Stock held by any Affiliate of the Company or Parent) pursuant to this Agreement and the CVR Agreement is fair, from a financial point of view, to such holders. A written copy of such opinion shall be provided to Parent solely for informational purposes reasonably promptly following the date of this Agreement. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied on by Parent or MergerCo.
SECTION 3.22   Brokers and Other Advisors.   Except for Centerview, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has furnished to Parent or its Representatives true and complete copies of all agreements between the Company and Centerview relating to the Merger or the consummation of the Merger Transactions.
SECTION 3.23   No Other Parent and MergerCo Representations or Warranties.   Except for the representations and warranties made by Parent and MergerCo in Article IV or any certificate delivered pursuant to Section 6.3(c), by Parent under the CVR Agreement and by the Equity Commitment Parties under the Equity Commitment Letter and the Limited Guarantee, the Company (for itself and on behalf of its Representatives) hereby acknowledges that neither Parent, MergerCo nor any other Person (a) have made or are making, and each of the Company and its Representatives have not relied on and are not relying on, any other express or implied representation or warranty with respect to Parent, MergerCo or any of their respective Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding Parent, MergerCo or any of their respective Subsidiaries, notwithstanding the delivery or disclosure to the Company or any of its Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing or any oral, written, video, electronic or other information developed by the Company or any of its Representatives or (b) will have or be subject to any liability or indemnification obligation to the Company or any of its Representatives resulting from the delivery, dissemination or any other distribution to the Company or its Representatives (in any form whatsoever and through any medium whatsoever), or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives. The Company hereby acknowledges (for itself and on behalf of its Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of Parent and MergerCo and, in making its determination to proceed with the Transactions, the Company and its Representatives have relied on the results of their own independent investigation and the representations or warranties set forth in Article IV, any certificate delivered pursuant to Section 6.3(c), the Equity Commitment Letter and the Limited Guarantee.

ARTICLE IV
Representations and Warranties of Parent and MergerCo
Parent and MergerCo jointly and severally represent and warrant to the Company:
SECTION 4.1   Organization; Standing.   Parent is a corporation duly organized and validly existing under the Laws of the State of Delaware and is in good standing with the Secretary of State of Delaware, and MergerCo is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State of Delaware. Each of Parent and MergerCo has all requisite power and authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of Parent’s and MergerCo’s certificates of incorporation, bylaws or comparable governing documents, as applicable, each as amended to the date of this Agreement and such documents are in full force and effect and neither Parent nor MergerCo is in violation of any of the provisions in such documents in any material respect.
SECTION 4.2   Authority; Noncontravention.
(a)   Each of Parent and MergerCo has all necessary power and authority to execute and deliver this Agreement and the CVR Agreement, as applicable, to perform its obligations hereunder and thereunder, as applicable, and to consummate the Transactions. The Board of Directors of Parent has unanimously adopted resolutions (i) determining that it is in the best interests of Parent and its stockholders, and declaring it advisable, that Parent enter into this Agreement and the CVR Agreement and consummate the Transactions and (ii) approving this Agreement, the CVR Agreement and the consummation by Parent of the Transactions, including the Merger, which resolutions have not been subsequently rescinded, modified or withdrawn. The Board of Directors of MergerCo has unanimously adopted resolutions (i) determining that it is in the best interests of MergerCo and its sole stockholder, and declaring it advisable, that MergerCo enter into this Agreement and consummate the Transactions, (ii) approving this Agreement and the consummation by MergerCo of the Transactions, including the Merger, (iii) recommending that MergerCo’s sole stockholder adopt this Agreement and (iv) directing that this Agreement and the Transactions be submitted for consideration at a meeting or by unanimous written consent of MergerCo’s sole stockholder, which resolutions have not been subsequently rescinded, modified or withdrawn. No vote of holders of capital stock or other equity interests of Parent is necessary to approve this Agreement or the consummation by Parent and MergerCo of the Merger and the other Transactions. Parent, as the sole stockholder of MergerCo, will approve this Agreement and the Transactions immediately following the execution and delivery of this Agreement. Except as expressly set forth in this Section 4.2(a), no other corporate action (including any stockholder vote or other action) on the part of Parent or MergerCo is necessary to authorize the execution, delivery and performance by Parent and MergerCo of this Agreement and the CVR Agreement, as applicable, and the consummation by Parent and MergerCo of the Transactions. This Agreement has been duly authorized, executed and delivered by Parent and MergerCo and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and MergerCo, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception. The CVR Agreement will be duly authorized, executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other parties thereto, will constitute a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. No Takeover Laws apply or will apply to Parent or MergerCo pursuant to this Agreement or the Transactions.
(b)   Neither the execution and delivery of this Agreement or the CVR Agreement, as applicable, by Parent and MergerCo, nor the consummation by Parent or MergerCo of the Transactions, nor performance or compliance by Parent or MergerCo with any of the terms or provisions hereof or thereof, as applicable, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other comparable charter or organizational documents of Parent or MergerCo or (ii) assuming that the consents, approvals, filings, licenses, permits, authorizations, declarations, notifications and registrations referred to in Section 4.3 are obtained prior to the Effective Time and the filings referred to in Section 4.3 are made and any waiting periods with respect to such filings have terminated or expired prior to the Effective Time, (x) violate any Law or Judgment applicable to Parent, MergerCo or any of their respective Subsidiaries or (y) contravene, conflict with, breach, violate or constitute a default under (or constitute an event that, with or without the filing of notice or the lapse of time or both, would breach, violate or constitute a default under), or result in or permit the termination, cancellation, triggering, acceleration or other change of any right or obligation or the loss of any benefit to which Parent, MergerCo or any of their respective Subsidiaries is entitled or require any consent or other action by any Person or require any notice under (whether with or without the filing of notice or the lapse of time or both), any material Contract to which Parent, MergerCo or any of their respective Subsidiaries are a party or material Permit held by Parent, MergerCo or any of their respective Subsidiaries, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
SECTION 4.3   Governmental Approvals.   Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (b) compliance with the rules and regulations of NASDAQ, (c) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (d) filings required under, and compliance with other applicable requirements of the HSR Act or any other Antitrust Laws and (e) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration, notification or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the CVR Agreement, as applicable, by Parent and MergerCo, the performance by Parent and MergerCo of their respective obligations hereunder and thereunder and the consummation by Parent and MergerCo of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations, notifications or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
SECTION 4.4   Ownership and Operations of MergerCo.   All of the outstanding equity interests of Parent and MergerCo have been duly authorized and validly issued. Parent owns, and as of the Closing will own, beneficially and of record all of the outstanding shares of MergerCo, free and clear of all Encumbrances. Each of Parent and MergerCo was formed solely for the purpose of engaging in the Transactions, has no liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions and, prior to the Effective Time, will not have engaged in any other business activities other than those relating to the Transactions.
SECTION 4.5   Financing.
(a)   Parent has delivered to the Company true, complete and correct copies of (i) the executed debt commitment letter, dated as of the date hereof, from the Debt Financing Sources party thereto (including all annexes, exhibits, schedules and other attachments thereto, the “Debt Commitment Letter”), pursuant to which such Debt Financing Sources have committed, subject only to the terms and conditions expressly set forth therein, to provide debt financing to MergerCo in the aggregate amounts set forth therein for the purposes of funding a portion of the Financing Uses (the “Debt Financing”), and (ii) the executed equity commitment letter, dated as of the date hereof, from the Equity Commitment Party (including all annexes, exhibits, schedules and other attachments thereto, the “Equity Commitment Letter” and, together with the Debt Commitment Letter and the below-defined Fee Letters, the “Commitment Letters”), pursuant to which the Equity Commitment Parties have committed, subject only to the terms and conditions expressly set forth therein, to provide equity financing to Parent in the aggregate amount set forth therein for the purposes of funding the Financing Uses (the “Equity Financing” and, together with the Debt Financing, the “Financing”).
(b)   Parent has also delivered to the Company true, complete and correct copies of any fee letters related to the Debt Commitment Letter (including all annexes, exhibits, schedules and other attachments thereto, collectively, the “Fee Letters”), subject, in the case of each such fee letter, to redaction solely of fee amounts and other commercially sensitive economic terms and “market flex” provisions (if any), which such redactions shall be made in a manner customary for transactions of this type, and none of which redactions shall cover terms that could (i) reduce the amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing and available cash of the Company and its Subsidiaries) or prevent, delay or impede Closing, (ii) impose any new adverse condition or contingency or otherwise expand or adversely amend or modify any conditions precedent to the Debt Financing or (iii) adversely affect the enforceability, availability or termination of the Debt Financing or the Debt Commitment Letter or Fee Letters.
(c)   As of the date of this Agreement, (i) none of the Commitment Letters in the form delivered to the Company have been terminated, rescinded, amended, restated, supplemented, waived or modified or joined by any other Persons, (ii) no such termination, rescission, amendment, restatement, joinder, supplement, waiver or modification is contemplated (other than as permitted under this Agreement, including pursuant to Section 5.13(j)), and (iii) the respective commitments contained in the Commitment Letters have not been withdrawn, terminated or rescinded (or reduced below the amount to fully fund the Financing Uses) in any respect and, to the Knowledge of Parent, no such withdrawal, termination or rescission is contemplated. As of the date of this Agreement, Parent has fully paid, or caused to be fully paid, all commitment or other fees and expenses that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Debt Commitment Letter and the Fee Letters. Except for the Fee Letters and customary engagement letters with respect to the Debt Financing (none of which has an Adverse Effect on the Financing), there are no side letters, Contracts or other arrangements to which Parent, MergerCo or any of their Affiliates is a party related to the Financing that affect the conditions to the funding of the Debt Financing or the investments contemplated in the Equity Commitment Letter, other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the date hereof.
(d)   As of the date of this Agreement, the Commitment Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and MergerCo, as the case may be, and, to the Knowledge of Parent, each of the other parties thereto, except, in each case, as such enforceability may be limited by the Bankruptcy and Equity Exception. There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the date hereof. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Parent, MergerCo or, to Parent’s Knowledge, any other party thereto under any of the Commitment Letters, (ii) constitute a failure to satisfy a condition on the part of Parent, MergerCo or, to Parent’s Knowledge, any other party thereto under any of the Commitment Letters or (iii) result in any portion of the amounts to be funded or invested in accordance with the Commitment Letters being unavailable on the Closing Date.
(e)   As of the date of this Agreement, assuming the satisfaction or waiver of conditions to Parent’s and MergerCo’s obligations to consummate the Merger, Parent has no reason to believe that it, or to Parent’s Knowledge, any of the other parties to the Commitment Letters, will be unable to satisfy on a timely basis (and, in any event, at or prior to the Closing) any condition to the funding of the Debt Financing or the investments contemplated in the Equity Commitment Letter required to be satisfied by it or any such other party, as applicable, or that the full amount of the Financing will not be made available to Parent or MergerCo, as applicable, in full on or prior to the Closing Date. Assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, Parent and MergerCo will have on the Closing Date funds sufficient to (i) pay the aggregate Per Share Cash Consideration and the cash portion of the other payments under Article II, (ii) pay any and all fees and expenses required to be paid at Closing by Parent and MergerCo in connection with the Merger, the CVR Agreement and the Financing, (iii) prepay or repay any outstanding indebtedness of the Company or its Subsidiaries subject to the Payoff Letters and (iv) satisfy all of the other payment obligations of Parent and MergerCo contemplated hereunder to be satisfied at Closing (clauses (i) through (iv), the “Financing Uses”).
(f)   In no event shall the receipt or availability of any funds or financing (including the Financing or any Alternative Financing) by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or MergerCo hereunder to consummate the Merger Transactions, including the Merger, contemplated by this Agreement.
(g)   On the date on which the Milestone Payment Amounts shall be paid (if any), Parent will have available to it sufficient funds for the satisfaction of the applicable Milestone Payment Amounts and all related fees and expenses required to be paid by Parent pursuant to the terms of the CVR Agreement.

SECTION 4.6   Solvency.   Neither Parent nor MergerCo is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming satisfaction or waiver of the conditions to Parent’s obligation to consummate the Merger and the representations and warranties of the Company set forth in Article III being true and correct in the manner required for the conditions in Section 6.2(a) to be satisfied, and immediately after giving effect to the Transactions, the incurrence of the Debt Financing and the payment of the aggregate Merger Consideration, any other repayment or refinancing of debt contemplated in this Agreement or the Commitment Letters, including with respect to the Convertible Notes, Parent and the Surviving Corporation, on a consolidated basis, will be Solvent. No transfer of property and no other transaction is being made or consummated (or is contemplated being made or consummated), and no obligation is being incurred (or is contemplated being incurred), in connection with the transactions contemplated by this Agreement (or any series of related transactions or any other transactions in close proximity with the transactions contemplated by this Agreement) (i) with the intent to hinder, delay or defraud either present or future creditors of Parent, any Affiliate of Parent, MergerCo, the Surviving Corporation, their respective Subsidiaries, the Company’s equity holders, the Company or any Subsidiary of the Company, (ii) that could render Parent, any Affiliate of Parent, MergerCo, the Surviving Corporation, their respective Subsidiaries, the Company or any Subsidiary of the Company not Solvent (or in the zone of insolvency) or (iii) have a material adverse effect on the long term financial sustainability or operability of Parent, any Affiliate of Parent, the Surviving Corporation or any of their respective Subsidiaries. For the purposes of this Agreement, the term “Solvent”, when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” (on a going concern basis) of the assets of such Person and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount required to pay their debt including a reasonable estimate of all “contingent liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (b) such Person and its Subsidiaries, taken as a whole, will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged following such date, and (c) such Person and its Subsidiaries will be able to pay their debt, including a reasonable estimate of all contingent liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay their debt, including a reasonable estimate of all contingent liabilities, as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or any combination thereof, to meet its obligations as they become due.
SECTION 4.7   Certain Arrangements.   There are no Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written and whether or not legally binding) between Parent, MergerCo or any of their Affiliates, on the one hand, and any member of the Company’s management or Board of Directors or any beneficial owner of shares of Company Common Stock, on the other hand, (a) that relate in any way to the Company or any of its businesses or Subsidiaries (including those businesses and Subsidiaries following the Closing) or the Transactions (including as to continuing employment or equity roll-over) or (b) pursuant to which any stockholder of the Company would be entitled to receive value or consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or the Merger or agrees to vote against or otherwise oppose any Superior Proposal.
SECTION 4.8   Brokers and Other Advisors.   No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, MergerCo or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.
SECTION 4.9   Information Supplied.   None of the Parent Information included or incorporated by reference in the Proxy Statement (including any amendments or supplements thereto) will, at the time the Proxy Statement (or any amendment or supplement thereto) pursuant to Section 5.12 is first sent or given to the stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and MergerCo make no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.
SECTION 4.10   Legal Proceedings.   Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of Parent and MergerCo, threatened Action (other than an investigation) or, to the Knowledge of Parent and MergerCo, any investigation by any Governmental Authority, in each case by or against Parent or MergerCo, any of their Affiliates or any of their respective properties or assets or (b) outstanding Judgment imposed upon or affecting Parent or MergerCo, any of their Affiliates, in each case, by or before any Governmental Authority.
SECTION 4.11   Ownership of Equity of the Company.   Neither Parent nor MergerCo nor any of their Affiliates own any shares of Company Common Stock or are or have been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company since the three years prior to the date hereof.
SECTION 4.12   Competing Businesses.   As of the date of this Agreement, neither Parent nor MergerCo nor any of their Affiliates is party to any agreement to effect, nor in discussions or negotiations regarding, any merger, acquisition or similar transaction involving any Person or business that competes with the Company.
SECTION 4.13   Limited Guarantee.   Parent has furnished the Company with a duly executed, true, complete and correct copy of the Limited Guarantee in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Equity Commitment Parties are guaranteeing certain obligations of Parent and MergerCo in connection with this Agreement. The Limited Guarantee is in full force and effect. The Limited Guarantee is (i) a legal, valid and binding obligation of the Equity Commitment Parties and (ii) enforceable in accordance with its terms against the Equity Commitment Parties. There is no breach or default under the Limited Guarantee by the Equity Commitment Parties, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Equity Commitment Parties.
SECTION 4.14   No Other Company Representations or Warranties.   Except for the representations and warranties made by the Company in Article III or any certificate delivered pursuant to Section 6.2(d), Parent and MergerCo (each for itself and on behalf of its Representatives) hereby acknowledge that neither the Company nor any other Person (a) have made or are making, and each of Parent, MergerCo and their respective Representatives have not relied on and are not relying on, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company and its Subsidiaries, notwithstanding the delivery or disclosure to Parent, MergerCo or any of their respective Representatives of any documentation, forecasts or other information (in any form or through any medium) with respect to any one or more of the foregoing or any oral, written, video, electronic or other information developed by Parent, MergerCo or any of their respective Representatives or (b) will have or be subject to any liability or indemnification obligation to Parent, MergerCo or any of their respective Representatives resulting from the delivery, dissemination or any other distribution to Parent, MergerCo or any of their respective Representatives (in any form whatsoever and through any medium whatsoever), or the use by Parent, MergerCo or any of their respective Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to Parent, MergerCo or any of their respective Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal, in person, by phone, through video or in any other format), in anticipation or contemplation of any of the Transactions. Parent and MergerCo hereby acknowledge (each for itself and on behalf of its Representatives) that they have conducted, to their satisfaction, their own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making their determination to proceed with the Transactions, each of Parent, MergerCo and their respective Representatives have relied on the results of their own independent investigation and the representations or warranties set forth in Article III and any certificate delivered pursuant to Section 6.2(d).

SECTION 4.15   Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.   In connection with the due diligence investigation of the Company by Parent and MergerCo and their respective Representatives, the negotiations of this Agreement or the course of the Transactions, Parent, MergerCo and their respective Representatives have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and MergerCo hereby acknowledge (each for itself and on behalf of its Representatives) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business and strategic plans, with which Parent and MergerCo are familiar, that Parent and MergerCo (each for itself and on behalf of its Representatives) are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent, MergerCo and their respective Representatives have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or, except for the representations and warranties expressly set forth in Article III, any rights hereunder with respect thereto.
ARTICLE V
Additional Covenants and Agreements
SECTION 5.1   Conduct of Business
(a)   Except as required by applicable Law, Judgment or a Governmental Authority, as expressly required or permitted by this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.1), unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, delayed or conditioned), (i) the Company shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to carry on its and their business in the ordinary course of business and (ii) to the extent consistent with the foregoing, the Company shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to preserve substantially intact its business organization, business relationships with payors, co-promotion partners and wholesalers, and other material business relationships (including with key employees, customers, suppliers, distributors, licensors, licensees, royalty or revenue-sharing counterparties and Governmental Authorities); provided that no action or inaction by the Company or any of its Subsidiaries with respect to matters specifically addressed by Section 5.1(b) shall be deemed to be a breach of this Section 5.1(a) unless such action or inaction would constitute a breach of Section 5.1(b).
(b)   Without limiting the generality of the foregoing, except as required by applicable Law, Judgment or a Governmental Authority, as expressly required or permitted by this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.1), unless Parent otherwise consents in advance in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause each of its Subsidiaries not to:
(i)   other than transactions solely between and among the Company and its wholly owned Subsidiaries, issue, sell, distribute, assign, transfer, encumber (other than a Permitted Encumbrance), grant or dispose of any shares of its capital stock or other equity or voting interests, or any securities convertible into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options or other rights of any kind to purchase any shares of its capital stock or other equity or voting interests); provided that the Company may issue shares of Company Common Stock or other securities pursuant to (A) the exercise or settlement (as applicable) of Equity-Based Awards outstanding as of the date hereof under the Equity Plans or granted after the date of this Agreement, as set forth on Section 5.1(b)(i) of the Company Disclosure Letter, in a manner not in violation of this Agreement in accordance with the applicable Equity Plan and the award agreement for the terms of such Equity-Based Award, (B) obligations under the Company ESPP,

(C) the exercise of Company Warrants outstanding as of the date hereof in accordance with their respective terms on the date hereof, and (D) obligations under the Convertible Notes and Convertible Notes Indenture in accordance with their respective terms on the date hereof;
(ii)   other than transactions solely between or among the Company and its wholly owned Subsidiaries, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other equity or voting interests, or any securities convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into, or exchangeable or exercisable for, any shares of its capital stock or other equity or voting interests (including any warrants, options or rights of any kind to purchase any shares of its capital stock or other equity or voting interests) (other than pursuant to (A) the forfeiture of, or withholding of Taxes with respect to, Equity-Based Awards in accordance with their terms or (B) the payment of the exercise price with respect to any Equity-Based Award or Company Warrant in accordance with their respective terms);
(iii)   other than transactions solely between or among the Company and its wholly owned Subsidiaries, establish a record date for, authorize, declare, make, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;
(iv)   split, combine, subdivide, recapitalize, reclassify or effect any similar change in capitalization of any shares of its capital stock or other equity or voting interests, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;
(v)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger), except for the liquidation or dissolution of any dormant wholly owned Subsidiary;
(vi)   incur or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, or incur any capital or finance lease obligations as determined under GAAP (collectively, “Indebtedness”); provided that, for the avoidance of doubt, Indebtedness shall not include (A) intercompany Indebtedness between or among the Company and its wholly owned Subsidiaries, (B) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business, (C) Indebtedness incurred in connection with the renewal, extension or refinancing of any Indebtedness or revolving facility or line of credit existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder in an amount (including any fees or expenses incurred in connection therewith) not to exceed the outstanding principal amount of such Indebtedness as in effect on the date of this Agreement, (D) trade payables or accruals incurred in the ordinary course of business, (E) non-cancellable purchase commitments, (F) any transaction expense incurred in connection with this Agreement or the Transactions, (G) any fees, costs, expenses, indemnified amounts or other amounts incurred pursuant to Section 5.13, and (H) additional Indebtedness incurred after the date of this Agreement in an aggregate principal amount not to exceed $5,000,000;
(vii)   enter into any swap or hedging transaction or other derivative agreements, except for (A) any such transaction or agreement entered into in the ordinary course of business, (B) any such transaction or agreement related to any Indebtedness or revolving facility or line of credit existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder and (C) renewals, extensions or refinancing of any swap or hedging transactions or other derivative agreements existing on the date of this Agreement or permitted to be entered into hereunder;
(viii)   make any loans, capital contributions or advances (other than accounts receivable in the ordinary course of business) to any Person other than solely between or among the Company and wholly owned Subsidiaries of the Company;

(ix)   sell or lease to any Person, in a single transaction or series of related transactions, any of its properties or assets (excluding Intellectual Property Rights), except (A) transfers, sales or leases solely between or among the Company and its wholly owned Subsidiaries, (B) ordinary course dispositions of properties or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (C) leases or licenses of real property owned by the Company or its Subsidiaries, and subleases or licenses of real property leased by the Company or its Subsidiaries, in each case, in the ordinary course of business, (D) sales or leases in the ordinary course of business, including sales of inventory, and (E) sales or leases of properties or assets for consideration not to exceed $500,000 individually or $2,500,000 in the aggregate;
(x)   (A) transfer, sell, lease, license, subject to an Encumbrance (other than a Permitted Encumbrance), cancel, abandon, fail to use reasonable best efforts to maintain and enforce, or allow to lapse or expire (including by failure to pay the required fees in any jurisdiction) any Owned Company Intellectual Property, except for (x) the disposal of any Registered Company Intellectual Property at the end of its statutory life and (y) non-exclusive licenses or sublicenses granted in the ordinary course of business; (B) fail to use reasonable best efforts to maintain, or allow to lapse or expire, the Intellectual Property Rights set forth on Section 5.1(b)(x)(B) of the Company Disclosure Letter, including any failure to contest, defend or appeal any Action or Judgment arising from or in connection with such Intellectual Property Rights; or (C) intentionally fail to maintain any material Trade Secrets included in the Owned Company Intellectual Property, or intentionally disclose any material Trade Secrets included in the Owned Company Intellectual Property to a third party other than pursuant to a written confidentiality agreement that requires each such Person to protect the confidentiality of such information;
(xi)   grant any Encumbrance (other than a Permitted Encumbrance) on any of its material assets or securing indebtedness for borrowed money other than (A) to secure Indebtedness and other obligations permitted under Section 5.1(b)(vi) or (B) solely to the Company or to a wholly owned Subsidiary of the Company;
(xii)   make any acquisition (including by merger) of the capital stock or, except any acquisition of inventory in the ordinary course of business, a material portion of the assets of any other Person or business, or division thereof, if the aggregate amount of consideration paid by the Company and its Subsidiaries in connection with all such transactions would exceed $10,000,000;
(xiii)   except as required pursuant to the terms of any Company Plan set forth on Section 3.10 of the Company Disclosure Letter or Collective Bargaining Agreement, in each case, in effect on the date of this Agreement, (1) increase the compensation or benefits of any current or former director, officer, employee or individual independent contractor, pay any special bonus or special remuneration to any former or current director, officer, employee or individual independent contractor (other than any increase in annual base salary or annual wage rate adopted in the ordinary course of business in respect of the compensation of any non-officer employee or individual independent contractor, in each case, whose annual base salary or annualized wage rate does not exceed $210,000 after giving effect to such increase), (2) grant any material increase in, or enter into or amend in any material respect any agreement or arrangement providing for, change in control, severance, retention or termination pay, (3) establish, adopt, enter into, terminate or amend in any material respect any Collective Bargaining Agreement or Company Plan (or any plan, program, practice, policy, agreement or arrangement that would be a Company Plan if such arrangement were in existence as of the date hereof), (4) take any action to accelerate the vesting, time of payment or funding of, or waive any performance or vesting criteria applicable to, any bonus, equity or equity-based award or other compensation or benefit, (5) hire, engage or terminate (other than for cause, as determined by the Company consistent with past practice) the employment or engagement of, any director, officer, employee or independent contractor, other than hirings and terminations in the ordinary course of business of non-officer employees or independent contractors with an annual base salary or annualized wage rate (as applicable) that does not exceed $210,000, or (6) make any change in the key management structure of the Company or its Subsidiaries;
(xiv)   effectuate a “plant closing” or “mass layoff” (each as defined in WARN) affecting in whole or in part any site of employment, facility, operating unit or employee;

(xv)   recognize or certify any labor union, labor organization, works council or group of employees of the Company or any of its Subsidiaries as the bargaining representative for any employees of the Company or any of its Subsidiaries;
(xvi)   make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may be required (A) by GAAP (or any interpretation thereof), the Financial Accounting Standards Board or any similar organization, (B) by any applicable Law, including Regulation S-X, or (C) by any Governmental Authority;
(xvii)   make, change or revoke any material Tax election, adopt or change any Tax accounting method or change any Tax accounting period, settle, contest or compromise any material Tax audit, claim or assessment, enter into any closing agreement with any Governmental Authority regarding any material Tax, file any material amended Tax Return, fail to timely file any income or other material Tax Return required to be filed or pay any Tax that is shown as due and payable thereon, surrender any right to claim a material Tax refund, consent to any extension or waiver of any limitation period with respect to any material claim or assessment for Taxes, or enter into any Tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes);
(xviii)   amend the Company Charter Documents or amend in any material respect the comparable organizational documents of any Subsidiary of the Company;
(xix)   (A) settle any material pending or threatened Action against the Company or any of its Subsidiaries (or any of their respective officers, directors or employees, in their capacity as officers, directors or employees), other than settlements of any pending or threatened Action (1) in which the Company or any of its Subsidiaries is named as a nominal defendant, (2) reflected or reserved against in the balance sheet (or the notes thereto) of the Company as of the Balance Sheet Date included in the Filed SEC Documents for an amount not materially in excess of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements) or (3) for an amount not in excess of $500,000 individually or $1,000,000 in the aggregate (excluding any amount that may be paid under insurance policies or indemnification agreements); provided that no settlement of any pending or threatened Action may involve (x) any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and its Subsidiaries, taken as a whole, (y) any admission of wrongdoing by the Company or its Subsidiaries or (z) any Intellectual Property Rights of the Company or its Subsidiaries; or (B) subject to clause (A), fail to use commercially reasonable efforts to take the actions set forth on Section 5.1(b)(xix) of the Company Disclosure Letter;
(xx)   (A) terminate, cancel, extend, renew, materially modify or amend or grant any material consent or material waiver under any Material Contract, other than any extension or renewal in the ordinary course of business on substantially the same terms or (B) enter into any Contract that would have been a Material Contract under Section 3.16(a)(ii) or Section 3.16(a)(xiv) had it been entered into prior to the date of this Agreement;
(xxi)   make or authorize any capital expenditures that are not included in the budget set forth in Section 5.1(b)(xxi) of the Company Disclosure Letter, other than capital expenditures of less than $250,000 individually or $1,000,000 in the aggregate;
(xxii)   enter into any new line of business, or discontinue any line of business conducted as of the date hereof, in each case, that is material to the Company and its Subsidiaries, taken as a whole;
(xxiii)   except in the ordinary course of business, (A) materially accelerate or delay the collection of accounts receivable, (B) grant any material extension of credit or materially change any credit terms, or (C) sell, factor, pledge (other than a Permitted Encumbrance), discount or otherwise dispose of any accounts receivable; or
(xxiv)   commit or agree, in writing or otherwise, to take any of the foregoing actions.

(c)   Nothing contained in this Agreement is intended to give Parent or MergerCo, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
SECTION 5.2   Solicitation; Change in Recommendation.
(a)   Except as otherwise permitted by this Section 5.2, the Company shall and shall cause each of its Subsidiaries and its and their respective directors and officers to, and shall instruct and use its reasonable best efforts to cause its and their respective other Representatives retained by it or them and acting on its or their behalf to, (i) immediately cease and terminate any solicitation, discussions or negotiations that may be ongoing with any Person with respect to a Takeover Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to a Takeover Proposal (a “Potential Takeover Proposal”), (ii) request the prompt return or destruction of all non-public information concerning the Company or its Subsidiaries theretofore furnished to any such Person, (iii) cease providing any further non-public information with respect to the Company or any Takeover Proposal to any such Person or its Representatives and financing sources and (iv) terminate all access granted to any such Person and its Representatives to any physical or electronic data room.
(b)   From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company shall not, and shall cause each of its Subsidiaries and its and their respective directors and officers not to, and shall instruct and use its reasonable best efforts to cause its and their respective other Representatives retained by it or them and acting on its or their behalf not to, directly or indirectly, (i) initiate, solicit, cause or knowingly encourage (including by way of furnishing non-public information) or otherwise knowingly assist or knowingly facilitate the submission of any inquiries regarding, or the making of any proposal, inquiry or offer that constitutes a Takeover Proposal or Potential Takeover Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding (except to notify any Person of the provisions of this Section 5.2) a Takeover Proposal or Potential Takeover Proposal, (iii) furnish to any other Person any non-public information or afford any Person with access to the business, employees, officers, directors, advisors, Contracts, properties, assets or books and records of the Company and its Subsidiaries, in each case in connection with, or for the purpose of, knowingly encouraging, knowingly assisting or knowingly facilitating a Takeover Proposal or Potential Takeover Proposal, (iv) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Takeover Proposal other than in accordance with Section 5.2(e); (v) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for or relating to a Takeover Proposal, other than any Acceptable Confidentiality Agreement entered into in accordance with clause (c) below (each, a “Company Acquisition Agreement”), (vi) waive the applicability of all or any portion of, or approve any transaction under, any Takeover Laws in respect of any Person (other than Parent and its Affiliates) or (vii) resolve or agree to take any of the foregoing actions. From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company shall not waive, terminate or modify any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board of Directors of the Company (or any committee thereof) unless the Board of Directors of the Company has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law. The Company agrees that, for purposes of determining whether a breach of this Section 5.2(b) has occurred, any violation of the restrictions set forth in this Section 5.2(b) by any of its Subsidiaries or its or their Representatives acting on its or their behalf or at its or their direction shall be deemed a breach of this Section 5.2(b) by the Company.
(c)   Notwithstanding anything contained in Section 5.2(b) or any other provision of this Agreement to the contrary, if at any time prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a bona fide, written Takeover Proposal after the date of this Agreement that has not been withdrawn, which Takeover Proposal did not result from a breach of Section 5.2(b), (i) the Company and its Representatives may contact and engage in written correspondence with such Person or group of Persons making such Takeover Proposal or its or their Representatives solely to clarify (but not negotiate) the terms and conditions thereof in order to make a Qualifying Takeover Proposal Determination or to notify such Person or group of Persons or its or their Representatives and financing sources of the provisions of this Section 5.2 and (ii) if the Board of Directors of the Company or any duly authorized committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal and the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take the actions contemplated by this Section 5.2(c) would be inconsistent with its fiduciary duties pursuant to applicable Law (such a Takeover Proposal a “Qualifying Takeover Proposal,” and such a determination a “Qualifying Takeover Proposal Determination”), then, prior to obtaining the Company Stockholder Approval and so long as such Takeover Proposal constitutes a Qualifying Takeover Proposal, the Company, its Subsidiaries and any of its or their respective Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Qualifying Takeover Proposal and furnish pursuant to such Acceptable Confidentiality Agreement information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Qualifying Takeover Proposal and its or their respective Representatives and financing sources; provided that the Company shall provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives prior to, or substantially concurrently with, the time it is provided to such Person, and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Qualifying Takeover Proposal and its or their Representatives and financing sources. It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under and conducted in accordance with this Section 5.2(c), including any public announcement that the Company or the Board of Directors of the Company has made any Qualifying Takeover Proposal Determination or other determination contemplated under and made in accordance with this Section 5.2(c) to take or engage in any such actions, shall not, in and of itself, constitute an Adverse Recommendation Change or otherwise, in and of itself, constitute a basis for Parent to terminate this Agreement pursuant to Section 7.1.
(d)   The Company shall promptly (and in any event within 24 hours) notify Parent in writing in the event that (i) the Board of Directors of the Company or any duly authorized committee thereof made a Qualifying Takeover Proposal Determination or (ii) a Takeover Proposal or Potential Takeover Proposal is received by, any non-public information expressly for the purpose of making a Takeover Proposal is requested from, or any discussions or negotiations with respect to a Takeover Proposal or Potential Takeover Proposal are sought to be initiated or continued with, the Board of Directors of the Company or any duly authorized committee thereof, the Company or its Subsidiaries or, to the Knowledge of the Company, any of its or their Representatives. Such notice must include (i) a reasonably detailed summary of the material terms and conditions of any such Takeover Proposal, (ii) the identity of the Person or group of Persons making such inquiry, offer, request or proposal and (iii) copies of all material documents relating to such Takeover Proposal, if any (including any related financing commitments) (provided that any fee letters that are customarily redacted with respect thereto may be redacted). Thereafter, the Company shall keep Parent reasonably informed, on a reasonably prompt basis, of any material developments (it being understood and agreed that any change to the consideration payable to the stockholders of the Company in their capacities as such is and shall be deemed to be material) with respect to any such Takeover Proposal (including any material changes or amendments thereto), including by providing any material documents relating to such Takeover Proposal exchanged between the Company or any of its Subsidiaries and its or their Representatives, on the one hand, and the Person or group of Persons making such Takeover Proposal, on the other hand. For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.2(d) will be subject to the terms of the Confidentiality Agreement.
(e)   None of the Board of Directors of the Company or any duly authorized committee thereof shall (i) (A) fail to include the Company Board Recommendation in the Proxy Statement, (B) withdraw or withhold (or modify, amend or qualify in a manner adverse to Parent), or publicly propose to withdraw or withhold (or modify, amend or qualify in a manner adverse to Parent), the Company Board Recommendation, (C) recommend the approval or adoption of, or approve or adopt, or submit to a vote of any securityholders of the Company, or publicly propose to recommend, approve or adopt or submit to a vote of any securityholders of the Company, any Takeover Proposal, (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Takeover Proposal subject to Regulation 14D under the Exchange Act within ten Business Days after commencement of such Takeover Proposal or, if earlier, by the close of business on the fifth Business Day immediately preceding the Company Stockholders’ Meeting or (E) fail to reaffirm the Company Board Recommendation within ten Business Days following a written request therefor from Parent following the announcement or disclosure of a Takeover Proposal (any action described in this clause (i), other than, in each case, any actions taken as permitted by and in accordance with Section 5.2(f), being referred to as an “Adverse Recommendation Change”), or (ii) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, or cause or permit the Company or any of its Subsidiaries to execute or enter into, any Company Acquisition Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, but subject to Section 5.2(e)(i) and Section 5.2(e)(ii) below, prior to obtaining the Company Stockholder Approval, but not after, the Board of Directors of the Company or any duly authorized committee thereof may (I) make an Adverse Recommendation Change referred to in clause (i)(A) or clause (i)(B) of the definition thereof in response to an Intervening Event or (II) if the Company or any of its Representatives receives a Superior Proposal after the date of this Agreement that did not result from a breach of Section 5.2(b), make an Adverse Recommendation Change in response to such Superior Proposal and/or cause the Company to enter into a Company Acquisition Agreement with respect to such Superior Proposal and terminate this Agreement pursuant to Section 7.1(d)(ii), in either case of clause (I) or clause (II), if and only if the Board of Directors of the Company or any duly authorized committee thereof has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Law; provided, however:
(i)   the Board of Directors of the Company or any duly authorized committee thereof shall not, and shall cause the Company not to, take the action set forth in clause (I) unless: (1) the Company has given Parent at least five Business Days’ prior written notice of its intention to take such action (which notice shall describe the applicable Intervening Event in reasonable detail) and (2) prior to effecting such Adverse Recommendation Change, the Company and its Representatives, during such five Business Day period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement (which, if accepted by the Company, would be binding on Parent and MergerCo) so that the Board of Directors of the Company no longer determines in good faith that the failure to make an Adverse Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law; and
(ii)   the Board of Directors of the Company or any duly authorized committee thereof shall not, and shall cause the Company not to, take the action set forth in clause (II) unless (1) the Company has given Parent at least five Business Days’ prior written notice (the “Superior Proposal Notice Period”) of its intention to take such action (which notice shall describe the basis for such Adverse Recommendation Change or termination in reasonable detail and the identity of the Person or group of Persons making such Superior Proposal, the material terms thereof and copies of the current drafts of all material documents relating to such Superior Proposal (including those relating to the sources of financing therefor) (provided that any fee letters that are customarily redacted with respect thereto may be redacted)), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during the Superior Proposal Notice Period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement and the Commitment Letters such that it would cause such Superior Proposal to no longer constitute a Superior Proposal and (3) following the end of the Superior Proposal Notice Period, the Board of Directors of the Company or any duly authorized committee thereof shall have considered in good faith such binding offer, and shall, after consultation with its financial advisor and outside legal counsel, have determined that the Superior Proposal would continue to constitute a Superior Proposal if the revisions proposed in such binding offer were to be given effect (it being understood and agreed that any change to the financial or other material terms of a Takeover Proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices the Superior Proposal Notice Period shall be deemed to be three Business Days rather than five Business Days); and provided further that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect unless the termination is in accordance with Section 7.1 and, to the extent required under the terms of this Agreement, the Company pays or causes to be paid to Parent the Company Termination Fee in accordance with

Section 7.3 (to the extent due and payable thereunder) prior to or substantially concurrently with such termination so long as Parent has timely provided the Company with wire instructions for such payment.
(f)   Nothing in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company or the Board of Directors of the Company or any duly authorized committee thereof from (i) issuing any “stop, look and listen” statement by or on behalf of the Company to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication), (ii) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or (iii) making any disclosure to the stockholders of the Company that is required by applicable Law (including if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties pursuant to applicable Law), it being understood that nothing in the foregoing will be deemed to permit the Company or the Board of Directors of the Company or any duly authorized committee thereof to effect an Adverse Recommendation Change other than in accordance with Section 5.2(e) (it being agreed that any such disclosure under clauses (i), (ii) or (iii) that includes a reaffirmation of the Company Board Recommendation shall be deemed not to be an Adverse Recommendation Change).
(g)   As used in this Agreement, “Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by the Company after the date of this Agreement that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement (i) need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to Takeover Proposals, (ii) shall not prohibit the Company, its Subsidiaries or its or their Representatives from providing any information to Parent in accordance with this Section 5.2 or otherwise comply with its or their obligations under this Section 5.2, and (iii) shall not include any provision calling for an exclusive right to negotiate with the Company prior to the termination of this Agreement. Notwithstanding the foregoing sentence and subject in all respects to Section 5.2(a), a Person who has previously entered into a confidentiality agreement with the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement for all purposes of this Agreement if, and only if, such previously existing confidentiality agreement does not (i) prohibit the Company, its Subsidiaries or its or their Representatives from providing any information to Parent in accordance with this Section 5.2 or otherwise comply with its or their obligations under this Section 5.2, and (ii) include any provision calling for an exclusive right to negotiate with the Company prior to the termination of this Agreement.
(h)   As used in this Agreement, “Intervening Event” shall mean any effect, event, condition, development, occurrence, or change in circumstances with respect to the Company that (A) materially affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole, (B) was not known to, or reasonably foreseeable by, the Board of Directors of the Company as of the date of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable (with respect to the nature of such consequences or the magnitude thereof) to the Board of Directors of the Company as of the date of this Agreement), (C) does not relate to any Takeover Proposal or Potential Takeover Proposal and (D) becomes known to the Board of Directors of the Company prior to obtaining the Company Stockholder Approval; provided that an “Intervening Event” shall not include any effect, event, condition, development, occurrence, or change in circumstances to the extent (i) relating to changes in the price of the Company Common Stock, in and of itself (provided, however, that the underlying reasons for such changes may constitute an Intervening Event) or (ii) relating to the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, however, that the underlying reasons for the Company exceeding such projections, estimates or expectations may constitute an Intervening Event).
(i)   As used in this Agreement, “Takeover Proposal” shall mean any inquiry, proposal or offer from any Person or group of Persons (other than Parent and its Subsidiaries), including any amendment or modification to any existing inquiry, proposal or offer, relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition of more than 20% of the consolidated assets of the

Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Board of Directors of the Company or any duly authorized committee thereof) or to which more than 20% of the consolidated revenues or net income of the Company and its Subsidiaries taken as a whole are attributable, including through the acquisition of, or of securities of, one or more Subsidiaries of the Company owning such assets, (ii) issuance or acquisition of securities representing more than 20% of the voting power of the then outstanding Company Common Stock, (iii) tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning securities representing more than 20% of the voting power of the then outstanding Company Common Stock or other voting securities of the Company, (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries pursuant to which such Person or group of Persons (or the stockholders of any Person) would acquire, directly or indirectly, more than 20% of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Board of Directors of the Company or any duly authorized committee thereof) or securities representing more than 20% of the aggregate voting power of the Company’s then outstanding securities or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, (v) any transaction similar to the foregoing in which the holders of the voting power of the Company immediately prior to such transaction own less than 80% of the voting power of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity immediately following the transaction, or (vi) any combination of the foregoing, in each case, other than the Merger Transactions; provided, however, that this Agreement and the Merger Transactions shall not be deemed a Takeover Proposal.
(j)   As used in this Agreement, “Superior Proposal” shall mean any bona fide, written Takeover Proposal made after the date hereof that the Board of Directors of the Company or any duly authorized committee thereof has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, (i) is more favorable to the Company’s stockholders (in their capacity as such) than the Merger Transactions (taking into account any revisions to this Agreement, the Equity Commitment Letter, the Debt Commitment Letter and the Limited Guarantee, made or proposed in writing by Parent prior to the time of such determination that, if accepted by the Company, would be binding upon Parent and MergerCo) from a financial point of view and (ii) is reasonably likely to be completed in accordance with its terms, taking into account the timing, likelihood of consummation, and the legal, regulatory, financial, financing and other aspects of such proposal and of this Agreement as the Board of Directors of the Company deems relevant; provided that for purposes of the definition of “Superior Proposal”, the references to “20%” and “80%” in the definition of Takeover Proposal shall be deemed to be references to “50%”.
SECTION 5.3   Efforts.
(a)   Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to as promptly as reasonably practicable (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary, proper and advisable filings, notices, petitions, statements, registrations, declarations, submissions of information, applications, reports and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions (provided that the Company shall not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) obtaining any of the foregoing, unless such payment, concession or liability is requested in writing by Parent and is conditioned and effective only upon the Closing), and (iii) execute and deliver any additional instruments necessary to consummate the Transactions.
(b)   In furtherance and not in limitation of the foregoing, the Company and Parent shall each use (and shall cause their respective Affiliates to use) its reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.
(c)   Parent shall exclusively control (but shall consult with the Company, and consider in good faith the views of the Company, with respect to), (i) the timing and strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, exemptions, clearances, orders and other confirmations from any Governmental Authority in connection with the Transactions and (ii) the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a Governmental Authority relating to the Transactions and of all other regulatory matters incidental thereto; provided, however that Parent’s obligation to consult with and consider in good faith the views of the Company shall not require Parent to seek or obtain the consent or approval of the Company with respect to any action or inaction taken in exercise of such control.
(d)   In furtherance and not in limitation of the foregoing, each of the parties hereto agrees to make (and shall cause their respective Affiliates to make) (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement, and in any event within 10 Business Days, and (ii) any filings required under the Antitrust Laws in any jurisdiction set forth in Section 6.1(b) of the Company Disclosure Letter within 20 Business Days following the date hereof, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any Antitrust Law and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties hereto to consummate the Transactions. Parent shall be responsible for all filing fees associated with any required approvals or consents under any Antitrust Laws. Without limiting the foregoing, Parent and the Company shall each use (and shall cause their respective Affiliates to use) reasonable best efforts to secure the expiration or termination of all applicable waiting periods under the HSR Act or any other Antitrust Law and resolve any objections asserted with respect to the Transactions under the Federal Trade Commission Act or any other applicable Law raised by any Governmental Authority. Nothing in this Agreement shall require any party hereto to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing. Neither Parent nor the Company shall commit (and shall cause their respective Affiliates not to commit) to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Laws or enter into a timing agreement with any Governmental Authority, without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).
(e)   In furtherance and not in limitation of the foregoing, each of the parties hereto shall use (and shall cause their respective Affiliates to use) its reasonable best efforts to (i) promptly cooperate in all respects with each other in connection with any necessary, proper or advisable submissions, consents, approvals, filings, petitions, statements, licenses, permits, authorizations, declarations, notifications, registrations, submissions of information, applications, reports, waivers, exemptions, clearances, orders, confirmations and other documents with the FTC, the DOJ or any other Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before the FTC, the DOJ or any other Governmental Authority relating to the Transactions or any proceeding initiated by a private Person, (ii) keep the other parties hereto informed in all material respects and on a reasonably timely basis of any material written or verbal communication received by such party from, or given by such party to, the FTC, the DOJ or any other Governmental Authority (including by promptly sending the other parties hereto a copy of all documents, information, correspondence or other communications) and of any material written or verbal communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions, (iii) subject to applicable Laws and the Confidentiality Agreement relating to the exchange of information, and to the extent reasonably practicable, promptly consult with the other parties hereto with respect to information relating to the other parties hereto and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or the FTC, the DOJ or any other Governmental Authority in connection with the Transactions, other than “Item 4(c) or 4(d) documents,” as that term is used in the rules and regulations under the HSR Act, (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, promptly give the other parties hereto the opportunity to attend and participate in such meetings and conferences (whether in person, by telephone or otherwise), and (v) promptly obtain all consents, registrations, waivers, exemptions, approvals, confirmations, clearances, permits, certificates, orders, and authorizations necessary, proper or advisable to be obtained from, or renewed with, the FTC, the DOJ and any other Governmental Authority. Prior to submitting any document or any substantive information relating to the Transactions or the parties hereto (whether formally or informally, in draft form or final form) to the FTC, the DOJ or any other Governmental Authority, a party hereto shall send the other parties hereto such document or information reasonably in advance of such submission, and such document or information shall not be submitted to the FTC, the DOJ or any other Governmental Authority without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, conditioned or delayed).
(f)   Except as expressly contemplated, required or permitted by this Agreement or as required by applicable Law, Judgment or a Governmental Authority, during the period from the date of this Agreement to the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.1), neither Parent nor MergerCo shall, and each of Parent and MergerCo shall cause their Affiliates not to, without the prior written consent of the Company, enter into any merger, acquisition or similar transaction involving any Person or business that competes with the Company that would materially delay receipt of expiration or termination of any applicable waiting period under the HSR Act or receipt of approval under any other applicable Antitrust Law.
SECTION 5.4   Public Announcements.   Unless and until an Adverse Recommendation Change has occurred, Parent and the Company shall consult (and shall cause their respective Affiliates to consult) with each other before issuing, and give each other the opportunity to review and comment upon (which comments each party shall take into account in good faith), any press release or other public statements with respect to the Transactions, and shall not (and shall cause their respective Affiliates not to) issue any such press release or make any such public statement prior to such consultation, except (a) as may be determined by the Company after consultation with outside legal counsel to be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system, in which case the Company shall use its reasonable best efforts to allow, to the extent legally permitted, Parent reasonable time to comment on such disclosure in advance of its issuance and shall consider such comments in good faith, and (b) for any matters referred to in Section 5.2 in accordance therewith. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto (the “Announcement”). Notwithstanding the foregoing, this Section 5.4 shall not apply to (i) any press release or other public statement made by the Company or Parent or (ii) any communications by the Company to employees, partners, licensors, licensees, patients, customers, vendors, research organizations, manufacturers, suppliers or vendors, in each case which is consistent with the Announcement and the terms of this Agreement and does not contain any information relating to the Company, Parent or the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement.
SECTION 5.5   Access to Information; Confidentiality.   Subject to applicable Law and any applicable Judgment, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.1, upon reasonable notice, the Company shall afford, and cause its Subsidiaries and each of its and their Representatives to afford, to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s and its Subsidiaries’ officers, employees, agents, properties, books, Contracts and records (other than any of the foregoing that relate to the negotiation and execution of this Agreement or, if occurring prior to the date hereof, any other transactions potentially competing with or alternative to the Merger Transactions or proposals from other parties relating to any competing or alternative transactions, or, except as expressly provided in accordance with Section 5.2, to any Takeover Proposal or Potential Takeover Proposal or relating to any deliberations of the Board of Directors of the Company or a duly authorized committee thereof regarding any Takeover Proposal, Qualifying

Takeover Proposal Determination or Adverse Recommendation Change) and the Company shall furnish promptly to Parent and Parent’s Representatives such information concerning its and its Subsidiaries’ business, personnel, assets, liabilities and properties as Parent may reasonably request (other than any information that the Company determines in its reasonable judgment relates to the negotiation and execution of this Agreement or, if occurring prior to the date hereof, any other transactions potentially competing with or alternative to the Merger Transactions or proposals from other parties relating to any competing or alternative transactions, or, except as expressly provided in Section 5.2, to any Takeover Proposal or Potential Takeover Proposal or relating to any deliberations of the Board of Directors of the Company or any duly authorized committee thereof regarding any Takeover Proposal, Qualifying Takeover Proposal Determination or Adverse Recommendation Change), in each case, solely in connection with the consummation of the Transactions (including for integration planning); provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (a) result in the disclosure of Trade Secrets or competitively sensitive information to third parties or expose the Company to risk of liability for disclosure of sensitive or personal information, (b) violate applicable Law, an applicable Judgment or a Contract or obligation of confidentiality owing to a third party or (c) lose or waive an attorney-client privilege, attorney work product protection or other legal privilege; provided that in the case of the foregoing clauses (a) and (b), the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to find a suitable alternative to disclose information in such a way that such disclosure does not result in any of such aforementioned harms. All requests for access or information made pursuant to this Section 5.5 shall be directed to the executive officer or other Person designated by the Company and any such access shall be afforded and any such information shall be furnished solely at Parent’s expense. Until the Effective Time, all information provided will be subject to the terms of the mutual non-disclosure agreement (as amended and as may be further amended, restated or otherwise modified from time to time, the “Confidentiality Agreement”) dated as of August 27, 2024, as amended effective as of August 27, 2025 and as of the date hereof, by and between the Company and ArchiMed SAS (“ArchiMed”). Parent and MergerCo hereby confirm that they shall be subject to the obligations and restrictions applicable to External Representatives (as defined in the Confidentiality Agreement) of ArchiMed as party thereto for all purposes of the Confidentiality Agreement. Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, Parent, MergerCo and ArchiMed shall be permitted to furnish the Confidential Information (as defined in the Confidentiality Agreement) in connection with the Financing and the Equity Co-Investment to such other parties who need to know such Confidential Information solely for purposes thereof and who (A) do not primarily operate in the industry in which the Company and its Subsidiaries operate, (B) are identified in writing to the Company promptly after (and, in any event, within three Business Days of) furnishing such Confidential Information and (C) are subject to customary confidentiality provisions and restrictions on use that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement. Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to require the Company or any of its Representatives to prepare any reports, analyses, appraisals or opinions that are not readily available (it being understood that the Company shall not be required to prepare any financial projections, forecasts or any other prospective or pro forma financial information). Notwithstanding anything herein to the contrary, Parent and MergerCo shall not, and shall cause their respective Representatives not to, contact any employee of the Company or any of its Subsidiaries not involved in the negotiation of the Transactions, nor any partner, licensor, licensee, patient, customer, vendor, research organization, manufacturer, supplier or vendor of the Company, in connection with the Transactions without the Company’s prior written consent, and Parent and MergerCo acknowledge and agree that any such contact shall be arranged by and with a representative of the Company participating.
SECTION 5.6   Indemnification and Insurance.
(a)   From and after the Effective Time, each of Parent and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, in each case to the fullest extent permitted by applicable Law, (i) indemnify and hold harmless each current or former director, officer, member, manager or employee of the Company or its Subsidiaries who at the Effective Time is, or at any time prior to the Effective Time was, indemnified or entitled to be indemnified or held harmless by the Company or its Subsidiaries pursuant to the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or any of its Subsidiaries and such Person, in each case, as made available to Parent or disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC prior to the date of this Agreement (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee is or was a member, director, manager, officer, employee or agent of the Company or such Subsidiary or (B) acts, errors or omissions by an Indemnitee in Indemnitee’s capacity as a member, director, manager, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a representative of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or expense advancement right of any Indemnitee) and (ii) assume (in the case of the Surviving Corporation, in the Merger without any further action) all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification or advancement of expenses between the Company or any of its Subsidiaries and any Indemnitee prior to the date hereof in each case, as made available to Parent or disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC prior to the date of this Agreement.
(b)   Without limiting the foregoing, Parent, for the six-year period commencing immediately after the Effective Time, shall cause, unless otherwise required by Law, the certificate of incorporation and bylaws of the Surviving Corporation and the organizational documents of its Subsidiaries to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities, indemnification and exculpation and advancement of expenses, in each case, of members, directors, managers, officers, employees and agents than are set forth as of the date of this Agreement in the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Effective Time, Parent shall, and shall cause the Surviving Corporation to, without requiring a preliminary determination of entitlement to indemnification, advance any expenses (including reasonable and documented fees and expenses of legal counsel for and in connection with legal advice therefrom) of any Indemnitee under this Section 5.6 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.6) as incurred to the fullest extent permitted under applicable Law; provided that any Indemnitee to whom expenses are advanced must, as a condition to such advancement, provide an undertaking to repay such advances if it is ultimately determined in a final non-appealable judgment that such Indemnitee is not entitled to indemnification; and provided further that any such undertaking to repay advances shall be unsecured and made without reference to Indemnitee’s entitlement to indemnification or ability to repay such advances and no other form of undertaking shall be required. Parent’s and the Surviving Corporation’s obligations under this Section 5.6 shall continue in full force and effect for the six-year period commencing immediately after the Effective Time; provided that all rights to exculpation, indemnification and advancement in respect of any Action asserted or made within such period shall continue until the final disposition of such Action.
(c)   For the six-year period commencing immediately after the Effective Time, the Surviving Corporation shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such coverage prior to the Effective Time (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to acts, errors or omissions existing or occurring prior to the Effective Time, including “tail” coverage); provided, however, that the Surviving Corporation shall not be required to pay an annual premium for such insurance coverage in excess of 300% of the current annual premium paid by the Company for such insurance. The Company shall have the right prior to the Effective Time to purchase a six-year prepaid “tail coverage” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to acts, errors or omissions existing or occurring prior to the Effective Time, covering without limitation the Transactions, subject to the cap on the premium set forth in the preceding sentence. If such prepaid “tail coverage” has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 5.6(c) and each of Parent and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use their reasonable best efforts to cause such coverage to be maintained in full force and effect, for a period of no less than six years after the Effective Time, and to honor all of its obligations thereunder.
(d)   The provisions of this Section 5.6 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses or contribution that any such individual may have under the Company Charter Documents, under the organizational documents of such Subsidiaries as in effect on the date of this Agreement or by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.6 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.6 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.6 applies shall be third-party beneficiaries of this Section 5.6).
(e)   In the event that (i) Parent, the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.6.
(f)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.6 is not prior to or in substitution for any such claims under such policies.
(g)   Parent’s and the Surviving Corporation’s obligations under this Section 5.6 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that if any threatened or actual litigation, claim or proceeding relating to any acts, errors or omissions covered under this Section 5.6 (each, a “Claim”) (whether arising before, at or after the Effective Time) is brought against an Indemnitee on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.6 shall continue in effect until the full and final resolution of such Claim.
SECTION 5.7   Employee Matters.
(a)   For the period beginning on the Effective Time and ending on the first anniversary of the Effective Time (such period, the “Comparability Period”), Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, provide (i) a base salary or wage rate and short-term cash incentive compensation opportunities (excluding deferred compensation and equity-based compensation opportunities) to each Person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues in employment with the Surviving Corporation and its Subsidiaries following the Effective Time (each, a “Continuing Employee”) that are, in each case, no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time, (ii) severance benefits to each Continuing Employee that are no less favorable, in the aggregate, than those provided to such Continuing Employee under the Company Plans in effect immediately prior to the Effective Time and listed in Section 5.7(a) of the Company Disclosure Letter, and (iii) employee health, welfare and defined contribution retirement benefits (excluding severance, post-employment welfare, equity or equity-based compensation and defined benefit pension benefits) to each Continuing Employee that are no less favorable in the aggregate than those provided to such Continuing Employee immediately prior to the Effective Time. For clarity, if a Continuing Employee’s employment terminates after the Closing, Parent shall not be required to provide (or to cause the Surviving Corporation and its Subsidiaries to provide) such Continuing Employee with the levels of compensation and benefits set forth in this Section 5.7(a) following his or her termination of employment (it being understood that this sentence shall not supersede their obligations, if any, under clause (ii) of the preceding sentence).
(b)   Notwithstanding anything herein to the contrary, nothing herein prohibits Parent, the Surviving Corporation or their respective Subsidiaries from amending, modifying or terminating any Company Plan in accordance with its terms or if required pursuant to applicable Law. Parent and the Company hereby acknowledge that the consummation of the Merger Transactions constitutes a “change in control”, “change of control,” “sale event” or other term of similar import for purposes of any Company Plan that contains a definition of “change in control”, “change of control”, “sale event” or other term of similar import, as applicable.
(c)   With respect to all employee benefit plans of Parent, the Surviving Corporation and their respective Subsidiaries in which Continuing Employees are eligible to participate from and after the Effective Time, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans) (collectively, the “Parent Plans”), for purposes of eligibility to participate, level of benefits and vesting (excluding vesting under any equity or equity-based incentive arrangements, defined benefit plans, nonqualified deferred compensation plans, or retiree or post-employment medical or other welfare benefit plans), each Continuing Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with Parent, the Surviving Corporation or any of their respective Subsidiaries to the same extent such service was recognized under the corresponding Company Plan as of immediately prior to the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service or for any purpose under any equity-based incentive.
(d)   Without limiting the generality of Section 5.7(a), Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, use reasonable best efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any Parent Plan providing welfare benefits in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, use reasonable best efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the plan year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant Parent Plans providing welfare benefits in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time.
(e)   Each Continuing Employee who is eligible to receive an annual bonus pursuant to Company Plans in effect immediately prior to the Closing shall be eligible for an annual bonus payment for the year in which the Closing Date occurs in accordance with, and subject to the terms and conditions of, Section 5.7(e) of the Company Disclosure Letter.
(f)   The provisions of this Section 5.7 are solely for the benefit of the parties to this Agreement, and no provision of this Section 5.7 is intended to, or shall be deemed to (i) guarantee employment or service for any period of time for any Continuing Employee or any other Person, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate the employment or service of any Continuing Employee or any other Person at any time and for any or no reason, (ii) require the establishment or adoption of, or an amendment to, any Company Plan or other employee benefit or compensation plan, program, agreement, Contract, policy or arrangement for purposes of ERISA or otherwise or prevent the amendment, modification or termination thereof after the Effective Time, (iii) create any third party beneficiary rights (including any rights to enforce the provisions hereof) in any Continuing

Employee or other current or former director, officer, employee or individual independent contractor of or any other Person associated with the Company or any of its Subsidiaries, or (iv) establish, amend or modify any Company Plan or other benefit or compensation plan, program, agreement, policy, Contract or arrangement.
SECTION 5.8   Stockholder Litigation.   Prior to the Effective Time, the Company will provide Parent with prompt notice (and in any event, within one Business Day) of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense and settlement of any Transaction Litigation; provided, however, that the Company shall control such defense and this Section 5.8 shall not give Parent the right to direct such defense. The Company shall not settle or offer to settle any Transaction Litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). Without otherwise limiting the Indemnitees’ rights with regard to the right to counsel, following the Effective Time, the Indemnitees shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnitees to defend any Transaction Litigation.
SECTION 5.9   MergerCo Expenditures and Distributions.    From the date of this Agreement until the Effective Time, (a) MergerCo shall not expend funds other than in connection with the Transactions and the payment of related expenses and (b) MergerCo shall not declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock.
SECTION 5.10   Parent Vote.
(a)   Parent shall vote or cause to be voted any shares of Company Common Stock beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted, in favor of the adoption of this Agreement at any meeting of stockholders of the Company at which this Agreement shall be submitted for adoption and at all adjournments or postponements thereof.
(b)   Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of MergerCo, will execute and deliver to MergerCo and the Company a written consent adopting this Agreement in accordance with the DGCL.
SECTION 5.11   Stock Exchange De-listing.   Prior to the Effective Time, the Company and Parent will cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NASDAQ to cause the shares of Company Common Stock to be de-listed from NASDAQ and de-registered under the Exchange Act as promptly as practicable following the Effective Time.
SECTION 5.12   Preparation of the Proxy Statement; Stockholders’ Meeting.
(a)   As promptly as reasonably practicable after the execution of this Agreement and subject to applicable Law, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC. Subject to Section 5.2, the Board of Directors of the Company shall make the Company Board Recommendation to the Company’s stockholders and shall include such recommendation in the Proxy Statement. The Company may not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. Parent shall provide to the Company all information concerning Parent, MergerCo and their Affiliates as may be reasonably requested by the Company for inclusion in the Proxy Statement (“Parent Information”) and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. The Company shall ensure that the Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, (A) the Company assumes no responsibility with respect to Parent Information (which Parent shall ensure satisfies the requirements of the preceding sentence) and (B) Parent, MergerCo and their respective Affiliates assume no responsibility with respect to information supplied in writing by or on behalf of the Company or its Affiliates for inclusion or incorporation by reference in the

Proxy Statement. Parent and MergerCo shall correct any Parent Information as promptly as reasonably practicable following discovery that such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall correct any information provided by it for use in the Proxy Statement as promptly as reasonably practicable following discovery that such information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall notify Parent promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or additional information in connection therewith and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC. The Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the earlier of (i) the resolution of any comments received from the SEC on the Proxy Statement and (ii) the receipt of notification from the SEC that the SEC is not reviewing the preliminary Proxy Statement or expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent, its financial advisors and legal counsel with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith. To the extent reasonably practicable, the Company shall provide Parent and its counsel a reasonable opportunity to participate in any material or substantive discussions or meetings with the SEC (or portions of any such meetings that relate to the Proxy Statement).
(b)   Notwithstanding any Adverse Recommendation Change but subject to Section 5.12(a) and applicable Law and to the extent not prohibited by any Judgment, the Company shall take all necessary actions in accordance with applicable Law, the Company Charter Documents and the rules of NASDAQ to (i) establish a record date for (and the Company shall not change such record date without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed) and (ii) duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval, as soon as reasonably practicable after the earlier of (A) the resolution of any comments received from the SEC on the Proxy Statement and (B) the receipt of notification from the SEC that the SEC is not reviewing the preliminary Proxy Statement or expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act. Subject to Section 5.2, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval, which shall include the Company engaging a proxy solicitation firm for the purpose of assisting in the solicitation of proxies for the Company Stockholders’ Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company may, in its reasonable discretion after consultation with Parent, adjourn, recess or postpone the Company Stockholders’ Meeting solely (i) to allow reasonable additional time for the filing or mailing of any supplement or amendment to the Proxy Statement that the Company has determined in good faith (after consultation with outside legal counsel) is required under applicable Law and for such supplement or amendment to be disseminated and reviewed by the stockholders of the Company in advance of the Company Stockholders’ Meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any proceedings in connection with this Agreement or the Transactions, (iii) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting (provided that, without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), the Company may not postpone or adjourn the Company Stockholders’ Meeting more than two times pursuant to this clause (iii) and no such postponement or adjournment shall be, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), for a period exceeding ten Business Days) or (iv) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval, in the case of this clause (iv), for the minimum duration necessary; provided that, in the case of clauses (i) and (iii), the Company Stockholders’ Meeting (as so adjourned or recessed) shall not be held on a date that is later than thirty (30) calendar days after the date on which the Company Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) without the consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned). Unless this Agreement is validly terminated in accordance with Section 7.1, the Company shall submit the adoption of this Agreement to its stockholders at the Company Stockholders’ Meeting even if the Board of Directors of the Company shall have effected an Adverse Recommendation Change.
(c)   Nothing in this Section 5.12 shall be deemed to prevent the Company or the Board of Directors of the Company or any duly authorized committee thereof from taking any action they are permitted or required to take under, and in compliance with, Section 5.2 or applicable Law.
(d)   The Company shall keep Parent reasonably informed with respect to proxy solicitation results upon Parent’s written request, including to permit Parent to participate in substantive discussions with such solicitor regarding proxy solicitation efforts and results.
SECTION 5.13   Financing.
(a)   From the date hereof through the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Article VII, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries and their respective Representatives to use reasonable best efforts to provide to Parent, in each case upon reasonable written request of Parent and at Parent’s sole expense, all cooperation reasonably requested by Parent as is customary and reasonably necessary in connection with the consummation of the Debt Financing, including using reasonable best efforts upon the reasonable written request of Parent and at Parent’s sole expense in:
(i)   furnishing to Parent (x) the historical financial statements necessary to satisfy the condition set forth in paragraph 2 of Exhibit B to the Debt Commitment Letter as in effect on the date of this Agreement (it being agreed that such condition has already been satisfied and no additional information is required to be provided with respect thereto or this clause (x)), and (y) such other financial information with respect to the Company and its Subsidiaries, as may be reasonably requested by Parent (but solely to the extent that such information is historically prepared by the Company and its Subsidiaries or is readily available to the Company and its Subsidiaries) in the preparation by Parent of pro forma financial information and pro forma financial statements solely with respect to the Company and its Subsidiaries (notwithstanding anything to the contrary in this Agreement, it being understood and agreed that Parent shall be responsible for (and the Company and its Subsidiaries shall have no responsibility for) the preparation of any such pro forma or forward-looking financial statements or information and any pro forma or forward-looking calculations, post-Closing or other pro forma synergies or cost savings, capitalization, ownership or other pro forma adjustments, projections or budgets that may be included therein);
(ii)   reasonably cooperating with the due diligence of any Debt Financing Source, to the extent customary and reasonable;
(iii)   assisting in preparation for and participating in a reasonable and customary (as determined by the Company in good faith) number of meetings, calls and remote due diligence sessions (that are requested in advance with or by the parties acting as lead arrangers or agents for the Debt Financing) (provided that there shall not be more than one primary bank meeting), in each case, upon reasonable advance written notice from, and as reasonably requested in writing by, Parent and at reasonable times and locations (provided that no in-person meetings shall be required) to be mutually agreed and reasonably required in connection with the consummation of the Debt Financing);
(iv)   executing and delivering any credit agreements, pledge and security documents (including reasonable assistance with the preparation of any customary schedules thereto), other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent or the Debt Financing Sources, customary certificates of the chief financial officer (or other executive officer) of the Company with respect to solvency matters in the form set forth as an exhibit to the Debt Commitment Letter and otherwise reasonably facilitating the pledging of collateral (including the delivery of all stock or other certificates intended to constitute collateral as contemplated by the Debt

Commitment Letter) (it being understood that such documents and pledges will not take effect, and delivery of such stock or other certificates will not be required to be made, prior to the Effective Time);
(v)   providing Parent and the Debt Financing Sources, no later than four Business Days in advance of the Closing, with all documentation and other information about the Company and its Subsidiaries as is reasonably requested in writing by Parent that is required in connection with the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and a beneficial ownership certificate for any entity that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230), in each case to the extent requested in writing at least nine Business Days in advance of the Closing; and
(vi)   delivering notices of prepayment within the time periods required by the relevant agreements, or obtaining waivers thereof, in each case, governing the indebtedness subject to the Payoff Letters.
(b)   Notwithstanding anything to the contrary contained herein, the condition precedent set forth in Section 6.2(b) as applied to the Company’s obligations under Section 5.13(a) shall be deemed satisfied unless (i) the Debt Financing has not been obtained as a result of the Company’s Willful Breach of its obligations under Section 5.13(a) to the extent such Willful Breach is the primary and proximate cause of the unavailability of the Debt Financing, (ii) Parent notified the Company in writing of such Willful Breach and (iii) the Company failed to cure such Willful Breach within 5 Business Days after receiving such written notice to cure such Willful Breach. Notwithstanding anything to the contrary in this Agreement or otherwise, it is understood and agreed by Parent and MergerCo that (A) receipt of financing (including any Debt Financing) is not a condition to the obligations of Parent and MergerCo to consummate the Closing and (B) Section 5.13(a) sets forth the Company’s and its Subsidiaries’ sole obligation with respect to the Debt Financing.
(c)   The Company shall deliver drafts of the final form of the Payoff Letters to Parent at least one Business Day prior to the Closing Date and shall deliver executed copies of the Payoff Letters to Parent on or prior to the Closing Date.
(d)   The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or the Company’s Subsidiaries and such use is subject to the Company’s reasonable review in advance of such use.
(e)   Notwithstanding anything to the contrary contained herein, nothing in this Section 5.13 shall require any such cooperation or assistance to the extent that it could result in the Company or any of its Subsidiaries being required to:
(i)   pledge any assets as collateral prior to the Effective Time;
(ii)   agree to pay any fee, bear any cost or expense or other amount, enter into any definitive agreement, incur any other liability or give any indemnities to any third party or otherwise commit to take any similar action in connection with the Debt Financing prior to the Effective Time;
(iii)   take any actions to the extent such actions would, in the Company’s reasonable judgment, (A) unreasonably interfere with the ongoing business or operations of the Company or any of its Subsidiaries or otherwise interfere with the prompt and timely discharge by the Company’s or any of its Subsidiaries’ employees of their normal duties, (B) subject any director, manager, officer or employee of the Company or any of its Affiliates to any actual or potential personal liability, (C) conflict with, or result in any violation or breach of, or default (with or without notice, or lapse of time or both) under, the organizational documents of the Company or any of its Subsidiaries, any applicable Law or Judgment, any obligation of confidentiality owing to a third party or any material Contract to which the Company or any of its Subsidiaries is a party or by which any of any of their respective properties or assets is bound, (D) require any such entity to change any fiscal period or accounting methodologies, (E) cause (x) any closing condition set forth in Article VI of this Agreement to fail to be satisfied or (y) any other breach of this Agreement, or (F) delay, impede or prevent the Closing;
(iv)   commit to take any action under any certificate, document or instrument that is not contingent upon the Closing;

(v)   provide access to or disclose information if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (A) violate or prejudice the rights of its or any of its Subsidiaries’ customers, (B) result in the disclosure of Trade Secrets or competitively sensitive information to third parties, (C) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege or (D) expose the Company to risk of liability for disclosure of sensitive or personal information;
(vi)   (A) cause any director, manager, member or equivalent, or any officer or employee, in each case, of the Company or any of its Subsidiaries who will not continue in such a position following the Closing to pass resolutions or consents to approve the Debt Financing or approve or authorize the creation of any agreements, documents, instruments or actions pursuant to which the Debt Financing is obtained or to execute or deliver any such agreements, documents or instruments in connection with the Debt Financing and (B) cause any director, manager, member or equivalent, or any officer or employee, in each case of the Company or any of its Subsidiaries who will continue in such a position following the Closing to pass resolutions or consents to approve the Debt Financing or approve or authorize the creation of any agreements, documents, instruments or actions pursuant to which the Debt Financing is obtained or, to execute or deliver any agreements, documents or instruments in connection with the Debt Financing, or (C) delay, impede or prevent the Closing, in each case, that are not contingent on the Closing or would be effective prior to the Effective Time;
(vii)   deliver any legal opinion or negative assurance letter;
(viii)   provide or prepare (A) an as-adjusted capitalization table, (B) any description of all or any component of the Financing, including any such description to be included in liquidity and capital resources disclosure or any “description of notes”, (C) risk factors relating to all or any component of the Financing, (D) “segment reporting”, subsidiary financial statements or any information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or (E) any information required by Regulation S-K Item 402 or by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A;
(ix)   deliver any financial statements for any period that is not otherwise specifically required hereunder or not readily available to the Company with respect to such period or deliver accountants’ comfort letters or reliance letters;
(x)   cause or permit any Encumbrances (or any obligation or incurrence of Indebtedness on) to be placed on any of the Company’s, any of its Subsidiaries’ or any of its Affiliates’ property or assets (or provide a pre-filing Uniform Commercial Code financing statement authorization letter or agreement) prior to the Effective Time;
(xi)   deliver any certificate or document that it reasonably believes in good faith contains any untrue certifications, representations or warranties; or
(xii)   waive, amend, restate, supplement, terminate, rescind or otherwise modify any term of this Agreement.
(f)   Notwithstanding anything to the contrary herein, any cooperation provided by the Company and its Subsidiaries as contemplated by this Section 5.13 shall be at Parent’s sole expense and fees. Parent shall indemnify and hold harmless the Company, its Subsidiaries and Affiliates and any of their respective Representatives from and against any and all losses, liabilities, fees, costs or expenses suffered or incurred by them in connection with the obtaining, arrangement or syndication of any Debt Financing, any cooperation efforts set forth herein and any information utilized in connection therewith, except in each case, to the extent arising from (x) the Willful Breach of the Company or any of the Company’s Subsidiaries and Affiliates, as determined by a final, non-appealable court of competent jurisdiction, (y) the gross negligence or willful misconduct of such indemnified Person, as determined by a final, non-appealable court of competent jurisdiction, or (z) any intentional and willful misrepresentation or Fraud related to any financial information provided by the Company in writing that is actually required by the Company to be provided under Section 5.13(a), as determined by a final, non-appealable court of competent jurisdiction. Upon the Closing (to the extent requested at least two Business Days prior thereto) or promptly after request by the Company

(or any of its counsel, advisors, Representatives or agents) if this Agreement is terminated in accordance with its terms, Parent shall promptly reimburse the Company and its Subsidiaries and Affiliates (and its counsel, advisors, Representatives and agents) for all reasonable and documented out-of-pocket fees, costs or expenses (including reasonable and documented out-of-pocket attorney’s fees of one external counsel and, if necessary, one firm of local counsel in each relevant material jurisdiction and one specialty counsel for each relevant specialty area (and, in the case of an actual or perceived conflict of interest, one additional primary counsel, one additional local counsel in each relevant material jurisdiction and one additional specialty counsel for each relevant specialty area for each similarly situated group of affected indemnified Persons)) incurred by the Company, its Subsidiaries and Affiliates and their respective Representatives in connection with the cooperation provided for in this Section 5.13 (other than the preparation of its normal quarterly and annual financial statements that are prepared in the ordinary course without giving effect to the agreements set forth in this Section 5.13). Notwithstanding anything to the contrary in this Agreement, the foregoing sentences in this Section 5.13(f) shall survive the termination of this Agreement. For the avoidance of doubt, this Section 5.13(f) shall not, prior to the Effective Time, apply to any losses, liabilities, fees, costs or expenses in connection with the Convertible Notes or the Convertible Notes Indenture, in each case, that are not associated with the actions or requests set forth in Section 5.13(a).
(g)   Each of Parent and MergerCo shall use, and shall cause its Affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing at or prior to Closing on the terms and subject only to the conditions expressly set forth in the Commitment Letters, including using reasonable best efforts to: (i) maintain in effect and comply with the Commitment Letters in accordance with the terms and subject to the conditions thereof until the funding of the Financing and enforce its rights thereunder; (ii) negotiate, enter into and deliver definitive agreements with respect to the Debt Financing on or prior to the Closing on the terms and subject only to the conditions expressly set forth in the Debt Commitment Letter or on such other terms that would not have an Adverse Effect on the Financing; (iii) satisfy (and cause its Affiliates to satisfy) on a timely basis, at or prior to Closing, all conditions applicable to Parent and its Affiliates in the Commitment Letters that are within the control of Parent or any of its Affiliates; and (iv) if all of the conditions in Article VI and all conditions set forth in the Commitment Letters have been satisfied or waived (other than those to be satisfied at the Closing (but subject to such satisfaction or waiver at Closing)), consummate the Financing at or prior to the Closing Date to the extent necessary to satisfy the Financing Uses at Closing. Notwithstanding anything to the contrary in this Agreement (and other than (x) with respect to any Alternative Financing and any amendments, modifications or supplements to add lenders, lead arrangers, bookrunners, agents or similar entities as parties to the Debt Commitment Letter, in each case, as expressly set forth in this Section 5.13 and that do not have an Adverse Effect on the Financing and (y) amendments contemplated by the Debt Commitment Letter as in effect on the date hereof that would not have an Adverse Effect on the Financing), Parent and MergerCo shall not, without the prior written consent of the Company, agree to or permit any termination or rescission of or amendment, restatement, amendment and restatement, supplement or modification to be made to, or grant any waiver or consent of any provision under, or have any other Person join, the Commitment Letters, the Fee Letters or the definitive agreements relating to the Financing if such termination, rescission, amendment, restatement, supplement, modification, waiver, consent or joinder would (A) reduce (or could have the effect of reducing) the aggregate amount of the Financing such that Parent cannot satisfy (or cause to be satisfied) the Financing Uses on the Closing Date, (B) impose new or additional conditions precedent to the availability or receipt of the Financing or otherwise expand or adversely amend, restate, supplement or modify any of the conditions to the Financing, (C) otherwise expand, amend or modify any other provision of the Commitment Letters or the Fee Letters in a manner that could reasonably be expected to impede, materially delay or prevent or make materially less likely to occur the funding of the Financing (or satisfaction of the conditions to funding of the Financing) on or prior to the Closing Date or (D) adversely impact the (x) ability of MergerCo or the Company, as applicable, to enforce its rights against other parties to the Commitment Letters or the definitive agreements with respect to the Financing or (y) the likelihood of consummation of the Closing when and as required hereby (clauses (A) through (D), collectively, “Adverse Effect on the Financing”). Parent shall promptly deliver to the Company copies of any termination, rescission, amendment, restatement, supplement, modification, waiver, consent or joinder to or under any Commitment Letter, any Fee Letter or the definitive agreements relating to the Financing. Parent and MergerCo will fully pay, or cause to be paid, all commitment and other fees and other amounts under or arising pursuant to the Debt Commitment Letter and the Fee Letters as and when they become due.

(h)   Upon request of the Company, Parent shall keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and promptly upon reasonable request provide to the Company copies (including drafts) of the material definitive documents for the Debt Financing, including current (and final) drafts of the credit agreement and other primary definitive documents with respect to the Debt Financing. Without limiting the foregoing, Parent shall give the Company prompt notice of, and keep the Company informed on a current basis and in reasonable detail of, (i) any actual breach, default, termination or repudiation (or any event or circumstance that, with or without due notice, lapse of time or both, would reasonably be expected to give rise to any breach, termination, repudiation or default) by any party to any of the Commitment Letters or definitive documents related to the Financing of which Parent or MergerCo becomes aware; (ii) the receipt of any written notice or other written communication from any party to any of the Commitment Letters with respect to any (A) actual breach, default, termination or repudiation by any party to any of the Commitment Letters (B) material dispute or disagreement between or among any parties to any of the Commitment Letters, the Fee Letters or any definitive document related to the Financing; (iii) the occurrence of an event or development that could, in Parent’s good faith belief, adversely impact the ability of Parent or MergerCo to obtain all or any portion of the Financing contemplated by the Commitment Letters subject only to the conditions set forth therein; (iv) any refusal by a Debt Financing Source to provide, or any writing expressing an intent to refuse to provide, all or any portion of the Debt Financing contemplated by the Debt Commitment Letter on the terms set forth therein and in the Fee Letters or expresses in writing that such Person does not intend to enter into all or any portion of definitive documentation related to the Debt Financing or to consummate the transactions contemplated thereby; (v) any event or development that would reasonably be expected to adversely impact in any material manner the ability of Parent to obtain all, or any portion of, the Debt Financing contemplated by the Debt Commitment Letter on the terms and conditions, in the manner or from the sources contemplated by the Debt Commitment Letter or if at any time for any other reason Parent no longer believes in good faith that it will be able to obtain all or any portion of the Debt Financing on the terms and conditions, in the manner or from the sources contemplated by the Debt Commitment Letter; provided that any notice required under clauses (iv) and (v) above shall only be required to the extent the portions of the Debt Financing no longer being provided are needed for the required amounts of the Debt Financing and to pay for all of the Financing Uses; and (vi) expiration or termination of the Debt Commitment Letter prior to the funding of the Debt Commitment on the Closing Date for any reason. As soon as reasonably practicable, but in any event upon the earlier of (x) within two Business Days of the date the Company delivers to Parent a written request and (y) the Closing Date, Parent and MergerCo shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence. Notwithstanding the foregoing, nothing herein shall require Parent or MergerCo to disclose any information if such disclosure would, in its reasonable discretion (i) jeopardize any attorney-client privilege or (ii) contravene any applicable material Law or Judgment or binding material agreement (including any material confidentiality agreement to which Parent is a party that was not entered into in contemplation of evading such disclosure requirement).
(i)   If any portion of the Debt Financing becomes unavailable or Parent becomes aware of any event or circumstance that could reasonably be expected to make any portion of the Debt Financing unavailable, in each case, on the terms and conditions contemplated by the Debt Commitment Letter and the Fee Letters, each of Parent and MergerCo shall promptly use its reasonable best efforts to notify the Company and shall, as soon as practicable following the occurrence of such event (but not later than one Business Day prior to the date Parent or MergerCo are required to consummate the Closing in accordance with this Agreement), (A) arrange and obtain in replacement thereof, and negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources (such financing, the “Alternative Financing”) (1) in an amount sufficient to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing, any then-available Debt Financing and available cash of the Company and its Subsidiaries), (2) on conditions not less favorable to Parent and MergerCo (or their respective Affiliates) than the conditions set forth in the Debt Commitment Letter and the Fee Letters as of the date of this Agreement, (3) which would not reasonably be expected to delay or prevent or make less likely to occur the funding of the Financing (or the satisfaction of the conditions to receipt of the Financing) on the Closing Date, as promptly as practicable following the occurrence of such event (but not later than the date Parent or MergerCo are required to consummate the Closing in accordance with this Agreement) and (4) which will not, without the prior written consent of the Company, have an Adverse Effect on the Financing, and (B) deliver to the Company true, complete and correct copies of any commitment letter, fee letter Contracts or other arrangements with respect to such Alternative Financing (collectively, “Alternative Commitment Letters”) as promptly as practicable following the occurrence of such event but, in no event, later than the date Parent is required to consummate the Closing pursuant to Section 1.2; provided that the failure to obtain Alternative Financing shall not relieve Parent or MergerCo of any obligation hereunder and that any such Alternative Financing will not, without the prior written consent of the Company, have an Adverse Effect on Financing. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.13 shall require, and in no event shall the reasonable best efforts of Parent or MergerCo be deemed or construed to require, Parent or MergerCo to (i) seek the Equity Financing from any source other than those counterparty to the Equity Commitment Letter as in effect as of the date of this Agreement or (ii) pay any fees or any interest rates materially in excess in the aggregate of those contemplated by the Debt Commitment Letter and the Fee Letters in effect on the date hereof.
(j)   Parent may amend, supplement, replace, substitute or modify (or provide a joinder to) the Debt Commitment Letter to the extent not prohibited by this Section 5.13 to add additional agents, co-agents, lenders, lead arrangers, joint bookrunners, managers or similar entities that have not executed such Debt Commitment Letter as of the date hereof, together with any immaterial conforming or ministerial changes related thereto, in each case to the extent they would not have an Adverse Effect on the Financing. After any amendment, restatement, supplement, modification, replacement or waiver of (or joinder to or of) the Debt Commitment Letter with respect to the Debt Financing in accordance with this Section 5.13, Parent shall promptly (and, in any event upon the earlier of (x) within two Business Days and (y) the Closing Date) deliver to the Company a true, correct and complete copy thereof (and in the case of a Fee Letter, which may be redacted as to fee amounts therein so long as no redaction covers terms that would adversely affect the amount, availability, timing or termination of, or impose any conditions on the availability of, the Debt Financing to be funded at the Closing).
(k)   For purposes of this Agreement (other than Section 4.5), (v) any reference to any “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter and the Fee Letters as amended, restated, supplemented, joined, modified, waived or replaced in accordance with this Section 5.13 (including the financing contemplated by an Alternative Commitment Letter), (w) any reference to any “Debt Commitment Letter” shall be deemed to include the Debt Commitment Letter (if in effect) as amended, restated, supplemented, joined, modified, waived or replaced in accordance with this Section 5.13 (including an Alternative Commitment Letter), (x) references to the “Debt Financing Sources” shall include each Person that has not executed the Debt Commitment Letter as of the date hereof but becomes a party thereto (including by joinder thereof) after the date hereof in accordance with the terms thereof and this Section 5.13, (y) references to the “Financing” and “Debt Financing” shall include any Alternative Financing then in effect, and (z) the “Fee Letters” shall include any fee letter entered into in connection with any Alternative Financing.
(l)   From the date hereof through the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Article VII, the Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries and their respective Representatives to use reasonable best efforts to provide to Parent, in each case upon reasonable written request of Parent and at Parent’s sole expense, reasonable access to the Company’s management team for the purposes of assisting in preparation for and participating in a reasonable (as determined by the Company in good faith) number of meetings, calls and remote due diligence sessions (that are requested in advance with or by any Person participating in the Equity Co-Investment), in each case, upon reasonable advance written notice from, and as reasonably requested in writing by, Parent and at reasonable times and locations (provided that no in-person meetings shall be required) to be mutually agreed and reasonably required in connection with the consummation of the Equity Co-Investment).
SECTION 5.14    Transfer Taxes.    Except for transfer Taxes referred to in Section 2.2(b)(v), all transfer Taxes arising out of the consummation of the Merger shall be paid when due by Parent or the Surviving Corporation.
SECTION 5.15    FIRPTA Certificate.    The Company shall deliver to Parent at the Closing a statement and an accompanying IRS notice, pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3)(i), certifying that the stock of the Company is not a “United States real property interest”

within the meaning of Section 897 of the Code, in each case dated as of the Closing Date. The Company’s obligation under this Section 5.15 shall be disregarded for purposes of determining whether Section 6.2(b) has been satisfied and the sole remedy of Parent for breach of the first sentence of this Section 5.15 shall be withholding under Section 2.2(g).
SECTION 5.16    CVR Agreement.    As promptly as practicable after the date of this Agreement and, in any event, at or prior to the Effective Time, Parent shall duly adopt, execute and deliver, and the parties shall cause the Rights Agent to execute and deliver, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent and agreed to by the Company (such agreement not to be unreasonably withheld, conditioned or delayed) (provided that such revisions are not, individually or in the aggregate, detrimental or adverse to any Person entitled to the receipt of a CVR in the Merger Transactions). The Company shall countersign and become a party to the CVR Agreement, effective as of the Effective Time. Parent and the Company shall each use their reasonable best efforts and cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVR is not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” Laws.
SECTION 5.17    Convertible Notes.
(a)   Parent, MergerCo and the Company shall, as and to the extent required by the Convertible Notes Indenture, execute, and use reasonable best efforts to cause the Trustee to execute, any supplemental indenture(s), amendments or other documentation and deliver any certificates and other documents required by the Convertible Notes Indenture to be delivered by such Persons in connection with such supplemental indenture(s), amendments or other documentation, in each case, on terms and conditions reasonably acceptable to Parent and the Company. In addition, prior to the Effective Time, the Company shall give any notices and take all actions required under the terms of the Convertible Notes or the Convertible Notes Indenture as a result of the Merger, which actions shall include the Company (or its Subsidiaries or other Representatives, as applicable) (i) giving any notices that may be required in connection with the Merger and the other transactions contemplated by this Agreement and settling any conversions of the Convertible Notes occurring prior to or as a result of the Merger in accordance with the terms of the Convertible Notes Indenture, (ii) preparing any supplemental indentures required in connection with the Merger and the other transactions contemplated by this Agreement and the consummation thereof to be executed and delivered to the Trustee at or prior to the Effective Time, in form and substance reasonably satisfactory to the Trustee and Parent, and (iii) taking all such further actions, including delivering any officer’s certificates and legal opinions, as are necessary to comply with all of the terms and conditions of the Convertible Notes Indenture in connection with the Merger and the other transactions contemplated by this Agreement. Prior to taking any of the foregoing actions prior to the Effective Time, the Company shall consult with and reasonably cooperate with Parent with respect to the action and the intended manner and form thereof. The Company will not make any settlement election under or make any change to the terms of the Convertible Notes Indenture or take any action that would result in a change to the Conversion Rate (as defined in the Convertible Notes Indenture) without the prior written consent of Parent, which consent (with respect to any such settlement election) shall not be unreasonably withheld. Notwithstanding anything to the contrary in this Agreement, prior to the Effective Time, the Company will settle conversions, if any, of the Convertible Notes as required pursuant to the terms of the Convertible Notes Indenture.
(b)   The Company shall provide Parent and its counsel at least five Business Days to review and comment on any notices (other than any Settlement Notice (as defined in the Convertible Notes Indenture)), certificates, press releases, supplemental indentures, or other documents or instruments deliverable pursuant to the Convertible Notes Indenture prior to the dispatch or making thereof and shall incorporate all reasonable comments provided by Parent and its counsel with respect thereto.
SECTION 5.18    Company Warrants.
(a)    Parent, MergerCo and the Company shall, as and to the extent required by the Company Warrants, execute all agreements and deliver all notices, documents and instruments as may be required by the Company Warrants to be delivered to holders thereof. Notwithstanding anything to the contrary in this Agreement and subject to the immediately preceding sentence, prior to the Effective Time, the Company shall give any notices and take all actions required under the terms of the Company Warrants as a result of the Merger, which actions shall include the Company (or its Subsidiaries or other Representatives, as applicable) (i) giving any notices that may be required in connection with the Merger and the other transactions contemplated by this Agreement and settling any exercises of Company Warrants occurring prior to or as a result of the Merger in accordance with the terms of the Company Warrants, and (ii) taking all such further actions, including delivering any certificates and other documentation, as are necessary to comply with all of the terms and conditions of the Company Warrants in connection with the Merger and the other transactions contemplated by this Agreement.
(b)   The Company shall provide Parent and its counsel at least five Business Days to review and comment on any notices, certificates, press releases, agreements or other documents or instruments deliverable pursuant to the Company Warrants prior to the dispatch or making thereof and shall incorporate all reasonable comments provided by Parent and its counsel with respect thereto.
SECTION 5.19    Section 16 Matters.    Prior to the Effective Time, the Company shall take all such steps as may be reasonably required to cause any dispositions of shares of Company Common Stock and Equity-Based Awards resulting from the transactions contemplated by this Agreement by each director or officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
ARTICLE VI
Conditions to the Merger
SECTION 6.1    Conditions to Each Party’s Obligation To Effect the Merger.    The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or written waiver by Parent and the Company, if permissible under applicable Law) at or prior to the Closing of the following conditions:
(a)    No Restraints.    No Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction or any applicable Law (collectively, “Restraints”) shall be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger;
(b)    Required Regulatory Approvals; HSR.    (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or early termination thereof shall have been granted; and (ii) the authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations of the waiting periods required from, any Governmental Authority pursuant to any Antitrust Laws required in connection with the Merger in any jurisdiction set forth in Section 6.1(b) of the Company Disclosure Letter shall have been filed, have occurred or been obtained.
(c)    Company Stockholder Approval.   The Company Stockholder Approval shall have been obtained.
SECTION 6.2    Conditions to the Obligations of Parent and MergerCo.   The obligations of Parent and MergerCo to effect the Merger shall be subject to the satisfaction (or written waiver by Parent, if permissible under applicable Law) at or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of the Company (i) set forth in Section 3.6(b) shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in the first three sentences of Section 3.2(a) and the first sentence of Section 3.2(b) shall be true and correct, except for de minimis inaccuracies, as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) set forth in the first two sentences of Section 3.1(a), Section 3.2(a) (other than the first three sentences thereof), Section 3.2(b) (other than the first sentence thereof), Section 3.2(d), Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.20 and Section 3.21 shall be true and correct in all material respects, after applying the Materiality Scrape, as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) set forth in this Agreement, other than those Sections specifically identified in clauses (i), (ii) and (iii) of this paragraph, shall be true and correct, after applying the Materiality Scrape, as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect;
(b)   Compliance with Covenants.   Subject to Section 5.13(b), the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it at or prior to the Effective Time under this Agreement;
(c)   Absence of Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred, and be continuing, a Material Adverse Effect; and
(d)   Company Closing Certificate.   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed on behalf of the Company by a duly authorized executive officer of the Company, certifying that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.
SECTION 6.3   Conditions to the Obligations of the Company.   The obligations of the Company to effect the Merger shall be subject to the satisfaction (or written waiver by the Company, if permissible under applicable Law) at or prior to the Closing of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and MergerCo set forth in this Agreement shall be true and correct, after applying the Materiality Scrape, as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;
(b)   Compliance with Covenants.   Parent and MergerCo shall have complied with or performed in all material respects their obligations required to be complied with or performed by them at or prior to the Effective Time under this Agreement; and
(c)   Parent Closing Certificate.   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed on behalf of Parent and MergerCo by an executive officer of Parent, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
ARTICLE VII
Termination
SECTION 7.1   Termination.    This Agreement may be terminated, and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as otherwise expressly noted):
(a)   by the mutual written consent of the Company and Parent;
(b)   by either the Company or Parent:
(i)   if the Effective Time shall not have occurred on or prior to November 1, 2026 (the “Outside Date”); provided, that if conditions set forth in Article VI are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) on or prior to the Outside Date, but the Closing would occur in accordance with Section 1.2 on a date that is within three Business Days after the Outside Date (the “Specified Date”), then the Outside Date shall be automatically extended to the Specified Date and the Specified Date shall become the Outside Date for purposes of this Agreement; provided further that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or resulted in the failure of the Effective Time to have occurred on or prior to the Outside Date (it being understood that Parent and MergerCo shall be deemed a single party for purposes of the foregoing proviso);
(ii)   if any Restraint in the U.S. or any applicable jurisdiction having the effect set forth in Section 6.1(a) shall be in effect and shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party hereto whose breach of or failure to perform its obligations under this Agreement has been the principal cause of or resulted in such Restraint (it being understood that Parent and MergerCo shall be deemed a single party for purposes of the foregoing proviso); or
(iii)   if the Company Stockholders’ Meeting (including any adjournments, recesses or postponements thereof) shall have concluded and the Company Stockholder Approval shall not have been obtained;
(c)   by Parent:
(i)   if the Company’s representations or warranties shall have failed to be true and correct or the Company shall have failed to perform any of its covenants or agreements set forth in this Agreement, which untruth or inaccuracy or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is incapable of being cured or, if capable of being cured by the Outside Date (it being understood and agreed that any breach or failure to perform of Section 5.13(a) shall be deemed capable of being cured by the Outside Date), the Company shall not have cured such breach or failure to perform by the earlier of (x) the Outside Date and (y) the date that is 30 calendar days following receipt by the Company of written notice of such untruth or inaccuracy or failure to perform from Parent, provided that, for the avoidance of doubt, in no event shall the period set forth in this clause (y) exceed 30 calendar days, including as a result of subclause (iii) of Section 5.13(b); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent’s or MergerCo’s representations and warranties are untrue or incorrect or Parent or MergerCo is then in breach of any of its covenants or agreements hereunder, in each case, such as would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b); or
(ii)   prior to receipt of the Company Stockholder Approval, if the Board of Directors of the Company or any duly authorized committee thereof shall have made an Adverse Recommendation Change; or
(d)   by the Company:
(i)   if either Parent’s or MergerCo’s representations or warranties shall have failed to be true and correct or either Parent or MergerCo shall have failed to perform any of its covenants or agreements set forth in this Agreement, which untruth or inaccuracy or failure to perform (A) (x) would give rise to a Parent Material Adverse Effect or (y) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is incapable of being cured or, if capable of being cured by the Outside Date, either Parent or MergerCo, as applicable, shall not have cured such breach or failure to perform by the earlier of (x) the Outside Date and (y) the date that is 30 calendar days following receipt by Parent of written notice of such untruth or inaccuracy or failure to perform from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if the Company’s representations and warranties are untrue or incorrect or the Company is then in breach of any of its covenants or agreements hereunder, in each case. such as would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b);
(ii)   prior to receipt of the Company Stockholder Approval, in connection with entering into a Company Acquisition Agreement that provides for a Superior Proposal in accordance with clause (II) of Section 5.2(e); provided that prior to or substantially concurrently with such termination the Company pays or causes to be paid the Company Termination Fee to the extent due and payable under Section 7.3(a) so long as Parent has timely provided the Company with wire instructions for such payment; or

(iii)   at any time prior to the Effective Time and whether prior to or after the receipt of the Company Stockholder Approval if (A) the Merger shall not have been consummated on the date upon which Parent is required to consummate the Closing pursuant to Section 1.2; (B) all of the conditions set forth in Section 6.1 and Section 6.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived; (C) the Company has irrevocably notified Parent in writing that (x) it is ready, willing and able to consummate the Closing, and (y) as of such time, based on the information then available to the Company, all conditions set forth in Section 6.3 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 6.3; (D) the Company has given Parent written notice at least three Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d)(iii) if Parent and MergerCo fail to consummate the Merger; and (E) Parent and MergerCo fail to consummate the Merger by the expiration of the three Business Day period contemplated by the foregoing clause (D).
SECTION 7.2   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 5.5 (with respect to the Confidentiality Agreement), Section 5.13(f), this Section 7.2, Section 7.3, and Article VIII, all of which shall survive termination of this Agreement), and (other than with respect to such surviving sections) there shall be no liability on the part of Parent, MergerCo, the Company, the Debt Financing Sources (except, for the avoidance of doubt and as applicable, to Parent and MergerCo under the terms of the Debt Commitment Letter or Fee Letters) or their respective directors, officers and Affiliates, except, subject to Section 7.3 (including the limitations on liability set forth therein), no such termination shall relieve any party from liability for damages to another party resulting from a Willful Breach of this Agreement or any other agreement delivered in connection herewith or Fraud (which liability the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the Transactions). For the avoidance of doubt, (i) the Limited Guarantee shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms, and (ii) the Confidentiality Agreement shall survive termination of this Agreement and shall remain in full force and effect in accordance with its terms.
SECTION 7.3   Termination Fee.
(a)   In the event that:
(i)   this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) or Section 7.1(c)(i); provided that (A) a bona fide Takeover Proposal shall have been made to the Board of Directors of the Company (or any duly authorized committee thereof) (or, in the case of a termination pursuant to Section 7.1(b)(iii), publicly made) by a third party after the date of this Agreement and not withdrawn (or, in the case of a termination pursuant to Section 7.1(b)(iii), publicly withdrawn) prior to the completion of the Company Stockholders’ Meeting (including any adjournment or postponement thereof) with respect to a termination pursuant to Section 7.1(b)(iii) and the time this Agreement is terminated with respect to a termination pursuant to Section 7.1(b)(i) or Section 7.1(c)(i) and (B) within 12 months of the date this Agreement is terminated, the Company or any of its Subsidiaries enters into a binding definitive agreement with any Person with respect to a Takeover Proposal; provided that, for purposes of clauses (A) and (B) of this Section 7.3(a)(i), the references to “20%” or “80%” in the definition of Takeover Proposal shall be deemed to be references to “50%”; or
(ii)   this Agreement is terminated (A) by Parent pursuant to Section 7.1(c)(ii) or (B) by the Company pursuant to Section 7.1(d)(ii);
then, in any such event under clause (i) or (ii) of this Section 7.3(a), the Company shall pay or cause to be paid the Company Termination Fee to Parent or its designee by wire transfer of same-day funds so long as Parent has timely provided the Company with wire instructions for such payment (x) in the case of Section 7.3(a)(ii)(A), within two Business Days after such termination, (y) in the case of

Section 7.3(a)(ii)(B), prior to or substantially concurrently with such termination or (z) in the case of Section 7.3(a)(i), prior to or substantially concurrently with entry into such definitive agreement with respect to a Takeover Proposal referred to therein; it being understood that in no event shall the Company be required to pay or cause to be paid the applicable Company Termination Fee on more than one occasion, even though such payment may be payable under one or more provisions hereof. As used herein, “Company Termination Fee” shall mean a cash amount equal to $34,154,539.
(b)   If this Agreement is terminated by the Company pursuant to Section 7.1(d)(i) or Section 7.1(d)(iii), or either by Parent or the Company pursuant to Section 7.1(b)(i) if at such time the Company would be entitled to terminate this Agreement pursuant to Section 7.1(d)(i) or Section 7.1(d)(iii), then Parent must promptly (and in any event within two Business Days) following such termination pay, or cause to be paid, to the Company a fee in an amount equal to $68,309,078 (the “Parent Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by the Company; it being understood that in no event shall Parent be required to pay or cause to be paid the Parent Termination Fee on more than one occasion, even though such payment may be payable under one or more provisions hereof.
(c)   Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that without these agreements, the other parties hereto would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to timely pay or cause to be paid any amount due pursuant to this Section 7.3 and, in order to obtain the payment, Parent or the Company, as the case may be, commences an Action in connection with, in the case of Parent, enforcing its rights hereunder and, in the case of the Company, enforcing its rights hereunder or under the Limited Guarantee, which results in a judgment against the other party, with respect to Parent or MergerCo, or the other party or parties (including the parties to the Limited Guarantee), with respect to the Company, for the payment set forth in this Section 7.3, such paying party shall pay or cause to be paid to the other party or parties, as applicable, its or their reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received (collectively, “Collection Costs”).
(d)   Subject in all respects to Parent’s injunction, specific performance and equitable relief rights and related rights set forth in Section 8.8 and the reimbursement obligations of the Company with respect to Collection Costs set forth in Section 7.3(c), in the event the Company Termination Fee is paid to Parent in circumstances for which such fee is payable pursuant to Section 7.3(a), payment of the Company Termination Fee shall be deemed to be liquidated damages and the sole and exclusive monetary damages remedy of Parent, MergerCo or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors, officers, Affiliates or other Representatives (collectively, the “Parent Related Parties”) against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates or other Representatives (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise in connection with the Transactions, and upon payment of such amount none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. While Parent may pursue both a grant of specific performance in accordance with Section 8.8 and the payment of the applicable Company Termination Fee under Section 7.3, under no circumstances shall Parent be permitted or entitled to receive both a grant of specific performance that results in a Closing and any money damages, including all or any portion of the applicable Company Termination Fee.
(e)   In connection with any loss suffered by any Parent Related Party as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise in connection with the Transactions, other than in the circumstances in which Parent is entitled to receive the Company Termination Fee in accordance with Section 7.3(a) (in which case Section 7.3(d) shall apply), Parent agrees, on behalf of itself and the Parent Related Parties, that the maximum aggregate monetary liability of the Company and the Company Related Parties, if any, shall be limited to the amount of the Company Termination Fee, together with any Collection Costs, and in no event shall Parent or any Parent Related Party seek or be entitled to recover from the Company or any Company Related Parties, and Parent on behalf of itself and the Parent Related Parties hereby irrevocably waives and relinquishes any right to seek or recover, any monetary damages in excess of such amount (subject in all respects to Parent’s injunction, specific performance and equitable relief rights and related rights set forth in Section 8.8).
(f)   Subject in all respects to the Company’s injunction, specific performance and equitable relief rights and related rights set forth in Section 8.8, the indemnification and reimbursement obligations of Parent set forth in Section 5.13(f) (the “Finance Expenses”) and with respect to Collection Costs set forth in Section 7.3(c), and the terms of the Equity Commitment Letter and Limited Guarantee, in the event the Parent Termination Fee is paid to the Company in circumstances for which such fee is payable pursuant to Section 7.3(b), payment of the Parent Termination Fee shall be deemed to be liquidated damages and the sole and exclusive monetary damages remedy of the Company or any Company Related Parties against Parent, MergerCo and any Parent Related Parties for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise in connection with the Transactions, and upon payment of such amount none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. While the Company may pursue both a grant of specific performance in accordance with Section 8.8 and the payment of the Parent Termination Fee under Section 7.3, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance that results in a Closing and any money damages, including all or any portion of the Parent Termination Fee. Parent and MergerCo acknowledge and agree that nothing in this Section 7.3(f) or Section 7.3(g) shall limit or otherwise affect any rights of the Company under the Confidentiality Agreement.
(g)   In connection with any loss suffered by any Company Related Party as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder in connection with the Transactions, other than in the circumstances in which the Company is entitled to receive the Parent Termination Fee in accordance with Section 7.3(b) (in which case Section 7.3(f) shall apply), the Company agrees, on behalf of itself and the Company Related Parties, that the maximum aggregate monetary liability of Parent and the Parent Related Parties, if any, shall be limited to the amount of the Parent Termination Fee, together with any Collection Costs and Finance Expenses, and in no event shall the Company or any Company Related Party seek or be entitled to recover from Parent or any Parent Related Parties, and the Company on behalf of itself and the Company Related Parties hereby irrevocably waives and relinquishes any right to seek or recover, any monetary damages in excess of such amount (subject in all respects to the Company’s injunction, specific performance and equitable relief rights and related rights set forth in Section 8.8).
ARTICLE VIII
Miscellaneous
SECTION 8.1   No Survival of Representations and Warranties.   None of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement (other than the CVR Agreement) shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time, including the CVR Agreement.
SECTION 8.2   Amendment or Supplement.   Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company; provided further that any modification or amendment of Section 7.2 (solely to the extent that it relates to the Debt Financing Sources), this proviso of Section 8.2, clause (vii) of Section 8.6, Section 8.7(c) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.7(d) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.9 (solely to the extent that it relates to the Debt Financing Sources Related Parties) or Section 8.17 (solely to the extent that it relates to the Debt Financing Sources Related Parties) or the definitions of Debt Commitment Letter, Debt Financing, Debt Financing Sources or Debt Financing Sources Related Parties that is adverse in any material respect to the interests of the Debt Financing Sources

Related Parties, will not be effective against the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources.
SECTION 8.3   Extension of Time, Waiver, etc.   At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and MergerCo shall be deemed a single party for purposes of the foregoing); provided, however, that following receipt of the Company Stockholder Approval, there shall be no waiver or extension of this Agreement that would require further approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company, Parent or MergerCo in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
SECTION 8.4   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, delayed or conditioned), except that Parent and MergerCo will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement only from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or MergerCo or other disposition of all or substantially all of the assets of Parent, MergerCo or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case of clauses (a) through (c), such assignment will not impede the rights of the holders of shares of Company Common Stock and Equity-Based Awards or the Indemnitees pursuant to this Agreement. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.4 shall be null and void.
SECTION 8.5   Counterparts.   This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. The parties hereto agree that electronic signatures (including DocuSign) will have the same legal effect as original signatures.
SECTION 8.6   Entire Agreement; No Third-Party Beneficiaries.   This Agreement (including the Company Disclosure Letter, the CVR Agreement, the Commitment Letters, the Limited Guarantee, and the other exhibits, annexes and instruments referred to herein) and the Confidentiality Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for: (i) if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration as provided in Section 2.1; (ii) if the Effective Time occurs, the right of the holders of Equity-Based Awards and participants in the Company ESPP to receive such amounts as provided for in Article II; (iii) if the Effective Time occurs, the rights of the Indemnitees set forth in Section 5.6 and Section 5.8 of this Agreement; (iv) the rights of the Company Related Parties set forth in Section 7.3(d) and (e); (v) the rights of the Parent Related Parties set forth in Section 7.3(f) and (g); (vi) the rights of the Persons listed in Section 5.13(f); and (vii) each Debt Financing Sources Related Party shall be a third-party beneficiary of Section 7.2 (solely to the extent that it relates to the Debt Financing Sources), the proviso in Section 8.2, this clause (vii) of Section 8.6, Section 8.7(c) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.7(d) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 8.9 (solely to the extent that it relates to the Debt Financing Sources Related Parties) and Section 8.17 (solely to the extent that it relates to the Debt Financing Sources Related Parties).
SECTION 8.7   Governing Law; Jurisdiction.
(a)   This Agreement and all Actions arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the Laws that might otherwise govern under any applicable conflict of Laws principles.
(b)   All Actions arising out of or relating to this Agreement or the Transactions shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action, (iii) agree to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any such court and (iv) agree to not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware), except for Actions brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 8.7(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
(c)   Notwithstanding anything to the contrary in this Agreement, each party to this Agreement acknowledges and irrevocably agrees (i) that any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources Related Party arising out of or relating to this Agreement or the Debt Commitment Letter or the performance thereunder shall be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) that, except to the extent relating to the interpretation of any provisions in this Agreement or the Equity Commitment Letter, any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources Related Party shall be governed by, and construed in accordance with, the Laws of the State of New York, (iii) not to bring or permit any of their Affiliates to bring any such legal action in any other court and (iv) that the provisions of this Section 8.7(c) shall apply to any such legal action.
(d)   Notwithstanding anything in this Agreement to the contrary, each party hereby irrevocably and unconditionally agrees that it will not bring or support any litigation against any Debt Financing Sources Related Party in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction sitting in the Borough of Manhattan of the City of New York, whether a state or federal court, that the provisions of Section 8.9 relating to the waiver of jury trial shall apply to such action, suit or proceeding and that, except to the extent relating to the interpretation of any provisions in this Agreement or the Equity Commitment Letter, any such action, suit or proceeding shall be governed by and construed in accordance with the Laws of the State of New York.
SECTION 8.8   Specific Enforcement.   The parties hereto agree that irreparable damage for which monetary relief (including any fees payable pursuant to Section 7.3), even if available, would not be an adequate remedy in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the Transactions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.7(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 7.3 (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (ii) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (c) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Parent would have entered into this Agreement. Notwithstanding the foregoing, it is explicitly agreed that the Company shall have the right to an injunction or specific performance to cause the Equity Financing to be funded and to cause Parent and MergerCo to consummate the Merger if and only if (1) all conditions in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing (provided such conditions would be satisfied as of such date)) at the time when the Closing was required to have occurred pursuant to Section 1.2, (2) the Debt Financing (or any Alternative Financing) has been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof at the Closing if the Equity Financing is funded to fund the Merger at the Closing, and (3) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing is funded and Parent and MergerCo comply with their obligations hereunder, then the Company is ready, willing and able to, and will take such actions as are within its control, to consummate the Closing pursuant to Article I. Subject to the foregoing and the terms and conditions of the Equity Commitment Letter and/or the Limited Guarantee, the parties agree that the Company may cause Parent to enforce the terms of the Equity Commitment Letter and/or the Limited Guarantee to cause the Equity Commitment Parties to provide funds to Parent and MergerCo to permit Parent and MergerCo to satisfy their respective obligations hereunder. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties hereto otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.8 shall not be required to provide any bond or other security in connection with any such order or injunction. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 8.8, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that the remedies provided for in this Section 8.8 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 8.8 shall require any party hereto to institute any Action for (or limit any party’s right to institute any Action for) specific performance under this Section 8.8 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination) to the extent otherwise permitted hereby and subject to the conditions and limitations on liability herein, nor shall the commencement of any Action pursuant to this Section 8.8 or anything set forth in this Section 8.8 restrict or limit any party’s right, subject in all respects to the other terms of this Agreement, to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies that may be available at any time in accordance with this Agreement.
SECTION 8.9   WAIVER OF JURY TRIAL.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT

HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.9.
SECTION 8.10   Notices.   All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to Parent or MergerCo (or, following the Effective Time, the Surviving Corporation), to it at:
c/o ArchiMed SAS
Silex2
9 Rue des Cuirassiers
69003 Lyon
France
Attention: Justin Bateman
Email: [***]
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
787 7th Avenue
New York, NY 10019
Attention:
David D’Urso
Adam Cromie

Email:
ddurso@sidley.com
adam.cromie@sidley.com

If to the Company (prior to the Effective Time), to it at:
3891 Ranchero Drive
Suite 150
Ann Arbor, MI 48101
Attention: Chief Executive Officer
Email: [***]
with copies (which shall not constitute notice) to:
3891 Ranchero Drive
Suite 150
Ann Arbor, MI 48101
Attention: Chief Legal Officer
Email: [***]
and
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:
Stuart M. Cable
Lisa R. Haddad
Jean A. Lee

Email:
scable@goodwinlaw.com
lhaddad@goodwinlaw.com
jeanlee@goodwinlaw.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 8.11   Severability.   If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law.
SECTION 8.12   Definitions.   (a)    As used in this Agreement, the following terms have the meanings ascribed thereto below:
“Action” means any claim, complaint (including a qui tam complaint), action, audit, suit, arbitration, litigation, civil investigative demand, criminal information, subpoena, search warrant, lawsuit or any proceeding or investigation, in each case that is by or before any Governmental Authority.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided that, other than in the case of the definition of Confidentiality Agreement and Parent Related Party, or for purposes of Section 3.21, Section 4.7, Section 4.12, Section 4.14, Section 4.15, Section 5.3(f), Section 5.4, Section 5.5, ARTICLE VII and Section 8.17, in no event shall Parent, MergerCo or any of their respective Subsidiaries be considered an Affiliate of any portfolio company or investment fund affiliated with ArchiMed (excluding any investment fund that is an Equity Commitment Party) nor shall any portfolio company or investment fund affiliated with ArchiMed (excluding any investment fund that is an Equity Commitment Party) be considered to be an Affiliate of Parent, MergerCo or any of their respective Subsidiaries. For the avoidance of doubt, for all purposes of this Agreement, each Equity Commitment Party is deemed to be an Affiliate of Parent.
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Business Day” means a day except a Saturday, a Sunday or other day on which the banking institutions in the City of New York, New York are authorized or required by Law or executive order to be closed.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means each collective bargaining, works council or other trade or labor union Contract or labor, employee association or similar arrangement (including all addenda, side letters, memoranda of undertakings, amendments and similar ancillary agreements thereto).
“Commonly Controlled Entity” means any Person or entity that, together with the Company or any of its Subsidiaries, is, or was at the relevant time, required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Company Charter Documents” means the Company’s certificate of incorporation and bylaws, each as amended and/or restated, as the case may be, and as in effect on the date hereof.
“Company Data” means all data, information, and data compilations contained in the Company IT Assets or any databases of the Company or any of its Subsidiaries, including Personal Data and confidential information, that are used by, or necessary to the Company or any of its Subsidiaries.
“Company ESPP” means the Company’s 2020 Employee Stock Purchase Plan, as amended from time to time.

“Company IT Assets” means the IT Assets leased, owned or otherwise controlled by the Company or any of its Subsidiaries and used in the operation of the businesses of the Company or any of its Subsidiaries as currently conducted.
“Company Lease” means any lease, sublease, license or other agreement (including any amendments, guaranties, assignments and other documents related thereto) pursuant to which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies any Leased Real Property.
“Company Plan” means each (i) employee welfare plan within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA), (ii) employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (iii) employee pension benefit plan within the meaning of Section 3(2) of ERISA, (iv) stock option, stock purchase, phantom stock, compensatory equity or other equity or equity-based plan, program, policy, agreement or arrangement, (v) individual management, employment, consulting, independent contractor, change-in-control, transaction, severance, retention or other similar agreement, and (vi) bonus, incentive, deferred compensation, change in control, transaction, retention, profit-sharing, retirement, pension, savings, post-retirement, vacation, severance or termination pay, sabbatical, medical, dental, vision care, disability, employee relocation, group legal, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance, death benefit, accident insurance, benefit or fringe benefit, or other compensation and/or employee benefit plan, program, policy, agreement or other arrangement, in each case, that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries is obligated to sponsor, maintain or contribute to or to which the Company or any of its Subsidiaries have or may have any liability (whether actual or contingent, direct or indirect) (other than any plan, program, policy, agreement or arrangement mandated by applicable Law and maintained by a Governmental Authority).
“Company Products” means the products and services designed, developed, marketed, offered, performed, licensed, manufactured, tested, formulated, processed, labeled, packaged, advertised, promoted, sold, distributed or otherwise made commercially available by the Company or any of its Subsidiaries, and from which the Company or any of its Subsidiaries currently derives or recognizes any revenue, including any pharmaceutical agent comprising or containing bempedoic acid in any formulation, presentation and strength, either alone or in combination with other active pharmaceutical ingredients, any pharmaceutical agent comprising or containing bumetanide, and any drug-device combination products, including the products NEXLETOL®, NEXLIZET®, NILEMDO® NUSTENDI® and ENBUMYST™.
“Company Warrants” means outstanding warrants to purchase shares of Company Common Stock originally issued by the Company on December 7, 2021 and March 22, 2023.
“Contract” means any written legally binding agreement, contract, subcontract, lease, instrument, bond, mortgage, indenture, license or sublicense, or other legally binding commitment.
“Convertible Notes” means the Company’s 5.75% Convertible Senior Subordinated Notes due 2030 issued pursuant to the Convertible Notes Indenture.
“Convertible Notes Indenture” means the Indenture, dated as of December 17, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
“Copyright” is defined in the definition of Intellectual Property Rights.
“COVID-19” means the COVID-19 pandemic, including any evolutions, mutations or variants of SARS-CoV-2 or the COVID-19 disease, any “second” or “subsequent” waves and any further epidemics, pandemics, disease outbreaks or other public health conditions related thereto.
“Credit Agreement” means that certain Credit Agreement, dated as of December 13, 2024, by and among the Company, as borrower, GLAS USA LLC and GLAS AMERICAS LLC, as administrative agent, and the lenders party thereto, as amended, restated, replaced or otherwise modified from time to time.

“CVR Agreement” means a Contingent Value Rights Agreement substantially in the form attached hereto as Exhibit C, to be entered into among Parent, the Company and the Rights Agent, with such reasonable revisions thereto requested by such Rights Agent and agreed to by Parent and the Company (such agreement not to be unreasonably withheld, conditioned or delayed) (provided that such revisions are not, individually or in the aggregate, detrimental or adverse to any Person entitled to the receipt of a CVR in the Merger Transactions).
“Data Privacy, Security and AI Requirements” means any applicable Laws, binding industry requirements, Company publicly communicated and/or distributed statements or privacy policies, and contractual commitments relating to (i) the confidentiality, integrity, availability, collection, use, access, Processing, protection, Security Incident notification, deletion, or disclosure of Company Data or Company IT Assets, (ii) cybersecurity (including secure software development), or (iii) artificial intelligence, automated decision making or machine learning technologies.
“Debt Financing Sources” means the Persons that have committed to provide or arrange the Debt Financing (including the parties (other than Parent, MergerCo and any of their respective Affiliates) to any Debt Commitment Letter) in connection with the transactions contemplated by this Agreement (including any arrangers or agents in connection with the Debt Financing that are party to any Debt Commitment Letter).
“Debt Financing Sources Related Party” means the Debt Financing Sources together with their respective Affiliates involved in the Debt Financing, and the respective directors, officers, employees, partners, members, managers, agents, advisors, controlling persons, and the other representatives involved in the Debt Financing, successors and permitted assigns of each of the foregoing.
“Domain Name” is defined in the definition of Intellectual Property Rights.
“Encumbrance” means any pledge, lien, charge, mortgage, deed of trust, security interest, lease, license, restriction, hypothecation, option to purchase, lease, license or acquire any interest, right of first refusal or offer, conditional sale or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right-of-way or other title defect or encumbrance of any kind or nature.
“Environmental Law” means any Law relating to pollution, protection of the environment, natural resources, or the protection of human health and safety (as such relates to exposure to Hazardous Substances), including those relating to the generation, use, treatment, management, storage, transport, handling, release, spill, disposal, investigation, or remediation of, or exposure to, Hazardous Substances.
“Equity Co-Investment” means any direct or indirect equity investment by any Person (other than the Equity Commitment Parties and their Affiliates) in Parent, MergerCo or the Surviving Corporation, or any of their respective Affiliates, in connection with the Transactions (including any co-investment alongside the Equity Commitment Parties or their Affiliates with respect to the Transactions).
“Equity Plans” means, collectively, the Company Amended and Restated 2013 Stock Option and Incentive Plan, the Company 2017 Inducement Equity Plan, and the Company 2022 Stock Option and Incentive Plan, each as amended from time to time.
“Equity-Based Awards” means, collectively, Company RSUs and Company Stock Options.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“FDA” means the United States Food and Drug Administration or any successor thereto.
“Federal Healthcare Program” has the meaning set forth in 42 U.S.C. § 1320a-7b(f) and any implementing regulations thereto and, without limiting the foregoing shall include any plan or program that provides health care benefits, whether directly, through insurance, or otherwise, that is funded directly, in whole or in part, by the government of the United States of America (other than the Federal Employees Health Benefits Program), including, without limitation, Medicare, Medicare Advantage, Medicaid, managed Medicaid, the Children’s Health Insurance Program, TRICARE, 340B Federal Drug Discount Program, and Veterans Health Administration programs (described in Title XVIII of the

Social Security Act, Title XIX of the Social Security Act, Title XXI of the Social Security Act, Title 10, Chapter 55 of the U.S.C., 42 U.S.C. § 256b and 38 U.S.C. § 8126, respectively), or any state health care program (as defined in Section 1128(h) of the Social Security Act).
“Fraud” means Delaware common law fraud in connection with the representations and warranties set forth in Article III and Article IV or the certificates delivered pursuant to Section 6.2(d) or Section 6.3(c), as applicable.
“GAAP” means generally accepted accounting principles in the U.S.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational, or any quasi-governmental or private body exercising any regulatory, taxing, importing, executive, legislative, judicial, or administrative powers or functions of or pertaining to any such government, or other governmental or quasi-governmental authority; any entity that contracts with a governmental entity to administer or assist in the administration of a governmental program when applicable rulemaking or policy making authority has been granted by statute or regulation to such entity; or any arbitrator with authority to bind a party at law. Governmental Authority shall include any agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer and/or enforce any Healthcare Laws or FDA Laws.
“Hazardous Substance” means any material, substance, or waste that is: (a) defined as “hazardous” or “toxic” or as a “pollutant” or “contaminant” or terms of similar meaning or regulatory effect under any Environmental Law, (b) petroleum or any fraction thereof, petroleum products or byproducts, polychlorinated biphenyls, asbestos or asbestos-containing materials, urea formaldehyde, per- and polyfluoroalkyl substances, toxic mold, radon and radioactive materials; or (c) regulated by, or for which liability or standards of conduct are imposed pursuant to, any Environmental Law.
“Healthcare Laws” means all Laws that govern or relate to the development, manufacture, commercialization, storage, labeling, packaging, marketing, promotion, supply, lease, research, clinical study, import and export, distribution, sale, provision, use and/or administration of, and/or payment for, any healthcare services, products, devices, pharmaceuticals, radiopharmaceuticals, materials, items and supplies including: (a) FDA Laws; (b) fraud and abuse Laws, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil Federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Statutes (18 U.S.C. §§ 286, 287, and 1001), the False Statements Relating to Health Care Matters Act (18 U.S.C. § 1035), the Health Care Fraud Act (18 U.S.C. § 1347), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58), the Laws regarding Exclusion and Civil Monetary Penalties (42 U.S.C. §§ 1320a-7, 1320a-7a and 1320a-7b), the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173), the federal Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h) and similar state Laws, and Laws similar to any of the foregoing; (c) the Patient Protection and Affordable Care Act (Pub. L. No. 111-148) and the Health Care and Education Reconciliation Act of 2010 (Pub. L. No. 111-152); (d) Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Civilian Health and Medical Program of the Department of Veterans Affairs (CHAMPVA), TRICARE, the State Children’s Health Insurance Program (Title XXI of the Social Security Act), the Public Health Service Act (42 U.S.C. § 201 et seq.), Laws implementing the Veterans Health Administration programs (including, without limitation, 38 U.S.C. Chapter 17), Laws setting forth the requirements under any other Federal Healthcare Program, including the terms of any Federal Healthcare Program participation agreements; (e) privacy and data security laws including HIPAA, inclusive of the Health Information Technology for Economic and Clinical Health Act (HITECH) and all implementing regulations and applicable guidance issued by the Department of Health and Human Services Office for Civil Rights with respect to health information privacy and data security; (f) Laws pertaining to deceptive trade practices; (g) any and all Permits required under Healthcare Laws; (h) Laws relating to quality, safety certification and accreditation standards and requirements; (i) the Medicare Secondary Payer Law (42 U.S.C. § 1395y); (j) the Federal Acquisition Regulations (FAR) (48 C.F.R. Chapter I et. seq.); (k) Laws relating to the manufacture, pricing, marketing, promotion, sale, purchase, distribution, use, coding, coverage, reimbursement, claims, billing, or payment of or for a pharmaceutical product, radiopharmaceutical product, device or other medical item, supply, or health care service; and (l) analogous foreign Laws similar to those described in clauses (a) through (k) of this paragraph.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Intellectual Property Rights” means all intellectual property rights, whether registered or unregistered, in any jurisdiction throughout the world, including the following, and embodiments in any tangible form thereof: (a) any patents or patent applications, together with all reissuances, renewals, divisionals, extensions (including any supplementary protection certificates), reexaminations, provisionals, substitutions, continuations and continuations-in-part with respect thereto, utility model registrations and including all foreign equivalents relating to any such patents and patent applications (“Patents”); (b) any trademarks, rights in trade names, corporate names, business names, logos, service marks, trade dress, logos, or other indicia of origin, together with the goodwill associated with any of the foregoing and rights to sue for passing off and in unfair competition, and any application, registration or renewal thereof (“Trademarks”); (c) rights associated with works of authorship including any copyrights, design rights, masks work rights and related moral rights, copyright applications or registrations thereof (“Copyrights”); (d) any internet domain names, uniform resource locators, social media identifiers, handles or tags and registrations therefor (“Domain Names”); (e) rights in any confidential know-how, trade secrets or other confidential and proprietary information (“Trade Secrets”); and (f) rights in databases and data collections (including knowledge databases, customer lists and customer databases).
“IRS” means the Internal Revenue Service.
“IT Assets” means computer and other information technology systems, including hardware, Software, computer systems, databases and documentation, reference and resource materials relating thereto.
“Knowledge” means (i) with respect to the Company, the actual knowledge, after reasonable inquiry of their direct reports, of the individuals listed on Section 8.12(a) of the Company Disclosure Letter and (ii) with respect to Parent or MergerCo, the actual knowledge, after reasonable inquiry, of any of the officers or directors of Parent or MergerCo.
“Leased Real Property” means any real property that is leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries from any third party (in each case, whether as tenant, subtenant, licensee or other occupant) that consists of 1,000 square feet or more.
“Material Adverse Effect” means any effect, change, event or occurrence that (i) has had, or would be reasonably expected to have, a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (ii) would, or would reasonably be expected to, prevent, materially delay or materially impair the consummation by the Company of the Merger Transactions in accordance with the terms hereof; provided, however, that, in the case of clause (i) only, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting the industry in which the Company and its Subsidiaries operate or the economy, credit or financial or capital markets, in the U.S. or elsewhere in the world, including changes in interest or exchange rates, monetary policy, inflation, tariffs, sanctions, trade policies or trade wars, or government shutdowns or funding, or (B) to the extent arising out of, resulting from or attributable to (1) changes in Law or in GAAP after the date of this Agreement, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, political, legislative or social conditions, including due to the issuance of any executive orders by the President of the United States, or, in each case, any such changes that have been publicly proposed but the effectiveness of which is pending, (2) the announcement or performance of this Agreement or the consummation of the Transactions (other than for purposes of any representation or warranty contained in Section 3.3(d) and Section 3.4), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, payors, wholesalers, licensees, licensors, partners, employees or regulators, or any Transaction Litigation, (3) acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, (4) earthquakes, fires, floods, hurricanes, tornados or other natural disasters, force majeure events or other comparable events, (5) any action taken by the Company or its Subsidiaries that is required by this Agreement (other than the obligations set forth in Section 5.1(a)(i)) or with Parent’s written consent or at Parent’s written request, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement (provided that the foregoing shall not apply to any action omitted to be taken pursuant to Section 5.1 unless the Company has requested to take an action that is prohibited by Section 5.1 and Parent has unreasonably withheld, delayed or conditioned its written consent to such action), (6) any change in the Company’s credit ratings, (7) any decline in the market price, or change in trading volume, of the shares of the Company, (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow, cash position or other financial or operating metrics (it being understood that the exceptions in clauses (6), (7) and (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) or (B)) is a Material Adverse Effect), (9) any epidemic, pandemic or disease outbreak (including COVID-19) or any Pandemic Measures or any change in such Pandemic Measures or interpretations thereof following the date of this Agreement, (10) the availability or cost of equity, debt or other financing to Parent, MergerCo or the Surviving Corporation, and (11) any computer hacking, data breaches, ransom-ware, cybercrime or cyberterrorism (including by a nation-state or nation state-sponsored threat actor) affecting or impacting the Company or its Subsidiaries; provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (3), (4), or (9) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact or impacts (to the extent not otherwise excluded by this definition) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).
“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) any Laws succeeding thereto, and all applicable Laws pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.), any Laws statutes succeeding thereto, and all applicable Laws pertaining to such program. in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Merger Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger, but excluding, in any event, the Financing and the Equity Co-Investment.
“Milestone” has the meaning ascribed to such term in the CVR Agreement.
“Milestone Payment” has the meaning given to such term in the CVR Agreement.
“Milestone Payment Amount” has the meaning given to such term in the CVR Agreement.
“Milestone Payment Date” has the meaning given to such term in the CVR Agreement.
“Owned Company Intellectual Property” means all Intellectual Property Rights owned or purported to be owned, in whole or in part, or exclusively licensed to by the Company or any of its Subsidiaries.
“Pandemic Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction (or any other measures affecting the compensation or benefits of the employees of the

Company), reduced capacity, social distancing, shut down, closure, sequestration, safety or similar Law, requirement or mandate promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other epidemic, pandemic, disease outbreak or other public health condition and to the extent binding on the Company and its Subsidiaries.
“Parent Material Adverse Effect” means any effect, change, event or occurrence that would or would reasonably be expected to prevent or materially delay, interfere with, hinder or impair (i) the consummation by Parent or MergerCo of any of the Transactions or (ii) the compliance by Parent or MergerCo with its obligations under this Agreement or the CVR Agreement.
“Patent” is defined in the definition of Intellectual Property Rights.
“Payoff Letters” means one or more customary payoff letters from the applicable creditors (or their duly authorized agent or representative) under the Credit Agreement, stating the aggregate amount of indebtedness thereunder as of the date specified in such letter (which may be accompanied by a customary per diem for payment following such date) and the instructions for payment of the same to discharge such obligations and to release any guarantees and security interests thereunder.
“Permit” means all licenses, memberships, registrations, certifications, accreditations, permits, bonds, franchises, approvals, authorizations, consents or orders of, notifications to or filings with any Governmental Authority, whether non-U.S., federal, state, or local, any industry association or standards compliance organization or any other Person. “Permits” includes all Regulatory Authorizations.
“Permitted Encumbrances” means (i) with respect to real property, easements, rights-of-way, encroachments, restrictions, conditions, minor title defects and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not reasonably be expected to materially impair the use, utility or value of the applicable real property or otherwise materially impair the present business operations at such location, (ii) with respect to real property, zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property that are not violated by the present or reasonably contemplated business operations at such location, (iii) statutory Encumbrances for Taxes not yet due and payable or the amount or validity of which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iv) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Encumbrances arising in the ordinary course of business that are not yet overdue and payable or the amount or validity of which are being contested in good faith by appropriate proceedings, (v) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good-faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (vi) non-exclusive licenses of Intellectual Property Rights granted to third parties in the ordinary course of business, (vii) any interest or title of a lessor or sublessor under an operating lease, sublease or capitalized lease, (viii) Encumbrances arising under original purchase price conditional sales contracts and equipment leases and subleases with third parties, (ix) Encumbrances created by Parent, its Affiliates or representatives, or their successors or permitted assigns, (x) matters which would be disclosed by an inspection or accurate survey of each parcel of real property (including any encroachments or title defects or irregularities), (xi) purchase money liens and liens securing rental payments under capital lease arrangements, (xii) Encumbrances discharged at or prior to the Effective Time, (xiii) other Encumbrances (other than licenses of Intellectual Property Rights) that do not materially impair, and would not reasonably expected to materially impair, the existing use of the asset or property affected by such Encumbrance, and (xiv) Encumbrances identified on Section 8.12(b) of the Company Disclosure Letter.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Personal Information” means any information (i) that, directly or indirectly, is related to, describes or identifies a natural Person, or (ii) that constitutes personal information, personally identifiable information, protected health information, consumer health data, personal data or any similar term under any Data Privacy, Security, and AI Requirements.
“Process”, “Processed”, or “Processing” means any operation or set of operations which is performed on information, including Personal Information, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination or disposal of such information, and/or is considered “processing” by applicable Data Privacy, Security, and AI Requirements.
“Registered Company Intellectual Property” means all Owned Company Intellectual Property that is registered, filed, or issued under the authority of any Governmental Authority or domain name registrar, including all Patent registrations and applications therefor, Trademark registrations and applications therefor, Copyright registrations and applications therefor and Domain Name registrations included in the Owned Company Intellectual Property.
“Regulatory Authorizations” means any and all clearances, approvals, licenses, registrations and other forms of authorization, required under applicable Laws (including Healthcare Laws and FDA Laws) or otherwise required by any Governmental Authority for the manufacture, development, design, testing, distribution, use, storage, import, export, transport, promotion, marketing, sale, or other commercialization of the Company Products.
“Representatives” means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.
“Rights Agent” means a rights agent mutually acceptable to Parent and the Company.
“Sanctioned Country” means any country or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimea, so-called Donetsk People’s Republic or so-called Luhansk People’s Republic, Kherson, and Zaporizhzhia regions of Ukraine, Cuba, Iran and North Korea);
“Sanctioned Person” means (i) a person listed on a prohibited or restricted party list published by the United States government, including the U.S. Office of Foreign Assets Control “Specially Designated Nationals and Blocked Persons List” and “Consolidated Sanctions List,” or similar U.S. lists, or any such list maintained by the United Nations, the United Kingdom, the European Union or its Member States, or other authorities in applicable jurisdictions; (ii) the government, including any political subdivision, agency, or instrumentality thereof, of any Sanctioned Country or Venezuela; (iii) an ordinary resident of, or entity registered in or established under the jurisdiction of, a Sanctioned Country; or (iv) or a party 50% or more owned or controlled by, any of the parties listed in (i) – (iii).
“Sanctions” means all applicable economic, financial or trade sanctions, or embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the European Union, any European Union member state, the United Kingdom, the United Nations Security Council, and the relevant authorities in any other applicable jurisdictions.
“Security Incident” means any (i) unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other Processing of Personal Information and/or confidential information; (ii) unlawful or unauthorized occurrence or series of related occurrences on or conducted through the Company’s IT Assets that jeopardizes or impacts the confidentiality, integrity, or availability of the Company’s IT Assets or any Personal Information or confidential information stored or otherwise Processed therein; or (iii) occurrence that constitutes a “breach,” “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law.
“Software” means computer programs (whether in source code, object code, human readable form or other form), operating systems, software applications, application programming interfaces, firmware,

software diagnostics, software development tools and kits, software templates, menus, analytics and tracking tools, and software compilers, version control systems and operating system virtualization environments, together with all documentation to the extent related to any of the foregoing.
“Standard Software” means non-customized Software that (i) is licensed to the Company or any of its Subsidiaries pursuant to a non-exclusive license; (ii) is generally available on (and actually licensed under) standard terms; and (iii) involves annual payments by the Company and its Subsidiaries of $250,000 or less.
“Subsidiary”, when used with respect to any Person, means (i) any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) of which such Person or one of its Subsidiaries is a general partner or manager.
“Tax Returns” mean any reports, returns, information returns, filings, claims for refund or other information filed or required to be filed with a Governmental Authority in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing.
“Taxes” means any and all U.S. federal, state, and local or non-U.S. taxes, imposts, levies, withholdings, charges, duties, fees or other like assessments or charges, in each case in the nature of a tax (including, without limitation, taxes based upon or measured by income, net income, gross receipts, net worth, estimated, privilege, fuel, ad valorem, customs, duties, license, environmental, alternative minimum, add-on minimum, utility, windfall profits, franchise, capital stock, real property, personal property, tangible withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, workers’ compensation, value-added, unclaimed property, escheat, and all other taxes of any kind), imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.
“Third Party Payor” means any Federal Healthcare Programs, private insurers, managed care plans, and any other person or entity which presently or in the future maintains a third party payment or, reimbursement program.
“Third Party Payor Authorizations” means, with respect to any Third Party Payor Program, all participation agreements necessary to participate in such Third Party Payor Program.
“Third Party Payor Programs” means all payment, or reimbursement programs relating to health care items and/or services (including drugs and devices), sponsored or maintained by any Third Party Payor, including Federal Healthcare Programs.
“Trade Laws” means applicable sanctions, export and import controls, and antiboycott laws and regulations maintained, implemented, or enforced by the United States (including but not limited to applicable regulations of the U.S. Department of Commerce, the U.S. Department of the Treasury, and the U.S. Department of State), the United Kingdom, European Union and its Member States, and the relevant authorities in any other applicable jurisdictions.
“Trade Secret” is defined in the definition of Intellectual Property Rights.
“Trademark” is defined in the definition of Intellectual Property Rights.
“Transaction Litigation” means any Action commenced after the date hereof against the Company and/or any of its directors or officers (in their capacity as such) by any stockholders of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the Transactions.
“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger and the Financing.
“Treasury” means the U.S. Department of Treasury.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all Laws applicable to such program.
“Trustee” is defined in the definition of Convertible Notes Indenture.
“Underwater Option Milestone Payment” has the meaning given to such term in the CVR Agreement.
“WARN” means the U.S. Worker Adjustment and Retraining Notification Act and any similar foreign, state or local Law, regulation or ordinance.
“Willful Breach” means a material breach of, or a material failure to perform any, covenant, representation, warranty, or agreement set forth in this Agreement, in each case that is the consequence of an act or omission by a party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause or constitute such material breach or material failure to perform.
The following terms are defined on the page of this Agreement set forth after such term below:
Terms Not Defined in this Section 8.12	Section
Acceptable Confidentiality Agreement	Section 5.2(g)
Adverse Effect on the Financing	Section 5.13(g)
Adverse Recommendation Change	Section 5.2(e)
Affiliate Transactions	Section 3.18
Agreement	Preamble
Alternative Commitment Letters	Section 5.13(i)
Alternative Financing	Section 5.13(i)
Announcement	Section 5.4
Anti-Corruption Laws	Section 3.17(m)
Anti-Money Laundering Laws	Section 3.17(n)
Appraisal Shares	Section 2.6(a)
ArchiMed	Section 5.5
Balance Sheet Date	Section 3.5(c)
Bankruptcy and Equity Exception	Section 3.3(a)
Book-Entry Share	Section 2.1(c)
Capitalization Date	Section 3.2(a)
Centerview	Section 3.21
Certificate of Merger	Section 1.3
cGMP	Section 3.17(a)
Claim	Section 5.6(g)
Closing	Section 1.2
Closing Date	Section 1.2
Closing Date Underwater Option	Section 2.3(a)(iv)
COBRA	Section 3.10(e)
Collection Costs	Section 7.3(c)
Commitment Letters	Section 4.5(a)
Company	Preamble
Company Acquisition Agreement	Section 5.2(b)(v)

Terms Not Defined in this Section 8.12	Section
Company Board Recommendation	Recitals
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Inbound Licenses	Section 3.13(e)
Company Outbound Licenses	Section 3.13(e)
Company Preferred Shares	Section 3.2(a)
Company Related Parties	Section 7.3(d)
Company RSU	Section 2.3(a)(i)
Company SEC Documents	Section 3.5(a)
Company Securities	Section 3.2(b)
Company Stock Option	Section 2.3(a)(ii)
Company Stockholder Approval	Section 3.3(c)
Company Stockholders’ Meeting	Section 5.12(b)
Company Subsidiary Securities	Section 3.2(c)
Company Termination Fee	Section 7.3(a)(ii)
Comparability Period	Section 5.7(a)
Confidentiality Agreement	Section 5.5
Continuing Employee	Section 5.7(a)
Covered Entity	Section 3.17(k)
Customs Laws	Section 3.17(o)(vi)
Data Partners	Section 3.14(a)
Debt Commitment Letter	Section 4.5(a)
Debt Financing	Section 4.5(a)
DGCL	Recitals
Effective Time	Section 1.3
Employee Agreements	Section 3.13(e)
Equity Award CVR	Section 2.4(b)
Equity Commitment Letter	Section 4.5(a)
Equity Commitment Parties	Recitals
Equity Financing	Section 4.5(a)
ESPP Final Purchase Date	Section 2.3(b)
Exchange Act	Section 3.4
Exchange Fund	Section 2.2(a)
Existing Offering Period	Section 2.3(b)
FARs	Section 3.17(d)
FDA Laws	Section 3.17(a)
FDCA	Section 3.17(a)
Filed SEC Documents	Article III
Finance Expenses	Section 7.3(f)
Financing	Section 4.5(a)
Financing Uses	Section 4.5(e)
GCP	Section 3.17(a)
GLP	Section 3.17(a)

Terms Not Defined in this Section 8.12	Section
HIPAA	Section 3.19(k)
Indebtedness	Section 5.1(b)(vi)
Indemnitee	Section 5.6(a)
Indemnitees	Section 5.6(a)
Intervening Event	Section 5.2(h)
Judgment	Section 3.7(a)
Laws	Section 3.8(a)
Limited Guarantee	Recitals
Malicious Code	Section 3.14(f)
Material Contract	Section 3.16(a)
Materiality Scrape	Section 8.15(b)
Merger	Recitals
Merger Consideration	Section 2.1(c)
MergerCo	Preamble
MDRs	Section 3.17(d)
NASDAQ	Section 3.4
Option CVR Consideration	Section 2.3(a)(iii)
Outside Date	Section 7.1(b)(i)
Parent	Preamble
Parent Information	Section 5.12(a)
Parent Plans	Section 5.7(c)
Parent Related Parties	Section 7.3(d)
Parent Termination Fee	Section 7.3(b)
Paying Agent	Section 2.2(a)
Per Share Cash Consideration	Section 2.1(c)
Potential Takeover Proposal	Section 5.2(a)
Product Development and Commercialization Activities	Section 3.17(l)(i)
Proxy Statement	Section 3.4
QMSR	Section 3.17(a)
Qualifying Takeover Proposal	Section 5.2(c)
Qualifying Takeover Proposal Determination	Section 5.2(c)
R&D Sponsor	Section 3.13(j)
Regulated Third Parties	Section 3.17(a)
Regulatory Permits	Section 3.17(j)
Restraints	Section 6.1(a)
RSU Cash Consideration	Section 2.3(a)(i)
Sarbanes-Oxley Act	Section 3.5(a)
SEC	Section 3.4
Secretary of State of Delaware	Section 1.3
Section 409A	Section 2.4(a)
Securities Act	Section 3.5(a)
Security Assessments	Section 3.14(d)

Terms Not Defined in this Section 8.12	Section
Security Risk Analysis	Section 3.14(d)
Share Certificate	Section 2.1(c)
Social Security Act	Section 3.17(g)
Solvent	Section 4.6
Specified Date	Section 7.1(b)(i)
Stock Option Cash Consideration	Section 2.3(a)(iii)
Superior Proposal	Section 5.2(j)
Superior Proposal Notice Period	Section 5.2(e)(ii)
Surviving Corporation	Section 1.1
Takeover Law	Section 3.20(b)
Takeover Proposal	Section 5.2(i)
Tax Incentive	Section 3.9(n)
Top Customers	Section 3.16(d)
Top Suppliers	Section 3.16(d)
Underwater Option	Section 2.3(a)(v)
U.S.	Section 2.2(a)
VA	Section 3.17(l)(v)
SECTION 8.13   Fees and Expenses.   Whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in this Agreement. For the avoidance of doubt, whether or not the Transactions are consummated, all fees, costs and expenses incurred in connection with the HSR or other filings under Antitrust Laws and Section 5.13 of this Agreement (including any Finance Expenses) shall be borne by Parent.
SECTION 8.14   Performance Guaranty.   Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of MergerCo under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.
SECTION 8.15   Interpretation.
(a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to Parent” and words of similar import refer to documents (A) posted to the “Project Essence” electronic datasite hosted by ShareVault or on behalf of the Company no later than one calendar day preceding the date of this Agreement (B) delivered in person or electronically to Parent or MergerCo or their respective Representatives. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The occurrence of any effect, change, event or occurrence set forth in clause (B)(2) of the definition of Material Adverse Effect shall not be deemed to constitute the operation of the business of the Company and its

Subsidiaries outside the ordinary course. The phrases ordinary course or ordinary course of business shall mean ordinary course of business consistent with past practice. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References herein to any statute include all rules and regulations promulgated thereunder. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the U.S. References to a Person are also to its permitted assigns and successors. With respect to the determination of any period of time, the word “from” will mean “from and including” and the words “to” and “until” will each mean “to but excluding”. Unless indicated otherwise, (i) any action required to be taken by or on a day or Business Day may be taken until 11:59 p.m., New York City time, on such day or Business Day, (ii) all days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to New York City time, and (iii) whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.
(b)   For purposes of the conditions to the Closing set forth in Article VI, the application of the “Materiality Scrape” means the following modifications to the representations and warranties set forth in Article III or Article IV, as applicable, applied in the order specified below:
(i)   each reference to “in all material respects” shall be deemed to be a reference to “in all respects”;
(ii)   each reference to “in any material respect” shall be deemed to be a reference to “in any respect”;
(iii)   each reference to “materially and adversely” shall be deemed to be a reference to “adversely”;
(iv)   each qualification or limitation by reference to “material,” “materially,” or “material to the Company” shall be disregarded; and
(v)   each reference to “Material Adverse Effect” or “Parent Material Adverse Effect” that operates as an exception, qualification, or limitation to a representation or warranty shall be disregarded in its entirety, including any associated proviso or exclusion that would otherwise limit the scope of such exception.
(c)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
SECTION 8.16   Company Disclosure Letter.   Capitalized terms used but not defined in the Company Disclosure Letter shall have the respective meanings ascribed to them in this Agreement. No reference to or disclosure of any item or other matter in the Company Disclosure Letter shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Agreement. Information, items or matters disclosed in one section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement, notwithstanding the absence of a specific cross-reference, to the extent that it is reasonably apparent from the face of such disclosure that such information, item or matter also qualifies or applies to such other section or subsection. The specification of any dollar amount in the representations or warranties contained in the Agreement or the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material. No disclosure in the Company Disclosure Letter relating to any possible breach or violation of any contract or any Law, regulation, order or similar legal requirement will be construed as an admission or indication to any third party that any such breach or violation exists or has actually occurred. The Company Disclosure Letter forms an integral part of this

Agreement and is incorporated by reference for all purposes as if set forth fully herein. Section 8.15(a) of this Agreement shall apply to the Company Disclosure Letter on a mutatis mutandis basis.
SECTION 8.17   No Recourse.   Notwithstanding anything that may be expressed or implied in this Agreement, each of Parent, MergerCo and the Company acknowledges and agrees, on behalf of itself and the Parent Related Parties or the Company Related Parties, as applicable, that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had, and waives any rights or claims it may have, against any Person not a party hereto or thereto, including any past, present or future director, officer, partner, agent or employee of any past, present or future member of Parent, the Company or of any Affiliate or assignee thereof, any Debt Financing Sources Related Parties or any guarantor not a party hereto or thereto, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any past, present or future director, officer, partner, agent or employee of (x) Parent, the Company or of any Affiliate or assignee thereof, as such, or (y) any Debt Financing Sources Related Party, for any obligation under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that, notwithstanding the foregoing, nothing in this Section 8.17 shall in any way limit or modify the rights and obligations of (i) any Debt Financing Sources Related Parties’ obligations to Parent or MergerCo (or, after the Closing Date, the Surviving Corporation, the Company or any of their respective Subsidiaries) under the Debt Commitment Letter or any definitive documentation related to the Debt Financing or (ii) any of the parties to the Equity Commitment Letter, the Limited Guarantee, or the Confidentiality Agreement.
[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.
ESSENCE PARENT INC.
a Delaware corporation
By:
/s/ Justin Bateman

Name: Justin Bateman
Title: President and Secretary
ESSENCE MERGERCO INC.
a Delaware corporation
By:
/s/ Justin Bateman

Name: Justin Bateman
Title: President and Secretary
ESPERION THERAPEUTICS, INC.
a Delaware corporation
By:
/s/ Sheldon Koenig

Name: Sheldon Koenig
Title: Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Exhibit A
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ESPERION THERAPEUTICS, INC.
FIRST:   The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:
Esperion Therapeutics, Inc.
SECOND:   The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent for service of process on the Corporation in the State of Delaware, at such address, is The Corporation Trust Company.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
FOURTH:   The aggregate number of all classes of shares of capital stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, with a par value of $0.01 per share (the “Common Stock”).
FIFTH:   The rights, preferences, privileges and restrictions granted or imposed upon the Common Stock are as follows:
1.   Dividends.   The holders of the Common Stock shall be entitled to the payment of dividends when and as declared by the board of directors of the Corporation (the “Board”) out of funds legally available therefor and to receive other distributions from the Corporation, including distributions of contributed capital, when and as declared by the Board. Any dividends declared by the Board to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.
2.   Liquidation, Dissolution or Winding Up.   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.
3.   Voting.   Each holder of Common Stock shall have full voting rights and powers equal to the voting rights and powers of each other holder of Common Stock and shall be entitled to one (1) vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law on all matters put to a vote of the stockholders of the Corporation.
SIXTH:   In furtherance and not in limitation of the power conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation subject to any limitations contained therein.
SEVENTH:   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

A-A-1

Any amendment, repeal or modification of this Article Seventh by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.
EIGHTH:   Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
NINTH:   The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL. All rights conferred upon stockholders herein are granted subject to this reservation.

A-A-2

Exhibit B
THIRD AMENDED AND RESTATED
BYLAWS
OF
ESPERION THERAPEUTICS, INC.

ARTICLE I.
OFFICES
Section 1.   Registered Office.   The registered office of Esperion Therapeutics, Inc., a Delaware corporation (the “Corporation”), shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.   Other Offices.   The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
Section 1.   Place of Meetings.   Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.
Section 2.   Annual Meetings of Stockholders.   The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At each annual meeting directors shall be elected and any other proper business may be transacted.
Section 3.   Quorum; Adjourned Meetings and Notice Thereof.   A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.
Section 4.   Voting.   When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the DGCL, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except as may be otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting entitled to vote on the election of directors.
Section 5.   Proxies.   At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him/her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his/her name on the books of the Corporation on the record date set by the Board as provided in Article VI, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.
Section 6.   Special Meetings.   Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board,

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or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 7.   Notice of Stockholder’s Meetings.   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the date and hour, the place (if any) and the means of remote communications (if any) of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, the written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting via mail, facsimile or electronic mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his/her address as it appears on the records of the Corporation.
Section 8.   Maintenance and Inspection of Stockholder List.   The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, (i) at the Corporation’s discretion, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be available for examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.
Section 9.   Stockholder Action by Written Consent Without a Meeting.   Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary (in accordance with the Certificate of Incorporation) to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented to such action in writing and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting.
ARTICLE III.
DIRECTORS
Section 1.   The Number of Directors.   The number of directors which shall constitute the whole Board shall be not less than one (1) and not more than eleven (11). The exact number of directors shall be determined by resolution of the Board, and the initial number of directors shall be two (2). The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his/her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, either with or without cause, from the Board at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

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Section 2.   Vacancies.   Vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner replaced by a vote of the stockholders. If there are no directors in office, then an election of directors may be held in the manner provided by the DGCL. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 3.   Powers.   The property and business of the Corporation shall be managed by or under the direction of its Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 4.   Place of Directors’ Meetings.   The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.
Section 5.   Regular Meetings.   Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.
Section 6.   Special Meetings.   Special meetings of the Board may be called by the Chairman of the Board or the President or any two members of the Board on twenty-four hours’ notice to each director, either personally or by mail, electronic mail or facsimile.
Section 7.   Quorum.   At all meetings of the Board a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by the DGCL, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. At any meeting, a director shall have the right to be accompanied by counsel provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation.
Section 8.   Action Without Meeting.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 9.   Telephonic Meetings.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 10.   Committees of Directors.   The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may

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unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (x) approve, adopt or recommend to the stockholders of the Corporation any action or matter (other than the election or removal of directors) expressly required by the DGCL or the Certificate of Incorporation to be submitted to the stockholders of the Corporation for approval or (y) adopt, amend or repeal any portion of these Bylaws.
Section 11.   Minutes of Committee Meetings.   Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
Section 12.   Compensation of Directors.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV.
OFFICERS
Section 1.   Officers.   The officers of this corporation shall be chosen by the Board and shall include a President and a Secretary. The Corporation may also have, at the discretion of the Board, such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.
Section 2.   Election of Officers.   The Board, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.
Section 3.   Subordinate Officers.   The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 4.   Compensation of Officers.   The salaries of all officers and agents of the Corporation shall be fixed by the Board.
Section 5.   Term of Office; Removal and Vacancies.   The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board.
Section 6.   Chairman of the Board.   The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.
Section 7.   President.   Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He/she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He/

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she shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.
Section 8.   Vice Presidents.   In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board.
Section 9.   Secretary.   The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board. He/she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or these Bylaws.
He/she shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his/her signature or by the signature of an Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature.
Section 10.   Assistant Secretary.   The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, or if there be no such determination, the Assistant Secretary designated by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
Section 11.   Treasurer.   The Treasurer, if such an officer be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he/she shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his/her office and for the restoration to the Corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the Corporation.
Section 12.   Assistant Treasurer.   The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, or if there be no such determination, the Assistant Treasurer designated by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
ARTICLE V.
INDEMNIFICATION
Section 1.   Definitions.   For purposes of this Article:
a.   “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the

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status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board or the stockholders of the Corporation;
b.   “Director” means any person who serves or has served the Corporation as a director on the Board;
c.   “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;
d.   “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;
e.   “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;
f.   “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;
g.   “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board;
h.   “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and
i.   “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.
Section 2.   Indemnification of Directors and Officers.
a.   Subject to the operation of Section 4 of this Article V of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.
1.   Actions, Suits and Proceedings Other than By or In the Right of the Corporation.   Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
2.   Actions, Suits and Proceedings By or In the Right of the Corporation.   Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that

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are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.
3.   Survival of Rights.   The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.
4.   Actions by Directors or Officers.   Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.
Section 3.   Indemnification of Non-Officer Employees.   Subject to the operation of Section 4 of this Article V of these Bylaws, each Non-Officer Employee may, in the discretion of the Board, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board.
Section 4.   Determination.   Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.
Section 5.   Advancement of Expenses to Directors Prior to Final Disposition.
a.   The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be

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preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these Bylaws.
b.   If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.
c.   In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.
Section 6.   Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.
a.   The Corporation may, at the discretion of the Board, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.
b.   In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.
Section 7.   Contractual Nature of Rights.
a.   The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

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b.   If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.
c.   In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.
Section 8.   Non-Exclusivity of Rights.   The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.
Section 9.   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.
Section 10.   Other Indemnification.   The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.
ARTICLE VI.
CERTIFICATES OF STOCK
Section 1.   Certificates.   The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.
Section 2.   Signatures on Certificates.   Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
Section 3.   Statement of Stock Rights, Preferences, Privileges.   If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof

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and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations and restrictions thereof.
Section 4.   Lost Certificates.   The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 5.   Transfers of Stock.   Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.
Section 6.   Fixing Record Date.   In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
Section 7.   Registered Stockholders.   The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.
ARTICLE VII.
GENERAL PROVISIONS
Section 1.   Dividends.   Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.   Payment of Dividends.   Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.
Section 3.   Checks.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.
Section 4.   Fiscal Year.   The fiscal year of the Corporation shall end on December 31st of each year.

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Section 5.   Corporate Seal.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 6.   Manner of Giving Notice.   Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder, at his/her address as it appears on the records of the Corporation, with postage thereon prepaid if by mail, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors or subject to the terms of the DGCL, stockholders, may also be given by telegram, facsimile or electronic mail.
Section 7.   Waiver of Notice.   Whenever any notice is required to be given under the provisions of the DGCL or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to said notice.
Section 8.   Annual Statement.   The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
ARTICLE VIII.
AMENDMENTS
Section 1.   Amendment by Directors or Stockholders.   These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

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Exhibit C

CONTINGENT VALUE RIGHTS AGREEMENT
By and among
ESSENCE PARENT INC.,
ESPERION THERAPEUTICS, INC.
and
[•],
as Rights Agent
Dated as of [•]

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A-C-ii

CONTINGENT VALUE RIGHTS AGREEMENT
This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•] (this “Agreement”), by and among Essence Parent Inc., a Delaware corporation (“Parent”), Esperion Therapeutics, Inc., a Delaware corporation (the “Company”), and [•], a [•] (the “Rights Agent”).
RECITALS
WHEREAS, this Agreement is entered into pursuant to the Agreement and Plan of Merger, dated May 1, 2026 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Parent and Essence MergerCo Inc., a Delaware corporation wholly owned by Parent (“MergerCo”), pursuant to which MergerCo will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned Subsidiary of Parent, on the terms and subject to the conditions set forth therein; and
WHEREAS, pursuant to the terms of the Merger Agreement, as a result of the consummation of the Merger, (i) the holders of Shares that are entitled to receive the Merger Consideration pursuant to Section 2.1(c) of the Merger Agreement, (ii) certain holders of Company Equity Awards that are entitled to receive CVRs pursuant to Section 2.3 of the Merger Agreement, (iii) the holders of Company Warrants that may be entitled to receive CVRs pursuant to Section 2.5 of the Merger Agreement and the terms of the applicable Company Warrant, and (iv) the holders of Convertible Notes that may be entitled to receive CVRs pursuant to the terms of the Convertible Notes Indenture, the Supplemental Indenture and the Convertible Notes, may become entitled to receive the applicable Milestone Payment Amounts contingent upon the achievement of the applicable Milestones during the applicable Milestone Periods, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent, the Company and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:
“Acting Holders” means, at the time of determination, Holders of at least 35% of the outstanding CVRs as set forth in the CVR Register.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided that, in no event shall Parent, MergerCo or any of their respective Subsidiaries (including, from and after the Effective Time, the Company and its Subsidiaries) be considered an Affiliate of ArchiMed SAS or any portfolio company or investment fund affiliated with ArchiMed SAS nor shall any portfolio company or investment fund affiliated with ArchiMed SAS be considered to be an Affiliate of Parent, MergerCo or any of their respective Subsidiaries (including, from and after the Effective Time, the Company and its Subsidiaries). For the avoidance of doubt, Parent’s Affiliates shall include, from and after the Effective Time, the Company and its Subsidiaries.
“Aggregate Excess Exercise Price” means, with respect to a given Milestone, the sum of the Excess Exercise Prices for such Milestone with respect to all CVRs issued in respect of Closing Date Underwater Options (other than Underwater Option CVRs with respect to such Milestone) as registered in the CVR Register at the applicable time.

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“Assignment Transaction” means any transaction (including a sale of assets, spin-off, split-off, sale of equity interests, or exclusive licensing transaction), other than a Change in Control, pursuant to which all or substantially all of the rights in and to a Product in the United States are sold, assigned, exclusively licensed, transferred to or acquired by any Person, other than Parent, the Company or any of their respective wholly-owned Subsidiaries. For the avoidance of doubt, any transaction pursuant to which a Person, other than Parent, the Company or any of their respective wholly-owned Subsidiaries, is granted exclusive rights to develop, manufacture or commercialize a Product in the United States shall constitute an Assignment Transaction, regardless of whether such transaction is structured as a collaboration, co-promotion, co-marketing or similar arrangement. Notwithstanding the foregoing, non-exclusive licensing, distribution, manufacturing or other non-exclusive arrangements between Parent, the Company or any of their respective Affiliates (disregarding the proviso in the definition thereof), on the one hand, and third party licensees, distributors, contract manufacturers or service providers, on the other hand, entered into in the ordinary course of business shall not constitute an Assignment Transaction, regardless of whether such transaction is structured as a collaboration, co-promotion, co-marketing or other similar arrangement.
“Business Day” means a day except a Saturday, a Sunday or other day on which banking institutions in the City of New York, New York are authorized or required by Law or executive order to be closed.
“Bempedoic Acid Milestone” means achievement of annual Net Sales of the Bempedoic Acid Products in the United States above three hundred million dollars ($300,000,000) attributable to the Bempedoic Acid Milestone Period, as finally determined following the expiration of the Bempedoic Acid Milestone Period in accordance with this Agreement.
“Bempedoic Acid Milestone Period” means the period commencing on (and including) January 1, 2027 and ending on (and including) December 31, 2027.
“Bempedoic Acid Products” means (a) the product known as NEXLETOL® (bempedoic acid as the sole active pharmaceutical ingredient) and that is the subject of NDA 211616, whether or not sold under the brand name NEXLETOL®, (b) the product known as NEXLIZET® (bempedoic acid and ezetimibe as the sole active pharmaceutical ingredients) and that is the subject of NDA 211617, whether or not sold under the brand name NEXLIZET®, and (c) a product containing as the sole active pharmaceutical ingredients bempedoic acid, ezetimibe and either of (i) atorvastatin or (ii) rosuvastatin.
“Change in Control” means (a) a merger, consolidation or other business combination in which Parent is a constituent party and is not the surviving entity or (b) any other transaction involving Parent in which Parent is the surviving or continuing corporation but in which the holders of voting securities of Parent immediately prior to such transaction collectively beneficially own securities representing less than 50% of Parent’s voting power immediately after such transaction, in each case other than (x) a merger, consolidation, business combination or other transaction of Parent in which the holders of voting securities of Parent immediately prior to such merger, consolidation, business combination or other transaction will collectively beneficially own, directly or indirectly, securities representing at least 50% of the voting securities of the surviving or continuing corporation in such merger, consolidation, business combination or other transaction, as the case may be, immediately after such merger, consolidation, business combination or other transaction, and (y) any and all bona fide financing transactions that do not result in any Person or group of Persons beneficially owning 50% or more of Parent’s voting securities or internal reorganizations (including the change of place of incorporation or domicile of such entity).
“Closing Date Underwater Option” means each Company Option referred to in Section 2.3(a)(iv) of the Merger Agreement.
“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.
“Company Equity Award” means any Company Option that is outstanding and unexercised and any Company RSU that is outstanding, in each case as of immediately prior to the Effective Time.

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“Company Option” means each option to purchase Shares, other than those Underwater Options that are canceled without any consideration being payable in respect thereof in accordance with Section 2.3(a)(v) of the Merger Agreement.
“Company RSU” means each restricted stock unit award with respect to Shares.
“CVRs” means the contingent rights of the Holders to receive one or more Milestone Payment Amounts pursuant to this Agreement.
“Diligent Efforts” means, with respect to a Product, those efforts of a Person commensurate with those efforts that a biopharmaceutical company of comparable size and resources as those of the Company and its Affiliates as of the date hereof would devote to the commercialization of a pharmaceutical product having similar market potential as the Product, at a similar stage of its development or product life, taking into account issues of market exclusivity, product and risk profile, including safety, tolerability and efficacy, the competitiveness of alternate products in the marketplace or under development, the availability of existing forms or dosages of the Product for other indications, the launch or sales of a generic product, the regulatory environment and the profitability of the Product (including pricing and reimbursement status achieved), and other technical, commercial, legal, scientific or medical factors; provided that such level of efforts and resources shall be determined without taking into account the fact of the potential Total Milestone Payments payable in accordance with, and subject to, the terms of this Agreement.
“Enbumyst Milestone” means achievement of annual Net Sales of the Enbumyst Product in the United States of at least one hundred sixty million dollars ($160,000,000) attributable to any single calendar year of the Enbumyst Milestone Period, as finally determined following the end of each such calendar year in accordance with this Agreement.
“Enbumyst Milestone Period” means the period commencing on (and including) the Effective Time and ending on (and including) the earlier of (a) December 31 of the calendar year during which the Enbumyst Milestone is achieved and (b) December 31, 2030.
“Enbumyst Product” means (a) the nasal spray product known as ENBUMYST® (bumetanide as the sole active pharmaceutical ingredient) and that is the subject of NDA 219500, whether or not sold under the brand name ENBUMYST®, or (b) a subcutaneous injection product containing bumetanide (as the sole active pharmaceutical ingredient).
“Equity Award Holder” means a Holder of a CVR issued in accordance with the terms of the Merger Agreement with respect to a Company Equity Award.
“Excess Exercise Price” means, in the case of a CVR issued in respect of a Closing Date Underwater Option and with respect to a given Milestone, an amount equal to the excess, if any, of (a) the exercise price of such Closing Date Underwater Option over (b) the sum of (i) the Per Share Cash Consideration and (ii) the aggregate Milestone Payments, if any, that have been previously paid or that are earned and payable prior to the Milestone Payment Date for such Milestone, determined as though such CVR were not issued in respect of a Closing Date Underwater Option. For the avoidance of doubt, if the value of the foregoing clause (a) is less than or equal to the value of the foregoing clause (b), “Excess Exercise Price” shall be deemed zero dollars ($0) for purposes of such Milestone.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational, or any quasi-governmental or private body exercising any regulatory, taxing, importing, executive, legislative, judicial, or administrative powers or functions of or pertaining to any such government, or other governmental or quasi-governmental authority; any entity that contracts with a governmental entity to administer or assist in the administration of a governmental program when applicable rulemaking or policy making authority has been granted by statute or regulation to such entity; or any arbitrator with authority to bind a party at law.
“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

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“Milestone” means the Bempedoic Acid Milestone or the Enbumyst Milestone, as applicable.
“Milestone Payment Amount” means, for a given Holder and a given Milestone, a one-time payment equal to (a) in the case of CVRs held by such Holder other than CVRs issued in respect of Closing Date Underwater Options, the product of (i) the Milestone Payment for such Milestone and (ii) the number of such CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the Milestone Achievement Notice for such Milestone and (b) in the case of CVRs held by such Holder issued in respect of Closing Date Underwater Options, the product of (i) the Underwater Option Milestone Payment for such Milestone and (ii) the number of such CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the Milestone Achievement Notice for such Milestone. For the avoidance of doubt, no payment shall be made in respect of any Underwater Option CVR for any Milestone.
“Milestone Payment” means, with respect to a given Milestone, the quotient obtained by dividing (i) (A) the Total Milestone Payment for such Milestone, plus (B) the Aggregate Excess Exercise Price for such Milestone by (ii) the number of CVRs registered in the CVR Register as of the close of business on the date of the Milestone Achievement Notice for such Milestone (other than any Underwater Option CVRs with respect to such Milestone). The Milestone Payment shall be rounded up to the nearest whole cent.
“Milestone Payment Date” means, subject in all cases to Section 2.4(c)(i), with respect to a given Milestone, the date selected by Parent for the payment of the applicable Milestone Payment Amounts with respect to such Milestone, which shall be no later than (a) with respect to the Bempedoic Acid Milestone, March 15, 2028, and (b) with respect to the Enbumyst Milestone, March 15th of the calendar year immediately following the end of the calendar year in which the Enbumyst Milestone is achieved; provided that, if Milestone Payment Amounts become payable with respect to both Milestones, the applicable Milestone Payment Dates shall be different dates.
“Milestone Period” means the Bempedoic Acid Milestone Period or the Enbumyst Milestone Period, as applicable.
“Net Sales” means, without duplication, with respect to the applicable Product or Products with respect to a given Milestone, the first gross amount invoiced, and, with respect to Products delivered to the customer but for which an invoice has not yet been issued, the first gross amount to be invoiced, by Parent, the Company and their respective Affiliates (disregarding the proviso in the definition thereof), or any sublicensee, in each case in bona fide sales or other first commercial disposition of such Products to unrelated third parties in the United States, less the following deductions to the extent actually taken, incurred, paid, accrued, allocated or included in the gross sales prices or specifically allocated in its financial statements with respect to such sales:
(i)   trade, quantity, price, and cash discounts;
(ii)   discounts, refunds, rebates, chargebacks, price adjustments or other payments, retroactive or otherwise, imposed by, negotiated with or otherwise paid to Governmental Authorities or other payees and any other allowances granted to non-related parties (including to Governmental Authorities, purchasers, reimbursers, customers, distributors, wholesalers and managed care organizations (and other similar entities and institutions) which effectively reduce the net selling price or gross sales of the Product);
(iii)   amounts repaid or credited by reason of rejections, defects, return goods allowances, recalls or returns, or because of retroactive price reductions, including rebates, shelf-stock adjustments or wholesaler charge backs, in each case, net of any applicable reserves to the extent previously deducted in calculating Net Sales;
(iv)   Taxes on sales (such as sales, value added or use taxes, other than income taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced and borne by such third party;

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(v)   (A) freight, postage, shipping or transportation, (B) insurance, import/export and other transportation charges, to the extent added to the sale price and set forth separately as such in the total amount invoiced, for services provided by wholesalers and warehousing chains and (C) fees;
(vi)   any uncollected debts actually written off, to the extent not previously deducted hereunder (provided that any amounts deducted under this clause shall be included in Net Sales if later collected); and
(vii)   any other deductions which are in accordance with GAAP.
Such amounts shall be determined from the books and records of Parent, the Company or applicable Affiliate (disregarding the proviso in the definition thereof) or sublicensee, maintained in accordance with GAAP or, in the case of sublicensees, GAAP, International Financial Reporting Standards, or an applicable equivalent based on such sublicensee’s auditing standards, consistently applied. Parent and the Company further agree in determining such amounts, they will use the Company’s then current standard procedures and methodology or, in the case of a sublicensee, such sublicensee’s then current standard procedures and methodology, consistently applied. Net Sales shall not include any amounts invoiced or otherwise recognized for transfers of Products at or below cost (x) in connection with the research, development or testing of a Product, (y) for purposes of distribution as promotional samples, or (z) for indigent or similar public support, named patient, or compassionate use programs. If a Product is sold in combination or bundled with one or more other active pharmaceutical ingredients or products (whether packaged together or formulated in a fixed-dose combination), Net Sales for such Product shall be calculated by multiplying the Net Sales of such combination product by a fraction, the numerator of which is the gross invoice price of the Product if sold separately and the denominator of which is the sum of the gross invoice prices of each active component of such combination if sold separately, or, if such separate prices are not available, by such other reasonable and equitable method as Parent and the Acting Holders shall discuss in good faith and seek to agree in writing that takes into account, in the United States, variations in potency, the relative contribution of each therapeutically active ingredient or other component, and the relative value to the end user of each therapeutically active ingredient or other component. If Parent and the Acting Holders for any reason do not reach agreement with respect to such method within thirty (30) days after the end of any applicable calendar year, the matter shall be referred to an independent internationally recognized accounting firm or valuation expert mutually agreed by Parent and the Acting Holders (or, failing agreement for any reason, appointed by the American Arbitration Association), whose determination shall be final and binding. Such expert shall make such determination using a reasonable and equitable allocation methodology consistent with the foregoing. Pending such determination, Net Sales shall be calculated by Parent using such reasonable and equitable method as may be determined by Parent in good faith, subject to true-up following the expert’s determination.
“Officer’s Certificate” means a certificate signed by the chief executive officer, chief financial officer, any vice president, the controller, the treasurer or the secretary, in each case of Parent, in his or her capacity as such an officer (and not in any individual capacity), and delivered to the Rights Agent or any other person authorized to act on behalf of Parent.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel for Parent or its Subsidiaries and who shall be reasonably acceptable to the Rights Agent.
“Party” shall mean each of the Rights Agent, Parent and the Company.
“Permitted Transfer” means a transfer of a CVR: (a) upon the death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (c) pursuant to a court order; (d) by operation of Law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by DTC; or (f) as permitted by Section 2.7.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

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“Products” means the Bempedoic Acid Products or the Enbumyst Product, as applicable.
“Rights Agent” means the Rights Agent named in the preamble of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.
“Specified Holder” means each Holder who was a member of the Board of Directors of the Company as of immediately prior to the Effective Time.
“Shares” means the shares of Company Common Stock.
“Significant Pharmaceutical Company” means a company that, together with its Affiliates, is in the pharmaceutical or biotechnology industry and that, based on its most recent fiscal year, had annual consolidated revenues (with its Affiliates) of at least $500 million, as reflected in such company’s consolidated audited financial statements.
“Supplemental Indenture” means the Second Supplemental Indenture, between Esperion Therapeutics, Inc. and U.S. Bank Trust Company, National Association, as Trustee, entered into in connection with the consummation of the Merger.
“Tax” means any taxes, imposts, levies, withholdings, charges, duties, fees or other like assessments or charges, in each case in the nature of a tax (including taxes based upon or measured by gross receipts, estimated, privilege, fuel, ad valorem, customs, duties, license, environmental, alternative minimum, add-on minimum, utility, windfall profits, franchise, capital stock, real property, personal property, tangible withholding, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, workers’ compensation, value-added, and all other taxes of any kind), imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.
“Total Milestone Payment” means: (a) with respect to the Bempedoic Acid Milestone, after Parent has finally determined the annual Net Sales of the Bempedoic Acid Products for the Bempedoic Acid Milestone Period in accordance with this Agreement, (i) if such annual Net Sales of the Bempedoic Acid Products in the United States during the Bempedoic Acid Milestone Period are greater than or equal to $350,000,000, then $40,000,000, (ii) if such annual Net Sales of the Bempedoic Acid Products in the United States during the Bempedoic Acid Milestone Period are greater than $300,000,000 but less than $350,000,000, then an amount between $0 and $40,000,000 determined by linear interpolation, based on the amount by which such annual Net Sales exceed $300,000,000 but are less than $350,000,000, and (iii) in all other cases, $0; and (b) with respect to the Enbumyst Milestone, after Parent has finally determined the annual Net Sales of the Enbumyst Product for a given calendar year within the Enbumyst Milestone Period, (i) if the Enbumyst Milestone is achieved for any such calendar year within the Enbumyst Milestone Period, then $60,000,000, and (ii) in all other cases, $0. For illustrative purposes, if annual Net Sales of the Bempedoic Acid Products for the Bempedoic Acid Milestone Period are determined to equal $320,000,000, then the Total Milestone Payment with respect to the Bempedoic Acid Milestone shall equal $40,000,000 x ($20,000,000/$50,000,000) or $16,000,000. The Total Milestone Payment shall be rounded up to the nearest dollar.
“Underwater Option CVR” means, with respect to a given Milestone, a CVR issued in respect of a Closing Date Underwater Option for which the Underwater Option Milestone Payment with respect to such Milestone would be $0.
“Underwater Option Milestone Payment” means, for a CVR issued in respect of a Closing Date Underwater Option and with respect to a given Milestone, the amount, if any, by which the Milestone Payment for such Milestone exceeds the Excess Exercise Price for such Milestone with respect to such CVR.
“United States” or “U.S.” means the United States of America or any of its possessions or territories.

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Section 1.2   Additional Definitions.   For purposes of this Agreement, each of the following terms shall have the meaning specified in the Section set forth opposite to such term:
Term	Section
Agreement	Preamble
Assignee	Section 6.10
Assignment Transaction Acquiror	Section 4.3(a)
Company	Preamble
CVR Register	Section 2.3(b)
DTC	Section 2.3(b)
Funds	Section 3.3
Losses	Section 3.2(h)
Merger	Recitals
Merger Agreement	Recitals
MergerCo	Recitals
Milestone Achievement Notice	Section 2.4(a)
Notice Holders	Section 4.4
Parent	Preamble
Rights Agent	Preamble
Section 1.3   Other Definitional Provisions.   Unless the context expressly otherwise requires:
(a)   the words “hereof,” “hereto,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(b)   the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;
(c)   the terms “Dollars” and “$” mean United States Dollars;
(d)   references herein to a specific Article, Section, or Annex shall refer, respectively, to Articles and Sections of, and Annexes to, this Agreement;
(e)   wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;
(f)   the term “or” will not be deemed to be exclusive;
(g)   references herein to any gender include the other gender; and
(h)   any Law defined or referred to herein will refer to such Law as amended and the rules and regulations promulgated thereunder.
ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.1   CVRs.   Notwithstanding anything to the contrary, this Agreement shall only become effective as of, and contingent upon, the Effective Time and shall be void ab initio and of no effect upon the valid termination of the Merger Agreement prior to the Effective Time. The CVRs represent the contractual rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement, and no CVRs shall be issued other than as provided in the Merger Agreement. Subject to Section 2.7, Section 6.11 and any Permitted Transfers, the Holders shall be (a) holders of Shares that have been canceled and converted into the right to receive the Merger Consideration pursuant to Section 2.1(c) of the Merger Agreement, (b) holders of Company Equity Awards that have been canceled and converted pursuant to

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Section 2.3(a)(i), Section 2.3(a)(iii), or Section 2.3(a)(iv) of the Merger Agreement into the right to receive the consideration specified therein, (c) holders of Company Warrants that have elected to receive the Merger Consideration pursuant to Section 2.5 of the Merger Agreement and the terms of the applicable Warrant, and (d) holders of Convertible Notes that have converted such Convertible Notes into the Reference Property (as defined in the Convertible Notes Indenture) pursuant to the terms of the Convertible Notes Indenture, the Supplemental Indenture and the Convertible Notes. A list of the initial Holders shall be furnished to the Rights Agent by or on behalf of Parent in accordance with Section 4.1 hereof and shall be updated thereafter in accordance with Section 4.1 hereof.
Section 2.2   Nontransferable.   The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of the CVRs, in whole or in part, that is not a Permitted Transfer, will be null and void ab initio and of no effect. The CVRs will not be listed on any day quotation system or traded on any day securities exchange. The Rights Agent hereby acknowledges the restrictions on transfer contained in this Section 2.2 and agrees not to register a transfer which does not comply with this Section 2.2.
Section 2.3   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CVRs will not be evidenced by a certificate or other instrument.
(b)   The Rights Agent shall create and maintain a register (as updated from time to time in accordance with Section 4.1, the “CVR Register”) for the purpose of (i) identifying the Holders of the CVRs and (ii) registering CVRs and Permitted Transfers thereof. The CVR Register will initially show one position for Cede & Co. representing all CVRs issued in respect of Book-Entry Shares held by The Depository Trust Company (“DTC”) on behalf of the street holders of Shares as of immediately prior to the Effective Time. The Rights Agent will have no responsibility whatsoever directly to the street name holders or participants with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4, the Rights Agent will accomplish the payment to any former street name holders of the Shares by sending a lump sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders or participants. In the case of CVRs issued in respect of Book-Entry Shares held through the Company transfer agent (and not DTC) and Shares represented by Certificates, such CVRs shall initially be registered in the name and address of the holder thereof as set forth in the records of the Company’s transfer agent immediately prior to the Effective Time and in a denomination equal to the number of CVRs issued in respect of such Shares canceled and converted pursuant to Section 2.1(c) of the Merger Agreement in connection with the Merger. In the case of CVRs issued in respect of Company Equity Awards, such CVRs shall initially be registered in the name and address of the holder thereof as set forth in the records of the Company as of immediately prior to the Effective Time and in a denomination equal to the number of CVRs issued in respect of such Company Equity Awards canceled and converted pursuant to Section 2.3(a)(i), Section 2.3(a)(iii) or Section 2.3(a)(iv) of the Merger Agreement, as applicable, in connection with the Merger. In the case of CVRs issued in respect of Company Warrants and Convertible Notes, such CVRs shall initially be registered in the name and address of the holder thereof as set forth in the records of the Company as of immediately following (i) in the case of Company Warrants, the exercise of such Company Warrants in exchange for the receipt of the Merger Consideration in accordance with the Merger Agreement and the applicable Company Warrant or (ii) in the case of Convertible Notes, the conversion of such Convertible Notes into the Reference Property in accordance with the Convertible Notes Indenture, the Supplemental Indenture and the Convertible Notes, and in a denomination equal to the number of CVRs issued in respect of such Company Warrant or Convertible Note, as applicable; provided that, with respect to any Convertible Notes held by DTC on behalf of the street holders of such Convertible Notes, the CVR Register shall show one position for Cede & Co. representing all CVRs issued in respect of such Convertible Notes.
(c)   In the case of an Equity Award Holder, a holder of Company Warrants or a holder of Convertible Notes, the CVRs held by such Holders in respect of their Company Equity Awards, Company Warrants or Convertible Notes, as applicable, shall be registered and tracked separately from those CVRs held by such Holders in respect of Shares referenced in Section 2.1(a); provided, that such registration and tracking will still be performed by the Rights Agent in accordance with Section 2.3(b). In the case of an Equity Award Holder, the CVRs held by such Equity Award Holder in respect of their Closing Date Underwater Options

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shall be registered and tracked separately from those CVRs held by such Equity Award Holder (if any) in respect of their Shares or any other Company Equity Awards.
(d)   Subject to the restrictions on transferability set forth in Section 2.2, every request to transfer a CVR must be made in writing and accompanied by a written instrument of transfer and other documentation reasonably requested by the Rights Agent in form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, which may include a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing or the Holder’s survivor (with written documentation evidencing such Person’s status as the Holder’s survivor), as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), notify Parent that it has received such written notice and register the transfer of such CVR in the CVR Register. Any transfer of CVRs will be without charge (other than the cost of any Tax imposed in connection with any such registration of transfer) to the applicable Holder. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and the Company, jointly and severally, and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register in accordance with this Agreement.
(e)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written request, the Rights Agent is hereby authorized to record, and shall promptly record, the change of address in the CVR Register.
Section 2.4   Payment Procedures; Intended Tax Treatment.
(a)   If a Milestone is achieved at any time prior to the expiration of the applicable Milestone Period, as determined by Parent following the end of the applicable calendar year, then, at least ten (10) Business Days prior to the applicable Milestone Payment Date for such Milestone, Parent will deliver or cause to be delivered to the Rights Agent a written notice (the “Milestone Achievement Notice”) certifying the date of the achievement of such Milestone and that each Holder is entitled to receive the applicable Milestone Payment Amount payable to such Holder with respect to such Milestone. Following the delivery of the Milestone Achievement Notice, (i) Parent will deliver or cause to be delivered to the Rights Agent (A) instructions to solicit Tax forms or other information required to properly make Tax deductions or withholdings in accordance with Section 2.4(d), and (B) any letter of instruction reasonably required by the Rights Agent and requested by the Rights Agent at least five (5) Business Days prior to the Milestone Payment Date and (ii) Parent or the Company will deliver or cause to be delivered to the Rights Agent at least one (1) Business Day prior to the Milestone Payment Date, cash, by wire transfer of immediately available funds to an account designated by the Rights Agent, in an amount equal to the aggregate Milestone Payment Amount due to all Holders with respect to such Milestone pursuant to Section 4.2 other than Equity Award Holders with respect to CVRs issued in respect of Company Equity Awards (with respect to which any such amounts payable to Equity Award Holders shall be retained by Parent or the Company for payment pursuant to Section 2.4(c)). For the avoidance of doubt, each Milestone Payment Amount shall only be paid once, if at all, subject to the achievement of the applicable Milestone in accordance with this Agreement, and no Milestone Payment Amount shall become payable unless and until the applicable Milestone has been achieved prior to the expiration of the applicable Milestone Period.
(b)   Provided that the aggregate applicable Milestone Payment Amount has been delivered to the Rights Agent in accordance with Section 2.4(a)(ii), the Rights Agent will promptly, and in any event within five (5) Business Days of receipt of the applicable Milestone Achievement Notice and any letter of instruction from Parent reasonably required by the Rights Agent, send each Holder at its registered address a copy of such Milestone Achievement Notice and pay the Milestone Payment Amount, subject to any amounts deducted or withheld pursuant to Section 2.4(d), to each Holder (other than an Equity Award

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Holder with respect to a CVR issued in respect of a Company Equity Award) with respect to the CVRs held by such Holder (i) by check mailed to the address of such Holder as reflected in the CVR Register as of the close of business on the date of such Milestone Achievement Notice or (ii) with respect to any such Holder that is due an aggregate amount in excess of $100,000 and has provided the Rights Agent with wiring instructions, by wire transfer of immediately available funds to the account designated in such instruction.
(c)
(i)   With respect to any Milestone Payment Amount that is payable to an Equity Award Holder in respect of such holder’s Company Equity Awards (including, for the avoidance of doubt, any amounts payable in respect of a Closing Date Underwater Option in accordance with the terms of this Agreement), Parent or the Company shall, or shall cause an Affiliate thereof to, pay, no later than the first regularly-scheduled payroll date that occurs more than five Business Days after the Milestone Payment Date, the aggregate Milestone Payment Amount due to such Equity Award Holder in respect of such holder’s Company Equity Awards (net of any withholding Taxes required to be deducted and withheld in accordance with Section 2.4(d)). Notwithstanding anything in this Agreement to the contrary, it is the intent of Parent and the Company that each Milestone shall be deemed to constitute a substantial risk of forfeiture within the meaning of Section 409A of the Code and that any Milestone Payment Amounts payable in respect of Company Equity Awards be exempt from Section 409A of the Code and in all events be paid no later than March 15 of the calendar year following the year in which the Milestone is achieved. For purposes of Section 409A of the Code, each Milestone Payment Amount in respect of a Company Equity Award shall be treated as a separate payment.
(ii)   Payment in accordance with this Section 2.4(c) shall be made through the applicable payroll system or payroll provider or, if payment cannot be made through payroll, then Parent or the Company will issue a check for such payment to such Equity Award Holder (less applicable withholding Taxes, if any), which check will be sent by overnight courier to the most recent address on the Company’s personnel records for such Equity Award Holder as soon as reasonably practicable following the Milestone Payment Date.
(iii)   For the avoidance of doubt, in the event an Equity Award Holder also received CVRs in respect of Shares held immediately prior to the Effective Time, such CVRs in respect of such Shares are not subject to the provisions of this Agreement relating to CVRs issued in respect of Company Equity Awards and payment will be made in respect thereof in accordance with Section 2.4(b).
(d)   Each of the Rights Agent, Parent, the Company and their respective Affiliates shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as it is required to deduct and withhold by any applicable Tax Laws. Prior to making any such Tax deductions or withholdings or causing any such Tax deductions or withholdings to be made with respect to any Holder (other than an Equity Award Holder, in its capacity as such), the applicable withholding agent shall, to the extent practicable, timely provide notice to the Holder of such potential withholding and, if applicable, a reasonable opportunity for the Holder to provide any necessary tax forms or other information in order to avoid or reduce such withholding amounts if such forms or information were not solicited pursuant to Section 2.4(a)(i); provided, however, that the time period for payment of a Milestone Payment Amount by the Rights Agent set forth in this Section 2.4 shall be extended by a period equal to any delay caused by the Holder providing such forms. Any amounts deducted or withheld and remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement and the Merger Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Parent shall deliver (or shall cause the Rights Agent, the Company or its applicable Affiliate to deliver) to the Person with respect to whom such withholding is made an IRS Form 1099 or other reasonably acceptable evidence of such deduction or withholding. Notwithstanding anything to the contrary herein, Parent shall direct and instruct the Rights Agent regarding the Tax information reporting with respect to any Milestone Payment Amount under any applicable Tax Law, and the Rights Agent will comply with any Tax reporting obligations in accordance with applicable Tax Laws and Parent’s instructions; provided, however, that the Rights Agent shall have no responsibilities with respect to tax withholding, reporting or payment except as specifically instructed in writing by Parent.

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(e)   Any portion of the aggregate Milestone Payment Amounts that remain undistributed to the Holders on the date that is twelve (12) months after the date of the applicable Milestone Achievement Notice shall be delivered by the Rights Agent to Parent and any Holder shall thereafter look only to Parent and the Company (subject to abandoned property, escheat and other similar applicable Law) for payment of such Holder’s applicable Milestone Payment Amount, without interest, but such Holder shall have no greater rights against Parent or the Company than those accorded to general unsecured creditors of Parent and the Company under applicable Laws.
(f)   None of Parent, the Company, the Rights Agent or any of their respective Affiliates shall be liable to any person in respect of any Milestone Payment Amounts delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If such Milestone Payment Amount has not been paid prior to the date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Authority, any such Milestone Payment Amount shall, to the extent permitted by applicable Laws, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent. The indemnification provided by this Section 2.4(f) shall survive the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.
(g)   Except to the extent any portion of any Milestone Payment Amount is required to be treated as imputed interest pursuant to applicable Laws and except to the extent required by applicable Tax Laws, the Parties hereto intend to treat the Holder’s receipt of the CVRs as an open transaction for U.S. federal income tax purposes and the Milestone Payment Amounts made with respect to CVRs issued in exchange for Shares pursuant to the Merger Agreement for U.S. federal and applicable state and local income Tax purposes as additional consideration. Parent and the Company shall report imputed interest on the CVRs as required by applicable Laws.
(h)   The Parties intend, to the extent consistent with applicable Laws, to treat Milestone Payments made in respect to CVRs with respect to the Company Equity Awards pursuant to the Merger Agreement for all U.S. federal and applicable state and local income Tax purposes as compensation payments (and not to treat the issuance of the CVR to the Equity Award Holder as a payment itself).
Section 2.5   No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or the Company.   Nothing contained in this Agreement shall be construed as conferring upon any Holder, by virtue of being a Holder of a CVR, the right to receive dividends or other distributions or the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of Parent or the Company or any constituent company to the Merger or any of their respective Subsidiaries or Affiliates or any other matter, or any other rights of any kind or nature whatsoever as a stockholder of Parent or the Company or in any constituent company to the Merger or any of their respective Subsidiaries or Affiliates, either at law or in equity. The CVRs shall not represent any equity or ownership interest in Parent or the Company or in any constituent company to the Merger or any of their respective Subsidiaries or Affiliates. The rights of a Holder in respect of the CVRs are limited to those contract rights specifically expressed in this Agreement.
Section 2.6   Enforcement of Rights of Holders.   Any Actions seeking the enforcement of the rights of Holders hereunder may be brought by or at the direction of the Acting Holders pursuant to and to the extent provided in Section 6.7.
Section 2.7   Ability to Abandon CVR.   A Holder may, at any time and at such Holder’s option, abandon all of such Holder’s remaining rights in such Holder’s CVRs, by transferring such CVRs to Parent or any of its Affiliates without consideration therefor, which a Holder may effect by delivery of a written notice of such abandonment to Parent and the Rights Agent, and such rights will be canceled, with the Rights Agent being promptly notified in writing by Parent of such transfer and cancellation. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from any Holder, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for

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purposes of the definitions of “Acting Holders”, “Aggregate Excess Exercise Price”, “Milestone Payment” and “Milestone Payment Amount,” Article V and Section 6.3.
ARTICLE III
THE RIGHTS AGENT
Section 3.1   Certain Duties and Responsibilities.   Parent and the Company hereby appoint the Rights Agent to act as rights agent for Parent and the Company in accordance with the express terms and conditions set forth in this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its gross negligence, willful misconduct, fraud or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction). The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holders with respect to any action, default or breach by Parent or the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any Actions at law or otherwise or to make any demand upon Parent or the Company. All Parties shall be entitled to rely on any action by the Rights Agent as if such action is an action of the Holders, unless the Acting Holders have elected to take such action pursuant to Section 6.7.
Section 3.2   Certain Rights of the Rights Agent.   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:
(a)   the Rights Agent may rely and shall be protected and held harmless by Parent and the Company in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in the absence of bad faith to be genuine and to have been signed or presented by the proper Party or Parties;
(b)   whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may request and rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of gross negligence, willful misconduct, fraud or bad faith by the Rights Agent, incur no liability and be held harmless by Parent and the Company for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such Officer’s Certificate;
(c)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection for the Rights Agent, and the Rights Agent shall be held harmless by Parent and the Company in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(d)   the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;
(e)   the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the CVRs;
(f)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent and the Company with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent and the Company only;
(g)   the Rights Agent shall have no liability and shall be held harmless by Parent and the Company in respect of the validity of this Agreement and the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent and the Company), nor shall it be responsible for any breach by Parent or the Company of any covenant or condition contained in this Agreement;

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(h)   Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, suit or expense (including the reasonable and documented out-of-pocket expenses and counsel fees and other disbursements) (collectively, “Losses”) arising out of or in connection with the Rights Agent’s preparation, delivery, negotiation, amendment and execution of this Agreement and the exercise and performance by the Rights Agent of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of counsel in defending the Rights Agent against any such Losses, unless such Losses have been determined by a final non-appealable judgment of a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence, willful misconduct, bad faith or fraud;
(i)   notwithstanding anything to the contrary herein, the Rights Agent shall not be liable for special, punitive, indirect, consequential or incidental losses or damages of any kind whatsoever (including, but not limited to, lost profits) arising under any provision of this Agreement, even if the Rights Agent has been advised of the likelihood of such loss or damage;
(j)   Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the Effective Time, and (ii) to reimburse the Rights Agent for (x) all Taxes other than withholding Taxes owed by Holders and Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes) and (y) governmental charges, reasonable and documented out-of-pocket expenses and other reasonable and documented out-of-pocket charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than Taxes); provided that, if the Rights Agent has received a refund or any Tax or governmental charge or other amounts borne by Parent pursuant to clause (x) or (y) of this sentence, then the Rights Agent shall promptly repay such refund to Parent. The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and documented necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;
(k)   no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;
(l)   other than for guarantees of signature as provided in Section 2.3(d), no Holder shall be obligated to indemnify the Rights Agent for, or hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Rights Agent’s duties under this Agreement or to pay or reimburse the Rights Agent for any fees, costs or expenses incurred by the Rights Agent in connection with this Agreement or the administration of its duties hereunder, and the Rights Agent shall not be entitled to deduct any amount from any Milestone Payment Amount in any circumstance except as provided in Section 2.4(d);
(m)   the Rights Agent may exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents, absent gross negligence, willful misconduct, fraud or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof;
(n)   notwithstanding anything to the contrary herein, the Rights Agent’s aggregate liability with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by Parent to the Rights Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought, absent gross negligence, willful misconduct, bad faith or fraud (each as determined by a final non-appealable judgment of a court of competent jurisdiction);
(o)   the Rights Agent shall act hereunder solely as agent for Parent and the Company and it shall not assume any obligations or relationship of agency or trust with any of the Holders;

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(p)   the Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing; and
(q)   the provisions of Section 2.4(f), Section 3.1 and this Section 3.2 shall survive the termination of this Agreement and the resignation, replacement or removal of the Rights Agent, and the payment, termination and the expiration of the CVRs.
Section 3.3   Funds Received   All funds received by the Rights Agent under this Agreement that are to be distributed or applied by the Rights Agent in the performance of services hereunder (the “Funds”) shall be held by the Rights Agent as agent for Parent and deposited in one or more bank accounts to be maintained by the Rights Agent in its name as agent for Parent. Until paid pursuant to the terms of this Agreement, the Rights Agent will hold the Funds through such accounts in: (a) short-term direct obligations of the U.S., (b) short-term obligations for which the full faith and credit of the U.S. is pledged to provide for the payment of principal and interest, (c) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (d) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by the Rights Agent in accordance with this Section 3.3, including any losses resulting from a default by any bank, financial institution or other third party. The Rights Agent may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. The Rights Agent shall not be obligated to pay such interest, dividends or earnings to Parent, any Holder or any other Party, other than as part of any repayment to Parent in accordance with Section 2.4(e).
Section 3.4   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified, and such resignation become effective on the earlier of (i) the date so specified, and (ii) the appointment of a successor Rights Agent. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect, but no such removal shall become effective until a successor Rights Agent has been appointed. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least thirty (30) days prior to the date so specified.
(b)   If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent shall, as soon as is reasonably possible, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the Acting Holders may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.5, become the successor Rights Agent.
(c)   Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent through the facilities of DTC in accordance with DTC’s procedures or by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.
(d)   The Rights Agent will cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent; provided, that such predecessor Rights Agent shall not be required to make any additional expenditure without compensation or reimbursement by Parent or assume any additional liability in connection with the foregoing.

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Section 3.5   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed hereunder shall, at or prior to such appointment, execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, duties and trusts of the retiring Rights Agent, except such rights which survive its resignation, replacement or removal under the terms hereunder.
ARTICLE IV
COVENANTS
Section 4.1   List of Holders.   Parent shall furnish or cause to be furnished to the Rights Agent, (a) promptly after the Effective Time and in no event later than ten (10) Business Days following the Effective Time, the names, addresses and CVR holdings of the Holders (i) other than Equity Award Holders, holders of Company Warrants and holders of Convertible Notes, in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), and (ii) with respect to Equity Award Holders, in such form as set forth in the records of the Company as of immediately prior to the Effective Time and (b) promptly following (i) in the case of Company Warrants, the exercise of a Company Warrant in exchange for the receipt of the Merger Consideration in accordance with the Merger Agreement and the applicable Company Warrant or (ii) in the case of Convertible Notes, the conversion of a Convertible Note into the Reference Property in accordance with the Convertible Notes Indenture, the Supplemental Indenture and the Convertible Notes, and in no event later than ten (10) Business Days following such date, the name, address and CVR holdings of the Holder with respect to such Company Warrant or Convertible Note, in such form as set forth in the records of the Company as of immediately prior to such time. The Rights Agent will reflect all such names and addresses on the CVR Register and confirm with Parent the write up of the CVR Register and list of initial and updated Holders to Parent, as applicable, promptly after Parent has furnished the information referenced in clause (a) and (b) hereof and, in any event, within thirty (30) days of the receipt of such names and addresses from Parent or the Company’s transfer agent, as the case may be.
Section 4.2   Payment of Milestone Payments.   All payment obligations with respect to the CVRs hereunder shall be the joint and several obligations of Parent and the Company. Parent or the Company will duly deposit or cause to be deposited with the Rights Agent, for payment to the Holders, when payable in accordance with the terms of this Agreement, the applicable Milestone Payment Amount to be made to each Holder in accordance with Section 2.4(a) hereof (other than Equity Award Holders, in respect of which any Milestone Payment Amount in respect of their Company Equity Awards shall be paid in accordance with Section 2.4(c) hereof). For the avoidance of doubt, Parent or the Company may designate a wholly-owned Subsidiary of Parent or the Company to deposit the aggregate Milestone Payment Amount for a given Milestone in accordance with the preceding sentence, and such deposit by such wholly-owned Subsidiary shall satisfy and discharge Parent’s and the Company’s obligations in the preceding sentence. Such amounts shall be considered paid on the applicable Milestone Payment Date if on such date the Rights Agent has received in accordance with this Agreement money sufficient to pay all such amounts then due. If a Milestone has not been achieved prior to the expiration of the applicable Milestone Period, then neither Parent nor the Company nor any of their respective Affiliates will be required to make any payment to the Rights Agent or the Holders pursuant to this Agreement with respect to such Milestone.
Section 4.3   Assignment Transactions; Change in Control.
(a)   Prior to the earlier of (x) the achievement of a given Milestone and (y) expiration of the applicable Milestone Period for such Milestone, Parent and the Company shall not, and shall cause their respective Affiliates not to, consummate any Assignment Transaction involving development, commercialization or regulatory rights or obligations with respect to the Products applicable to such Milestone in the United States or, in connection with such Assignment Transaction, elect to be released from any and all obligations hereunder to the extent relating to the applicable Products and corresponding Milestones, unless, as a condition to such Assignment Transaction or release, the acquiring Person (each such Person, an “Assignment Transaction Acquiror”), expressly assumes, by an assumption agreement, executed and delivered to the

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Rights Agent, substantially in the form attached as Annex A, the due and punctual payment of the Milestone Payment Amounts if and when payable in accordance with the terms of this Agreement, and the performance or observance of every covenant of this Agreement not yet performed or observed on the part of Parent or the Company (as applicable) to be performed or observed to the extent relating to the applicable Products and corresponding Milestone, the applicable Total Milestone Payment and the applicable Milestone Payment Amounts, in which case Parent shall not be liable for and shall be released from any and all obligations hereunder to the extent relating to the applicable Products and corresponding Milestones; provided, however that Parent and the Company shall remain liable following such Assignment Transaction for the performance by any Assignment Transaction Acquiror of the obligations hereunder unless such Assignment Transaction Acquiror is a Significant Pharmaceutical Company; and provided further that no such Assignment Transaction shall be structured or effected with the primary intent of avoiding the achievement of any Milestone or reducing the Milestone Payment Amounts.
(b)   Notwithstanding Section 4.3(a), Parent may, in its sole discretion and without the consent of any other party, consummate any Change in Control (it being understood that the provisions of Section 4.3(a) shall not be applicable to a Change in Control); provided that Parent and the Company will reconfirm their respective obligations, duties and covenants under this Agreement and, solely in the event that the obligations set forth in this Agreement would not continue to be obligations of Parent, or would not have been assumed by operation of Law, Parent will cause the Person acquiring or succeeding to Parent in connection with such Change in Control (to the extent applicable pursuant to the structure of such Change in Control) to assume Parent’s obligations under this Agreement, effective as of the effective time of such Change in Control and in an instrument supplemental hereto executed and delivered by such Person to the Rights Agent. No later than thirty (30) days following the consummation of any such Change in Control, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change in Control complies with this Section 4.3(b). For the avoidance of doubt, any Change in Control of Parent shall have no impact on the Company’s obligations under this Agreement, which shall continue in full force and effect following such Change in Control.
Section 4.4   Books and Records; Updates.   Parent and the Company shall, and shall cause their respective Affiliates to, keep records in sufficient detail to enable the Specified Holders to determine compliance with the terms of this Agreement, including the amounts payable hereunder. On a Product-by-Product basis, within ninety (90) days after the end of each calendar fiscal year of the Company during the applicable Milestone Period with respect to such Product, Parent and the Company will provide to the Specified Holders a written update describing in reasonable detail the status and amount of gross sales of all such Products sold during such calendar year and the calculation of Net Sales on such sales, including the amount of any deductions provided for in the definition of Net Sales for such applicable period; provided that no Specified Holder shall be entitled to receive such update unless such Specified Holder is subject to a confidentiality agreement with or for the benefit of Parent and the Company with respect to the contents thereof that is reasonably satisfactory to Parent (such Specified Holders, the “Notice Holders”). Each such report shall be provided to the Notice Holders at their respective addresses as reflected in the CVR Register in accordance with the procedures for giving notices under Section 6.3 or pursuant to any such other procedures as may be agreed by Parent and each such Notice Holder. Parent may direct the Rights Agent to deliver the updates described in this Section 4.4 and the Rights Agent shall deliver such update, provided that Parent prepares and delivers a copy of such update and the identity of the Notice Holders to the Rights Agent at least five (5) Business Days prior to the date of delivery specified by Parent. Upon the reasonable request of the Rights Agent or the Notice Holders, Parent will make available by telephone or videoconference the relevant personnel involved in the preparation of such update for the purpose of responding to the Rights Agent’s or the Notice Holders’ reasonable questions regarding the contents of each such update by no more than one (1) meeting by telephone or video conference, for each of the Rights Agent and all such requesting Notice Holders, for each such update. The Specified Holders shall have no liability to any of the Holders for any actions taken or not taken in connection with this Section 4.4.
Section 4.5   Diligent Efforts.
(a)   Parent and the Company shall, and shall cause its (and their) Affiliates to, use Diligent Efforts to achieve each Milestone prior to the end of the applicable Milestone Period. Neither Parent, the Company nor any of their respective Affiliates shall take any action or fail to take any action whose primary purpose is

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to avoid the achievement of any Milestone or the payment of any Milestone Payment Amounts. Parent and the Company each hereby expressly disclaim any extra-contractual covenants, obligations or undertakings with respect to the Milestone or the Milestone Payment; provided, however, that nothing in this Agreement shall limit or exclude liability for intentional fraud. The Rights Agent hereby expressly acknowledges and agrees, and by virtue of their receipt of the CVRs the Holders will be deemed to expressly acknowledge and agree, that Parent and the Company each hereby expressly disclaim any extra-contractual covenants, obligations, undertakings, representations or warranties with respect to the Milestone or the Milestone Payment, and each expressly acknowledges and agrees that they have not relied upon any such covenant, obligation, undertaking, representation or warranty and the sole obligations of Parent, the Company and their respective Affiliates shall be solely the contractual obligations of Parent and the Company expressly set forth in this Agreement. For the avoidance of doubt, Parent and the Company may satisfy their obligations to use Diligent Efforts hereunder through one or more sublicensees, including distributors, contract manufacturers, contractors or other third parties; provided that Parent and the Company shall remain responsible for the performance of such obligations and shall use Diligent Efforts in selecting, contracting with and overseeing such Person in a manner consistent with the standard set forth in the definition of “Diligent Efforts.”
(b)   Parent and the Company’s obligations in Section 4.5(a) with respect to each Milestone shall terminate in full with respect to such Milestone on the earlier to occur of the achievement of such Milestone or the end of the applicable Milestone Period. The termination date is included solely to limit the time during which Parent and the Company are obligated to use Diligent Efforts and does not impose any obligation (express or implied) on Parent or the Company to achieve any Milestone by such termination date. Subject to the foregoing and with respect to Parent’s and the Company’s respective obligations to use Diligent Efforts as set forth in Section 4.5(a), (i) Parent and its Affiliates shall have the right, in their sole and absolute discretion, to direct and control the development, marketing, commercialization and sale of the Products in all respects and (ii) Parent (directly or through its Affiliates) shall not otherwise be required (expressly or implicitly) to achieve or undertake any level of efforts, and a failure to achieve a Milestone shall not, in and of itself, be deemed a breach of this Agreement.
ARTICLE V
AMENDMENTS
Section 5.1   Amendments without Consent of Holders.
(a)   Without the consent of any Holders, Parent and the Company, at any time and from time to time, may enter into one or more amendments hereto with the Rights Agent, for any of the following purposes:
(i)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;
(ii)   to add to the covenants of Parent or the Company such further covenants, restrictions, conditions or provisions as Parent and the Company shall consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;
(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” Laws; provided that such amendments do not materially adversely affect the interests of the Holders;
(v)   to cancel and reduce the number of CVRs, in the event any Holder (A) abandons such Holder’s rights to such CVRs in accordance with Section 2.7 (or is otherwise deemed to have abandoned such rights), (B) transfers such Holder’s CVRs to Parent or its Affiliates in accordance with Section 2.7, or (C) agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.11;

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(vi)   subject to Section 4.3 and Section 6.10, to evidence the succession of another Person to Parent or the Company and the assumption by any such successor of the covenants of Parent or the Company contained herein;
(vii)   to evidence the assignment of this Agreement by Parent or the Company as provided in Section 4.3 or Section 6.10, as applicable; or
(viii) any other amendment to this Agreement that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Agreement of any such Holder.
(b)   Promptly after the execution and delivery by Parent, the Company and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail or otherwise deliver (or cause the Rights Agent to mail or otherwise deliver) a notice thereof in accordance with Section 6.3 to the Holders, setting forth such amendment.
Section 5.2   Amendments with Consent of Holders.
(a)   Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the prior consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent, the Company and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.
(b)   Promptly after the execution and delivery by Parent, the Company and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail or otherwise deliver (or cause the Rights Agent to mail or otherwise deliver) a notice of such amendment to the Holders in accordance with Section 6.3.
Section 5.3   Execution of Amendments.   As a condition precedent to the execution of any amendment permitted by this Article V, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. Each amendment to this Agreement shall be evidenced by a writing signed by the Rights Agent, Parent and the Company. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, obligations, privileges, immunities, protections, covenants or duties under this Agreement or otherwise. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.
Section 5.4   Effect of Amendments.   Upon the execution of any amendment under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.
ARTICLE VI
MISCELLANEOUS AND GENERAL
Section 6.1   Termination.   This Agreement will be terminated and of no force or effect, the Parties will have no liability hereunder (other than pursuant to Section 3.2(q) and pursuant to any other provisions that expressly survive termination) and no payments will be required to be made, upon the earlier to occur of (i) the payment of all Milestone Payment Amounts required to be paid under the terms of this Agreement in accordance with Section 2.4(a), (b) and (c), and (ii) the date on which neither Milestone may thereafter be achieved (provided that in no event shall this Agreement terminate prior to Parent finally determining (A) the Net Sales of the Bempedoic Acid Products for the Bempedoic Acid Milestone Period in accordance with this Agreement, and (B) the Net Sales of the Enbumyst Product in accordance with this Agreement for the calendar year ending on December 31, 2030 in the event that the Enbumyst Milestone has not been achieved in any prior calendar year). For the avoidance of doubt (1) the termination of this Agreement will not affect or limit the right to receive a Milestone Payment Amount under Section 2.4 to the extent earned but not paid prior to termination of this Agreement, and in such case the provisions applicable thereto will survive the expiration or termination of this Agreement and (2) notwithstanding anything to

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the contrary set forth herein, the right of any Holder to receive a Milestone Payment Amount for a given Milestone, and all covenants and obligations of Parent, the Company and their respective Affiliates with respect to the Milestone Payment Amounts for such Milestone, shall be irrevocably terminated and extinguished if such Milestone is not achieved prior to the expiration of the applicable Milestone Period (after Parent has finally determined (x) the Net Sales of the Bempedoic Acid Products for the Bempedoic Acid Milestone Period in accordance with this Agreement, and (y) the Net Sales of the Enbumyst Product in accordance with this Agreement for the calendar year ending on December 31, 2030 in the event that the Enbumyst Milestone has not been achieved in any prior calendar year); provided that the termination of this Agreement shall not affect or limit the Holders’ right to pursue claims for breach of covenants or other obligations which occurred prior to the expiration of the applicable Milestone Period and, in each case, the provisions applicable thereto will survive the expiration or termination of this Agreement.
Section 6.2   Notices to the Rights Agent and Parent or the Company.   Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon confirmed delivery if being sent by registered mail or by courier or overnight delivery or other express delivery service, (c) with respect to any Person other than the Rights Agent, if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) with respect to any Person other than the Rights Agent, if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the Business Day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties hereto):
If to Parent or the Company:
Essence Parent Inc.
c/o ArchiMed SAS
Silex2
9 Rue des Cuirassiers
69003 Lyon
France
Attention: Justin Bateman
Email: [***]
In each case, with a copy to (which shall not constitute notice):
Sidley Austin LLP
787 7th Avenue
New York, NY 10019
Attention: David D’Urso; Adam Cromie
Email: ddurso@sidley.com; adam.cromie@sidley.com
If to the Rights Agent:
[•]
Attention: [•]
Section 6.3   Notice to Holders.   Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing provided through the facilities of DTC (if applicable) or by any of the means permitted under Section 6.2(a) through (c), mutatis mutandis, and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

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Section 6.4   Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.
(a)   This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any Laws, rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Subject to Section 6.4(b), in any action or proceeding arising out of or relating to this Agreement (excluding, for clarity, any matter finally determined by an accounting firm or valuation expert as expressly set forth in the definition of Net Sales): (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the state and federal courts in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 6.4(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto); and (ii) each of the Parties irrevocably consents to service of process by any means permitted under Section 6.2 (provided that nothing in this Section 6.4(a) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Laws). The Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(b)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6.5   No Waiver; Remedies Cumulative.   No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
Section 6.6   Entire Agreement; Counterparts.   As between Parent and the Company, on the one hand, and the Holders, on the other hand, this Agreement, the Merger Agreement and the other agreements, exhibits, annexes and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between such parties, with respect to the subject matter hereof and thereof. As between Parent and the Company, on the one hand, and the Rights Agent, on the other hand, this Agreement and any schedule or exhibit attached hereto constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between such parties, with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by DocuSign, PDF or similar means shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
Section 6.7   Third-Party Beneficiaries; Action by Acting Holders.
(a)   Parent, the Company and the Rights Agent hereby agree that, subject to Section 6.7(b) below, the respective covenants and agreements set forth herein (except for the rights of the Rights Agent expressly granted to the Rights Agent herein) are intended to be for the benefit of, and shall be enforceable by, the Acting Holders, who (along with all other Holders) are intended to be a third-party beneficiary hereof. Parent, the Company and the Rights Agent further agree that, subject to Section 6.7(b) below, this Agreement and their respective covenants and agreements set forth herein are solely for the benefit of Parent, the Company, the Rights Agent, the Holders and their permitted successors and assigns hereunder in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, express or implied, will confer

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upon any Person other than Parent, the Company, the Rights Agent, the Holders and their permitted successors and assigns hereunder any benefit or any legal or equitable right, remedy or claim hereunder.
(b)   Except for the rights of the Rights Agent expressly granted to the Rights Agent herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any Action at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights; provided that the foregoing shall not limit the ability of an individual Holder to seek a payment due from the applicable party pursuant to Section 2.4 solely to the extent that such payment has been finally determined to be due and payable under this Agreement and has not been paid when due; and provided, further, that only the Acting Holders (or, solely to the extent provided in the preceding proviso, an individual Holder) may enforce any such legal or equitable rights, remedies or claims under this Agreement against Parent and/or the Company and not the Rights Agent. In any such action (other than an action by an individual Holder to seek a payment due from the applicable party pursuant to Section 2.4), the Acting Holders shall be deemed to represent all Holders. Amounts collected by the Acting Holders in any action in which the Acting Holders are deemed to represent all Holders shall be paid first to reimburse the legal fees and other costs and expenses incurred by the Acting Holders and the balance shall be distributed to all Holders. The Acting Holders, in acting pursuant to this Section 6.7 on behalf of all Holders, shall have no liability to any other Holders for any such actions. Any Action brought by the Acting Holders (or by any individual holder to seek a payment due from the applicable party pursuant to Section 2.4) shall be subject to Section 6.4, the terms of which shall apply to the Acting Holders or such Holder, as applicable, and such Action mutatis mutandis.
Section 6.8   Specific Performance.   Parent, the Company and the Holders acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) Parent, the Company or Assignee (as such term is defined below), on the one hand, or the Acting Holders, on the other hand, will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to specific performance, or other non-monetary equitable relief, to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) such Parties will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.
Section 6.9   Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties hereto will replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision; provided, however, that if an excluded or modified provision materially and adversely affects the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to Parent.
Section 6.10   Assignment.   This Agreement shall not be assignable by any of the Parties (whether by operation of Law or otherwise); provided, however, that (a) Parent or the Company may assign this Agreement, in whole or in part, to a Person (each such Person, an “Assignee”) (i) which is a wholly-owned Subsidiary of Parent or the Company (provided, that Parent or the Company, as applicable, remains jointly and severally liable), (ii) with the prior consent of the Acting Holders, whether evidenced in writing or by a vote taken at a meeting of the Holders, or (iii) in connection with a transaction involving an Assignment Transaction or a Change in Control conducted in compliance with Section 4.3 to the extent relating to the applicable Products and the corresponding Milestone and (b) the Rights Agent may assign this Agreement to a successor Rights Agent appointed in accordance with Section 3.4.
Section 6.11   Renunciation of Rights.   Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Parent may, in its sole discretion, at any time, offer consideration to any Holder, a group of Holders, or all Holders in exchange for their agreement to irrevocably renounce their rights

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hereunder. Any CVRs renounced by a Holder in writing in accordance with the foregoing shall be automatically deemed extinguished and no longer outstanding for purposes of the definitions of “Acting Holders”, “Aggregate Excess Exercise Price”, “Milestone Payment” and “Milestone Payment Amount,” Article V and Section 6.3.
Section 6.12   Legal Holidays.   In the event that a Milestone Payment Date does not fall on a Business Day, then (notwithstanding any provision of this Agreement to the contrary) payment need not be made on such date, but may be made, without the accrual of any additional interest thereon on account of such Milestone Payment Date not being a Business Day, on the next succeeding Business Day with the same force and effect as if made on the Milestone Payment Date.
Section 6.13   Interpretation; Construction.
(a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
(b)   The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.
ESSENCE PARENT INC.
By:

Name:
Title:
ESPERION THERAPEUTICS, INC.
By:

Name:
Title:
[RIGHTS AGENT],
as Rights Agent
By:

Name:
Title:
[Signature Page to Assignment and Assumption Agreement]

Annex A
Form of Assignment and Assumption Agreement
ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of [•] (this “Agreement”), between [•], a [•] (“Assignor”) and [•], a [•] [•] (“Assignee”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the CVR Agreement referred to below.
W I T N E S S E T H:
WHEREAS, Assignor, [•], a [•], and [•], a [•] (the “Rights Agent”), are parties to a Contingent Value Rights Agreement dated as of [•] (the “CVR Agreement”); and
WHEREAS, Assignor and Assignee desire to execute and deliver this Agreement evidencing the transfer to Assignee of the due and punctual payment of the Milestone Payment Amounts, if any, that are not yet paid and may thereafter become payable, and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed and the assumption thereof of Assignee, in each case to the extent relating to the applicable Products and corresponding Milestone.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.   Assignment.   Effective as of [•] (the “Assignment Date”), Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment of, the due and punctual payment of the Milestone Payment Amounts, if any, that are not yet paid to the Holders and may thereafter become payable, and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed, in each case to the extent relating to the applicable Products and corresponding Milestone.
2.   Assumption.   Effective as of the Assignment Date, Assignee hereby assumes the due and punctual payment of the Milestone Payment Amounts, if any, that are not yet paid to the Holders and may thereafter become payable, and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed, in each case to the extent relating to the applicable Products and corresponding Milestone.
3.   Successors and Assigns.   This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective successors and assigns.
4.   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.
5.   Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.
[ASSIGNOR]
By:

Name:
Title:
[ASSIGNEE]
By:

Name:
Title:
[Signature Page to Assignment and Assumption Agreement]

Annex B
Centerview Partners LLC
31 West 52nd Street
New York, NY 10019
May 1, 2026
The Board of Directors
Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) (other than Excluded Shares, as defined below) of Esperion Therapeutics, Inc., a Delaware corporation (the “Company”), of the Merger Consideration (as defined below) proposed to be paid to such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) by and among Essence Parent Inc., a Delaware corporation (“Parent”), Essence MergerCo Inc., a Delaware corporation (“MergerCo”), and the Company. The Agreement provides that MergerCo will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares held in the Company’s treasury, (ii) Shares held by Parent or MergerCo, and (iii) Appraisal Shares (as defined in the Agreement), the Shares referred to in clauses (i) through (iii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”) will be converted automatically into and shall thereafter represent only the right to receive (a) an amount in cash equal to $3.16, without interest (the “Per Share Cash Consideration”), and (b) one contractual contingent value right per share (a “CVR”), representing the right to receive the Milestone Payment Amounts (as such term is defined in the Contingent Value Rights Agreement in the form attached to the Agreement (the “CVR Agreement”)), if any, subject to the terms and conditions set forth in the CVR Agreement (the Per Share Cash Consideration, taken together (and not separately) with one CVR, the “Merger Consideration”), in each case, less any applicable tax withholding. The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to ArchiMed SAS, the sponsor of Parent (the “Sponsor”), Parent or MergerCo, and we have not received any compensation from the Sponsor, Parent or MergerCo during such period. We may provide financial advisory and other services to or with respect to the Company, the Sponsor or Parent or their respective affiliates, including portfolio companies of the Sponsor, in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, the Sponsor, Parent, or any of their respective affiliates, including portfolio companies of the Sponsor, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft version of the Agreement and form of the CVR Agreement attached thereto, (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2025, December 31, 2024, and December 31, 2023; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data (including, without limitation, the Forecasts) for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement and the final executed CVR Agreement will not differ in any respect material to our analysis or this opinion from the draft version of the Agreement and the form of CVR Agreement attached thereto reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and the CVR Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Agreement and the CVR Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement, the CVR Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the form or terms of the CVR with respect to transferability, liquidity, probability of full payout or otherwise, or any other agreements or arrangements contemplated by the Agreement or the CVR Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the Shares pursuant to the Agreement, the CVR Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Transaction or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement and the CVR Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ Centerview Partners LLC
CENTERVIEW PARTNERS LLC

ESPERION THERAPEUTICS, INC. 3891 RANCHERO DRIVE, SUITE 150 ANN ARBOR, MI 48108 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VIEW MATERIALS & VOTE VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/ESPR2026SM You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 7, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted by mail must be received prior to July 8, 2026. KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY T00918-S39832 ESPERION THERAPEUTICS, INC. The Board of Directors unanimously recommends you vote "FOR" the following proposals (as listed in the proxy statement): For Against Abstain 1. 2. 3. A proposal to adopt the Agreement and Plan of Merger, dated as of May 1, 2026 (the "merger agreement"), by and among Esperion Therapeutics, Inc., a Delaware corporation (the "Company"), Essence Parent Inc., a Delaware corporation ("Parent"), and an affiliate of ArchiMed SAS, and Essence MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MergerCo"), pursuant to which and subject to the terms and conditions thereof, MergerCo will be merged with and into the Company (the "merger"), with the Company surviving the merger as a wholly owned subsidiary of Parent, and to approve the transactions contemplated by the merger agreement, including the merger, but excluding the debt financing and any Parent co-investment (the "merger agreement proposal"). A proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger. A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement proposal at the time of the special meeting. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. T00919-S39832 Esperion Therapeutics, Inc. Special Meeting of Stockholders July 8, 2026 8:00 a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Sheldon L. Koenig and Benjamin O. Looker, or either of them, as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of the Company that the undersigned is entitled to vote, with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held on July 8, 2026, virtually at www.virtualshareholdermeeting.com/ESPR2026SM, or at any adjournment or postponement thereof. Receipt of the Notice of the Special Meeting of Stockholders and the Proxy Statement is hereby acknowledged. In order for your vote to be submitted by this proxy, you must (i) properly complete the telephone or Internet voting instructions no later than 11:59 P.M. Eastern Time on July 7, 2026, or (ii) properly complete and return this proxy card so your vote is received prior to July 8, 2026. Submitting your proxy by mail, via the Internet or by telephone prior to the Special Meeting of Stockholders of the Company will not affect your right to vote virtually should you decide to attend the Special Meeting. This proxy, when properly executed, will be voted in accordance with the specifications made by you or, if you do not give any direction, the proxy will be voted "FOR" each of the proposals specified on the reverse side. Continued and to be signed on reverse side